                                                    Filed Pursuant to Rule 424B5
                                             Registration File No.:333-131196-07

       PROSPECTUS SUPPLEMENT DATED DECEMBER 20, 2006 (TO PROSPECTUS DATED
                               DECEMBER 15, 2006)

                                  $247,469,000

                RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                   DEPOSITOR

                            HOME LOAN TRUST 2006-HI5
                                 ISSUING ENTITY

                        RESIDENTIAL FUNDING COMPANY, LLC
                          MASTER SERVICER AND SPONSOR

                    HOME LOAN-BACKED NOTES, SERIES 2006-HI5
OFFERED NOTES

The trust will issue these classes of notes that are offered under this prospectus supplement:

     o    4 classes of notes designated Class A-1, Class A-2, Class A-3 and
          Class A-4 Notes, all as more fully described in the table on page S-3 of this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancement for the notes consists of:

     o    excess cash flow and overcollateralization; and

     o    a financial guaranty insurance policy issued by Financial Guaranty
          Insurance Company.

                                  [FGIC LOGO]

Payments on the notes will be on the 25th day of each month or, if the 25th is not a business day, on the next business day, beginning January 25, 2007.

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 YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-9 IN THIS
 PROSPECTUS SUPPLEMENT.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES OR DETERMINED THAT THIS
PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE NOTES REPRESENT OBLIGATIONS ONLY OF THE TRUST, AS THE ISSUING ENTITY, AND
DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF RESIDENTIAL FUNDING MORTGAGE
SECURITIES II, INC., AS THE DEPOSITOR, RESIDENTIAL FUNDING COMPANY, LLC, AS THE
SPONSOR, OR ANY OF THEIR AFFILIATES.

Residential Funding Securities, LLC and Deutsche Bank Securities Inc., as
underwriters, will purchase the notes from the depositor in the amounts described in "Method of Distribution" on page S-85 of this prospectus supplement. The notes are offered by the issuing entity through the underwriters to prospective purchasers from time to time in negotiated transactions at varying prices to be determined at the time of sale. The net proceeds to the depositor from the sale of the notes will be approximately
99.69% of the note balance of the notes plus accrued interest on the notes
(other than the Class A-1 Notes), before deducting expenses.

GMAC RFC SECURITIES                                     DEUTSCHE BANK SECURITIES

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          We provide information to you about the notes in two separate documents that provide progressively more detail:

          o    the accompanying prospectus, which provides general information, some of which may not apply to your series of notes; and

          o    this prospectus supplement, which describes the specific terms of your series of notes.

          The information in this prospectus supplement, if conveyed prior to the time of your contractual commitment to purchase any of the offered notes, supersedes any information contained in any prior similar materials relating to the offered notes. This prospectus supplement is being delivered to you solely to provide you with information about the offering of the offered notes referred to in this prospectus supplement and to solicit an offer to purchase the offered notes, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the offered notes, until we have accepted your offer to purchase the offered notes.

          The offered notes are being sold when, as and if issued. The depositor is not obligated to issue the offered notes or any similar security and the underwriters' obligation to deliver the offered notes is subject to the terms and conditions of their underwriting agreement with the depositor and the availability of the offered notes when, as and if issued by the depositor. You are advised that the terms of the offered notes, and the characteristics of the home loan pool backing them, may change (due, among other things, to the possibility that home loans that comprise the home loan pool may become delinquent or defaulted or may be removed or replaced and that similar or different home loans may be added to the home loan pool, and that one or more classes of notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that the offered notes may not be issued that have the characteristics described in this prospectus supplement and the accompanying prospectus. The underwriters'
obligation to sell any of the offered notes to you is conditioned on the home loans and the offered notes having the characteristics described in this prospectus supplement. If for any reason the depositor does not deliver the offered notes, the underwriters will notify you, and none of the depositor, the master servicer or any underwriter will have any obligation to you to deliver all or any portion of the offered notes which you have committed to purchase, and none of the depositor, the master servicer or any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

          The depositor's principal offices are located at 8400 Normandale Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is
(952) 857-7000.

                                                                            PAGE
                                                                            ----

                                       i

                                   (CONTINUED)

                                                                            PAGE
                                                                            ----

   Certain Matters Regarding the Indenture Trustee and

                                       ii

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                                     SUMMARY

     The following provides a brief description of the material aspects of the offering, and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the notes, you should read carefully this entire document and the accompanying prospectus.

Issuing Entity................   Home Loan Trust 2006-HI5.

Title of the offered
   securities.................   Home Loan-Backed Notes, Series 2006-HI5.

Depositor.....................   Residential Funding Mortgage Securities II,
                                 Inc., an affiliate of Residential Funding
                                 Company, LLC, or Residential Funding.

Master Servicer, Sponsor
   and Seller.................   Residential Funding.

Subservicers..................   Homecomings Financial, LLC, a wholly-owned
                                 subsidiary of Residential Funding, will
                                 subservice approximately 83.8% of the home
                                 loans and GMAC Mortgage, LLC, an affiliate of
                                 Residential Funding, will subservice
                                 approximately 16.2% of the home loans.

Owner trustee.................   Wilmington Trust Company.

Indenture trustee.............   U.S. Bank National Association.

Home loan pool................   5,071 fixed rate home loans with an aggregate
                                 principal balance of approximately $250,095,045
                                 as of the close of business on the day prior to
                                 the cut-off date, which are secured by first
                                 and second liens on one- to four-family
                                 residential properties.

Originators...................   GMAC Mortgage, LLC, an affiliate of Residential
                                 Funding, originated approximately 15.6% of the
                                 home loans. Homecomings Financial, LLC, a
                                 wholly-owned subsidiary of Residential Funding,
                                 originated approximately 5.7% of the home
                                 loans. Capital One Home Loans LLC originated
                                 approximately 25.2% of the home loans. M&I Bank
                                 FSB originated approximately 14.2% of the home
                                 loans.

Credit Enhancer...............   Financial Guaranty Insurance Company.

Cut-off date..................   December 1, 2006.

Closing date..................   On or about December 28, 2006.

Payment dates.................   Beginning in January 2007 on the 25th of each
                                 month or, if the 25th is not a business day,
                                 the next business day.

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                                      S-1

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Form of notes.................   Book-entry. See "Description of the
                                 Securities--General" in this prospectus
                                 supplement and "Description of the
                                 Securities--Form of Securities" in the
                                 prospectus.

Minimum denominations.........   Class A Notes: $100,000 and integral multiples
                                 of $1 in excess thereof.

ERISA considerations..........   Subject to the considerations described in
                                 "ERISA Considerations" in this prospectus
                                 supplement, the notes are expected to be
                                 eligible for purchase by persons investing
                                 assets of employee benefit plans, individual
                                 retirement accounts or other investment
                                 accounts or arrangements. We do not expect that
                                 the RFC exemption, as defined in "ERISA
                                 Considerations" in the prospectus, will apply
                                 to the purchase of the notes. Fiduciaries of
                                 plans subject to ERISA or Section 4975 of the
                                 Internal Revenue Code are encouraged to consult
                                 with their legal advisors before investing in
                                 the notes.

                                 See "ERISA Considerations" in this prospectus
                                 supplement and in the prospectus.

Legal investment..............   The notes will NOT be "mortgage related
                                 securities" for purposes of the Secondary
                                 Mortgage Market Enhancement Act of 1984.

                                 See "Legal Investment" in this prospectus
                                 supplement and "Legal Investment Matters" in
                                 the prospectus.

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                                      S-2

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                                      NOTES

                                            INITIAL RATING
                   NOTE      INITIAL NOTE     (MOODY'S/       FINAL SCHEDULED
    CLASS          RATE        BALANCE           S&P)          PAYMENT DATE             DESIGNATIONS
-------------   ----------   ------------   --------------   -----------------   --------------------------

CLASS A NOTES
A-1             Adjustable   $ 92,827,000       Aaa/AAA       August 25, 2019    Adjustable Rate/Sequential
A-2                5.52%     $ 27,806,000       Aaa/AAA        April 25, 2021       Fixed Rate/Sequential
A-3                5.50%     $ 49,360,000       Aaa/AAA       August 25, 2025       Fixed Rate/Sequential
A-4                5.70%     $ 77,476,000       Aaa/AAA      December 25, 2036      Fixed Rate/Sequential
                             ------------
Total Notes:                 $247,469,000
                             ============

OTHER INFORMATION:

          The aggregate initial note balance of the notes shown above may not equal the sum of the note balances of those notes as listed above due to rounding.

          Only the notes are offered for sale pursuant to this prospectus supplement and the accompanying prospectus. The trust will also issue the Home
Loan-Backed Certificates, Series 2006-HI5, which may be retained by the depositor or transferred to any of its affiliates, subsidiaries of the sponsor or any other party in a transaction exempt from registration under the
Securities Act of 1933, as amended.

CLASS A-1 NOTES:

The note rate on the Class A-1 Notes on any payment date will equal the lesser of:

o    a per annum rate equal to LIBOR plus 0.10%; and

o    9.000% per annum.

CLASS A NOTES (OTHER THAN THE CLASS A-1 NOTES):

The note rate on the Class A-4 Notes will increase by 0.50% per annum on the second payment date after the first possible optional termination date.

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                                      S-3

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TRANSFER OF HOME LOANS

The diagram below illustrates the sequence of transfers of the home loans that are included in the home loan pool. Various loan sellers will, on or prior to the closing date, sell the home loans to Residential Funding, as sponsor. The sponsor will, simultaneously with the closing of the transaction described in this prospectus supplement, sell the home loans to Residential Funding Mortgage
Securities II, Inc., as the depositor. The depositor will then transfer the home loans to the owner trustee, on behalf of the issuing entity. The issuing entity will then pledge all of its right, title and interest in the home loans to the indenture trustee for the benefit of the noteholders and the credit enhancer.
See "Description of the Trust Agreement and Indenture" in this prospectus supplement and "The Agreements--The Trustee" in the prospectus. For a description of the affiliations among various transaction parties, see
"Affiliations Among Transaction Parties" in this prospectus supplement.

                    ----------------------------------------
                                Home Loan Sellers
                    ----------------------------------------
                                       |
                                       |
                               Sale of Home Loans
                                       |
                                       |
                                      \|/
                    ----------------------------------------
                        Residential Funding Company, LLC
                           (Sponsor, Seller and Master
                                    Servicer)
                    ----------------------------------------
                                       |
                                       |
                               Sale of Home Loans
                                       |
                                       |
                                      \|/
                    ----------------------------------------
                          Residential Funding Mortgage
                               Securities II, Inc.
                                   (Depositor)
                    ----------------------------------------
                                       |
                                       |
                               Sale of Home Loans
                                       |
                                       |
                                      \|/
                    ----------------------------------------
                            Wilmington Trust Company
                                 (Owner Trustee)
                        (on behalf of the issuing entity)
                    ----------------------------------------
                                       |
                                       |
                               Pledge of Interest
                                  in Home Loans
                                       |
                                       |
                                      \|/
                    ----------------------------------------
                                    U.S. Bank
                              National Association
                               (Indenture Trustee)
                    (on behalf of the issuing entity for the
                          benefit of holders of notes)
                    ----------------------------------------

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                                       S-4

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THE TRUST

The depositor will establish Home Loan Trust 2006-HI5, a Delaware statutory trust, to issue the Home Loan-Backed Notes, Series 2006-HI5. The assets of the trust will consist of the home loans and related assets, subject to adjustment as described in this prospectus supplement.

THE HOME LOAN POOL

The home loans to be deposited in the trust are secured by first and second mortgages or deeds of trust and are fixed-rate home loans. The home loans have the following aggregate characteristics as of the cut-off date, subject to adjustment as described in this prospectus supplement:

                                                         WEIGHTED
                                               RANGE      AVERAGE
                                             ---------   --------
Principal balance                            $6,812 to   $ 49,319*
                                              $199,565
Loan rate                                    6.775% to    12.5001%
                                              17.125%
Original term to maturity (months)           60 to 360        245
Remaining term to stated maturity (months)   39 to 360        243
Combined loan-to-value ratio                 24.00% to     114.81%
                                              126.00%

*    Principal balance is an average.

The following tables describe certain characteristics of the home loans included in the trust as of the cut-off date, subject to adjustment as described in this prospectus supplement:

                         NUMBER                  PERCENT
                           OF                       OF
                          HOME      PRINCIPAL      HOME
     LOAN PURPOSE         LOANS      BALANCE      LOANS
----------------------   ------   ------------   -------
Debt Consolidation ...    3,007   $153,561,923    61.40%
Cash .................    1,311     59,902,621    23.95
Rate/Term Refinance ..      608     29,547,455    11.81
Purchase Money .......       74      3,679,010     1.47
Home Improvement .....       61      2,841,168     1.14
Medical ..............        8        445,709     0.18
Other ................        2        117,160     0.05
   Total .............    5,071   $250,095,045   100.00%
                          =====   ============   ======

                         NUMBER                  PERCENT
                           OF                       OF
                          HOME      PRINCIPAL      HOME
  LOAN DOCUMENTATION      LOANS      BALANCE      LOANS
----------------------   ------   ------------   -------
Full Documentation ...    4,879   $239,514,449    95.77%
Stated Income ........      142      8,039,077     3.21
No Ratio .............        2        116,655     0.05
Lite Doc .............        6        198,456     0.08
No Documentation .....        3        148,752     0.06
Pay Stub .............        7        418,949     0.17
Stated Income/Stated
   Asset .............        2         73,457     0.03
No Income/No Asset ...        5        274,533     0.11
Fast Doc/Reduced
   Documentation .....       25      1,310,716     0.52
Total ................    5,071   $250,095,045   100.00%

See "Description of the Home Loan Pool" in this prospectus supplement.

The properties securing the home loans include single-family detached properties, properties in planned unit developments, two-to-four family units, condominiums, modular units and townhouses.

Generally, the home loans were originated using underwriting standards that place a greater emphasis on the creditworthiness and debt service capacity of the borrower than on the underlying collateral in evaluating the likelihood that a borrower will be able to repay the related home loan.

The securities described on the table on page S-3 are the only securities backed by this home loan pool that will be issued.

SERVICING

Residential Funding will master service the home loans, as more fully described under "Description of the Servicing Agreement" herein.

The servicing fees for each home loan are payable out of the interest payments on that home loan prior to payments to noteholders. The servicing fees relating to each home loan will be 0.58% per annum of the outstanding principal balance of that home loan. The servicing fees consist of (a) servicing fees payable to the master servicer, which are payable with respect to each home loan at a rate

--------------------------------------------------------------------------------

                                       S-5

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of 0.08% per annum, and (b) subservicing fees payable to the subservicer, which are payable with respect to each home loan at a rate of 0.50% per annum, and other related compensation payable to the subservicer, and such compensation paid to the master servicer as the direct servicer of a home loan for which there is no subservicer.

REPURCHASES OR SUBSTITUTIONS OF HOME LOANS

If Residential Funding cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the noteholders relating to a home loan within 90 days after notice from the trustee or servicer, and the breach materially and adversely affects the interests of the noteholders or the credit enhancer in the home loan, Residential Funding will be obligated to repurchase the home loan at a price equal to its principal balance as of the date of repurchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount payable in respect of servicing compensation or reimbursement.

Likewise, as described under "Description of the Securities--Review of Trust
Assets" in the prospectus, if Residential Funding cannot cure certain documentary defects with respect to a home loan, Residential Funding will be required to repurchase the related home loan. Alternatively, Residential Funding may substitute a new home loan for the home loan that was removed from the trust if it delivers an opinion of counsel with respect to certain tax matters. Any substitute home loan will be required to satisfy certain conditions regarding its outstanding principal balance, mortgage rate, LTV ratio and remaining term to maturity, as described more fully under "Description of the
Securities--Limited Right of Substitution" in the prospectus. See also
"Description of the Securities--Repurchases of Loans" in the prospectus.

THE CERTIFICATES

The trust will also issue the Home Loan-Backed Certificates, Series 2006-HI5, which is not offered by this prospectus supplement.

PAYMENTS ON THE NOTES

AMOUNT AVAILABLE FOR MONTHLY PAYMENT.

On each payment date, the indenture trustee will make payments to investors. The amounts available for payment will include:

          o    collections of monthly payments of principal and interest on the home loans, including prepayments and other unscheduled
               collections,

                    plus

          o    amounts from any draws on the financial guaranty insurance policy,

                    minus

          o    fees and expenses of the subservicers and the master servicer for the home loans.

See "Description of the Servicing Agreement--Principal Collections and Interest
Collections" in this prospectus supplement.

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                                       S-6

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PRIORITY OF PAYMENTS

Payments to the noteholders, the credit enhancer and to the certificateholders will be made from amounts available for payment as follows:

                              PRIORITY OF PAYMENTS

                         -------------------------------

           Priority of           Credit enhancer
             Payment                 PREMIUM

                         -------------------------------

                                  Class A Notes
                                    INTEREST
                                   (pro rata)

                         -------------------------------

                                  Class A Notes
                                    PRINCIPAL
                             (in the order described
                                     herein)

                         -------------------------------

                                  Class A Notes
                                    PRINCIPAL
                           (to cover liquidation loss
                                payment amounts)

                         -------------------------------

                                 Credit Enhancer
                             AMOUNT OF UNREIMBURSED
                            PRIOR DRAWS ON FINANCIAL
                            GUARANTY INSURANCE POLICY

                         -------------------------------

                                  Class A Notes
                                    PRINCIPAL
                            (to pay reserve increase
                                     amount)

                         -------------------------------

                                 Credit enhancer
                           OTHER REIMBURSEMENT AMOUNTS

                         -------------------------------

                                  Certificates
                                REMAINING AMOUNTS

                         -------------------------------

See "Description of the Securities--Interest Payments" and "Description of the
Securities--Principal Payments" in this prospectus supplement.

INTEREST PAYMENTS

The amount of interest payable to the notes on each payment date will equal:

          o    The note rate for that class of notes multiplied by

          o    The note balance of that class of notes as of the day immediately prior to the related payment date multiplied by

          o    In the case of the notes, other than the Class A-1 Notes, 1/12th, and in the case of the Class A-1 Notes, the actual number of days in the interest accrual period divided by 360.

See "Description of the Securities--Interest Payments" in this prospectus supplement.

PRINCIPAL PAYMENTS

Principal payments on the notes will be allocated among the various classes of notes as described in this prospectus supplement.

See "Description of the Securities--Principal Payments" in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement for the benefit of the notes consists of:

EXCESS CASH FLOW. Because the borrowers are required to pay more interest on the home loans than is necessary to pay the interest on the notes, along with fees and expenses of the trust each month, there may be excess cash flow. This excess cash flow may be used to protect the notes against losses by making an additional payment of principal up to the amount of the losses.

OVERCOLLATERALIZATION. As of the closing date, the pool balance will exceed the aggregate note balance of the notes by approximately 1.05% of the pool balance.
In addition, excess cash flow that is not needed to cover losses in the current period will be used to make additional principal payments on the notes until the pool balance exceeds the aggregate note balance of notes by a specified amount, as described in this prospectus supplement. This excess will represent overcollateralization, which may absorb some losses on the home loans, if they are not covered by excess cash flow. Until the level of overcollateralization reaches what is required, or thereafter falls below what is required, the excess cash flow described above will be paid to the notes as additional principal, as described in this prospectus supplement, in order to reach and

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                                       S-7

--------------------------------------------------------------------------------

maintain the required level of overcollateralization.

FINANCIAL GUARANTY INSURANCE POLICY. On the closing date, Financial Guaranty
Insurance Company will issue the financial guaranty insurance policy in favor of the indenture trustee for the benefit of the holders of the Class A Notes. The financial guaranty insurance policy will unconditionally and irrevocably guarantee interest on the notes at the applicable note rate, will cover the principal portion of any losses allocated to the notes not covered by excess cash flow or overcollateralization and will guarantee amounts due on the notes on the payment date in December 2036. However, the financial guaranty insurance policy will not provide coverage for prepayment interest shortfalls and Relief
Act shortfalls.

OPTIONAL TERMINATION

On any payment date on which the pool balance, after applying payments received in the related collection period, is less than 10% of the pool balance as of the cut-off date, the master servicer will have the option to purchase from the trust all of the remaining home loans. Under an optional purchase of the home loans, the notes will be paid an aggregate amount equal to the lesser of the principal balance of home loans plus accrued interest purchased and the aggregate unpaid note balance plus accrued interest. In addition, the credit enhancer will be paid all amounts due and owing to it.

No optional termination will be permitted if it would result in a draw under the financial guaranty insurance policy unless the credit enhancer consents to such optional termination.

RATINGS

When issued, the notes will receive ratings not lower than those listed on page
S-3 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and the assigning rating agency may change or withdraw the rating at any time. The ratings also do not address the rate of principal prepayments on the home loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yields realized by holders of the notes. See "Ratings" in this prospectus supplement.

LEGAL INVESTMENT

The notes will NOT be "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984. You are encouraged to consult your legal advisors in determining whether and to what extent the notes constitute legal investments for you. See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus.

ERISA CONSIDERATIONS

Subject to the considerations described in "ERISA Considerations" in this prospectus supplement, the notes are expected to be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts or other retirement accounts or arrangements. We do not expect that the
RFC exemption, as defined in "ERISA Considerations" in the prospectus, will apply to the purchase of the notes. Fiduciaries of plans subject to ERISA or
Section 4975 of the Internal Revenue Code are encouraged to consult with their legal advisors before investing in the notes.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

TAX STATUS

For federal income tax purposes, the notes will be treated as indebtedness to a noteholder other than a noteholder who beneficially owns the certificates. The issuing entity, as created under the terms and conditions of the trust agreement, will not be classified as an association or publicly traded partnership taxable as a corporation or as a taxable mortgage pool.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

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                                       S-8

                                  RISK FACTORS

          The notes are not suitable investments for all investors. In particular, you should not purchase any class of notes unless you understand the prepayment, credit, liquidity and market risks associated with that class of notes.

          The notes are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

          You should carefully consider the following risk factors in connection with the purchase of the notes:

RISKS ASSOCIATED WITH
THE HOME LOANS

THE UNDERWRITING STANDARDS FOR   The underwriting standards under which the home
THE HOME LOANS ARE MORE          loans were underwritten are analogous to credit
SENSITIVE TO RISKS RELATING TO   lending, rather than mortgage lending, since
BORROWER CREDIT-WORTHINESS AND   underwriting decisions were based primarily on
LESS SENSITIVE TO RISKS          the borrower's credit history and capacity to
RELATING TO COLLATERAL VALUE     repay rather than on the value of the
COMPARED TO FIRST LIEN LOANS.    collateral. The underwriting standards allow
                                 loans to be approved with combined
                                 loan-to-value ratios of up to 125%. See
                                 "Description of the Home Loan
                                 Pool--Underwriting Standards" in this
                                 prospectus supplement.

                                 Because of the relatively high combined
                                 loan-to-value ratios of the home loans, which
                                 increases the likelihood that the value of the
                                 mortgaged property would not be sufficient to
                                 satisfy the home loan upon foreclosure unless
                                 the value of the mortgaged property increases,
                                 and the fact that 99.9% of the home loans are
                                 secured by second liens, losses on the home
                                 loans will likely be higher on those home loans
                                 than on first lien home loans.

                                 In addition, in determining loan-to-value
                                 ratios for certain home loans, the value of the
                                 related mortgaged property may be based on an
                                 appraisal that is up to 24 months old if there
                                 is a supporting broker's price opinion,
                                 automated valuation, drive-by appraisal or
                                 other certification of value. If such an
                                 appraisal does not reflect current market
                                 values and such market values have declined,
                                 the likelihood that proceeds from a sale of the
                                 mortgaged property may be insufficient to repay
                                 the home loan is increased.

THE RETURN ON YOUR NOTES MAY     99.9% of the home loans are secured by second
BE REDUCED BY LOSSES ON THE      liens, rather than first liens. In the case of
HOME LOANS, WHICH ARE MORE       second liens, proceeds from liquidation of the
LIKELY BECAUSE A HIGH            mortgaged property will be available to satisfy
PERCENTAGE OF THE HOME LOANS     the home loans only if the claims of any senior
ARE SECURED BY SECOND LIENS.     mortgages have been satisfied in full. When it
                                 is uneconomical to foreclose on a mortgaged
                                 property or engage in other loss

                                      S-9

                                 mitigation procedures, the master servicer may
                                 write off the entire outstanding balance of the
                                 home loan as a bad debt. These are risks
                                 particularly applicable to home loans secured
                                 by second liens that have high combined
                                 loan-to-value ratios or have small balances
                                 relative to the total indebtedness of the
                                 borrower because it is more likely that the
                                 master servicer would determine foreclosure to
                                 be uneconomical for those types of home loans
                                 than for first lien home loans with low
                                 loan-to-value ratios. As of the cut-off date,
                                 the weighted average combined loan-to-value
                                 ratio of the home loans is approximately
                                 114.81% and approximately 86.54% of the home
                                 loans will have combined loan-to-value ratios
                                 in excess of 100.00%.

SOME OF THE HOME LOANS PROVIDE   Approximately 5.4% of the home loans are not
FOR LARGE PAYMENTS AT            fully amortizing over their terms to maturity
MATURITY.                        and will require substantial principal
                                 payments, sometimes called a balloon amount, at
                                 their stated maturity. Home loans which require
                                 payment of a balloon amount involve a greater
                                 degree of risk because the ability of a
                                 borrower to pay a balloon amount typically will
                                 depend upon the borrower's ability either to
                                 timely refinance the loan or to sell the
                                 related mortgaged property. See "Description of
                                 the Home Loan Pool" in this prospectus
                                 supplement.

SOME OF THE HOME LOANS HAVE      Some of the home loans included in the trust
BEEN DELINQUENT IN THE PAST,     have been delinquent in the past. As of the
WHICH MAY INCREASE THE RISK OF   cut-off date, 10 home loans, representing
LOSS ON THE HOME LOANS.          approximately 0.2% of the home loans, have been
                                 30 to 59 days delinquent in payment of
                                 principal and interest in the last 12 months.
                                 As of the cut-off date, 7 home loans,
                                 representing approximately 0.1% of the home
                                 loans, have been 60 to 89 days delinquent in
                                 payment of principal and interest in the last
                                 12 months. As of the cut-off date, 3 home
                                 loans, representing approximately 0.1% of the
                                 home loans, have been 90 or more days
                                 delinquent in payment of principal and interest
                                 in the last 12 months. Home loans with a
                                 history of delinquencies are more likely to
                                 experience delinquencies in the future, even if
                                 these home loans are current as of the cut-off
                                 date. See "Description of the Home Loan
                                 Pool--Home Loan Pool Characteristics" and
                                 "Description of the Servicing Agreement--The
                                 Master Servicer and Subservicers" in this
                                 prospectus supplement.

DELAYS IN PAYMENT ON YOUR        The master servicer is not obligated to advance
NOTES MAY RESULT BECAUSE THE     scheduled monthly payments of principal and
MASTER SERVICER IS NOT           interest on home loans that are delinquent or
REQUIRED TO ADVANCE.             in default. As a result, noteholders will not
                                 receive a regular stream of payments from home
                                 loans that become delinquent or go into
                                 default. The rate of delinquency and default of
                                 second lien home loans may be greater than that
                                 of home loans secured by first liens on
                                 comparable properties.

                                      S-10

THE RETURN ON YOUR NOTES COULD   The Servicemembers Civil Relief Act, as
BE REDUCED BY SHORTFALLS DUE     amended, or Relief Act, provides relief to
TO THE SERVICEMEMBERS CIVIL      borrowers who enter active military service and
RELIEF ACT.                      to borrowers in reserve status who are called
                                 to active duty after the origination of their
                                 home loan. Current or future military
                                 operations of the United States may increase
                                 the number of borrowers who may be in active
                                 military service, including persons in reserve
                                 status who may be called to active duty. The
                                 Relief Act provides generally that a borrower
                                 who is covered by the Relief Act may not be
                                 charged interest on a home loan in excess of 6%
                                 per annum during the period of the borrower's
                                 active duty. Any resulting interest shortfalls
                                 are not required to be paid by the borrower at
                                 any future time. Interest shortfalls on the
                                 home loans due to the application of the Relief
                                 Act or similar legislation or regulation will
                                 reduce the amount of interest collections
                                 available to pay each class of notes. The
                                 master servicer is not required to advance
                                 these shortfalls.

                                 The Relief Act also limits the ability of the
                                 servicer to foreclose on a home loan during the
                                 borrower's period of active duty and, in some
                                 cases, during an additional three month period
                                 thereafter. As a result, there may be delays in
                                 payment and increased losses on the home loans.

                                 We do not know how many home loans have been or
                                 may be affected by the application of the
                                 Relief Act or similar legislation or
                                 regulation.

                                 Any shortfalls as a result of the Relief Act
                                 will not be covered by the financial guaranty
                                 insurance policy.

                                 See "Certain Legal Aspects of the Trust Assets
                                 and Related Matters--Servicemembers Civil
                                 Relief Act" in the prospectus.

THE RETURN ON YOUR NOTES MAY     Home loans similar to those included in the
BE REDUCED IN AN ECONOMIC        home loan pool have been originated for a
DOWNTURN.                        limited period of time. During this time,
                                 economic conditions nationally and in most
                                 regions of the country have been generally
                                 favorable. However, a deterioration in economic
                                 conditions could adversely affect the ability
                                 and willingness of borrowers to repay their
                                 loans. No prediction can be made as to the
                                 effect of an economic downturn on the rate of
                                 delinquencies and losses on the home loans.

THE RETURN ON YOUR NOTES MAY     One risk associated with investing in home
BE PARTICULARLY SENSITIVE TO     loan-backed securities is created by any
CHANGES IN REAL ESTATE MARKETS   concentration of the related properties in one
IN SPECIFIC REGIONS.             or more specific geographic regions.
                                 Approximately 9.3% of the cut-off date
                                 principal balance of the home loans are located
                                 in Ohio. If the regional economy or housing
                                 market weakens in Ohio, or in any other region
                                 having a significant concentration of the
                                 properties underlying the home loans, the home
                                 loans related to properties in that region

                                      S-11

                                 may experience increased rates of delinquency,
                                 resulting in losses on the notes. A region's
                                 economic condition and housing market may be
                                 adversely affected by a variety of events,
                                 including natural disasters such as
                                 earthquakes, hurricanes, floods and eruptions,
                                 civil disturbances such as riots, by
                                 disruptions such as ongoing power outages or
                                 terrorist actions or acts of war. The economic
                                 impact of any of those events may also be felt
                                 in areas beyond the region immediately affected
                                 by the disaster or disturbance. The properties
                                 underlying the home loans may be concentrated
                                 in these regions. This concentration may result
                                 in greater losses to noteholders than those
                                 generally present for similar mortgage-backed
                                 or asset-backed securities without that
                                 concentration.

                                 Several hurricanes which struck Louisiana,
                                 Alabama, Mississippi, Texas and Florida in
                                 2005, may have adversely affected mortgaged
                                 properties underlying the home loans located in
                                 those states. None of the home loans included
                                 in the home loan pool are secured by mortgaged
                                 properties located in the federal emergency
                                 management agency ("FEMA") designated
                                 individual assistance zones. However, FEMA
                                 designated individual assistance zones are
                                 subject to change from time to time by FEMA
                                 and, therefore, no assurance can be given that
                                 the home loan pool is free of home loans
                                 secured by mortgaged properties located in
                                 those areas. Further, home loans in the home
                                 loan pool may be secured by mortgaged
                                 properties in FEMA-designated public assistance
                                 areas, which also may include mortgaged
                                 properties in areas that were affected by the
                                 hurricanes. Residential Funding will make a
                                 representation and warranty that each mortgaged
                                 property underlying a home loan is free of
                                 damage and in good repair as of the closing
                                 date. In the event that a mortgaged property
                                 underlying a home loan is damaged as of the
                                 closing date and that damage materially and
                                 adversely affects the value of or the interests
                                 of the holders of the notes or the credit
                                 enhancer in the related home loan, Residential
                                 Funding will be required to repurchase or
                                 substitute the related home loan from the
                                 trust. Any such repurchases may shorten the
                                 weighted average lives of the notes. We do not
                                 know how many mortgaged properties underlying
                                 the home loans have been or may be affected by
                                 the hurricanes and therefore whether the
                                 payment experience on any home loan in the home
                                 loan pool will be affected.

A TRANSFER OF MASTER SERVICING   If the master servicer defaults in its
IN THE EVENT OF A MASTER         obligations under the servicing agreement, the
SERVICER DEFAULT MAY INCREASE    master servicing of the home loans may be
THE RISK OF PAYMENT              transferred to the indenture trustee or an
APPLICATION ERRORS.              alternate master servicer, as described under
                                 "The Agreements--Events of Default; Rights Upon
                                 Event of Default" in the prospectus. In the
                                 event of such a transfer of master servicing
                                 there may be an increased risk of errors in
                                 applying payments from borrowers or in
                                 transmitting information and funds to the
                                 successor master servicer.

                                      S-12

HIGH LTV LOANS WITHOUT
MORTGAGE INSURANCE

THE HOME LOAN POOL INCLUDES      Although primary mortgage insurance policy is
CERTAIN LOANS THAT MAY BE        generally required for home loans with an LTV
SUBJECT TO A HIGHER RISK OF      ratio in excess of 80%, no such insurance was
LOSS.                            required for these loans under the applicable
                                 underwriting criteria. The likelihood that the
                                 value of the related mortgaged property would
                                 not be sufficient to satisfy the home loan upon
                                 foreclosure is greater for these types of
                                 loans, resulting in a higher likelihood of
                                 losses with respect to these types of loans.

DEBT INCURRED BY THE BORROWERS   With respect to home loans which were used for
IN ADDITION TO THE HOME LOANS    debt consolidation, there can be no assurance
COULD INCREASE YOUR RISK.        that the borrower will not incur further debt
                                 in addition to the home loan. This additional
                                 debt could impair the ability of borrowers to
                                 service their debts, which in turn could result
                                 in higher rates of delinquency and loss on the
                                 home loans.

RISK OF INTEREST SHORTFALLS

THE CLASS A-1 NOTES MAY NOT      The note rate on the Class A-1 Notes will vary
ALWAYS RECEIVE INTEREST BASED    with LIBOR, subject to a fixed interest rate
ON LIBOR PLUS THE RELATED        cap of 9.000% per annum. The Class A-1 Notes
MARGIN.                          may not always receive interest at a rate equal
                                 to LIBOR plus 0.10%. The Class A-1 note rate is
                                 limited to the lesser of (i) LIBOR plus 0.10%
                                 per annum and (ii) 9.000% per annum. Therefore,
                                 if LIBOR plus 0.10% per annum is greater than
                                 9.000% per annum, the note rate on the Class
                                 A-1 Notes will be limited to 9.000%.

SERVICING PRACTICES

LOSS MITIGATION PRACTICES OR     The master servicer may use a wide variety of
THE RELEASE OF A LIEN MAY        practices to limit losses on defaulted home
INCREASE YOUR RISK.              loans, including writing off part of the debt,
                                 reducing future payments and deferring the
                                 collection of past due payments. The servicing
                                 agreement also permits the master servicer to
                                 release the lien on a limited number of
                                 mortgaged properties in order to reduce the
                                 amount of a potential loss. See "Description of
                                 the Servicing Agreement--Release of Lien;
                                 Refinancing of Senior Lien" and "--Collection
                                 and Liquidation Practices; Loss Mitigation" in
                                 this prospectus supplement.

THE RECORDING OF MORTGAGES IN    The mortgages or assignments of mortgage for
THE NAME OF MERS MAY AFFECT      some of the home loans have been or may be
THE YIELD ON YOUR NOTES.         recorded in the name of Mortgage Electronic
                                 Registration Systems, Inc., or MERS, solely as
                                 nominee for the originator and its successors
                                 and assigns. As of the cut-off date,
                                 approximately 94.3% of the home loans were
                                 recorded in the name of MERS. Subsequent

                                      S-13

                                 assignments of those mortgages are registered
                                 electronically through the MERS(R) System.
                                 However, if MERS discontinues the MERS(R)
                                 System and it becomes necessary to record an
                                 assignment of the mortgage to the indenture
                                 trustee, then any related expenses shall be
                                 paid by the trust and will reduce the amount
                                 available to pay principal of and interest on
                                 the outstanding class or classes of notes with
                                 the lowest payment priorities.

                                 The recording of mortgages in the name of MERS
                                 is a relatively new practice in the mortgage
                                 lending industry. Public recording officers and
                                 others in the mortgage industry may have
                                 limited, if any, experience with lenders
                                 seeking to foreclose mortgages, assignments of
                                 which are registered with MERS. Accordingly,
                                 delays and additional costs in commencing,
                                 prosecuting and completing foreclosure
                                 proceedings and conducting foreclosure sales of
                                 the mortgaged properties could result. Those
                                 delays and additional costs could in turn delay
                                 the payment of liquidation proceeds to holders
                                 of the notes and increase the amount of losses
                                 on the home loans.

                                 For additional information regarding MERS and
                                 the MERS(R) System, see "Description of the
                                 Home Loan Pool--General" and "Certain Yield and
                                 Prepayment Considerations" in this prospectus
                                 supplement and "Description of the
                                 Securities--Assignment of the Trust Assets" in
                                 the prospectus.

LIMITED OBLIGATIONS

CREDIT ENHANCEMENT IS LIMITED.   The only credit enhancement for the notes will
                                 be excess cash flow, overcollateralization and
                                 the financial guaranty insurance policy.

                                 None of the depositor, the master servicer or
                                 any of their affiliates will have any
                                 obligation to replace or supplement the credit
                                 enhancement, or to take any other action to
                                 maintain any rating of the notes. If any losses
                                 are incurred on the home loans that are not
                                 covered by the credit enhancement, the holders
                                 of the notes will bear the risk of these
                                 losses.

PAYMENTS ON THE HOME LOANS,      The notes represent obligations only of the
TOGETHER WITH THE FINANCIAL      Home Loan Trust 2006-HI5. The notes do not
GUARANTY INSURANCE POLICY, ARE   represent an interest in or obligation of the
THE SOLE SOURCE OF PAYMENTS ON   depositor, the master servicer, the indenture
YOUR NOTES.                      trustee or any of their affiliates. If proceeds
                                 from the assets of the Home Loan Trust 2006-HI5
                                 are not sufficient to make all payments
                                 provided for under the indenture, investors
                                 will have no recourse to the depositor, the
                                 master servicer, the indenture trustee or any
                                 of their affiliates.

                                      S-14

LIQUIDITY RISKS

YOU MAY HAVE TO HOLD YOUR        A secondary market for your notes may not
NOTES TO MATURITY IF THEIR       develop. Even if a secondary market does
MARKETABILITY IS LIMITED.        develop, it may not continue or it may be
                                 illiquid. Neither the underwriters nor any
                                 other person will have any obligation to make a
                                 secondary market in your notes. Illiquidity
                                 means you may not be able to find a buyer to
                                 buy your notes readily or at prices that will
                                 enable you to realize a desired yield.
                                 Illiquidity can have a severe adverse effect on
                                 the market value of your notes.

                                 Any class of offered notes may experience
                                 illiquidity, although generally illiquidity is
                                 more likely for classes that are especially
                                 sensitive to prepayment, credit or interest
                                 rate risk or that have been structured to meet
                                 the investment requirements of limited
                                 categories of investors.

BANKRUPTCY RISKS

BANKRUPTCY PROCEEDINGS COULD     The transfer of the home loans from the seller
DELAY OR REDUCE PAYMENTS ON      to the depositor is intended by the parties to
THE NOTES.                       be and has been documented as a sale; however,
                                 the seller will treat the transfer of the home
                                 loans as a secured financing for accounting
                                 purposes. If the seller were to become
                                 bankrupt, a trustee in bankruptcy could attempt
                                 to re-characterize the sale of the home loans
                                 as a loan secured by the home loans or to
                                 consolidate the home loans with the assets of
                                 the seller. Any such attempt could result in a
                                 delay in or reduction of collections on the
                                 home loans available to make payments on the
                                 notes. The risk of such a re-characterization
                                 with respect to the home loans may be increased
                                 by the seller's treatment of the transfer of
                                 these home loans as a secured financing for
                                 accounting purposes. See "Description of the
                                 Securities--Limited Home Loan Purchase Right"
                                 in this prospectus supplement.

THE BANKRUPTCY OF A BORROWER     If a borrower becomes subject to a bankruptcy
MAY INCREASE THE RISK OF LOSS    proceeding, a bankruptcy court may require
ON A HOME LOAN.                  modifications of the terms of a home loan
                                 without a permanent forgiveness of the
                                 principal balance of the home loan.
                                 Modifications have included reducing the amount
                                 of each monthly payment, changing the rate of
                                 interest and altering the repayment schedule.
                                 In addition, a court having federal bankruptcy
                                 jurisdiction may permit a debtor to cure a
                                 monetary default relating to a home loan on the
                                 debtor's residence by paying arrearages within
                                 a reasonable period and reinstating the
                                 original home loan payment schedule, even
                                 though the lender accelerated the home loan and
                                 final judgment of foreclosure had been entered
                                 in state court. In addition, under the federal
                                 bankruptcy law, all actions against a borrower
                                 and the borrower's property are automatically
                                 stayed upon the filing of a bankruptcy
                                 petition.

                                      S-15

SPECIAL YIELD AND
PREPAYMENT
CONSIDERATIONS

THE YIELD TO MATURITY ON YOUR    The yield to maturity of your notes will depend
NOTES WILL VARY DEPENDING ON     on a variety of factors, including:
VARIOUS FACTORS.

                                 o    the rate and timing of principal payments
                                      on the home loans, including prepayments,
                                      defaults and liquidations, and repurchases
                                      due to breaches of representations or
                                      warranties;

                                 o    the allocation of principal payments among
                                      the various classes of notes;

                                 o    liquidation loss amounts and interest
                                      shortfalls on the home loans;

                                 o    the note rate on your note;

                                 o    the purchase price you paid for your note;
                                      and

                                 o    the timing of any exercise of the optional
                                      termination by the master servicer.

                                 The rates of prepayments and defaults are two
                                 of the most important and least predictable of
                                 these factors. No assurances are given that the
                                 home loans will prepay at any particular rate.

                                 In addition, the master servicer may purchase
                                 any home loan that is at least three months
                                 delinquent. Such repurchases would increase the
                                 prepayment rates on the home loans.

                                 In general, if you purchase a note at a price
                                 higher than its outstanding note balance and
                                 principal payments occur faster than you
                                 assumed at the time of purchase, your yield
                                 will be lower than anticipated. Conversely, if
                                 you purchase a note at a price lower than its
                                 outstanding note balance and principal payments
                                 occur more slowly than you assumed at the time
                                 of purchase, your yield will be lower than
                                 anticipated.

                                      S-16

THE RATE OF PREPAYMENTS ON THE   Since borrowers can generally prepay their home
HOME LOANS WILL VARY DEPENDING   loans at any time, the rate and timing of
ON FUTURE MARKET CONDITIONS      principal payments on the notes are highly
AND OTHER FACTORS.               uncertain. Generally, when market interest
                                 rates increase, borrowers are less likely to
                                 prepay their home loans. This could result in a
                                 slower return of principal to you at a time
                                 when you might have been able to reinvest those
                                 funds at a higher rate of interest than the
                                 note rate. On the other hand, when market
                                 interest rates decrease, borrowers are
                                 generally more likely to prepay their home
                                 loans. This could result in a faster return of
                                 principal to you at a time when you might not
                                 be able to reinvest those funds at an interest
                                 rate as high as the applicable note rate.

                                 Refinancing programs, which may involve
                                 soliciting all or some of the borrowers to
                                 refinance their home loans, may increase the
                                 rate of prepayments on the home loans. These
                                 programs may be conducted by the master
                                 servicer or any of its affiliates, the
                                 subservicers or an unaffiliated third party.
                                 Approximately 36.0% of the home loans provide
                                 for payment of a prepayment charge during a
                                 specific period. Prepayment charges may reduce
                                 the rate of prepayment on the home loans until
                                 the end of the period during which these
                                 prepayment charges apply. Prepayment charges
                                 received on the home loans may be waived and in
                                 any case will not be available for payment on
                                 the notes. See "Description of the Home Loan
                                 Pool--Home Loan Pool Characteristics" in this
                                 prospectus supplement and "Yield and Prepayment
                                 Considerations" in the prospectus.

THE NOTES ARE SUBJECT TO         Each class of the notes are subject to various
DIFFERENT PAYMENT PRIORITIES.    priorities for payment of principal as
                                 described in this prospectus supplement. As
                                 more fully described below, principal payments
                                 received with respect to the home loans and
                                 allocated to the Class A Notes will generally
                                 be paid sequentially, to the Class A-1, Class
                                 A-2, Class A-3 and Class A-4 Notes, in that
                                 order, in each case, until the note balance
                                 thereof has been reduced to zero. Payments of
                                 principal on the notes having an earlier
                                 priority of payment will be affected by the
                                 rates of prepayment of the home loans early in
                                 the life of the home loan pool. Those classes
                                 of notes with a later priority of payment will
                                 be affected by the rates of prepayment of the
                                 home loans experienced both before and after
                                 the commencement of principal payments on such
                                 classes.

                                      S-17

WITHDRAWAL OR DOWNGRADING OF     A security rating is not a recommendation to
INITIAL RATINGS WILL LIKELY      buy, sell or hold securities. Similar ratings
REDUCE THE PRICES FOR NOTES.     on different types of securities do not
                                 necessarily mean the same thing. We recommend
                                 that you analyze the significance of each
                                 rating independently from any other rating. Any
                                 rating agency may change its rating of the
                                 notes after the notes are issued if that rating
                                 agency believes that circumstances have
                                 changed.

                                 Any subsequent withdrawal or downgrade in
                                 rating will likely reduce the price that a
                                 subsequent purchaser will be willing to pay for
                                 the notes.

                                      S-18

                               THE ISSUING ENTITY

          The Home Loan Trust 2006-HI5, the issuing entity, is a statutory trust formed under the laws of the State of Delaware pursuant to an amended and restated trust agreement, to be dated as of the closing date, between the depositor and the owner trustee. The trust agreement constitutes the governing instrument under the laws of the State of Delaware relating to statutory trusts.
The issuing entity will issue $247,469,000 aggregate note balance of Home
Loan-Backed Notes, Series 2006-HI5. These notes will be issued under an indenture, to be dated as of the closing date, between the issuing entity and the indenture trustee. The indenture is governed by the laws of the State of New
York. Under the trust agreement, the issuing entity will issue one class of Home
Loan-Backed Certificates, Series 2006-HI5. The notes and the certificates are collectively referred to in this prospectus supplement as the securities. Only the notes are offered by this prospectus supplement. The issuing entity will not have any additional equity. The trust agreement authorizes the trust to engage only in acquiring and holding the home loans and the other assets of the issuing entity and related proceeds, issuing the notes and the certificates, making payments on the notes and the certificates, and engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing.

          The trust agreement provides that the depositor assigns to the issuing entity for the benefit of the securityholders and the credit enhancer without recourse all the right, title and interest of the depositor in and to the home loans. Furthermore, the trust agreement states that, although it is intended that the conveyance by the depositor to the issuing entity of the home loans be construed as a sale, the conveyance of the home loans shall also be deemed to be a grant by the depositor to the issuing entity of a security interest in the home loans and related collateral. The indenture provides that the issuing entity pledges to the indenture trustee for the benefit of the noteholders and the credit enhancer all right, title and interest of the issuing entity in and to the home loans to secure the payment of principal of and interest on the notes.

          The issuing entity's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at the address listed below under "Description of the Trust Agreement and Indenture--The Owner Trustee".

          Some capitalized terms used in this prospectus supplement have meanings given below under "Description of the Securities--Glossary of Terms" or in the prospectus under "Glossary".

                           SPONSOR AND MASTER SERVICER

          Residential Funding, a Delaware limited liability company, buys residential home loans under several loan purchase programs from home loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services home loans for its own account and for others. See "Trust Asset Program" in the accompanying prospectus for a general description of applicable seller/servicer eligibility requirements. Residential Funding's principal executive offices are located at
8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its
telephone number is (952) 857-7000. Residential Funding conducts operations from its headquarters in Minneapolis and from offices located primarily in
California, Texas, Maryland, Pennsylvania and New York. Residential Funding
finances its operations primarily through its securitization program.

          Residential Funding was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties. GMAC LLC purchased
Residential Funding in 1990. In 1995, Residential Funding expanded its business to include second lien home loans, such as the home loans described in this prospectus supplement.

                                      S-19

          The following tables set forth the aggregate principal amount of publicly offered securitizations of mortgage loans sponsored by Residential
Funding for the past five years and for the nine-month period ended September
30, 2006. Residential Funding sponsored approximately $23.9 billion and $2.4 billion in initial aggregate principal amount of mortgage-backed securities in the 2001 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding sponsored approximately $52.1 billion and $2.4 billion in initial aggregate principal amount of mortgage-backed securities in the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                      S-20

                        SPONSOR SECURITIZATION EXPERIENCE

FIRST LIEN MORTGAGE LOANS

                                                                                                                     NINE-MONTHS
                                                                                                                        ENDED
                                                          YEAR ENDED DECEMBER 31,                                    SEPTEMBER 30,
  VOLUME BY PRINCIPAL    ----------------------------------------------------------------------------------------   ---------------
        BALANCE               2001              2002              2003              2004               2005              2006
----------------------   ---------------   ---------------   ---------------   ---------------    ---------------   ---------------

Prime Mortgages(1)       $16,387,846,100   $16,177,753,813   $18,964,072,062   $11,953,278,792    $24,149,038,614   $28,193,519,553
Non-Prime Mortgages(2)   $ 7,566,949,253   $15,475,700,554   $27,931,235,627   $24,408,531,445    $27,928,496,334   $18,503,076,882
                         ---------------   ---------------   ---------------   ---------------    ---------------   ---------------
Total                    $23,954,795,353   $31,653,454,367   $46,895,307,689   $36,361,810,237    $52,077,534,948   $46,696,596,435
                         ===============   ===============   ===============   ===============    ===============   ===============
Prime Mortgages(1)                 68.41%            51.11%            40.44%            32.87%             46.37%            60.38%
Non-Prime Mortgages(2)             31.59%            48.89%            59.56%            67.13%             53.63%            39.62%
                         ---------------   ---------------   ---------------   ---------------    ---------------   ---------------
Total Volume                      100.00%           100.00%           100.00%          100.00%             100.00%           100.00%
                         ===============   ===============   ===============   ===============    ===============   ===============
PERCENTAGE CHANGE FROM
    PRIOR YEAR (3)
----------------------
Prime Mortgages(1)                 98.71%            (1.28)%           17.22%           (36.97)%           102.03%
Non-Prime Mortgages(2)              2.60%           104.52%            80.48%           (12.61)%            14.42%
                         ---------------   ---------------   ---------------   ---------------    ---------------
Total                              53.34%            32.14%            48.15%           (22.46)%            43.22%
                         ===============   ===============   ===============   ===============    ===============

JUNIOR LIEN MORTGAGE LOANS

                                                                                                                NINE-MONTHS
                                                                                                                    ENDED
                                                       YEAR ENDED DECEMBER 31,                                 SEPTEMBER 30,
 VOLUME BY PRINCIPAL     -----------------------------------------------------------------------------------   --------------
       BALANCE                2001              2002             2003             2004             2005            2006
----------------------   --------------    --------------   --------------   --------------   --------------   --------------

Prime Mortgages(1)       $2,438,519,235    $2,875,005,049   $3,207,008,585   $2,085,015,925   $2,409,506,573   $2,762,454,877
Non-Prime Mortgages(2)               --                --               --               --               --               --
                         --------------    --------------   --------------   --------------   --------------   --------------
Total                    $2,438,519,235    $2,875,005,049   $3,207,008,585   $2,085,015,925   $2,409,506,573   $2,762,454,877
                         ==============    ==============   ==============   ==============   ==============   ==============

Prime Mortgages(1)               100.00%           100.00%          100.00%          100.00%          100.00%          100.00%
Non-Prime Mortgages(2)             0.00%             0.00%            0.00%            0.00%            0.00%            0.00%
                         --------------    --------------   --------------   --------------   --------------   --------------
Total                            100.00%           100.00%          100.00%          100.00%          100.00%          100.00%
                         ==============    ==============   ==============   ==============   ==============   ==============

PERCENTAGE CHANGE FROM
    PRIOR YEAR (3)
----------------------
Prime Mortgages(1)               (12.07)%           17.90%           11.55%         (34.99)%           15.56%
Non-Prime Mortgages(2)               --                --               --              --                --
                         --------------    --------------   --------------   --------------   --------------
Total Volume                     (12.07)%           17.90%           11.55%         (34.99)%           15.56%
                         ==============    ==============   ==============   ==============   ==============

                                      S-21

FIRST LIEN MORTGAGE LOANS

                                                                                                                NINE-MONTHS
                                                                                                                   ENDED
                                                       YEAR ENDED DECEMBER 31,                                 SEPTEMBER 30,
 VOLUME BY NUMBER OF     ----------------------------------------------------------------------------------   --------------
        LOANS                 2001             2002             2003              2004             2005            2006
----------------------   --------------   --------------   --------------   --------------   --------------   --------------

Prime Mortgages(1)           57,758           68,077           86,166           55,773           91,631          103,470
Non-Prime Mortgages(2)       71,443          136,789          200,446          170,696          173,796          113,850
                            -------          -------          -------          -------          -------          -------
Total                       129,201          204,866          286,612          226,469          265,427          217,320
                            =======          =======          =======          =======          =======          =======
Prime Mortgages(1)            44.70%           33.23%           30.06%           24.63%           34.52%           47.61%
Non-Prime Mortgages(2)        55.30%           66.77%           69.94%           75.37%           65.48%           52.39%
                            -------          -------          -------          -------          -------          -------
Total                        100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
                            =======          =======          =======          =======          =======          =======
PERCENTAGE CHANGE FROM
    PRIOR YEAR (3)
----------------------
Prime Mortgages(1)            56.78%           17.87%           26.57%          (35.27)%          64.29%
Non-Prime Mortgages(2)        (5.21)%          91.47%           46.54%          (14.84)%           1.82%
                            -------          -------          -------          -------          -------
Total                         15.14%           58.56%           39.90%          (20.98)%          17.20%
                            =======          =======          =======          =======          =======

JUNIOR LIEN MORTGAGE LOANS

                                                                                                                NINE-MONTHS
                                                                                                                   ENDED
                                                      YEAR ENDED DECEMBER 31,                                  SEPTEMBER 30,
  VOLUME BY NUMBER OF    ----------------------------------------------------------------------------------   --------------
         LOANS                2001             2002             2003              2004             2005           2006
----------------------   --------------   --------------   --------------   --------------   --------------   --------------

Prime Mortgages(1)          62,952            73,188           84,962           51,614           53,071           55,880
Non-Prime Mortgages(2)          --                --               --               --               --                --
                            ------            ------           ------           ------           ------           -------
Total                       62,952            73,188           84,962           51,614           53,071           55,880
                            ======            ======           ======           ======           ======           =======
Prime Mortgages(1)          100.00%           100.00%          100.00%          100.00%          100.00%          100.00%
Non-Prime Mortgages(2)        0.00%             0.00%            0.00%            0.00%            0.00%            0.00%
                            ------            ------           ------           ------           ------           -------
Total                       100.00%           100.00%          100.00%          100.00%          100.00%          100.00%
                            ======            ======           ======           ======           ======           =======
PERCENTAGE CHANGE FROM
    PRIOR YEAR (3)
----------------------
Prime Mortgages(1)          (16.49)%           16.26%           16.09%          (39.25)%           2.82%
Non-Prime Mortgages(2)          --                --               --               --               --
                            ------            ------           ------           ------           ------
Total                       (16.49)%           16.26%           16.09%          (39.25)%           2.82%
                            ======            ======           ======           ======           ======

----------
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit
     Line Loan Junior Lien programs.

(2)  Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

                                      S-22

          The following tables set forth the annual average outstanding principal balance, calculated as of year end or the nine-month period ended
September 30, 2006, as applicable, of mortgage loans master serviced by
Residential Funding for the past five years, and the annual average number of such loans for the same period. Residential Funding was the master servicer of a residential mortgage loan portfolio of approximately $67.8 billion and $3.5 billion in average outstanding principal amount during the 2001 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding was the master servicer of a residential mortgage loan portfolio of approximately $101.9 billion and $5.5 billion in average outstanding principal during the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                      MASTER SERVICER SERVICING EXPERIENCE

FIRST LIEN MORTGAGE LOANS

                                                                                                                      NINE-MONTHS
                                                                                                                         ENDED
  VOLUME BY AVERAGE                                     YEAR ENDED DECEMBER 31,                                      SEPTEMBER 30,
OUTSTANDING PRINCIPAL   ----------------------------------------------------------------------------------------   ----------------
       BALANCE                2001              2002              2003              2004              2005                2006
----------------------  ---------------   ---------------   ---------------   ---------------   ----------------   ----------------

Prime Mortgages(1)      $51,374,446,489   $43,282,264,857   $33,749,084,171   $32,453,682,854   $ 47,935,800,813   $ 72,027,927,892
Non-Prime Mortgages(2)  $16,429,992,363   $24,910,565,613   $39,334,697,127   $50,509,138,736   $ 53,938,083,312   $ 57,919,785,869
                        ---------------   ---------------   ---------------   ---------------   ----------------   ----------------
Total                   $67,804,438,852   $68,192,830,470   $73,083,781,298   $82,962,821,591   $101,873,884,125   $129,947,713,761
                        ===============   ===============   ===============   ===============   ================   ================
Prime Mortgages(1)                75.77%            63.47%            46.18%            39.12%             47.05%             55.43%
Non-Prime Mortgages(2)            24.23%            36.53%            53.82%            60.88%             52.95%             44.57%
                        ---------------   ---------------   ---------------   ---------------   ----------------   ----------------
Total                            100.00%           100.00%           100.00%           100.00%            100.00%            100.00%
                        ===============   ===============   ===============   ===============   ================   ================

PERCENTAGE CHANGE FROM
    PRIOR YEAR (3)
----------------------
Prime Mortgages(1)                (3.91)%          (15.75)%          (22.03)%           (3.84)%            47.71%
Non-Prime Mortgages(2)            27.94%            51.62%            57.90%            28.41%              6.79%
                        ---------------   ---------------   ---------------   ---------------   ----------------
Total Based on Average
Outstanding Principal
Balance                            2.26%             0.57%             7.17%            13.52%             22.79%
                        ===============   ===============   ===============   ===============   ================

                                      S-23

JUNIOR LIEN MORTGAGE LOANS

                                                                                                                NINE-MONTHS
                                                                                                                   ENDED
  VOLUME BY AVERAGE                                    YEAR ENDED DECEMBER 31,                                 SEPTEMBER 30,
    OUTSTANDING          ----------------------------------------------------------------------------------   --------------
  PRINCIPAL BALANCE             2001             2002             2003             2004             2005             2006
----------------------   --------------   --------------   --------------   --------------   --------------   --------------

Prime Mortgages(1)       $3,512,887,567   $4,102,615,571   $4,365,319,862   $5,135,640,057   $5,476,133,777   $6,819,928,763
Non-Prime Mortgages(2)   $            0   $            0   $            0   $            0   $            0   $            0
                         --------------   --------------   --------------   --------------   --------------   --------------
Total                    $3,512,887,567   $4,102,615,571   $4,365,319,862   $5,135,640,057   $5,476,133,777   $6,819,928,763
                         ==============   ==============   ==============   ==============   ==============   ==============
Prime Mortgages(1)               100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
Non-Prime Mortgages(2)             0.00%            0.00%            0.00%            0.00%            0.00%            0.00%
                         --------------   --------------   --------------   --------------   --------------   --------------
Total                            100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
                         ==============   ==============   ==============   ==============   ==============   ==============

PERCENTAGE CHANGE FROM
    PRIOR YEAR (3)
----------------------
Prime Mortgages(1)                13.85%           16.79%            6.40%           17.65%            6.63%
Non-Prime Mortgages(2)               --               --               --               --               --
                         --------------   --------------   --------------   --------------   --------------
Total Based on Average
Outstanding Principal
Balance                           13.85%           16.79%            6.40%           17.65%            6.63%
                         ==============   ==============   ==============   ==============   ==============

FIRST LIEN MORTGAGE LOANS

                                                                           NINE-MONTHS
                                                                              ENDED
                                     YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
  VOLUME BY AVERAGE      -----------------------------------------------   -------------
   NUMBER OF LOANS         2001      2002      2003      2004      2005         2006
----------------------   -------   -------   -------   -------   -------   -------------

Prime Mortgages(1)       237,946   202,938   168,654   156,745   201,903         278,777
Non-Prime Mortgages(2)   168,058   242,625   341,863   414,639   411,550         418,758
                         -------   -------   -------   -------   -------         -------
Total                    406,004   445,563   510,517   571,384   613,453         697,535
                         =======   =======   =======   =======   =======         =======
Prime Mortgages(1)         58.61%    45.55%    33.04%    27.43%    32.91%          39.97%
Non-Prime Mortgages(2)     41.39%    54.45%    66.96%    72.57%    67.09%          60.03%
                         -------   -------   -------   -------   -------         -------
Total                     100.00%   100.00%   100.00%   100.00%   100.00%         100.00%
                         =======   =======   =======   =======   =======         =======

PERCENTAGE CHANGE FROM
     PRIOR YEAR (3)
----------------------
Prime Mortgages(1)         (6.59)%  (14.71)%  (16.89)%   (7.06)%   28.81%
Non-Prime Mortgages(2)     28.76%    44.37%    40.90%    21.29%    (0.74)%
                         -------   -------   -------   -------   -------
Total Based on Average
Number of Loans             5.39%     9.74%    14.58%    11.92%     7.36%
                         =======   =======   =======   =======   =======

                                      S-24

JUNIOR LIEN MORTGAGE LOANS

                                                                            NINE-MONTHS
                                                                               ENDED
 VOLUME BY PERCENTAGE                YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
 OF AVERAGE NUMBER OF    -----------------------------------------------   -------------
         LOANS             2001      2002      2003      2004      2005         2006
----------------------   -------   -------   -------   -------   -------   -------------

Prime Mortgages(1)       104,044   118,773   127,833   147,647   143,713         167,162
Non-Prime Mortgages(2)        --        --        --        --        --              --
                         -------   -------   -------   -------   -------         -------
Total                    104,044   118,773   127,833   147,647   143,713         167,162
                         =======   =======   =======   =======   =======         =======
Prime Mortgages(1)        100.00%   100.00%   100.00%   100.00%   100.00%         100.00%
Non-Prime Mortgages(2)      0.00%     0.00%     0.00%     0.00%     0.00%           0.00%
                         -------   -------   -------   -------   -------         -------
Total                     100.00%   100.00%   100.00%   100.00%   100.00%         100.00%
                         =======   =======   =======   =======   =======         =======

PERCENTAGE CHANGE FROM
     PRIOR YEAR (3)
----------------------
Prime Mortgages(1)         22.78%    14.16%     7.63%    15.50%   (2.66)%

Non-Prime Mortgages(2)        --        --        --        --        --
                         -------   -------   -------   -------   -------
Total Based on Average
Number of Loans            22.78%    14.16%     7.63%    15.50%   (2.66)%
                         =======   =======   =======   =======   =======

----------
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit
     Line Loan Junior Lien programs.

(2)  Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

                                      S-25

          Residential Funding's overall procedures for originating and acquiring home loans are described under "Description of the Home Loan Pool--Underwriting
Standards" in this prospectus supplement. Residential Funding's material role and responsibilities in this transaction, including as master servicer, are described in the accompanying prospectus under "Description of the
Securities--Servicing and Administration of Trust Assets," "--Repurchases of
Loans" and "--Limited Right of Substitution"and in this prospectus supplement under "Description of the Servicing Agreement--The Master Servicer and
Subservicers."

          Residential Funding's affiliate, GMAC Mortgage, LLC, originated and sold to Residential Funding approximately 15.6% of the home loans included in the home loan pool. Residential Funding's wholly-owned subsidiary, Homecomings
Financial, LLC, or Homecomings, originated and sold to Residential Funding approximately 5.7% of the home loans included in the home loan pool. See
"Affiliations Among Transaction Parties," "Description of the Home Loan
Pool--Originators" and "Description of the Servicing Agreement--The Master
Servicer and Subservicers" in this prospectus supplement.

                     AFFILIATIONS AMONG TRANSACTION PARTIES

The diagram below illustrates the ownership structure among the affiliated transaction parties.

                        --------------------------------

                                    GMAC LLC
                                     (GMAC)

                        --------------------------------
                                        |
                                        |
                        --------------------------------

                            Residential Capital, LLC

                        --------------------------------
                                        |
         -------------------------------|--------------------------------------------
        |                               |                                            |
        |                               |                                            |
------------------      --------------------------------       -------------------------------------------
                                                               Residential Funding Mortgage Securities II,
GMAC Mortgage, LLC      Residential Funding Company, LLC                           Inc.
(Subservicer)             (Sponsor and Master Servicer)                         (Depositor)

------------------      --------------------------------       -------------------------------------------
                                        |
                                        |
                        --------------------------------

                           Homecomings Financial, LLC
                                  (Subservicer)

                        --------------------------------

                                      S-26

                        DESCRIPTION OF THE HOME LOAN POOL

GENERAL

          On the closing date, the depositor will transfer to the issuing entity a pool of home loans, which are secured by first and second liens on one-to four-family residential properties. Initially, the home loan pool will consist of home loans with an aggregate unpaid principal balance of approximately
$250,095,045 as of the close of business on the business day prior to the cut-off date. See "Description of the Home Loan Pool--Additional Information" in
this prospectus supplement. 99.9% of the home loans are secured by second liens on fee simple interests in one-to four-family residential properties. The home loans will generally consist of conventional, closed-end, fixed-rate, fully-amortizing and balloon payment home loans with terms to maturity of approximately five, ten, fifteen, twenty, twenty-five or thirty years from the date of origination. The proceeds of the home loans generally were used by the related borrowers for:

          o    debt consolidation,

          o    home improvement,

          o    the partial refinancing of the related mortgaged property,

          o    provision of a limited amount of cash to the borrower, or

          o    other purposes, including a combination of any of the above.

          All percentages of the home loans described in this prospectus supplement are approximate percentages determined by cut-off date balance, unless otherwise indicated.

          The home loans were acquired by Residential Funding, as seller, under its home equity 125 loan program from unaffiliated sellers as described in this prospectus supplement and in the prospectus, except in the case of approximately
15.6% and 5.7% of the home loans, which were purchased by the seller through its affiliates, GMAC Mortgage, LLC and Homecomings, respectively. Approximately
25.2% and 14.2% of the home loans were purchased from Capital One Home Loans LLC and M&I Bank FSB, respectively. Except as described in the previous sentence, no unaffiliated seller sold more than 6.0% of the home loans to Residential
Funding. Approximately 83.8% and 16.2% of the home loans will be subserviced by
Homecomings and GMAC Mortgage, LLC, respectively. See "Description of the
Servicing Agreement--The Master Servicer and Subservicers" in this prospectus supplement.

          The home loans were selected for inclusion in the home loan pool from among home loans purchased in connection with the home equity 125 loan program described below under "--Underwriting Standards" and in the prospectus under
"Trust Asset Program--Underwriting Standards" and "--Guide Standards" based on the sponsor's assessment of investor preferences and rating agency criteria.

          Approximately 96.5% of the home loans were originated under one of
Residential Funding's "full documentation" programs. The remainder of the home loans were originated under alternative documentation programs, in each case as described under "--Underwriting Standards" in this prospectus supplement. 99.8%
of the mortgaged properties underlying the home loans were owner-occupied as a primary, second or vacation home. The seller will make some representations and warranties regarding the home loans sold by it as of the date of issuance of the notes. Further, the seller will be required to repurchase or substitute for any home loan sold by it as to which a breach of its representations and warranties relating to that home loan occurs if the breach materially and adversely affects the interests of

                                      S-27

the securityholders or the credit enhancer in the home loan. See "Description of the Home Loan Purchase Agreement" in this prospectus supplement and "Trust Asset
Program--Qualifications of Sellers" and "Description of the Securities--Review
of Trust Assets" and "--Representations Relating to Loans" in the prospectus.

          The original mortgages for some of the home loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R)
System. In some other cases, the original mortgage was recorded in the name of the originator of the home loan, record ownership was later assigned to MERS, solely as nominee for the owner of the home loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. For each of these home loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any interest in the home loan. As of the cut-off date, approximately 94.3% of the home loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS, see "Certain Yield and Prepayment Considerations--General" in this prospectus supplement and "Description of the Securities--Assignment of the Trust Assets"
in the prospectus.

          Approximately 1.8% of the home loans are secured by home loans that are seasoned loans, or loans that have been outstanding for more than 12 months from the date of origination. In most cases, the seller will have less detailed information concerning the origination of seasoned loans than it will have concerning newly-originated loans. In evaluating seasoned loans, the seller may place greater weight on payment history or market and other economic trends and less weight on underwriting factors usually applied to newly-originated loans.
In the case of some seasoned loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties. Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination.

          Approximately 36.0% of the home loans provide for payment of a prepayment charge for full prepayments made up to five years from the date of origination of these home loans in an amount calculated in accordance with the terms of the related mortgage note. Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of
1982, or the Parity Act, was interpreted by the Office of Thrift Supervision
(OTS) to permit the collection of prepayment charges in connection with some types of loans subject to the Parity Act including adjustable rate home loans, or Parity Act loans, preempting any contrary state law prohibitions. However, some states did not recognize the preemptive authority of the Parity Act or had opted out of the Parity Act. However, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with
OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS's action does not affect Parity Act loans originated before July 1, 2003. As a result, it is possible that prepayment charges may not be collected even on home loans that provide for the payment of these charges. Prepayment charges and late payment charges received on the home loans will not be available for payment on the notes.

          No home loan provides for deferred interest, negative amortization or future advances.

                                      S-28

          As to any date, the pool balance will be equal to the aggregate of the principal balances of all home loans owned by the trust as of that date. The principal balance of a home loan, other than a liquidated home loan, on any day is equal to its principal balance as of the close of business on the business day prior to the cut-off date, minus all collections credited against the principal balance of the home loan in accordance with the related mortgage note prior to that day. The principal balance of a liquidated home loan after final recovery of substantially all of the related liquidation proceeds which the master servicer reasonably expects to receive will be zero.

PAYMENTS ON THE SIMPLE INTEREST HOME LOANS

          Approximately 2.6% of the home loans provide for simple interest payments and are referred to as the simple interest home loans. These home loans require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the basis of the outstanding principal balance of the home loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the home loan. As payments are received on the home loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

          Accordingly, if a borrower pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in a greater portion of the payment allocated to interest if that payment is made on its scheduled due date.
Alternatively, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the home loan will amortize in the manner described in the beginning of this paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date the home loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the home loan.

          Approximately 97.4% of the home loans are actuarial home loans, on which 30 days of interest is owed each month irrespective of the day on which the payment is received.

BALLOON HOME LOANS

          Approximately 5.4% of the home loans are balloon home loans, which require monthly payments of principal based on a 30-year amortization schedule and have scheduled maturity dates of approximately fifteen years from the due date of the first monthly payment, in each case leaving a balloon payment due and payable on the respective scheduled maturity date. The existence of a balloon payment in most cases requires the related borrower to refinance the home loan or sell the mortgaged property on or prior to the scheduled maturity date. The ability of a borrower to meet either of these requirements will be affected by several factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related mortgaged property, the financial condition of the borrower, tax laws, prevailing general economic conditions and the terms of any related first lien home loan. None of the depositor, the master servicer, the indenture trustee or the owner trustee is obligated to refinance any balloon home loan. The Policy issued by the credit enhancer will provide coverage on any

                                      S-29

losses allocable to the notes incurred upon liquidation of a balloon loan arising out of or in connection with the failure of a mortgagor to make its balloon payment.

          In addition, during a temporary period the monthly payments received on some of the home loans were applied in a manner that reduced the rate of principal amortization. As a result, approximately 1.3% of the home loans may have an unpaid principal balance on their scheduled maturity dates, assuming no prepayments, of greater than 1 time and not more than 12 times the related monthly payment. It is not clear whether the related borrower will be legally obligated to pay the unpaid principal balance. The payment of the amount at maturity for these home loans will be subject to the same considerations as those for balloon home loans as described in the preceding paragraph.

HOME LOAN POOL CHARACTERISTICS

          The home loans are expected to have the following characteristics:

          o    The home loans will bear interest at the loan rate stated in the related mortgage note which will be at least 6.775% per annum but no more than 17.125% per annum, with a weighted average loan rate of approximately 12.5001% per annum as of the cut-off date.

          o    None of the home loans were originated prior to June 1998 or will have a maturity date later than November 2036.

          o    No home loan will have a remaining term to stated maturity as of the cut-off date of less than 39 months.

          o    The weighted average remaining term to stated maturity of the home loans as of the cut-off date will be approximately 243 months.

          o    The weighted average original term to maturity of the home loans as of the cut-off date will be approximately 245 months.

          o    Approximately 1.7% of the home loans will require the related borrower to pay only interest for a period of five years
               following origination.

          o    Approximately 0.1% of the home loans will have original terms to maturity of approximately five years, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 58 months.

          o    Approximately 1.1% of the home loans will have original terms to maturity of approximately ten years, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 118 months.

          o    Approximately 34.0% of the home loans will have original terms to maturity of approximately fifteen years (with the exception of home loans that are balloon loans), with a weighted average remaining term to stated maturity as of the cut-off date of approximately 178 months.

          o    Approximately 10.5% of the home loans will have original terms to maturity of approximately twenty years, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 238 months.

                                      S-30

          o    Approximately 47.1% of the home loans will have original terms to maturity of approximately twenty-five years, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 299 months.

          o    The home loans have principal and interest payable monthly on the due date specified in each mortgage note.

          o    Approximately 86.5% of the home loans will be secured by
               mortgages or deeds of trust on property in which the borrower has little or no equity because the related combined LTV ratio at the time of origination exceeds 100.00%.

          o    Approximately 5.4% of the home loans are balloon loans, which have original terms to maturity of approximately 15 years based on a 30 year amortization schedule, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 179 months.

          o    Approximately 96.5% of the home loans were originated under one of Residential Funding's "full documentation" programs and the remainder of the home loans were originated under alternative documentation programs, in each case, as described under
               "--Underwriting Standards" in this prospectus supplement.

          o    Approximately 99.8% of the mortgaged properties underlying the home loans were owner-occupied as a primary, second or vacation home.

          o    As of the cut-off date, none of the home loans are currently 30 or more days delinquent in payment of principal and interest. As of the cut-off date, 10 home loans, representing approximately
               0.2% of the home loans, have been 30 to 59 days delinquent in payment of principal and interest in the last 12 months. As of the cut-off date, 7 home loans, representing approximately 0.1%
               of the home loans, have been 60 to 89 days delinquent in payment of principal and interest in the last 12 months. As of the cut-off date, 3 home loans, representing approximately 0.1% of the home loans, have been 90 or more days delinquent in payment of principal and interest in the last 12 months. For a
               description of the methodology used to categorize home loans as delinquent, see "Description of the Home Loan Pool--Static Pool
               Information" in this prospectus supplement.

          Set forth in Annex II is a description of some additional
characteristics of the home loans which are given as of the close of business on the business day prior to the cut-off date, unless otherwise indicated. All percentages of the home loans are approximate percentages determined by the cut-off date balance unless otherwise indicated. In instances where a percentage of 0.00% is used, if standard rounding conventions applied, the percentage was rounded up to 0.01%. Unless otherwise specified, all principal balances of the home loans are as of the close of business on the business day prior to the cut-off date and are rounded to the nearest dollar.

COMPLIANCE WITH LOCAL, STATE AND FEDERAL LAWS

          As of the cut-off date, one home loan representing approximately 0.1%
of the home loans, was subject to the Home Ownership and Protection Act of 1994, referred to as the Homeownership Act. Purchasers or assignees of any home loan subject to the Homeownership Act, including the trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of a home equity loan subject to the Homeownership
Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given or

                                      S-31

provided in a timely way as required or the mortgage contains certain prohibited loan provisions. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the home equity loan.

          Residential Funding, as seller, will represent and warrant, as of the date of issuance of the notes, the following:

          o    each home loan at the time it was originated complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable anti-predatory lending laws;

          o    except with respect to one home loan representing approximately
               0.1% of the home loans, none of the home loans in the home loan pool are home loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as
               (1) "high-cost" or "covered" loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential home loans with high interest rates, points and/or fees;

          o    none of the proceeds for the home loans were used to finance the purchase of single premium credit insurance policies; and

          o    none of the home loans contain prepayment penalties that extend beyond five years after the date of origination.

          A breach of any of these representations and warranties would require the seller to repurchase or substitute for the affected home loan, if that violation materially and adversely affects the interest of the securityholders or the credit enhancer in that home loan. The seller currently maintains policies and procedures that are designed to ensure that it does not purchase recently originated home loans that are subject to the Homeownership Act.
However, there can be no assurance that these policies and procedures will assure that each and every home loan complies with all applicable origination laws in all material respects.

          Residential Funding is opposed to predatory lending practices as a matter of corporate policy. Residential Funding maintains policies and procedures that are designed to verify that, as to each home loan subject to the
Homeownership Act:

          o    none of the proceeds were used to finance the purchase of single premium credit insurance policies; and

          o    none of the home loans contain prepayment penalties that extend beyond five years after the date of origination.

          However, there can be no assurance that these policies and procedures will assure that these requirements are satisfied as to each and every home loan. In addition, Residential Funding's Servicer Guide requires each subservicer to accurately and fully report its borrower credit files to credit repositories in a timely manner.

          In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations generally similar to the Homeownership Act that prohibit inclusion of some provisions in home loans that have interest rates or origination costs in excess of

                                      S-32

prescribed levels, and require that the borrowers be given certain disclosures or receive credit counseling prior to the consummation of the home loans. In some cases state law may impose requirements and restrictions greater than those in the Homeownership Act. The originators' failure to comply with any of these laws that are applicable could subject the trust, and other assignees of the home loans, to monetary penalties and could result in the borrowers rescinding the home loans against either the trust or subsequent holders of the home loans.
However, the seller will be required to repurchase or substitute for any home loan that violated any applicable law at the time of origination, if that violation adversely affects the interests of the securityholders or the credit enhancer in that home loan. See "Certain Legal Aspects of the Trust Assets and
Related Matters" in the prospectus.

STATIC POOL INFORMATION

          Current static pool data with respect to home loans serviced by
Residential Funding is available on the internet at www.gmacrfcstaticpool.com.
Information presented under (i) "RFMSII" as the issuing entity/shelf, (ii) "HI"
as the series, and (iii) "2006-HI5" as the deal will include information regarding prior securitizations of home loans that are similar to the home loans included in this home loan pool, based on underwriting criteria and credit quality, and that information is referred to in this prospectus supplement as
Static Pool Data.

          The Static Pool Data is not deemed to be a part of the prospectus or the depositor's registration statement to the extent that the Static Pool Data related to (a) any issuing entity that was established before January 1, 2006 and (b) information relating to assets of any issuing entity established on or after January 1, 2006, which information related to periods prior to January 1,
2006.

          As used in the Static Pool Data, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

          From time to time, the master servicer or a subservicer will modify a home loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period, before the modifications become final.
During any such trial period, delinquencies are reported based on the home loan's original payment terms. The trial period is designed to evaluate both a borrower's desire to remain in the mortgaged property and, in some cases, a borrower's capacity to pay a higher monthly payment obligation. The trial period generally may extend to up to six months before a modification is finalized.
Once the modifications become final delinquencies are reported based on the modified terms. Generally if a borrower fails to make payments during a trial period, the home loan goes into foreclosure. Historically, the master servicer has not modified a material number of home loans in any pool. Furthermore, the rating agencies rating the notes impose certain limitations on the ability of the master servicer to modify loans.

          Charge offs are taken only when the master servicer has determined that it has received all payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any home loan.

                                      S-33

          There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the home loans included in the trust.

UNDERWRITING STANDARDS

          The following is a brief description of the various underwriting standards and procedures applicable to the home loans. For a more detailed description of the underwriting standards and procedures applicable to the home loans, see "Trust Asset Program--Underwriting Standards" and "--Guide Standards"
in the prospectus. Many of the home loans have been underwritten by Residential
Funding pursuant to an automated underwriting system. Any determination described below using an automated underwriting system will only be based on the information entered into the system and the information the system is programmed to review. See "Trust Asset Program--Underwriting Standards--Automated
Underwriting" in the prospectus.

          The seller's underwriting standards relating to the home loans generally will conform to those published in the client guide, and the provisions of the guide applicable to the home equity 125 loan program. The underwriting standards in the guide are continuously revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities. In most cases, the underwriting standards of Residential Funding as to the home loans originated or purchased by it place a greater emphasis on the creditworthiness and debt service capacity of the borrower than on the underlying collateral in evaluating the likelihood that a borrower will be able to repay the related home loan.

          Certain of the home loans have been originated or purchased under
"full documentation" programs, which include "fast doc/reduced," "lite doc" and
"paystub." Under a "fast doc/reduced" program, the borrower is required to provide information regarding income for a 12-month period. Under a "lite doc"
program, the originator only considers the borrower's base salary. Under a
"paystub" program, a borrower is required to provide information regarding employment for a 2-year period and paystubs covering a one-month period and the originator undertakes a verification of the borrower's employment. Certain of the home loans have been originated or purchased under "stated income," "no income/no asset", "no ratio" or "no document/no income" programs, which require less documentation and verification than do traditional "full documentation"
programs. Under a "stated income" or a "no ratio" program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a "no income/no asset" program, no verification of a borrower's income or assets is undertaken by the originator. Employment stability is a critical component in evaluation of the borrower's continuing ability to meet obligations under these programs. Under a "no documentation/no income" program, the borrower is not required to disclose or verify income, income source or assets. If assets are stated, they must be sufficient to cover the down payment.

          Residential Funding relies on a number of guidelines to assist underwriters in the credit review and decision process. The underwriting criteria provide for the evaluation of a loan applicant's creditworthiness through the use of a consumer credit report, verification of employment and a review of the debt-to-income ratio of the applicant. Income is verified through various means, including without limitation applicant interviews, written verifications with employers and review of pay stubs or tax returns. The borrower must demonstrate sufficient levels of disposable income to satisfy debt repayment requirements. For two- to four-family unit properties, rental income derived from the property may be considered.

          Residual income is the amount of the borrower's gross monthly income remaining after deducting monthly home loan payments on the home loan and all other home loans secured by a senior or junior lien

                                      S-34

on the mortgaged property, and monthly debt service on debts listed on a credit report or other documentation obtained in connection with the underwriting of the home loans.

          In determining the adequacy of the mortgaged property as collateral for home loans included in the home loan pool, an appraisal is made of each property considered for financing or, if permitted by the underwriting standards, the value of the related mortgaged property will be determined by the purchase price, a statistical valuation, or the stated value. The home loans purchased by Residential Funding and included in the home loan pool generally were originated subject to a maximum combined LTV ratio of 125%, and the related borrowers may have been permitted to retain as cash a limited amount of the proceeds of the home loans. In addition, the home loans were generally subject to a maximum loan amount of $150,000 and a maximum total monthly debt-to-income ratio of 50%. There can be no assurance that the combined LTV ratio or the debt-to-income ratio for any home loan will not increase from the levels established at origination.

          As to each home loan, the combined LTV ratio, in most cases, will be the ratio, expressed as a percentage, of (1) the sum of (A) the original principal balance of the home loan and (B) any outstanding principal balance, at origination of the home loan, of all other home loans, if any, secured by senior or subordinate liens on the related mortgaged property, to (2) the value of the mortgaged property as determined by an appraisal or, if permitted by the origination guidelines of Residential Funding, the purchase price of the property, a statistical valuation, or the stated value of the property.
Regardless of the method of determination, the appraised value will generally be the value that was submitted in connection with the origination of the home loan. This value may have been determined at a time prior to the origination of the home loan. For example, if the home loan was originated at the same time, or within 24 months of, another loan secured by the same mortgaged property, then the appraisal obtained in connection with the origination of the prior loan or the sales price may be used. However, for not more than 9.2% of the home loans, the value of the mortgaged property will be the value as stated by the related borrower in his or her application.

          The underwriting standards of Residential Funding may be varied in appropriate cases. The applicable underwriting standards include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a home loan will be considered to be originated in accordance with the underwriting standards described above if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a home loan may be considered to comply with the underwriting standards described above, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied. There can be no assurance that every home loan in the home loan pool was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the home loans will be equivalent under all circumstances.

BILLING AND PAYMENT PROCEDURES

          All of the home loans have payment dates that range throughout the month. Generally, there is a grace period of either 10 or 15 days after the due date when the borrower is allowed to make their payment without penalty. The subservicer sends monthly invoices to borrowers. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western
Union Quick Check, although an additional fee may be charged for these payment methods. Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.
Further, borrowers are afforded the opportunity to use electronic methods to both access and manage their respective accounts, including use of the subservicer's internet website.

                                      S-35

ORIGINATORS

GMAC Mortgage, LLC

          General. GMAC Mortgage, LLC ("GMACM") is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly-owned subsidiary of Residential Capital, LLC ("ResCap").
ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

          GMACM began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now
GMACM.

          GMACM maintains its executive and principal offices at 100 Witmer
Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

          In addition, GMACM purchases mortgage loans originated by GMAC Bank, which is wholly-owned by ResCap and an affiliate of GMACM. GMAC Bank is a Utah industrial bank and was formed in 2001.

          Loan Origination and Types of Mortgage Loans. GMAC Mortgage, LLC's
primary source for residential mortgage loan production is through the origination of loans through its retail branches and direct lending network.
GMAC Bank's primary source for residential mortgage loan production is through the origination of loans through its mortgage brokerage network and the purchase of loans in the secondary market (primarily from correspondent lenders).

          GMAC Mortgage, LLC originates and acquires mortgage loans that generally fall into one of the following four categories:

     o    Prime Conforming Mortgage Loans -- These are prime credit quality first-lien mortgage loans secured by single-family residences that are generally acceptable for purchase by Fannie Mae or Freddie Mac for inclusion in their guaranteed mortgage securities programs.

     o    Prime Non-Conforming Mortgage Loans -- These are prime credit quality first-lien mortgage loans secured by single-family residences that either (1) do not conform to the underwriting standards established by
          Fannie Mae or Freddie Mac, because they have original principal amounts exceeding Fannie Mae and Freddie Mac limits, which are commonly referred to as jumbo mortgage loans, or (2) have alternative documentation requirements and property or credit-related features
          (e.g., higher loan-to-value or debt-to-income ratios) but are otherwise considered prime credit quality due to other compensating factors.

     o    Government Mortgage Loans -- These are first-lien mortgage loans secured by single-family residences that are insured by the Federal
          Housing Administration or guaranteed by the Veterans Administration.

     o    Second-Lien Mortgage Loans -- These are open- and closed-end mortgage loans secured by a second or more junior lien on single-family residences, which include home equity mortgage loans.

                                      S-36

          The following tables set forth the mortgage loans originated by GMAC
Mortgage, LLC for the periods indicated and the annual average number of such loans for the same period. GMAC Mortgage, LLC originated a residential mortgage loan portfolio of approximately $55.4 billion, $7.0 billion, $3.4 billion and
$5.8 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC originated a residential mortgage loan portfolio of approximately $32.7 billion, $8.4 billion, $2.9 billion and $13.1 billion for the nine months ended September 30,
2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.
The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b)
the prior year volume.

                                      S-37

                    GMAC MORTGAGE, LLC ORIGINATION EXPERIENCE

                                      FOR THE
                                       NINE
                                      MONTHS
                                       ENDED
                                     SEPTEMBER               FOR THE YEAR ENDED DECEMBER 31,
                                        30,                  -------------------------------
                                       2006        2005        2004        2003       2002
                                     --------    --------    --------    --------   --------

Prime conforming mortgage loans
   No. of Loans ..................    176,341     275,148     276,444     558,204    367,612
   Dollar Amount of  Loans .......   $ 32,676    $ 50,003    $ 45,635    $ 89,271   $ 55,407
   Percentage Change
from Prior Year ..................     (34.65)%      9.57%     (48.88)%     61.12%       N/A
   Prime non-conforming mortgage
loans
   No. of Loans ..................     25,392      96,291     101,883      41,202     23,391
   Dollar Amount of Loans ........   $  8,434    $ 27,903    $ 28,522    $ 13,451   $  7,010
   Percentage Change
from Prior Year ..................     (69.77)%     (2.17)%    112.04%      91.88%       N/A
   Government mortgage loans
   No. of Loans ..................     19,971      31,164      40,062      49,988     30,234
   Dollar Amount of Loans ........   $  2,884    $  4,251    $  4,834    $  4,929   $  3,399
   Percentage Change
from Prior Year ..................     (32.16)%    (12.06)%     (1.93)%     45.01%       N/A
   Second-lien mortgage loans
   No. of Loans ..................    207,779     167,949     163,233     161,036    129,201
   Dollar Amount of Loans ........   $ 13,075    $  9,389    $  8,457    $  6,803   $  5,802
   Percentage Change
from Prior Year ..................      39.26%      11.02%      24.31%      17.25%       N/A
   Total mortgage loans originated
   No. of Loans ..................    429,483     570,552     581,622     810,430    550,438
   Dollar Amount of Loans ........   $ 57,069    $ 91,546    $ 87,448    $114,454   $ 71,618
   Percentage Change
from Prior Year ..................     (37.66)%      4.69%     (23.60)%     59.81%       N/A

          GMAC Mortgage, LLC originated approximately 15.6% of the home loans by cut-off date balance. See also the "Description of the Servicing Agreement--The
Master Servicer and Subservicers--GMAC Mortgage, LLC."

          Capital One Home Loans LLC

          Capital One Home Loans LLC originated approximately 25.2% of the home loans by cut-off date balance. Capital One Home Loans LLC is a Delaware limited liability company.

          M&I Bank FSB

                                      S-38

          M&I Bank FSB originated approximately 14.2% by principal balance of the home loans. M&I Bank FSB is a federal savings bank chartered under the laws of the United States.

          Homecomings Financial, LLC

          Homecomings is a Delaware limited liability company and wholly-owned subsidiary of Residential Funding. Homecomings originated approximately 5.7% of the home loans by cut-off date balance. See also the "Description of the
Servicing Agreement--The Master Servicer and Subservicers--Homecomings
Financial, LLC"

          Substantially all of the home loans were originated in accordance with the underwriting standards of Residential Funding as described under
"--Underwriting Standards" above.

REPRESENTATIONS AND WARRANTIES

          Each person that sold home loans to Residential Funding made limited representations and warranties regarding the related home loans as of the date they are purchased by Residential Funding. However, those representations and warranties will not be assigned to the owner trustee or the indenture trustee for the benefit of the holders of the securities or the credit enhancer, so a breach of those representations and warranties will not be enforceable on behalf of the trust.

ADDITIONAL INFORMATION

          The description in this prospectus supplement of the home loan pool and the mortgaged properties is based upon the home loan pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due during the month of the cut-off date. Prior to the issuance of the notes, Residential Funding may remove home loans from the home loan pool as a result of incomplete or defective documentation, or if it determines that the home loan does not satisfy the characteristics described in this prospectus supplement. Residential Funding may also add a limited number of other home loans to the home loan pool prior to the issuance of the notes in substitution for removed loans. The information in this prospectus supplement will be substantially representative of the characteristics of the home loan pool as it will be constituted at the time the notes are issued, although the range of loan rates and maturities and some other characteristics of the home loans in the home loan pool may vary. In the event home loans are removed from or added to the home loan pool after the date hereof prior to the closing and any material pool characteristics of the actual home loan pool differ by 5% or more from the description of the home loan pool in this prospectus supplement, a current report on Form 8-K describing the final home loan pool will be filed with the Securities and Exchange Commission within four business days of the related closing.

          A current report on Form 8-K will be available to purchasers of the notes and will be filed by the issuing entity, in its own name, together with the servicing agreement, the indenture, the trust agreement and the home loan purchase agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the notes.

                               THE CREDIT ENHANCER

          The credit enhancer has supplied the following information for inclusion in this prospectus supplement.

          The credit enhancer is a New York stock insurance corporation that writes financial guaranty insurance in respect of public finance and structured finance obligations and other financial obligations,

                                      S-39

including credit default swaps. The credit enhancer is licensed to engage in the financial guaranty insurance business in all 50 states, the District of
Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and the
United Kingdom.

          The credit enhancer is a direct, wholly-owned subsidiary of FGIC
Corporation, a Delaware corporation. At September 30, 2006, the principal owners of FGIC Corporation and the approximate percentage of its outstanding common stock owned by each were as follows: The PMI Group, Inc. - 42%; affiliates of the Blackstone Group L.P. - 23%; and affiliates of the Cypress Group L.L.C. -
23%. Neither FGIC Corporation nor any of its stockholders or affiliates is obligated to pay any debts of the credit enhancer or any claims under any insurance policy, including the Policy, issued by the credit enhancer.

          The credit enhancer is subject to the insurance laws and regulations of the State of New York, where the credit enhancer is domiciled, including New
York's comprehensive financial guaranty insurance law. That law, among other things, limits the business of each financial guaranty insurer to financial guaranty insurance (and related lines); requires that each financial guaranty insurer maintain a minimum surplus to policyholders; establishes limits on the aggregate net amount of exposure that may be retained in respect of a particular issuer or revenue source (known as single risk limits) and on the aggregate net amount of exposure that may be retained in respect of particular types of risk as compared to the policyholders' surplus (known as aggregate risk limits); and
establishes contingency, loss and unearned premium reserve requirements. In addition, the credit enhancer is also subject to the applicable insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance business. The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction.

          The following table sets forth the capitalization of the credit enhancer and subsidiaries as of September 30, 2006, December 31, 2005 and
December 31, 2004, on the basis of U.S. generally accepted accounting principles
("GAAP").

              FINANCIAL GUARANTY INSURANCE COMPANY AND SUBSIDIARIES
                        CONSOLIDATED CAPITALIZATION TABLE
                              (DOLLARS IN MILLIONS)

                                                SEPTEMBER 30, 2006
                                                   (UNAUDITED)       DECEMBER 31, 2005   DECEMBER 31, 2004
                                                ------------------   -----------------   -----------------

Unearned Premiums                                    $1,324                $1,201              $1,043
Other Liabilities                                       926                   140                 121
                                                     ------                ------              ------
Total Liabilities                                     2,250                 1,341               1,164
                                                     ------                ------              ------
Stockholder's Equity
   Common Stock                                          15                    15                  15
   Additional Paid-in Capital                         1,900                 1,895               1,883
   Accumulated Other
      Comprehensive Income (Loss), net of tax             3                   (14)                 15
Retained Earnings                                       651                   471                 265
                                                      -----                 -----               -----
Total Stockholder's Equity                            2,569                 2,367               2,178
                                                      -----                 -----               -----
Total Liabilities and
   Stockholder's Equity                              $4,819                $3,708              $3,342
                                                     ======                ======              ======

          The audited consolidated financial statements of the credit enhancer and subsidiaries as of December 31, 2005 and 2004 and for the years ended
December 31, 2005 and 2004, and for the periods from December 18, 2003 through
December 31, 2003 and from January 1, 2003 through December 17, 2003, are included as Exhibit 99.1 and the unaudited consolidated financial statements of the credit enhancer and subsidiaries as of September 30, 2006 and for the three and nine- month periods ended

                                      S-40

September 30, 2006 and 2005, are included as Exhibit 99.2, in each case, to the
Current Report on Form 8-K filed by the depositor on December 20, 2006 (SEC file number 333-131196) in connection with the registration statement of which this prospectus supplement is a part. Those financial statements are hereby incorporated by reference in this prospectus supplement. Any statement contained herein under the heading "The Credit Enhancer" or in Exhibit 99.1 or Exhibit
99.2, shall be modified or superseded to the extent required by any statement in any document subsequently incorporated by reference in this prospectus supplement with the approval of the credit enhancer, and shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

          All financial statements of the credit enhancer (if any) included in documents filed by the depositor with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of
1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such documents.

          THE NEW YORK STATE INSURANCE DEPARTMENT RECOGNIZES ONLY STATUTORY
ACCOUNTING PRACTICES ("SAP") FOR DETERMINING AND REPORTING THE FINANCIAL
CONDITION AND RESULTS OF OPERATIONS OF AN INSURANCE COMPANY, FOR DETERMINING ITS
SOLVENCY UNDER THE NEW YORK INSURANCE LAW AND FOR DETERMINING WHETHER ITS
FINANCIAL CONDITION WARRANTS THE PAYMENT OF A DIVIDEND TO ITS STOCKHOLDERS.
ALTHOUGH THE CREDIT ENHANCER PREPARES BOTH GAAP AND SAP FINANCIAL STATEMENTS, NO
CONSIDERATION IS GIVEN BY THE NEW YORK STATE INSURANCE DEPARTMENT TO FINANCIAL
STATEMENTS PREPARED IN ACCORDANCE WITH GAAP IN MAKING SUCH DETERMINATIONS. A
DISCUSSION OF THE PRINCIPAL DIFFERENCES BETWEEN SAP AND GAAP IS CONTAINED IN THE
NOTES TO THE CREDIT ENHANCER'S AUDITED SAP FINANCIAL STATEMENTS.

          Copies of the credit enhancer's most recently published GAAP and SAP financial statements are available upon request to: Financial Guaranty Insurance
Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate
Communications Department. The credit enhancer's telephone number is (212)
312-3000.

          NEITHER THE CREDIT ENHANCER NOR ANY OF ITS AFFILIATES ACCEPTS ANY
RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF, NOR HAVE THEY PARTICIPATED
IN THE PREPARATION OF, THE PROSPECTUS, THE PROSPECTUS SUPPLEMENT OR ANY
INFORMATION OR DISCLOSURE THAT IS PROVIDED TO POTENTIAL PURCHASERS OF THE NOTES,
OR OMITTED FROM SUCH DISCLOSURE, OTHER THAN WITH RESPECT TO THE ACCURACY OF
INFORMATION REGARDING THE CREDIT ENHANCER AND THE POLICY SET FORTH UNDER THE
HEADING "THE CREDIT ENHANCER" AND "DESCRIPTION OF THE FINANCIAL GUARANTY
INSURANCE POLICY" HEREIN. IN ADDITION, THE CREDIT ENHANCER MAKES NO
REPRESENTATION REGARDING THE NOTES OR THE ADVISABILITY OF INVESTING IN THE
NOTES.

RECENT DEVELOPMENTS

          On November 15, 2006, the credit enhancer received a subpoena from the
Antitrust Division of the U.S. Department of Justice. Based upon press reports, the credit enhancer believes that the subpoena relates to an ongoing criminal investigation of alleged bid rigging of awards of municipal guaranteed investment contracts ("Municipal GICs") and that several other companies
(including other financial guarantors) have received similar subpoenas. Until
December 18, 2003, when the credit enhancer was acquired from General Electric
Capital Corporation ("GE Capital") by its current owners, the credit enhancer was affiliated with certain companies (the "Former Affiliates") that provided
Municipal GICs. The Former Affiliates remained a part of GE Capital after the acquisition of the credit enhancer, and the outstanding Municipal GICs remained with the Former Affiliates. The subpoena contains no allegations

                                      S-41

or statements concerning the activities of the credit enhancer. The credit enhancer intends to cooperate fully with the investigation.

THE CREDIT ENHANCER'S CREDIT RATINGS

          The financial strength of the credit enhancer is rated "AAA" by
Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., "Aaa" by
Moody's Investors Service, Inc. and "AAA" by Fitch Ratings. Each rating of the credit enhancer should be evaluated independently. The ratings reflect the respective ratings agencies' current assessments of the insurance financial strength of the credit enhancer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the notes, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. The credit enhancer does not guarantee the market price or investment value of the notes nor does it guarantee that the ratings on the notes will not be revised or withdrawn.

                          DESCRIPTION OF THE SECURITIES

GENERAL

          The notes will be issued under the indenture. The certificates will be issued under the trust agreement. The following summaries describe provisions of the securities, the indenture and the trust agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement.

          The Series 2006-HI5 Home Loan-Backed Notes will consist of the Class
A-1, Class A-2, Class A-3 and Class A-4 Notes, which together are sometimes referred to as the Class A Notes.

          The notes will be secured by the assets of the trust pledged by the issuing entity to the indenture trustee under the indenture which will consist of:

          o    the home loans;

          o    all amounts on deposit in the Payment Account; and

          o    proceeds of the above.

          In addition, on the closing date, the credit enhancer will issue the
Policy (as defined below) in favor of the indenture trustee for the benefit of the holders of the Class A Notes.

          The notes will be available only in book-entry form through facilities of The Depository Trust Company, or DTC. The Class A Notes will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. The notes will be represented by one or more notes registered in the name of Cede & Co., as the nominee of DTC. No beneficial owner will be entitled to receive a note of any class in fully registered form, or a definitive note, except as described in the prospectus under "Description of the Securities--Form of Securities".

          For additional information regarding DTC and the DTC registered notes, see "Description of the Securities--Form of Securities" in the prospectus and
Annex I to this prospectus supplement.

                                      S-42

GLOSSARY OF TERMS

          The following terms are given the meanings shown below to help describe the cash flows on the notes:

          ACCRUED NOTE INTEREST--With respect to any class of notes and any payment date, an amount equal to interest accrued for the related Interest
Accrual Period on the related note balance immediately prior to that payment date at the related Note Rate for that payment date. Accrued Note Interest for the Class A Notes (other than the Class A-1 Notes) will be calculated on the basis of a 30-day month in the related Interest Accrual Period and a 360-day year. Accrued Note Interest for the Class A-1 Notes will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a
360-day year.

          COLLECTION PERIOD--As to any payment date, the calendar month preceding the month of that payment date.

          DEFICIENCY AMOUNT--With respect to any class of notes and any payment date, the sum of (i) the excess, if any, of (a) (1) the aggregate amount of
Accrued Note Interest on such payment date less (2) an amount equal to any
Prepayment Interest Shortfalls and Relief Act Shortfalls on the home loans during the related Collection Period, over (b) the amount available for interest distributions on the notes on that payment date, (ii) any Liquidation Loss
Amount, to the extent not distributed as part of the Liquidation Loss Payment
Amount or covered by a reduction of the Outstanding Reserve Amount and (iii) the aggregate note balance of the notes on the payment date in December 2036, if outstanding after giving effect to all other payments of principal on such notes on such payment date from all sources other than the Policy.

          INSURED PAYMENT--With respect to (i) any payment date and the notes, the sum of (a) any Deficiency Amount and (b) any Preference Amount and (ii) any
other date, any Preference Amount.

          INTEREST ACCRUAL PERIOD--With respect to (i) the Class A-1 Notes (a)
as to the payment date in January 2007, the period commencing on the closing date and ending on the day preceding the payment date in January 2007, and (b)
as to any payment date after the payment date in January 2007, the period commencing on the payment date in the month immediately preceding the month in which that payment date occurs and ending on the day preceding that payment date and (ii) each class of notes, other than the Class A-1 Notes, and any payment date, the calendar month preceding the month in which the related payment date occurs.

          INTEREST COLLECTIONS--As to any payment date, an amount equal to the sum of:

          o    the portion allocable to interest of all scheduled monthly payments on the home loans received during the related Collection
               Period, reduced by the administrative fees for that Collection
               Period;

          o    the portion allocable to interest of all Net Liquidation Proceeds and proceeds from repurchases of, and some amounts received in connection with any substitutions for, the related home loans, received or deemed received during the related Collection Period, reduced by any related administrative fees for that Collection
               Period;

          o    the interest portion of the cash purchase price paid in
               connection with any optional purchase of the home loans by the master servicer; and

                                      S-43

          o    any proceeds and recoveries on a home loan received during the related Collection Period, after it becomes a Liquidated Home
               Loan, allocated to interest collections pursuant to the servicing agreement, reduced by administrative fees for such Collection
               Period.

          LIBOR--The London interbank offered rate for one month United States
Dollar deposits determined as described in this prospectus supplement.

          LIQUIDATED HOME LOAN--As to any payment date, any home loan which the master servicer has determined, based on the servicing procedures specified in the servicing agreement, as of the end of the preceding Collection Period, that all liquidation proceeds which it expects to recover in connection with the disposition of the related mortgaged property have been recovered. In addition, the master servicer will treat any home loan that is 180 days or more delinquent as having been finally liquidated.

          LIQUIDATION LOSS AMOUNT--With respect to any payment date and any home loan that became a Liquidated Home Loan during the related Collection Period, the unrecovered portion of the principal balance of that home loan at the end of such Collection Period, after giving effect to the Net Liquidation Proceeds applied to reduce the principal balance of that home loan. In addition, as to any home loan for which the principal balance has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a
Liquidation Loss Amount.

          LIQUIDATION LOSS PAYMENT AMOUNT--As to any payment date, an amount equal to the lesser of (i) the amount available for payment to the notes as described in clause fourth under "--Allocation of Payments on the Home Loans"
below and (ii) the sum of (a) 100% of the Liquidation Loss Amounts incurred on the home loans during the related Collection Period and (b) any Liquidation Loss
Amounts remaining unpaid from any preceding Collection Period, to the extent not reflected on such preceding payment date by a reduction of the Outstanding
Reserve Amount.

          NET LIQUIDATION PROCEEDS--As to any Liquidated Home Loan, the
proceeds, including Insurance Proceeds, but excluding amounts drawn on the
Policy, received in connection with the liquidation of the home loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of the proceeds that exceed the principal balance of the home loan at the end of the Collection Period immediately preceding the Collection Period in which the home loan became a
Liquidated Home Loan.

          NOTE RATE--With respect to (i) the Class A-1 Notes and any Interest
Accrual Period, the lesser of (a) LIBOR plus 0.10% per annum and (b) 9.000% per annum and (ii) the Class A-2, Class A-3 and Class A-4 Notes and any Interest
Accrual Period, 5.52%, 5.50% and 5.70% per annum, respectively; provided, however, the Note Rate for the Class A-4 Notes will increase by 0.50% per annum on the second payment date following the first possible payment date on which the master servicer can exercise its option to purchase all of the remaining home loans from the trust as described in "--Maturity and Optional Redemption"
below.

          NOTICE--A written notice in the form attached as an exhibit to the
Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the indenture trustee to the credit enhancer specifying the information set forth therein.

          OUTSTANDING RESERVE AMOUNT--With respect to any payment date, the amount, if any, by which the pool balance, after applying payments received in the related Collection Period exceeds the aggregate note balance of the notes on the payment date, after application of Principal Collections and Liquidation
Loss Payment Amounts for that payment date. The Outstanding Reserve Amount will be increased by

                                      S-44

payments of the Reserve Increase Amount, if any, to the notes. As of the closing date, the Outstanding Reserve Amount will be equal to approximately 1.05% of the aggregate unpaid principal balance of the home loans as of the close of business on the business day prior to the cut-off date.

          POLICY--The financial guaranty insurance policy provided by the credit enhancer, dated as of December 28, 2006, with respect to the Class A Notes.

          PREFERENCE AMOUNT--Any amount previously paid to a noteholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy court pursuant to the United States Bankruptcy Code (11 U.S.C.), as
amended from time to time, in accordance with a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a "Final
Order").

          PREPAYMENT INTEREST SHORTFALL--With respect to any payment date, the aggregate shortfall, if any, in collections of interest, adjusted to the related net home loan rate, resulting from borrower prepayments during the related
Collection Period. These shortfalls will result because interest on prepayments in full is paid only to the date of prepayment, and because no interest is paid on prepayments in part, as prepayments in part are applied to reduce the outstanding principal balance of the home loans as of the due date immediately preceding the date or prepayment. These shortfalls will reduce the amount of
Interest Collections on the home loans and will not be covered by the master servicer, the credit enhancer or any other person.

          PRINCIPAL COLLECTION PAYMENT AMOUNT--As to any payment date, the total
Principal Collections (reduced by any portion used to pay interest on the notes)
for that payment date; provided however, on any payment date as to which the
Outstanding Reserve Amount that would result without regard to this proviso exceeds the Reserve Amount Target, the Principal Collection Payment Amount will be reduced to an amount not less than zero by the amount of the excess until the
Outstanding Reserve Amount equals the Reserve Amount Target. To the extent the
Reserve Amount Target decreases on any payment date, the amount of the Principal
Collection Payment Amount will be reduced on that payment date and on each subsequent payment date to the extent the remaining Outstanding Reserve Amount is in excess of the reduced Reserve Amount Target until the Outstanding Reserve
Amount equals the Reserve Amount Target.

          PRINCIPAL COLLECTIONS--As to any payment date, an amount equal to the sum of:

          o    the principal portion of all scheduled monthly payments on the home loans received in the related Collection Period;

          o    the principal portion of all proceeds of the repurchase of home loans, some amounts received in connection with any
               substitutions, and the principal portion of the cash purchase price paid by the master servicer in any optional purchase of the home loans; and

          o    the principal portion of all other unscheduled collections, received or deemed received during the related Collection Period, including full and partial mortgagor principal prepayments on the home loans, Insurance Proceeds and Net Liquidation Proceeds, to the extent not previously paid.

          RELIEF ACT SHORTFALL--With respect to any payment date, the aggregate shortfall, if any, in collections of interest, as a result of the application of the Servicemembers Civil Relief Act or similar legislation or regulations. These shortfalls will reduce the amount of Interest Collections on the home loans and will not be covered by the master servicer, the credit enhancer or any other person.

                                      S-45

          RESERVE AMOUNT TARGET--As to any payment date prior to the Stepdown
Date, an amount equal to 5.90% of the aggregate cut-off date pool balance. On or after the Stepdown Date, the Reserve Amount Target will be equal to the lesser of (i) the Reserve Amount Target as of the cut-off date and (ii) 11.80% of the aggregate pool balance after applying payments received in the related
Collection Period, but not lower than 0.50% of the aggregate cut-off date pool balance. However, any scheduled reduction to the Reserve Amount Target described in the preceding sentence shall not be made as of any payment date unless:

          (i)  either (a) the aggregate cumulative Liquidation Loss Amount on the home loans from the cut-off date through the end of the
               Collection Period immediately prior to such payment date is less than:

               (A)  6.55% of the pool balance as of the cut-off date, if such payment date is the 31st through 36th payment date,

               (B)  8.00% of the pool balance as of the cut-off date, if such payment date is the 37th through 48th payment date,

               (C)  9.00% of the pool balance as of the cut-off date, if such payment date is the 49th through 60th payment date,

               (D)  12.00% of the pool balance as of the cut-off date, if such payment date is the 61st through 72nd payment date, or

               (E)  14.00% of the pool balance as of the cut-off date, if such payment date is the 73rd payment date (or any payment date thereafter) or

               (b) the average of the aggregate Liquidation Loss Amount on the home loans that became Liquidated Home Loans during the related
               Collection Period, as determined for the current and five
               previous payment dates, is less than 50% of the average of the amount remaining in the Payment Account on such payment date following the payments described in clauses first through fifth under "--Allocation of Payments on the Home Loans" below (other than the payments described in clause third under "--Allocation of Payments on the Home Loans" below), as determined for the current and five previous payment dates and

          (ii) there has been no draw on the Policy on such payment date that remains unreimbursed.

          In addition, the Reserve Amount Target may be reduced with the prior written consent of the credit enhancer and notice to the rating agencies.

          RESERVE INCREASE AMOUNT--As to any payment date, an amount equal to the lesser of (i) the amount available for payment to the notes as described in clause sixth under "--Allocation of Payments on the Home Loans" below and (ii)
the excess, if any, of (a) the Reserve Amount Target over (b) the Outstanding
Reserve Amount.

          STEPDOWN DATE--The later of:

          o    the payment date in July 2009, and

          o    the first payment date on which the aggregate pool balance, after applying payments received in the related Collection Period, is less than or equal to 50.00% of the aggregate pool balance as of the cut-off date.

                                      S-46

PAYMENTS

          Payments on the notes will be made by the indenture trustee or the paying agent beginning in January 2007 on the 25th day of each month or the following business day if the 25th is not a business day. Each of these dates is referred to as a payment date. Payments on the notes will be made to the persons in whose names the notes are registered at the close of business on the day prior to each payment date, with respect to the Class A-1 Notes, and at the close of business on the last day of the prior calendar month, with respect to the notes other than the Class A-1 Notes. See "Description of the
Securities--Distributions of Principal and Interest on the Securities" in the
prospectus. Payments will be made by check or money order mailed to the address of the person which appears on the security register, or upon the request of a holder owning notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise. In the case of book-entry notes, payments will be made by wire transfer to DTC or its nominee in amounts calculated on the determination date as described in this prospectus supplement. However, the final payment relating to the notes will be made only upon presentation and surrender of the notes at the office or the agency of the indenture trustee specified in the notice to holders of the final payment. A business day is any day other than a Saturday or Sunday or a day on which banking institutions in the State of California, Minnesota, New York, Pennsylvania, Texas, Illinois or
Delaware are required or authorized by law to be closed.

INTEREST PAYMENTS

          On each payment date, holders of each class of the Class A Notes will be entitled to receive interest payments in an amount equal to the Accrued Note
Interest on that class for that payment date, plus any unpaid Accrued Note
Interest remaining unpaid from any prior payment date, on a pro rata basis, to the extent of deposits in the Payment Account for that payment date.

          Interest payments will be made on the notes on each payment date at the related Note Rate. Interest on any class of notes relating to any payment date will accrue during the related Interest Accrual Period on the note balance of that class at the related Note Rate for that payment date. Interest payments on the notes will be funded from payments on the home loans and, if necessary, from draws on the Policy to the extent provided below.

          Prepayment Interest Shortfalls and Relief Act Shortfalls will reduce the amount of interest collected from the home loans on any payment date. To the extent the amount available for interest distributions on the notes is less than the aggregate amount of note interest on the notes, a draw on the Policy will be made. However, to the extent such a shortfall is as a result of Prepayment
Interest Shortfalls or Relief Act Shortfalls, the shortfall will not be covered by the Policy, and the shortfall will reduce the amount of Accrued Note Interest on the notes on a pro rata basis, based on the amount of Accrued Note Interest on each class of notes for that payment date.

DETERMINATION OF LIBOR

          The Note Rate on the Class A-1 Notes for any Interest Accrual Period,
including the initial Interest Accrual Period, will be determined on the second
LIBOR business day prior to the first day of that Interest Accrual Period--the
LIBOR rate adjustment date.

          On each LIBOR rate adjustment date, or if such adjustment date is not a business day for the indenture trustee, the next succeeding business day,
LIBOR shall be established by the indenture trustee and as to any Interest
Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00
A.M., London time, on that LIBOR rate adjustment date. Dow Jones Telerate Screen
Page 3750 means the display designated as

                                      S-47

page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service (or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the indenture trustee after consultation with the master servicer and the credit enhancer), the rate will be the reference bank rate.

          The reference bank rate will be determined as of 11:00 A.M., London time, on the LIBOR rate adjustment date, on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks to prime banks in the London interbank market for a period of one month in amounts approximately equal to the note balance of the Class A-1 Notes. The reference banks shall be three major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the master servicer and the credit enhancer. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with the master servicer and the credit enhancer, as of 11:00
A.M., New York City time, on that date for loans in U.S. Dollars to leading
European banks for a period of one month in amounts approximately equal to the note balance of the Class A-1 Notes. If no such quotations can be obtained, the rate will be LIBOR for the prior payment date; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a payment date would be based on LIBOR for the previous payment date for the third consecutive payment date, the indenture trustee shall select an alternative comparable index over which the indenture trustee has no control, used for determining one-month
Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than
(a) a Saturday or a Sunday or (b) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

          The establishment of LIBOR by the indenture trustee and the indenture trustee's subsequent calculation of the Note Rate applicable to the Class A-1
Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

PRINCIPAL PAYMENTS

          On each payment date, principal payments will be due and payable on the notes in a total amount equal to the aggregate of the following:

          o    the Principal Collection Payment Amount,

          o    the Liquidation Loss Payment Amount and

          o    the Reserve Increase Amount.

          On the payment date in December 2036, principal will be due and payable on each class of notes in an amount equal to the related remaining note balance, if any.

          Such amounts will be payable out of available funds collected from the home loans and, if appropriate, draws on the Policy. All payments of principal to the notes will be allocated among the notes in accordance with the priorities described in the next section. In no event will principal payments on any class of notes on any payment date exceed the related note balance on that date.

                                      S-48

ALLOCATION OF PAYMENTS ON THE HOME LOANS

          The indenture trustee on behalf of the trust will establish a Payment
Account into which the master servicer will deposit Principal Collections and
Interest Collections for each payment date on the business day prior to that payment date. The Payment Account will be an Eligible Account and amounts on deposit in the Payment Account will be invested in permitted investments. On each payment date, Principal Collections and Interest Collections in the Payment
Account, together with any amounts paid under the Policy, will be allocated in the following order of priority:

          o    first, to pay the credit enhancer the premium for the Policy, along with any previously unpaid premiums for the Policy with interest;

          o    second, to pay Accrued Note Interest due on the note balance of the notes, plus any Accrued Note Interest remaining unpaid from any prior payment date;

          o    third, to pay as principal on the notes an amount equal to the
               Principal Collection Payment Amount for that payment date;

          o    fourth, to pay as principal on the notes an amount equal to the
               Liquidation Loss Payment Amount for that payment date;

          o    fifth, to reimburse the credit enhancer for prior draws made on the Policy, with interest;

          o    sixth, to pay as principal on the notes an amount equal to the
               Reserve Increase Amount for that payment date;

          o    seventh, to pay the credit enhancer any other amounts owed under the insurance agreement; and

          o    eighth, to pay any remaining amounts to the holders of the certificates.

          Any payments of principal allocable to the Class A Notes shall be paid sequentially, to the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class
A-4 Notes, in that order, in each case until the outstanding note balance of each of these classes of notes has been reduced to zero.

          On the payment date in December 2036, principal will be due and payable on each class of notes in amounts equal to the related note balance, if any. In no event will principal payments on any class of notes on any payment date exceed the related note balance on that date.

THE PAYING AGENT

          The paying agent shall initially be the indenture trustee. The paying agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the noteholders.

LIMITED HOME LOAN PURCHASE RIGHT

          The servicing agreement will provide that the master servicer will have the option at any time to purchase any of the home loans from the trust at a purchase price equal to the unpaid principal balance plus accrued interest of each home loan so purchased, up to a maximum of five home loans. In the event

                                      S-49

that this option is exercised as to any five home loans in the aggregate, this option will thereupon terminate.

MATURITY AND OPTIONAL REDEMPTION

          Each class of notes will be payable in full on the payment date in
December 2036, in each case to the extent of any accrued and unpaid interest and the outstanding note balance on that date, if any. In addition, a payment may be made in full redemption of the notes upon the exercise by the master servicer of its option to purchase all of the home loans and related assets; provided, however, that no such optional redemption will be permitted if it would result in a draw under the Policy unless the credit enhancer consents to such optional redemption. This option may be exercised on any payment date on which the pool balance, after applying payments received in the related Collection Period, is reduced to less than 10% of the pool balance as of the cut-off date. In the event that all of the home loans are purchased by the master servicer, the purchase price will be equal to the sum of the aggregate unpaid loan balance of each home loan and any accrued and unpaid interest at the weighted average of the loan rates through the day preceding the payment date on which the purchase occurs, together with all amounts due and owing to the credit enhancer.

THE CERTIFICATES

          Under the trust agreement, the issuing entity will also issue the Home
Loan-Backed Certificates, Series 2006-HI5, which may be retained by the depositor or transferred to any of its affiliates, subsidiaries of the sponsor or any other party in a transaction exempt from registration under the
Securities Act of 1933, as amended. Only the notes are offered for sale pursuant to this prospectus supplement and the accompanying prospectus.

             DESCRIPTION OF THE FINANCIAL GUARANTY INSURANCE POLICY

          The credit enhancer has supplied the following information for inclusion in this prospectus supplement.

          Financial Guaranty Insurance Company, the credit enhancer, in consideration of the right of the credit enhancer to receive monthly premiums as provided in the Insurance Agreement and subject to the terms of the Policy, will unconditionally and irrevocably agree to pay each Insured Payment to the indenture trustee or its successor, as indenture trustee for the noteholders, to the extent set forth in the indenture.

          The credit enhancer will pay a Deficiency Amount with respect to the
Class A Notes by 12:00 noon (New York City time) in immediately available funds to the indenture trustee on the later of (i) the second business day following receipt in New York, New York on a business day by the credit enhancer of a
Notice from the indenture trustee that a Deficiency Amount is due in respect of the Class A Notes and (ii) the payment date on which the related Deficiency
Amount is payable to the Holders pursuant to the indenture, for payment to the
Holders in the same manner as other payments with respect to the Class A Notes are required to be made. Any Notice received by the credit enhancer (i) after
12:00 noon (New York City time) on a given business day or (ii) on any day that is not a business day shall be deemed to have been received by the credit enhancer on the next succeeding business day. In addition, if any Notice received by the credit enhancer is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received by the credit enhancer, and the credit enhancer will promptly so advise the indenture trustee, and the indenture trustee may submit an amended Notice.

                                      S-50

          If any portion or all of any amount that is insured under the Policy that was previously paid to a Holder of Class A Notes is recovered as a
Preference Amount, the credit enhancer will pay on the guarantee described in the first paragraph in this section, an amount equal to each such Preference
Amount by 12:00 noon (New York City time) on the second business day following receipt by the credit enhancer on a business day of (w) a certified copy of the
Final Order, (x) an opinion of counsel satisfactory to the credit enhancer that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to the credit enhancer, irrevocably assigning to the credit enhancer all rights and claims of the indenture trustee and/or such
Holder of the Class A Notes relating to or arising under such Preference Amount and constituting an appropriate instrument, in form reasonably satisfactory to the credit enhancer, appointing the credit enhancer as the agent of the indenture trustee and/or the Holder in respect of such Preference Amount, including, without limitation, in any legal proceeding relating to the
Preference Amount, and (z) a Notice appropriately completed and executed by the indenture trustee or such Holder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the indenture trustee or Holder of the Class
A Notes directly (unless the Holder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such Final Order in which case payment will be made to the indenture trustee for payment to the Holder upon delivery of proof of such payment reasonably satisfactory to the credit enhancer). Notwithstanding the foregoing, in no event shall the credit enhancer be (i) required to make any payment under the Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the credit enhancer under the Policy, or
(ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal balance of any Class A Notes, prior to the time the credit enhancer otherwise would have been required to make a payment under the Policy in respect of such principal, in which case the credit enhancer shall pay the balance of the Preference Amount when such amount otherwise would have been required to be paid under the Policy.

          Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by the credit enhancer after 12:00 noon
(New York City time) on a given business day or on any day that is not a business day shall be deemed to have been received by the credit enhancer on the next succeeding business day. If any such notice or documents received by the credit enhancer are not in proper form or are otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received by the credit enhancer, and the credit enhancer will promptly so advise the indenture trustee, and the indenture trustee may submit amended documents.
All payments made by the credit enhancer under the Policy in respect of
Preference Amounts will be made with the credit enhancer's own funds.

          Upon payment of any Insured Payment, the credit enhancer will be fully subrogated to the rights of the Holders to receive the amount so paid. The credit enhancer's obligations with respect to the Class A Notes with respect to each payment date will be discharged to the extent funds consisting of the related Deficiency Amount are received by the indenture trustee on behalf of the
Holders for payment to such Holders, as provided in the indenture and the
Policy, whether or not such funds are properly applied by the indenture trustee.

          The Policy is non-cancelable for any reason, including nonpayment of any premium. The premium on the Policy is not refundable for any reason, including the payment of any Class A Notes prior to their respective maturities.
The Policy shall expire and terminate without any action on the part of the credit enhancer or any other person on the date that is the later of (i) the date that is one year and one day following the date on which the Class A Notes shall have been paid in full and (ii) if any insolvency proceeding referenced in the third preceding paragraph with respect to which the depositor is the debtor has been commenced on or prior to the date specified in clause (i) above, the
30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

                                      S-51

          The Policy will not cover any Relief Act Shortfalls or Prepayment
Interest Shortfalls allocated to the Class A Notes, nor will it cover any shortfalls attributable to the liability of the trust, any Holder, any REMIC or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes), nor does the
Policy guarantee to the Holders of the Class A Notes any particular rate of principal payment. The Policy also does not cover the failure of the indenture trustee to make any payment required under the indenture to any Holder.

          To the fullest extent permitted by applicable law, the credit enhancer will waive, solely for the benefit of the Holders, all defenses of any kind
(including, without limitation, the defense of fraud in inducement or fact, any defense based on any duty claimed to arise from the doctrine of "utmost good faith" or any similar or related doctrine or any other circumstances that would have the effect of discharging a surety, guarantor or any other person in law or in equity) that the credit enhancer otherwise might have asserted as a defense to its obligation to pay in full any amounts that have become due and payable in accordance with the terms and conditions of the Policy. Nothing in this paragraph, however, shall be deemed to constitute a waiver of any rights, remedies, claims or counterclaims that the credit enhancer may have with respect to the issuing entity or Residential Funding, or any of their affiliates, whether acquired by subrogation, assignment or otherwise.

          A monthly premium shall be due and payable in arrears as provided in the indenture and the Insurance Agreement.

          The Policy is subject to and shall be governed by the laws of the
State of New York. The proper venue for any action or proceeding on the Policy shall be the County of New York, State of New York.

          THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE NEW YORK
PROPERTY/CASUALTY INSURANCE SECURITY FUND (NEW YORK INSURANCE CODE, ARTICLE 76).

          "Holder" means, for purposes of this section "Description of the
Financial Guaranty Insurance Policy", as to a particular Class A Note, the person, other than the issuing entity, the master servicer, any subservicer retained by the master servicer or the depositor who, on the applicable payment date, is entitled under the terms of such Class A Note to a payment thereon.
"Insurance Agreement" means the Insurance and Indemnity Agreement, among the credit enhancer, Residential Funding Mortgage Securities II, Inc., Residential
Funding Company, LLC, Home Loan Trust 2006-HI5 and the indenture trustee, dated as of December 28, 2006.

          In the event that payments under any Class A Note are accelerated, nothing in the Policy shall obligate the credit enhancer to make any payment of principal or interest on such Class A Note on an accelerated basis, unless such acceleration of payment by the credit enhancer is at the sole option of the credit enhancer; it being understood that a payment shortfall in respect of the redemption of any Class A Note by reason of the optional termination of the trust fund pursuant to the servicing agreement does not constitute acceleration for the purposes of the Policy.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

          The yield to maturity on each class of the notes will be primarily affected by the following factors, each of which is discussed in more detail below:

                                      S-52

          o    The rate and timing of principal payments on the home loans, including prepayments, defaults, liquidations and repurchases due to breaches of representations and warranties;

          o    The allocation of principal payments among the various classes of notes and the certificates;

          o    Liquidation Loss Amounts and interest shortfalls on the home loans;

          o    The Note Rate on that class of the notes;

          o    The purchase price paid for that class of the notes; and

          o    The timing of the exercise of the optional termination by the master servicer.

          For additional considerations relating to the yields on the notes, see
"Yield and Prepayment Considerations" in the prospectus.

PREPAYMENT CONSIDERATIONS

          The yield to maturity and the aggregate amount of payments on each class of notes will be affected by the rate and timing of principal payments on the home loans. These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the home loans. The rate of principal payments on the home loans will in turn be affected by the amortization schedules of the home loans, the rate and timing of principal prepayments on the home loans by the borrowers, liquidations of defaulted home loans and repurchases of home loans due to breaches of representations and warranties. The timing of changes in the rate of prepayments, liquidations and repurchases of the home loans may significantly affect the yield to an investor in the notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the home loans will depend on future events and on a variety of factors, no assurance can be given as to the rate or the timing of principal payments on the notes.

          The home loans in most cases may be prepaid by the borrowers at any time. However, in some circumstances, some of the home loans will be subject to a prepayment charge, which may have a substantial effect on the rate of prepayment during the applicable prepayment period. See "Description of the Home
Loan Pool" in this prospectus supplement.

          Some of the home loans may be assumable under the terms of the mortgage note, and the remainder are subject to customary due-on-sale provisions. The master servicer shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations. However, if the master servicer determines that it is reasonably likely that any borrower will bring, or if any borrower does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, the master servicer shall not be required to enforce the due-on-sale clause or to contest the action. The extent to which some of the home loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average lives of the notes and may result in a prepayment experience on the home loans that differs from that on other conventional home loans.

          Prepayments, liquidations and repurchases of the home loans will result in payments to holders of the notes of note balances which would otherwise be paid over the remaining terms of the home loans. Factors affecting prepayment of home loans, including defaults and liquidations, include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged

                                      S-53

properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if the value of the mortgaged properties increases, the rate of prepayments, including refinancings, may increase. Conversely, if the value of the mortgaged properties decreases, the rate of prepayments may decrease. Also, if prevailing mortgage rates fell significantly below the loan rates on the home loans, the rate of prepayments, including refinancings, may increase. Conversely, if prevailing mortgage rates rose significantly above the loan rates on the home loans, the rate of prepayments on the home loans would be expected to decrease. Prepayment of the related first lien may also affect the rate of prepayments on the home loans. See "Risk Factors" in this prospectus supplement.

          The rate of defaults on the home loans will also affect the rate and timing of principal payments on the notes. In general, defaults on home loans are expected to occur with greater frequency in their early years. The rate of default of home loans secured by second liens is likely to be greater than that of home loans secured by first liens on comparable properties. The rate of default on home loans with combined LTV ratios in excess of 100% may be higher than for other types of home loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the home loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. Also, because borrowers of balloon loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with balloon loans is greater than that associated with fully-amortizing home loans. See "Risk Factors" in this prospectus supplement.

ALLOCATION OF PRINCIPAL PAYMENTS

          The yield to maturity and the aggregate amount of payments on each class of notes will be affected by the allocation of principal payments among the notes. The notes are subject to the priorities for payment of principal as described in this prospectus supplement. Payments of principal on, and the weighted average lives of, classes having an earlier priority of payment will be affected by the rates of prepayment of the home loans early in the life of the home loan pool. The timing of commencement of principal payments and the weighted average lives of the notes with a later priority of payment will be affected by the rates of prepayment of the home loans both before and after the commencement of principal payments on those classes.

          The yields to maturity of the notes may also be affected to the extent any Reserve Increase Amount is used to accelerate payments of principal on the notes and to the extent the Principal Collection Payment Amount is reduced by the amount, if any, that the Outstanding Reserve Amount exceeds the Reserve
Amount Target. In addition, the amount of the Reserve Increase Amount paid to the notes on any payment date will be affected by, among other things, the level of delinquencies and Liquidation Loss Amounts on the home loans, and the level of LIBOR to the extent the Class A-1 Notes are outstanding. See "Description of the Securities--Allocation of Payments on the Home Loans" in this prospectus supplement.

LIQUIDATION LOSS AMOUNTS AND INTEREST SHORTFALLS

          The yields to maturity and the aggregate amount of payments on the notes will be affected by the timing of borrower defaults resulting in
Liquidation Loss Amounts, to the extent such Liquidation Loss Amounts are not covered by excess cash flow, the Reserve Increase Amount, the Outstanding
Reserve Amount or by the Policy. In addition, Liquidation Loss Amounts on the home loans may affect the market value of the notes, even if these Liquidation
Loss Amounts are covered by credit enhancement. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by

                                      S-54

the notes may be adversely affected by Liquidation Loss Amounts or delinquencies if such Liquidation Loss Amounts or delinquencies result in a change in the
Reserve Amount Target.

          Any Prepayment Interest Shortfalls and Relief Act Shortfalls will reduce the amount of Interest Collections payable to the notes on any payment date. In addition, these shortfalls will not be covered by the Policy.

          The amount of the Reserve Increase Amount otherwise payable to holders of the notes will be reduced by any interest shortfalls on the home loans. These interest shortfalls may include shortfalls as a result of borrowers on the home loans making prepayments during the related Collection Period and shortfalls caused by the application of the Relief Act. Interest shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise. To the extent interest shortfalls result in the amount available for payment on the notes being less than Accrued Note Interest on the notes at the related Note Rates, the Policy will cover the amount of the shortfall. However, to the extent such a shortfall is as a result of Prepayment Interest Shortfalls and Relief Act Shortfalls, the shortfall will not be covered by the Policy, and the shortfall will reduce the amount of Accrued Note Interest on the notes on a pro rata basis, based on the amount of Accrued Note Interest on each class of notes for that payment date.

          The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the payment of liquidation proceeds to the holders of the notes and increase the amount of Liquidation Loss Amounts on the home loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any home loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the indenture trustee, then any related expenses shall be reimbursable by the trust to the master servicer which will reduce the amount available to pay principal and interest on the notes. For additional information regarding the recording of mortgages in the name of MERS, see "Description of the Home Loan Pool--General" in this prospectus supplement and "Description of the Securities--Assignment of the
Trust Assets" in the prospectus.

NOTE RATES

          The yields to maturity on the notes depend on their Note Rates.
Because the loan rates on the home loans and the Note Rates on the notes, other than the Class A-1 Notes, are fixed as set forth under "Description of the
Securities--Interest Payments" in this prospectus supplement, these rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the notes, other than the Class A-1 Notes, were to rise, the market value of these notes may decline.

          The yield to maturity on the Class A-1 Notes will be affected by the level of LIBOR. In addition, the Class A-1 Notes may not always receive interest at a rate equal to LIBOR plus 0.10% per annum. If LIBOR plus 0.10% per annum increases to greater than 9.000% per annum, the Note Rate on the Class A-1 Notes will still be subject to a fixed interest rate cap of 9.000% per annum.

                                      S-55

PURCHASE PRICE

          The yield to maturity on a class of the notes will depend on the price paid by the holders of those notes. The extent to which the yield to maturity of a note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if notes are purchased at a premium and principal payments on the notes occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if notes are purchased at a discount and principal payments on such notes occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase.

FINAL SCHEDULED PAYMENT DATES

          Using the structuring assumptions and assuming a 0% prepayment assumption, no Liquidation Loss Amounts or delinquencies on the home loans, and that on each payment date the Reserve Amount Target is always 0% of the pool balance as of the cut-off date, the final scheduled payment date on each class of notes other than the Class A-4 Notes will be as follows:

          o    for the Class A-1 Notes, the payment date in August 2019;

          o    for the Class A-2 Notes, the payment date in April 2021; and

          o    for the Class A-3 Notes, the payment date in August 2025.

          The final scheduled payment date with respect to the Class A-4 Notes will be the payment date in December 2036, which is the payment date occurring in the month following the month of the latest scheduled maturity date for any home loan. Due to Liquidation Loss Amounts and prepayments on the home loans, the actual final payment date on each class of notes may be substantially earlier than the dates indicated above. In addition, the actual final payment date on any class of notes may be later than the final scheduled payment date, except with respect to the Class A-4 Notes.

WEIGHTED AVERAGE LIFE

          Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in reduction of principal of the security, assuming no Liquidation Loss Amounts. The weighted average life of the notes will be influenced by, among other things, the extent any Reserve Increase Amount is used to accelerate payments of principal on the notes and the rate at which principal on the home loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations. The prepayment model used in this prospectus supplement, or prepayment assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home loans. A 100% prepayment assumption assumes a constant prepayment rate of 5% per annum of the then outstanding principal balance of the home loans in the first month of the life of the home loans and an additional 20%/14 per annum in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of the home loans, a 100% prepayment assumption assumes a constant prepayment rate of 25% per annum each month. As used in the table below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the prepayment assumption. Correspondingly, a
150% prepayment assumption assumes prepayment rates equal to 150% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home loans, including the home loans.

                                      S-56

          The tables set forth below have been prepared on the basis of specific assumptions as described below in this paragraph regarding the weighted average characteristics of the home loans that are expected to be included in the trust as described under "Description of the Home Loan Pool" in this prospectus supplement and the performance of the home loans. The tables assume, among other things, that:

          o    The home loans have the following aggregate characteristics as of the cut-off date*:

                                      S-57

                                                                            REMAINING
                                                                             TERM TO    REMAINING
  AGGREGATE                 LOAN RATE NET     ORIGINAL        REMAINING       STATED     INTEREST
  PRINCIPAL     LOAN RATE    OF SERVICING   AMORTIZATION     AMORTIZATION    MATURITY   ONLY TERM
 BALANCE ($)       (%)          FEE (%)     TERM (MONTHS)   TERM (MONTHS)    (MONTHS)    (MONTHS)
-------------   ---------   -------------   -------------   -------------   ---------   ---------

 5,388,664.47     10.912        10.332           178             177           177         N/A
    64,853.67     10.750        10.170           180             179           179         N/A
 2,903,680.24     10.897        10.317           175             173           173         N/A
   940,823.19     10.813        10.233           360             359           179         N/A
    65,224.76     10.625        10.045           360             359           179         N/A
   245,761.68     10.750        10.170           360             359           179         N/A
   210,297.78     10.903        10.323           360             358           178         N/A
 1,839,590.96     10.893        10.313           270             265           265         N/A
   124,836.46     10.850        10.270           300             298           298         N/A
 1,643,384.35     10.917        10.337           283             282           282         N/A
   754,600.00     10.776        10.196           240             240           300          60
   123,913.06     10.750        10.170           300             299           299         N/A
 6,232,615.12     11.397        10.817           178             177           177         N/A
   144,948.90     11.550        10.970           180             179           179         N/A
 2,171,582.37     11.370        10.790           179             178           178         N/A
   418,926.63     11.294        10.714           360             359           179         N/A
   137,115.25     11.235        10.655           360             360           180         N/A
   269,340.46     11.454        10.874           360             357           177         N/A
 3,678,063.70     11.403        10.823           283             281           281         N/A
 3,062,520.67     11.374        10.794           295             293           293         N/A
     9,988.40     11.550        10.970           300             299           299         N/A
   253,650.00     11.485        10.905           240             240           300          60
    49,968.75     11.490        10.910           300             300           300         N/A
11,799,146.40     11.874        11.294           178             177           177         N/A
    78,199.48     11.994        11.414           180             179           179         N/A
 2,799,352.53     11.915        11.335           179             178           178         N/A
    82,968.72     11.650        11.070           180             169           169         N/A
   686,479.56     11.765        11.185           360             358           178         N/A
    43,749.12     12.000        11.420           360             356           176         N/A
   310,918.70     11.953        11.373           360             359           179         N/A
11,044,870.90     11.918        11.338           290             289           289         N/A
   246,898.78     11.989        11.409           252             252           252         N/A
    61,940.06     11.725        11.145           300             297           297         N/A
    58,750.00     11.875        11.295           300             300           300         N/A
 8,493,091.98     11.893        11.313           291             289           289         N/A
    52,112.78     11.800        11.220           300             298           298         N/A
    28,400.00     11.900        11.320           240             240           300          60
   146,250.00     11.750        11.170           240             240           299          60
 1,032,366.07     11.793        11.213           300             299           299         N/A
 8,737,058.46     12.348        11.768           180             178           178         N/A

                                      S-58

                                                                            REMAINING
                                                                             TERM TO    REMAINING
  AGGREGATE                 LOAN RATE NET     ORIGINAL        REMAINING       STATED     INTEREST
  PRINCIPAL     LOAN RATE    OF SERVICING   AMORTIZATION     AMORTIZATION    MATURITY   ONLY TERM
 BALANCE ($)       (%)          FEE (%)     TERM (MONTHS)   TERM (MONTHS)    (MONTHS)    (MONTHS)
-------------   ---------   -------------   -------------   -------------   ---------   ---------

    94,758.59     12.276        11.696           180             179           179         N/A
 3,172,275.86     12.390        11.810           178             176           176         N/A
    63,000.00     12.500        11.920           180             180           180         N/A
   528,611.48     12.415        11.835           360             354           174         N/A
    41,867.26     12.370        11.790           360             357           177         N/A
10,035,222.88     12.382        11.802           290             287           287         N/A
   273,904.34     12.251        11.671           300             300           300         N/A
   111,910.49     12.519        11.939           272             269           269         N/A
 7,638,252.14     12.393        11.813           288             287           287         N/A
   113,200.00     12.200        11.620           240             240           300          60
   790,573.02     12.250        11.670           300             299           299         N/A
11,501,703.64     12.843        12.263           176             174           174         N/A
   296,373.95     12.764        12.184           180             179           179         N/A
    25,643.74     12.790        12.210           180             177           177         N/A
 3,029,019.97     12.840        12.260           177             175           175         N/A
   506,385.29     12.814        12.234           360             358           178         N/A
    83,604.36     12.783        12.203           360             357           177         N/A
   674,372.09     12.851        12.271           360             358           178         N/A
16,492,251.15     12.864        12.284           290             288           288         N/A
   410,597.39     12.825        12.245           291             290           290         N/A
    88,720.45     12.890        12.310           240             239           239         N/A
 9,273,194.65     12.846        12.266           290             288           288         N/A
    52,476.42     12.950        12.370           300             299           299         N/A
   121,599.78     12.796        12.216           240             240           299          60
   680,796.65     12.851        12.271           300             300           300         N/A
 5,412,760.24     13.335        12.755           178             177           177         N/A
   174,027.64     13.501        12.921           180             179           179         N/A
 2,883,875.66     13.349        12.769           179             178           178         N/A
   234,169.85     13.373        12.793           180             180           180         N/A
   117,597.49     13.380        12.800           360             358           178         N/A
   156,467.19     13.385        12.805           360             359           179         N/A
11,417,841.15     13.342        12.762           290             288           288         N/A
   960,624.84     13.399        12.819           298             297           297         N/A
 3,989,657.15     13.310        12.730           288             286           286         N/A
    34,344.63     13.150        12.570           300             299           299         N/A
 2,186,719.16     13.412        12.832           300             300           300         N/A
 6,530,169.47     13.843        13.263           179             177           177         N/A
   200,420.55     13.982        13.402           180             179           179         N/A
 1,368,916.20     13.811        13.231           178             177           177         N/A
   216,857.87     13.999        13.419           161             160           160         N/A

                                      S-59

                                                                            REMAINING
                                                                             TERM TO    REMAINING
  AGGREGATE                 LOAN RATE NET     ORIGINAL        REMAINING       STATED     INTEREST
  PRINCIPAL     LOAN RATE    OF SERVICING   AMORTIZATION     AMORTIZATION    MATURITY   ONLY TERM
 BALANCE ($)       (%)          FEE (%)     TERM (MONTHS)   TERM (MONTHS)    (MONTHS)    (MONTHS)
-------------   ---------   -------------   -------------   -------------   ---------   ---------

   117,785.94     13.921        13.341           360             359           179         N/A
   485,895.45     13.927        13.347           360             358           178         N/A
14,832,305.17     13.858        13.278           297             294           294         N/A
   409,242.00     13.798        13.218           300             299           299         N/A
    51,229.84     13.590        13.010           240             237           237         N/A
 6,101,603.32     13.833        13.253           299             298           298         N/A
    49,980.40     13.700        13.120           300             299           299         N/A
 1,661,747.67     13.913        13.333           300             299           299         N/A
 2,989,695.15     14.274        13.694           180             177           177         N/A
    81,788.76     14.341        13.761           180             178           178         N/A
   794,091.84     14.286        13.706           180             179           179         N/A
    39,869.22     14.400        13.820           180             179           179         N/A
    63,900.00     14.250        13.670           360             360           180         N/A
   113,240.14     14.175        13.595           360             358           178         N/A
 7,750,776.87     14.322        13.742           294             291           291         N/A
   330,021.95     14.351        13.771           292             291           291         N/A
 3,194,252.64     14.320        13.740           297             296           296         N/A
    48,909.30     14.250        13.670           300             299           299         N/A
   611,653.22     14.367        13.787           300             300           300         N/A
   779,311.50     14.771        14.191           176             163           163         N/A
    52,866.67     14.750        14.170           180             179           179         N/A
   132,334.76     14.843        14.263           180             179           179         N/A
   132,960.13     14.750        14.170           180             180           180         N/A
 3,128,143.52     14.763        14.183           295             278           278         N/A
   321,887.67     14.750        14.170           300             299           299         N/A
 1,308,259.97     14.746        14.166           296             294           294         N/A
   392,248.61     14.718        14.138           300             300           300         N/A
   128,256.97     15.237        14.657           173              97            97         N/A
    46,500.00     15.125        14.545           180             180           180         N/A
    39,734.00     15.125        14.545           180             179           179         N/A
   521,321.28     15.312        14.732           300             263           263         N/A
   323,083.03     15.214        14.634           300             300           300         N/A
   180,721.53     15.163        14.583           300             299           299         N/A
   121,687.66     15.192        14.612           300             299           299         N/A
   139,484.86     15.755        15.175           180             136           136         N/A
    17,880.87     15.625        15.045           180             179           179         N/A
    40,782.69     15.625        15.045           180             179           179         N/A
   548,631.42     15.742        15.162           300             264           264         N/A
    23,992.50     15.625        15.045           300             300           300         N/A
    99,833.88     15.625        15.045           300             298           298         N/A

                                      S-60

                                                                            REMAINING
                                                                             TERM TO    REMAINING
  AGGREGATE                 LOAN RATE NET     ORIGINAL        REMAINING       STATED     INTEREST
  PRINCIPAL     LOAN RATE    OF SERVICING   AMORTIZATION     AMORTIZATION    MATURITY   ONLY TERM
 BALANCE ($)       (%)          FEE (%)     TERM (MONTHS)   TERM (MONTHS)    (MONTHS)    (MONTHS)
-------------   ---------   -------------   -------------   -------------   ---------   ---------

   203,963.00     15.625        15.045           300             299           299         N/A
    66,747.06     16.247        15.667           180             156           156         N/A
   467,943.21     16.411        15.831           293             230           230         N/A
   105,574.37     16.125        15.545           300             300           300         N/A
   192,705.82     16.125        15.545           300             299           299         N/A
    59,975.36     16.990        16.410           173              97            97         N/A
   172,850.70     16.959        16.379           292             213           213         N/A
    32,879.58     17.125        16.545           300             299           299         N/A
    62,000.00      6.912         6.332           240             240           300          60
    41,763.95      7.500         6.920           120             119           119         N/A
    63,999.40      7.375         6.795           360             352           172         N/A
    81,877.90      7.500         6.920           360             359           179         N/A
    74,859.56      7.500         6.920           240             239           239         N/A
    45,864.09      7.750         7.170           180             179           179         N/A
   321,286.59      7.907         7.327           360             359           179         N/A
    49,921.67      7.720         7.140           360             359           179         N/A
    27,881.14      8.000         7.420           240             237           237         N/A
   131,858.36      7.875         7.295           300             299           299         N/A
   236,587.12      7.830         7.250           240             240           299          60
    99,420.00      8.022         7.442           240             240           299          60
   589,957.10      8.315         7.735           165             164           164         N/A
    73,605.61      8.484         7.904           120             119           119         N/A
   785,767.99      8.405         7.825           360             359           179         N/A
   103,914.61      8.247         7.667           360             359           179         N/A
   216,047.08      8.518         7.938           360             357           357         N/A
   442,951.93      8.340         7.760           279             278           278         N/A
   244,574.42      8.365         7.785           240             240           300          60
   589,348.69      8.807         8.227           180             180           180         N/A
   538,537.48      8.877         8.297           177             176           176         N/A
    39,891.89      8.750         8.170           180             179           179         N/A
 1,147,758.65      8.792         8.212           360             359           179         N/A
    50,939.57      8.625         8.045           360             358           178         N/A
   674,698.27      8.816         8.236           360             359           179         N/A
   471,774.41      8.749         8.169           240             239           239         N/A
   571,171.61      8.876         8.296           265             264           264         N/A
   215,651.00      8.848         8.268           240             240           300          60
   125,562.42      9.005         8.425           240             240           299          60
   824,797.87      9.269         8.689           177             176           176         N/A
   483,174.08      9.353         8.773           175             174           174         N/A
   802,151.37      9.369         8.789           360             359           179         N/A

                                      S-61

                                                                            REMAINING
                                                                             TERM TO    REMAINING
  AGGREGATE                 LOAN RATE NET     ORIGINAL        REMAINING       STATED     INTEREST
  PRINCIPAL     LOAN RATE    OF SERVICING   AMORTIZATION     AMORTIZATION    MATURITY   ONLY TERM
 BALANCE ($)       (%)          FEE (%)     TERM (MONTHS)   TERM (MONTHS)    (MONTHS)    (MONTHS)
-------------   ---------   -------------   -------------   -------------   ---------   ---------

   232,867.31      9.335        8.755           360             358           178         N/A
   131,630.07      9.282        8.702           240             239           239         N/A
   384,502.47      9.374        8.794           283             282           282         N/A
   384,850.00      9.366        8.786           240             240           300          60
   124,700.00      9.425        8.845           240             240           300          60
   903,282.87      9.904        9.324           176             174           174         N/A
   950,363.28      9.896        9.316           177             176           176         N/A
 1,096,720.99      9.878        9.298           360             359           179         N/A
   110,810.66      9.828        9.248           360             359           179         N/A
   515,876.11      9.762        9.182           360             358           178         N/A
   762,400.64      9.800        9.220           258             255           255         N/A
   443,202.79      9.827        9.247           263             261           261         N/A
   392,874.89      9.694        9.114           240             240           300          60
   226,750.00      9.779        9.199           240             240           300          60
    49,962.32     10.000        9.420           300             299           299         N/A
   878,357.08     10.369        9.789           173             171           171         N/A
 1,040,004.50     10.430        9.850           180             179           179         N/A
 1,090,382.57     10.325        9.745           360             359           179         N/A
    51,475.40     10.250        9.670           360             359           179         N/A
   107,216.20     10.411        9.831           360             359           179         N/A
   709,157.90     10.369        9.789           252             249           249         N/A
   576,159.03     10.427        9.847           282             280           280         N/A
   655,100.91     10.353        9.773           240             240           300          60
   114,580.50     10.250        9.670           300             295           295         N/A

* Investors should note that the information in this first bullet point and the tables set forth below is based upon the final home loan pool, which does not materially differ from the home loan pool described in this prospectus supplement under "Description of the Home Loan Pool."

          In addition, the following assumptions apply to the home loans:

          o    the scheduled monthly payment for each home loan has been based on its outstanding principal balance, interest rate and remaining amortization term, so that the home loan will amortize in amounts sufficient for its repayment over its remaining amortization term
               (after taking into account the interest only term, if any);

          o    none of the seller, the master servicer or the depositor will repurchase any home loan, as described under "Description of the
               Securities--Assignment of the Trust Assets" and
               "--Representations Relating to Loans" in the prospectus, and the master servicer does not exercise its option to purchase the home loans and, as a result, cause a termination of the trust except as indicated in the tables;

                                      S-62

          o    there are no delinquencies or Liquidation Loss Amounts on the home loans, and principal payments on the home loans will be timely received together with prepayments, if any, on the last day of the month and at the respective constant percentages of the prepayment assumption in the table;

          o    there is no interest shortfall in any month;

          o    the home loans, including the simple interest home loans, pay on the basis of a 30-day month and a 360-day year;

          o    payments on the notes will be received on the 25th day of each month, commencing in January 2007;

          o    all expenses of the trustee and the servicer will be paid out of the trust, and there are no additional ongoing trust expenses payable out of the trust;

          o    the credit enhancer is paid the premium under the Policy as set forth under "Description of the Securities--Allocation of
               Payments on the Home Loans";

          o    LIBOR remains constant at 5.35%; and

          o    the notes will be purchased on December 28, 2006.

          This list of assumptions is referred to as the structuring assumptions.

          The actual characteristics and performance of the home loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.
For example, it is very unlikely that the home loans will prepay at a constant level of the prepayment assumption until maturity or that all of the home loans will prepay at the same level of the prepayment assumption. Moreover, the diverse remaining terms to maturity and mortgage rates of the home loans could produce slower or faster principal payments than indicated in the tables at the various constant percentages of the prepayment assumption, even if the weighted average remaining terms to maturity and weighted average loan rate of the home loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the home loans, or actual prepayment or loss experience, will affect the percentage of initial note balance outstanding over time and the weighted average lives of the notes.

                                      S-63

          PERCENT OF INITIAL NOTE BALANCE OUTSTANDING AT THE FOLLOWING
                    PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                       CLASS A-1                           CLASS A-2
                          ----------------------------------  -----------------------------------
PAYMENT DATE               0%    50%   75%  100%  125%  150%    0%    50%   75%  100%  125%  150%
                          ----  ----  ----  ----  ----  ----  -----  ----  ----  ----  ----  ----

Initial Percentage......   100   100   100   100   100   100    100   100   100   100   100   100
December 2007...........    83    63    52    42    31    20    100   100   100   100   100   100
December 2008...........    79    29     5     0     0     0    100   100   100    44    0      0
December 2009...........    75     0     0     0     0     0    100    97     0     0    0      0
December 2010...........    69     0     0     0     0     0    100    10     0     0    0      0
December 2011...........    63     0     0     0     0     0    100     0     0     0    0      0
December 2012...........    57     0     0     0     0     0    100     0     0     0    0      0
December 2013...........    49     0     0     0     0     0    100     0     0     0    0      0
December 2014...........    40     0     0     0     0     0    100     0     0     0    0      0
December 2015...........    31     0     0     0     0     0    100     0     0     0    0      0
December 2016...........    20     0     0     0     0     0    100     0     0     0    0      0
December 2017...........     7     0     0     0     0     0    100     0     0     0    0      0
December 2018...........     0     0     0     0     0     0     78     0     0     0    0      0
December 2019...........     0     0     0     0     0     0     25     0     0     0    0      0
December 2020...........     0     0     0     0     0     0      0     0     0     0    0      0
December 2021...........     0     0     0     0     0     0      0     0     0     0    0      0
December 2022...........     0     0     0     0     0     0      0     0     0     0    0      0
December 2023...........     0     0     0     0     0     0      0     0     0     0    0      0
December 2024...........     0     0     0     0     0     0      0     0     0     0    0      0
December 2025...........     0     0     0     0     0     0      0     0     0     0    0      0
December 2026...........     0     0     0     0     0     0      0     0     0     0    0      0
December 2027...........     0     0     0     0     0     0      0     0     0     0    0      0
December 2028...........     0     0     0     0     0     0      0     0     0     0    0      0
December 2029...........     0     0     0     0     0     0      0     0     0     0    0      0
December 2030...........     0     0     0     0     0     0      0     0     0     0    0      0
December 2031...........     0     0     0     0     0     0      0     0     0     0    0      0
December 2032...........     0     0     0     0     0     0      0     0     0     0    0      0
December 2033...........     0     0     0     0     0     0      0     0     0     0    0      0
December 2034...........     0     0     0     0     0     0      0     0     0     0    0      0
December 2035...........     0     0     0     0     0     0      0     0     0     0    0      0
December 2036...........     0     0     0     0     0     0      0     0     0     0    0      0
Weighted Average Life to
   Maturity in Years....  6.26  1.44  1.09  0.90  0.78  0.70  12.57  3.56  2.55  2.00  1.66  1.43
Weighted Average Life to
   Call in Years*.......  6.26  1.44  1.09  0.90  0.78  0.70  12.57  3.56  2.55  2.00  1.66  1.43

----------
The weighted average life of a note is determined by (i) multiplying the net reduction, if any, of note balance by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and
(iii) dividing the sum by the aggregate of the net reductions.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, WHICH MAY
DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE HOME LOANS. THIS
TABLE SHOULD BE READ IN CONJUNCTION WITH THESE STRUCTURING ASSUMPTIONS.

*    Assumes an optional termination is exercised on the first payment date when the pool balance is less than 10% of the pool balance as of the cut-off date.

                                      S-64

          PERCENT OF INITIAL NOTE BALANCE OUTSTANDING AT THE FOLLOWING
                    PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                       CLASS A-3                             CLASS A-4
                          -----------------------------------  ------------------------------------
PAYMENT DATE                0%    50%   75%  100%  125%  150%    0%    50%    75%  100%  125%  150%
                          -----  ----  ----  ----  ----  ----  -----  -----  ----  ----  ----  ----

Initial Percentage....      100   100   100   100   100   100    100    100   100   100   100   100
December 2007...........    100   100   100   100   100   100    100    100   100   100   100   100
December 2008...........    100   100   100   100    85    48    100    100   100   100   100   100
December 2009...........    100   100    95    45     5     0    100    100   100   100   100    81
December 2010...........    100   100    41     0     0     0    100    100   100    95    70    50
December 2011...........    100    64     *     0     0     0    100    100   100    69    47    30
December 2012...........    100    31     0     0     0     0    100    100    79    51    31    18
December 2013...........    100     2     0     0     0     0    100    100    62    37    21    11
December 2014...........    100     0     0     0     0     0    100     85    49    27    14     6
December 2015...........    100     0     0     0     0     0    100     71    38    19     9     3
December 2016...........    100     0     0     0     0     0    100     59    29    14     5     1
December 2017...........    100     0     0     0     0     0    100     49    22     9     3     0
December 2018...........    100     0     0     0     0     0    100     39    17     6     1     0
December 2019...........    100     0     0     0     0     0    100     31    12     4     *     0
December 2020...........     81     0     0     0     0     0    100     24     9     2     0     0
December 2021...........     33     0     0     0     0     0    100     17     5     *     0     0
December 2022...........     21     0     0     0     0     0    100     14     3     0     0     0
December 2023...........      7     0     0     0     0     0    100     11     2     0     0     0
December 2024...........      0     0     0     0     0     0     95      9     1     0     0     0
December 2025...........      0     0     0     0     0     0     84      6     *     0     0     0
December 2026...........      0     0     0     0     0     0     71      4     0     0     0     0
December 2027...........      0     0     0     0     0     0     57      3     0     0     0     0
December 2028...........      0     0     0     0     0     0     41      1     0     0     0     0
December 2029...........      0     0     0     0     0     0     24      0     0     0     0     0
December 2030...........      0     0     0     0     0     0      4      0     0     0     0     0
December 2031...........      0     0     0     0     0     0      0      0     0     0     0     0
December 2032...........      0     0     0     0     0     0      0      0     0     0     0     0
December 2033...........      0     0     0     0     0     0      0      0     0     0     0     0
December 2034...........      0     0     0     0     0     0      0      0     0     0     0     0
December 2035...........      0     0     0     0     0     0      0      0     0     0     0     0
December 2036...........      0     0     0     0     0     0      0      0     0     0     0     0
Weighted Average Life to
   Maturity in Years....  15.03  5.50  3.89  3.00  2.44  2.03  21.31  11.78  8.80  6.85  5.51  4.56
Weighted Average Life to
   Call in Years**......  15.03  5.50  3.89  3.00  2.44  2.03  21.07  10.84  7.98  6.13  4.91  4.06

----------
The weighted average life of a note is determined by (i) multiplying the net reduction, if any, of note balance by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and
(iii) dividing the sum by the aggregate of the net reductions.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, WHICH MAY
DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE HOME LOANS. THIS
TABLE SHOULD BE READ IN CONJUNCTION WITH THESE STRUCTURING ASSUMPTIONS.

*    Indicates number that is greater than zero but less than 0.5%.

**   Assumes an optional termination is exercised on the first payment date when the pool balance is less than 10% of the pool balance as of the cut-off date.

                                      S-65

                 DESCRIPTION OF THE HOME LOAN PURCHASE AGREEMENT

          The home loans to be deposited in the trust by the depositor will be purchased by the depositor from the seller under the home loan purchase agreement dated as of December 1, 2006 between the seller and the depositor. The following summary describes the primary terms of the home loan purchase agreement and is qualified in its entirety by reference to the home loan purchase agreement.

PURCHASE OF HOME LOANS

          Under the home loan purchase agreement, the seller will transfer and assign to the depositor all of its right, title and interest in and to the home loans, including the mortgage notes, mortgages and other related documents. The purchase prices for the home loans are specified percentages of their face amounts as of the time of transfer and are payable by the depositor as provided in the home loan purchase agreement.

          The home loan purchase agreement will require that, within the time period specified in this prospectus supplement, the seller deliver to the indenture trustee, or the custodian, the home loans sold by the seller and the related documents described in the preceding paragraph for the home loans.

REPRESENTATIONS AND WARRANTIES

          The seller will represent and warrant with respect to the home loans that, among other things:

          o    the information with respect to the home loans in the schedule attached to the home loan purchase agreement is true and correct in all material respects, and

          o    immediately prior to the sale of the home loans to the depositor, the seller was the sole owner and holder of the home loans free and clear of any and all liens and security interests.

          The seller will also represent and warrant that, among other things, as of the closing date:

          o    the home loan purchase agreement constitutes a legal, valid and binding obligation of the seller, and

          o    the home loan purchase agreement constitutes a valid transfer and assignment of all right, title and interest of the seller in and to the home loans and the proceeds of the home loans.

          The benefit of the representations and warranties made by the seller will be assigned to the indenture trustee.

          Within 90 days of the closing date Wells Fargo Bank, N.A., the custodian, will review or cause to be reviewed the home loans and the related documents. If any home loan or related document is found to be missing or defective, and the defect or omission materially and adversely affects the value of the related home loan, or the interests of the indenture trustee, as pledgee of the home loans, the securityholders or the credit enhancer in the home loan and the defect or omission is not cured within 90 days following notification of the defect or omission to the seller and the indenture trustee by the custodian, the seller will be obligated under the home loan purchase agreement to deposit the repurchase price into the Custodial Account. In lieu of any deposit, the seller may substitute an eligible substitute loan; provided that the substitution may be subject to the delivery of an opinion of counsel regarding tax matters.

                                      S-66

          Any repurchase or substitution will result in the removal of the home loan required to be removed from the trust. Any removed home loan is referred to as a deleted loan. The obligation of the seller to remove deleted loans sold by it from the trust is generally the sole remedy regarding any defects in the home loans sold by the seller and related documents for the home loans available against the seller.

          As to any home loan, the repurchase price referred to in the preceding paragraph is equal to the unpaid principal balance of the home loan at the time of any removal described in the preceding paragraph plus its accrued and unpaid interest to the date of removal. In connection with the substitution of an eligible substitute loan, the seller will be required to deposit in the
Custodial Account a substitution adjustment amount equal to the excess of the principal balance of the related deleted loan to be removed from the trust over the principal balance of the eligible substitute loan.

          An eligible substitute loan is a home loan substituted by the seller for a deleted loan which must, on the date of the substitution:

          o    have an outstanding principal balance, or in the case of a substitution of more than one home loan for a deleted loan, an aggregate principal balance, not in excess of the outstanding principal balance relating to the deleted loan;

          o    have a loan rate not lower than and not more than 1% in excess of the loan rate of the deleted loan;

          o    have a combined LTV ratio at the time of substitution not higher than that of the deleted loan at the time of substitution;

          o    have, at the time of substitution, a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the deleted loan;

          o    comply with each representation and warranty as to the home loans in the home loan purchase agreement, deemed to be made as of the date of substitution;

          o    be ineligible for inclusion in a REMIC if the deleted loan was a
               REMIC ineligible loan, generally, because (a) the value of the real property securing the deleted loan was not at least equal to eighty percent of the original principal balance of the deleted loan, calculated by subtracting the amount of any liens that are senior to the loan and a proportionate amount of any lien of equal priority from the value of the property when the loan was originated and (b) substantially all of the proceeds of the deleted loan were not used to acquire, improve or protect an interest in the real property securing the loan and such real property was the only security for the loan; and

          o    satisfy other conditions specified in the indenture.

          In addition, the seller will be obligated to deposit the repurchase price or substitute an eligible substitute loan for a home loan as to which there is a breach of a representation or warranty in the home loan purchase agreement if the breach materially and adversely affects the value of the related home loan, or the interests of the indenture trustee, as pledgee of the home loans, the securityholders or the credit enhancer in the home loan and the breach is not cured by the seller within the time provided in the home loan purchase agreement.

                                      S-67

                     DESCRIPTION OF THE SERVICING AGREEMENT

          The following summary describes terms of the servicing agreement, dated as of December 28, 2006 among the issuing entity, the indenture trustee and the master servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreement. Whenever particular defined terms of the servicing agreement are referred to, the defined terms are incorporated in this prospectus supplement by reference. See "The Agreements" in the prospectus.

THE MASTER SERVICER AND SUBSERVICERS

          Master Servicer. The master servicer, an affiliate of the depositor, will be responsible for master servicing the home loans. Master servicing responsibilities include:

          o    receiving funds from subservicers,

          o    reconciling servicing activity with respect to the home loans,

          o    calculating remittance amounts to securityholders,

          o    sending remittances to the indenture trustee and the owner trustee for distributions to securityholders,

          o    investor and tax reporting,

          o    coordinating loan repurchases,

          o    oversight of all servicing activity, including subservicers,

          o    following up with subservicers with respect to home loans that are delinquent or for which servicing decisions may need to be made,

          o    approval of loss mitigation strategies,

          o    management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure,

          o    providing certain notices and other responsibilities as detailed in the servicing agreement.

          The master servicer may, from time to time, outsource certain of its servicing functions, such as foreclosure management, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the servicing agreement.

          If an event of default occurs and is continuing under the servicing agreement, the indenture trustee is required to exercise such of the rights and powers vested in it by the servicing agreement, such as either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.
Subject to certain qualifications specified in the servicing agreement, the indenture trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

                                      S-68

          For a general description of the master servicer and its activities, see "Sponsor and Master Servicer" in this prospectus supplement. For information regarding foreclosure procedures, see "Description of the Securities--Servicing and Administration of Trust Assets" in the prospectus. For a general description of material terms relating to the master servicer's removal or replacement, see
"The Agreements--Events of Default, Rights Upon Event of Default" in the
prospectus.

          Subservicer Responsibilities. Subservicers are generally responsible for the following duties:

          o    communicating with borrowers;

          o    sending monthly remittance statements to borrowers;

          o    collecting payments from borrowers;

          o    recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e., repayment plan, modification, foreclosure, etc.);

          o    accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

          o    accurate and timely accounting and administration of escrow and impound accounts, if applicable;

          o    accurate and timely reporting of negative amortization amounts, if any;

          o    paying escrows for borrowers, if applicable;

          o    calculating and reporting payoffs and liquidations;

          o    maintaining an individual file for each loan; and

          o    maintaining primary mortgage insurance commitments or
               certificates if required, and filing any primary mortgage
               insurance claims.

          Homecomings Financial, LLC. Homecomings will subservice approximately
83.8% of the home loans pursuant to the terms of a subservicing agreement with the master servicer. The subservicing agreement provides that Homecomings will provide all of the services described in the preceding paragraph. Homecomings is a Delaware limited liability company and has been servicing mortgage loans secured by first liens on one-to four-family residential properties since 1996.
Homecomings was incorporated as a wholly-owned subsidiary of Residential Funding in 1995 to service and originate mortgage loans. In 1996, Homecomings acquired
American Custody Corporation to begin servicing subprime mortgage loans, and in
1999 Homecomings acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans described herein. After Capstead Inc. was acquired,
Homecomings' total servicing portfolio was 164,000 loans with an aggregate principal balance of approximately $25 billion with 20% being subprime. The three servicing locations were integrated onto one servicing system/platform by the end of 2001 becoming one of the first servicing operations to service all loan products on one servicing system. The operations of each of the acquired companies have been integrated into Homecomings' servicing operations.
Approximately 85% of mortgage loans currently master serviced by Residential
Funding are subserviced by Homecomings. As of December 31, 2005, Homecomings
serviced approximately 782,000 mortgage loans with an aggregate principal balance of

                                      S-69

approximately $104 billion. In addition to servicing mortgage loans secured by first liens on one-to-four family residential properties, Homecomings services mortgage loans secured by more junior second liens on residential properties, and mortgage loans made to borrowers with imperfect credit histories, and subprime mortgage loans. Homecomings also performs special servicing functions where the servicing responsibilities with respect to delinquent mortgage loans that have been serviced by third parties is transferred to Homecomings.
Homecomings' servicing activities have included the activities specified above under "--Subservicer Responsibilities".

          Homecomings may, from time to time, outsource certain of its subservicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve Homecomings of any of its responsibilities or liabilities as a subservicer. If Homecomings engages any subservicer to subservice 10% or more of the home loans, or any subservicer performs the types of services requiring additional disclosures, the issuing entity will file a
Report on Form 8-K providing any required additional disclosure regarding such subservicer.

          See "The Agreements--Events of Default; Rights Upon Event of Default"
and "Description of the Securities--Servicing and Administration of Trust
Assets--Certain Matters Regarding the Master Servicer and the Depositor" in the
accompanying prospectus for a discussion of material removal, replacement, resignation and transfer provisions relating to the master servicer.

          The following tables set forth the aggregate principal amount of mortgage loans serviced by Homecomings for the past five years and for the nine-month period ended September 30, 2006. The percentages shown under
"Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

FIRST LIEN MORTGAGE LOANS

                                                                                                                      NINE-MONTHS
                                                                                                                         ENDED
  VOLUME BY AVERAGE                                      YEAR ENDED DECEMBER 31,                                     SEPTEMBER 30,
OUTSTANDING PRINCIPAL    ---------------------------------------------------------------------------------------   -----------------
       BALANCE                 2001              2002             2003               2004             2005               2006
----------------------   ---------------   ---------------   ---------------   ---------------   ---------------   -----------------

Prime Mortgages(1)       $25,532,458,680   $27,343,774,000   $29,954,139,212   $31,943,811,060   $44,570,851,126   $ 62,280,580,024
Non-Prime Mortgages(2)   $17,039,860,699   $27,384,763,000   $39,586,900,679   $44,918,413,591   $52,102,835,214   $ 51,061,276,702
                         ---------------   ---------------   ---------------   ---------------   ---------------   ----------------
Total                    $42,572,319,379   $54,728,537,000   $69,541,039,891   $76,862,224,651   $96,673,686,340   $113,341,856,726
                         ===============   ===============   ===============   ===============   ===============   ================
Prime Mortgages(1)                 59.97%            49.96%            43.07%            41.56%            46.10%             54.95%
Non-Prime Mortgages(2)             40.03%            50.04%            56.93%            58.44%            53.90%             45.05%
                         ---------------   ---------------   ---------------   ---------------   ---------------   ----------------
Total                             100.00%           100.00%           100.00%           100.00%           100.00%            100.00%
                         ===============   ===============   ===============   ===============   ===============   ================
PERCENTAGE CHANGE FROM
    PRIOR YEAR (3)
----------------------
Prime Mortgages(1)                 (6.30)%            7.09%             9.55%             6.64%            39.53%
Non-Prime Mortgages(2)             56.49%            60.71%            44.56%            13.47%            15.99%
                         ---------------   ---------------   ---------------   ---------------   ---------------
Total Based on Average
   Outstanding
   Principal Balance               11.62%            28.55%            27.07%            10.53%            25.78%
                         ===============   ===============   ===============   ===============   ===============

                                      S-70

JUNIOR LIEN MORTGAGE LOANS

                                                                                                                    NINE-MONTHS
                                                                                                                       ENDED
   VOLUME BY AVERAGE                                    YEAR ENDED DECEMBER 31,                                    SEPTEMBER 30,
      OUTSTANDING        -------------------------------------------------------------------------------------    ---------------
   PRINCIPAL BALANCE          2001              2002              2003              2004             2005               2006
----------------------   --------------    --------------    --------------    --------------   --------------    ---------------

Prime Mortgages(1)       $8,024,136,313    $7,627,424,000    $7,402,626,296    $7,569,300,685   $7,442,264,087    $10,773,578,512
Non-Prime Mortgages(2)               --                --                --                --               --
                         --------------    --------------    --------------    --------------   --------------    ---------------
Total                    $8,024,136,313    $7,627,424,000    $7,402,626,296    $7,569,300,685   $7,442,264,087    $10,773,578,512
                         ==============    ==============    ==============    ==============   ==============    ===============
Prime Mortgages(1)               100.00%           100.00%           100.00%           100.00%          100.00%            100.00%
Non-Prime Mortgages(2)             0.00%             0.00%             0.00%             0.00%            0.00%              0.00%
                         --------------    --------------    --------------    --------------   --------------    ---------------
Total                            100.00%           100.00%           100.00%           100.00%          100.00%            100.00%
                         ==============    ==============    ==============    ==============   ==============    ===============
PERCENTAGE CHANGE FROM
    PRIOR YEAR (3)
----------------------
Prime Mortgages(1)                   NA             (4.94)%           (2.95)%            2.25%           (1.68)%
Non-Prime Mortgages(2)               --                --                --                --               --
                         --------------    --------------    --------------    --------------   --------------
Total Based on Average
Outstanding Principal
Balance                              NA             (4.94)%           (2.95)%            2.25%           (1.68)%
                         ==============    ==============    ==============    ==============   ==============

FIRST LIEN MORTGAGE LOANS

                                                                              NINE-MONTHS
                                                                                 ENDED
                                      YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
   VOLUME BY AVERAGE     -------------------------------------------------   -------------
    NUMBER OF LOANS        2001       2002       2003      2004      2005         2006
----------------------   -------    -------    -------   -------   -------   -------------

Prime Mortgages(1)       133,632    125,209    143,645   150,297   187,773      237,510
Non-Prime Mortgages(2)   168,185    257,077    341,190   373,473   394,776      375,368
                         -------    -------    -------   -------   -------      -------
Total                    301,817    382,286    484,835   523,770   582,549      612,878
                         =======    =======    =======   =======   =======      =======
Prime Mortgages(1)         44.28%     32.75%     29.63%    28.70%    32.23%       38.75%
Non-Prime Mortgages(2)     55.72%     67.25%     70.37%    71.30%    67.77%       61.25%
                         -------    -------    -------   -------   -------      -------
Total                     100.00%    100.00%    100.00%   100.00%   100.00%      100.00%
                         =======    =======    =======   =======   =======      =======
PERCENTAGE CHANGE FROM
    PRIOR YEAR (3)
----------------------
Prime Mortgages(1)         (9.85)%    (6.30)%    14.72%     4.63%    24.93%
Non-Prime Mortgages(2)     38.47%     52.85%     32.72%     9.46%     5.70%
                         -------    -------    -------   -------   -------
Total Based on Average
Number of Loans            11.91%     26.66%     26.83%     8.03%    11.22%
                         =======    =======    =======   =======   =======

                                      S-71

JUNIOR LIEN MORTGAGE LOANS

                                                                                NINE-MONTHS
                                                                                   ENDED
 VOLUME BY PERCENTAGE                  YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
 OF AVERAGE NUMBER OF    --------------------------------------------------    -------------
         LOANS             2001      2002       2003       2004       2005         2006
----------------------   -------   -------    -------    -------    -------    -------------

Prime Mortgages(1)       228,946   217,031    211,585    210,778    199,600       259,206
Non-Prime Mortgages(2)        --        --         --         --         --            --
                         -------   -------    -------    -------    -------       -------
Total                    228,946   217,031    211,585    210,778    199,600       259,206
                         =======   =======    =======    =======    =======       =======
Prime Mortgages(1)        100.00%   100.00%    100.00%    100.00%    100.00%       100.00%
Non-Prime Mortgages(2)      0.00%     0.00%      0.00%      0.00%      0.00%         0.00%
                         -------   -------    -------    -------    -------       -------
Total                     100.00%   100.00%    100.00%    100.00%    100.00%       100.00%
                         =======   =======    =======    =======    =======       =======
PERCENTAGE CHANGE FROM
    PRIOR YEAR (3)
----------------------
Prime Mortgages(1)            NA     (5.20)%    (2.51)%    (0.38)%    (5.30)%
Non-Prime Mortgages(2)        --        --         --         --         --
                         -------   -------    -------    -------    -------
Total Based on Average
Number of Loans               NA     (5.20)%    (2.51)%    (0.38)%    (5.30)%
                         =======   =======    =======    =======    =======

----------
     (1)  Product originated under the Jumbo, Alt A, High Loan to Value First
          Lien programs and Closed End Home Equity Loan and Home Equity
          Revolving Credit Line Loan Junior Lien programs.

     (2)  Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

     (3)  Represents year to year growth or decline as a percentage of the prior year's volume.

          GMAC Mortgage, LLC. GMAC Mortgage, LLC ("GMACM") will subservice approximately 16.2% of the home loans. GMACM is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap").
ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

          GMACM began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now
GMACM.

          GMACM maintains its executive and principal offices at 100 Witmer
Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

          In addition, GMACM purchases mortgage loans originated by GMAC Bank, which is wholly-owned by ResCap and an affiliate of GMACM. GMAC Bank is a Utah industrial bank and was formed in 2001.

          The diagram below illustrates the ownership structure among the parties affiliated with GMACM.

                                      S-72

                            -------------------------
                                    GMAC LLC
                                     (GMAC)
                            -------------------------
                                        |
                                        |
                                        |
                            -------------------------
                            Residentilal Capital, LLC
                                    (ResCap)
                            -------------------------
                                        |
                                        |
                                        |
              ---------------------------------------------------------
              |                                                        |
              |                                                        |
              |                                                        |
     ------------------                                      ------------------
     GMAC Mortgage, LLC                                           GMAC Bank
        (Subservicer)
     ------------------                                      ------------------

          GMACM generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of September 30, 2006, GMACM acted as primary servicer and owned the corresponding servicing rights on approximately 2,206,270 million of residential mortgage loans having an aggregate unpaid principal balance of approximately
$272 billion, and GMACM acted as subservicer (and did not own the corresponding servicing rights) on approximately 312,568 loans having an aggregate unpaid principal balance of over $52.4 billion.

          The following tables set forth the mortgage loans serviced by GMACM for the periods indicated, and the annual average number of such loans for the same period. GMACM was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMACM was the servicer of a residential mortgage loan portfolio of approximately $200.4 billion, $32.7 billion, $18.9 billion and $20.6 billion during the nine months ended September
30, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year"
represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                      S-73

                 GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
                                 ($ IN MILLIONS)

                                      FOR THE NINE
                                      MONTHS ENDED
                                      SEPTEMBER 30,                   FOR THE YEAR ENDED DECEMBER 31,
                                      -------------   ----------   ------------------------------------
                                           2006          2005         2004         2003         2002
                                      -------------   ----------   ----------   ----------   ----------

Prime conforming mortgage loans
   No. of Loans ...................     1,443,554      1,392,870    1,323,249    1,308,284    1,418,843
   Dollar Amount of Loans .........    $  200,412     $  186,364   $  165,521   $  153,601   $  150,421
   Percentage Change
      from Prior Year .............          7.54%         12.59%        7.76%        2.11%         N/A
Prime non-conforming mortgage loans
   No. of Loans ...................        69,019         69,488       53,119       34,041       36,225
   Dollar Amount of Loans .........    $   32,662     $   32,385   $   23,604   $   13,937   $   12,543
   Percentage Change
      from Prior Year .............          0.86%         37.20%       69.36%       11.12%         N/A
Government mortgage loans
   No. of Loans ...................       183,058        181,679      191,844      191,023      230,085
   Dollar Amount of Loans .........    $   18,866     $   18,098   $   18,328   $   17,594   $   21,174
   Percentage Change
      from Prior Year .............          4.24%         (1.25)%       4.17%      (16.91)%        N/A
Second-lien mortgage loans
   No. of Loans ...................       510,639        392,261      350,334      282,128      261,416
   Dollar Amount of Loans .........    $   20,555     $   13,034   $   10,374   $    7,023   $    6,666
   Percentage Change
      from Prior Year .............         57.70%         25.64%       47.71%        5.36%         N/A
Total mortgage loans serviced
   No. of Loans ...................     2,206,270      2,036,298    1,918,546    1,815,476    1,946,569
   Dollar Amount of Loans .........    $  272,495     $  249,881   $  217,827   $  192,155   $  190,804
   Percentage Change
      from Prior Year .............          9.05%         14.72%       13.36%        0.71%         N/A

          As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMACM sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone.
GMACM may, from time to time, outsource certain of its servicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve GMACM of any of its responsibilities or liabilities as servicer.

                                      S-74

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The servicing fee for each home loan is payable out of the interest payments on that home loan. The servicing fee relating to each home loan will be
0.58% per annum of the outstanding principal balance of that home loan. The servicing fees consist of (a) servicing fees payable to the master servicer and
(b) subservicing and other related compensation payable to the subservicer and such compensation paid to the master servicer as the direct servicer of a home loan for which there is no subservicer.

          The primary compensation to be paid to the master servicer for its master servicing activities will be its servicing fee equal to 0.08% per annum of the outstanding principal balance of each home loan. As described in the prospectus, a subservicer is entitled to servicing compensation in a minimum amount equal to 0.50% per annum of the outstanding principal balance of each home loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the servicing agreement. See
"Description of the Securities--Servicing and Administration of Trust Assets" in
the prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer. The master servicing fee rate may be changed if a successor master servicer is appointed, but it will not exceed the rate currently paid to the master servicer. See "The Agreements--Events of Default;
Rights upon Event of Default--Pooling and Servicing Agreement; Servicing
Agreement" in the prospectus.

          The following table sets forth the fees and expenses that are payable out of payments on the home loans, prior to payments of interest and principal to the noteholders:

      DESCRIPTION                      AMOUNT                RECEIVING PARTY
-----------------------   --------------------------------   ---------------
Master Servicer Fee       0.08% per annum of the principal   Master Servicer
                          balance of each home loan

Subservicer Fee           0.50% per annum of the principal   Subservicers
                          balance of each home loan
                          serviced by a subservicer

Credit Enhancer Premium   0.28% per annum of the aggregate   Credit Enhancer
                          principal balance of the Class A
                          Notes

          In addition, the master servicer or any applicable subservicer may recover from payments on the home loans or withdraw from the Custodial Account the amount of any interest and investment income, foreclosure profits, indemnification payments payable under the servicing agreement, and certain other servicing expenses, including foreclosure expenses.

PRINCIPAL COLLECTIONS AND INTEREST COLLECTIONS

          The master servicer shall establish and maintain a Custodial Account in which the master servicer shall deposit or cause to be deposited any amounts representing payments on and any collections received relating to the home loans received on or after the cut-off date. The Custodial Account shall be an
Eligible Account. On each determination date, which is the 20th day of each month, or if that day is not a business day, the following business day, the master servicer will notify the paying agent and the indenture trustee of the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Payment Account prior to the close of business on the business day following the determination date.

                                      S-75

          Permitted investments are specified in the servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then-current ratings of the notes. The master servicer will make the following withdrawals from the Custodial Account and deposit the amounts as follows:

          o    on the business day prior to each payment date, to the Payment
               Account, an amount equal to Principal Collections and Interest
               Collections for the related Collection Period; and

          o    to pay to itself or the seller various reimbursement amounts and other amounts as provided in the servicing agreement.

          All collections on the home loans will generally be allocated in accordance with the mortgage notes between Principal Collections and Interest
Collections. As to unscheduled collections, the master servicer may elect to treat the amounts as included in Principal Collections and Interest Collections for the payment date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "Description of the
Securities--Principal Payments," any amount for which the election is so made shall be treated as having been received on the last day of the related
Collection Period for the purposes of calculating the amount of principal and interest payments to the notes.

RELEASE OF LIEN; REFINANCING OF SENIOR LIEN

          The servicing agreement permits the master servicer to release the lien on the mortgaged property securing a home loan under limited circumstances if the home loan is current in payment. A release may be made in any case where the borrower simultaneously delivers a mortgage on a substitute mortgaged property, if the combined LTV ratio is not increased. A release may also be made, in connection with a simultaneous substitution of the mortgaged property, if the combined LTV ratio would be increased to not more than the lesser of (a)
125% and (b) 105% times the combined LTV ratio previously in effect, if the master servicer determines that appropriate compensating factors are present.
Furthermore, a release may also be permitted in cases where no substitute mortgaged property is provided, causing the home loan to become unsecured, subject to limitations in the servicing agreement. At the time of the release, some terms of the home loan may be modified, including a loan rate increase or a maturity extension, and the terms of the home loan may be further modified in the event that the borrower subsequently delivers a mortgage on a substitute mortgaged property.

          The master servicer may permit the refinancing of any existing lien senior to a home loan, provided that specified conditions in the servicing agreement are met.

COLLECTION AND LIQUIDATION PRACTICES; LOSS MITIGATION

          The master servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the home loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages; provided in any case that the master servicer determines that the action is not materially adverse to the interests of the indenture trustee as pledgee of the home loans or the credit enhancer and is generally consistent with the master servicer's policies with respect to similar loans; and provided further that some modifications, including reductions in the loan rate, partial forgiveness or a maturity extension, may only be taken if the home loan is in default or if default is reasonably foreseeable. For home loans that come into and continue in default, the master servicer may take a variety of actions including foreclosure upon the mortgaged property, writing off the balance of the home loan as bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note.

                                      S-76

          See "Description of the Securities--Servicing and Administration of
Trust Assets" in the prospectus.

OPTIONAL REPURCHASE OF DEFAULTED HOME LOANS

          Under the terms specified in the servicing agreement, the master servicer will have the option to repurchase from the trust any home loan which is 90 days or more delinquent at a purchase price equal to its unpaid principal balance plus accrued interest.

                DESCRIPTION OF THE TRUST AGREEMENT AND INDENTURE

          The following summary describes the primary terms of the trust agreement and the indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the trust agreement and the indenture. See "The Agreements" in the prospectus.

THE OWNER TRUSTEE

          Wilmington Trust Company is the owner trustee under the trust agreement. Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903 and its principal offices are located at Rodney
Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.
Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

          Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust
Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

          The owner trustee's duties and responsibilities under the trust agreement include collecting funds from the master servicer to distribute to the certificateholders, providing the certificateholders with monthly distribution statements and effecting any optional termination of the trust.

          The master servicer will pay to the owner trustee reasonable compensation for its services and reimburse the owner trustee for all reasonable expenses incurred or made by the owner trustee in accordance with any of the provisions of the trust agreement, except any such expense as may arise from the owner trustee's negligence or bad faith. The master servicer has also agreed to indemnify the owner trustee for any losses and expenses incurred without negligence or willful misconduct on the owner trustee's part arising out of the acceptance and administration of the trust.

          The owner trustee may resign at any time, in which event the indenture trustee will be obligated to appoint a successor owner trustee. The indenture trustee may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. Upon becoming aware of those circumstances, the indenture trustee will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

          Any costs associated with removing and replacing a owner trustee will be paid by the master servicer.

          Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuing entity or the securityholders for any action taken or for refraining from the

                                      S-77

taking of any action in good faith under the trust agreement or for errors in judgment. However, none of the owner trustee, any director, officer or employee of the owner trustee will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the owner trustee under the trust agreement.

THE INDENTURE TRUSTEE

          U.S. Bank National Association, or U.S. Bank, will act as indenture trustee, registrar and paying agent under the indenture. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $217 billion as of September 30, 2006. As of
September 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,462 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

          U.S. Bank's corporate trust business has offices in 45 U.S. cities.
The indenture will be administered from U.S. Bank's corporate trust office located at 60 Livingston Avenue, St. Paul, Minnesota 55107.

          U.S. Bank has provided corporate trust services since 1924. As of
September 30, 2006, U.S. Bank was acting as trustee with respect to over 69,000 issuances of securities with an aggregate outstanding principal balance of over
$1.9 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

          On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. On
September 5, 2006, U.S. Bank completed the bulk sale transfer and conversion of these businesses and became successor fiduciary or agent, as applicable, under the client agreements.

          On September 29, 2006, U.S. Bank purchased the municipal and corporate bond trustee business of SunTrust Banks, Inc. and became successor fiduciary or agent, as applicable, under the client agreements.

          On November 10, 2006, U.S. Bank announced that it has entered into a definitive agreement to purchase the municipal bond trustee business of LaSalle
Bank National Association, the U.S. subsidiary of ABN AMRO Bank N.V. The transaction is subject to certain regulatory approvals and is expected to close by the end of the fourth quarter 2006 with conversion occurring early in 2007.

          As of September 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust
National Association) was acting as trustee on 388 issuances of sub-prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $120,846,500,000.

          The indenture trustee's duties and responsibilities under the indenture include collecting funds from the master servicer to distribute to noteholders at the direction of the master servicer, providing noteholders and applicable rating agencies with monthly distribution statements, removing the master servicer with the consent of the credit enhancer (so long as no credit enhancer default has occurred and is

                                      S-78

continuing) as a result of default under the servicing agreement, and appointing a successor master servicer.

          The master servicer will pay to the indenture trustee reasonable compensation for its services and reimburse the indenture trustee for all reasonable expenses incurred or made by the indenture trustee in accordance with any of the provisions of the indenture, except any such expense as may arise from the indenture trustee's negligence or bad faith. The master servicer has also agreed to indemnify the indenture trustee for any losses and expenses incurred without negligence or willful misconduct on the indenture trustee's part arising out of the acceptance and administration of the trust.

          Unless an event of default has occurred and is continuing under the servicing agreement, the indenture trustee will perform only such duties under the servicing agreement as are specifically set forth in the servicing agreement. For a description of the indenture trustee's duties and responsibilities under the servicing agreement, see "Description of the
Servicing Agreement--The Master Servicer and Subservicers."

          The indenture trustee may resign at any time, in which case the owner trustee will be obligated to appoint a successor indenture trustee as described in the indenture. The owner trustee as described in the indenture may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. After becoming aware of those circumstances, the owner trustee will be obligated to appoint a successor indenture trustee. The indenture trustee may also be removed at any time by the holders of a majority by principal balance of the notes or the credit enhancer. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

          Any costs associated with removing and replacing an indenture trustee will be paid by the master servicer.

THE TRUST FUND

          Simultaneously with the issuance of the notes, the issuing entity will pledge the assets of the trust to the indenture trustee as collateral for the notes. As pledgee of the home loans, the indenture trustee will be entitled to direct the trust in the exercise of all rights and remedies of the trust against the seller under the home loan purchase agreement and against the master servicer under the servicing agreement.

REPORTS TO HOLDERS

          The indenture trustee will make available via its internet website at
www.usbank.com/abs, a report setting forth amounts relating to the notes for each payment date, among other things:

          o    the amount of principal payable on the payment date to the holders of securities;

          o    the amount of interest payable on the payment date to the holders of securities;

          o    the aggregate note balance of the notes after giving effect to the payment of principal on the payment date;

          o    Principal Collections and Interest Collections for the related
               Collection Period;

          o    the pool balance as of the end of the preceding Collection
               Period;

                                      S-79

          o    the Outstanding Reserve Amount as of the end of the related
               Collection Period; and

          o    the amount paid, if any, under the Policy for the payment date.

In the case of information furnished under the first and second listed clause above relating to the notes, the amounts shall be expressed as a dollar amount per $1,000 in face amount of notes.

          For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. The depositor has taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus supplement was created. In addition, for so long as the issuing entity is required to file reports with the Commission under the Securities Exchange Act of 1934, the issuing entity's annual report on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be made available on such website as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the Commission. See also
"Description of the Securities--Reports to Securityholders" in the prospectus for a more detailed description of noteholder reports.

          Assistance in using the indenture trustee's website can be obtained by calling the indenture trustee's service desk at (800) 934-6802.

CERTAIN COVENANTS

          The indenture will provide that the issuing entity may not consolidate with or merge into any other entity, unless:

          o    the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the
               District of Columbia,

          o    the entity expressly assumes, by an indenture supplemental to the indenture, the issuing entity's obligation to make due and punctual payments upon the notes and the performance or
               observance of any agreement and covenant of the issuing entity under the indenture,

          o    no event of default shall have occurred and be continuing
               immediately after the merger or consolidation,

          o    the issuing entity has received consent of the credit enhancer and has been advised that the ratings of the securities, without regard to the Policy, then in effect, would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation,

          o    any action that is necessary to maintain the lien and security interest created by the indenture is taken,

          o    the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any
               noteholder or certificateholder, and

          o    the issuing entity has delivered to the indenture trustee an officer's certificate and an opinion of counsel each stating that the consolidation or merger and the supplemental indenture comply with the indenture and that all conditions precedent, as provided in the indenture, relating to the transaction have been complied with.

                                      S-80

          The issuing entity will not, among other things:

          o    except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity, claim any credit on or make any deduction from the principal and interest payable relating to the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or
               assessed upon the issuing entity,

          o    permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, or

          o    permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part of its assets, or any of its interest or the proceeds of its assets.

          o    The issuing entity may not engage in any activity other than as specified under "The Issuing Entity" in this prospectus
               supplement.

MODIFICATION OF INDENTURE

          With the consent of the holders of a majority of the outstanding notes and the credit enhancer, the issuing entity and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. Without the consent of the holder of each outstanding note affected by that modification and the credit enhancer, however, no supplemental indenture will:

          o    change the due date of any installment of principal of or
               interest on any note or reduce its note balance, its interest rate specified or change any place of payment where or the coin or currency in which any note or any of its interest is payable;

          o    impair the right to institute suit for the enforcement of some provisions of the indenture regarding payment;

          o    reduce the percentage of the aggregate amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with some provisions of the indenture or of some defaults thereunder and their consequences as provided for in the indenture;

          o    modify or alter the provisions of the indenture regarding the voting of notes held by the issuing entity, the depositor or an affiliate of any of them;

          o    decrease the percentage of the aggregate note balance of notes required to amend the sections of the indenture which specify the applicable percentage of aggregate note balance of the notes necessary to amend the indenture or some other related
               agreements;

          o    modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note, including the calculation of any of the individual components of the calculation; or

                                      S-81

          o    permit the creation of any lien ranking prior to or, except as otherwise contemplated by the indenture, on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any
               collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

However, so long as there does not exist a failure by the credit enhancer to make a required payment under the Policy, the credit enhancer shall have the right to exercise all rights of the holders of the notes under the indenture without any consent of the holders of the notes.

          The issuing entity and the indenture trustee may also enter into supplemental indentures, with the consent of the credit enhancer and, without obtaining the consent of the noteholders, for the purpose of, among other things, curing any ambiguity, correcting any error, or correcting or supplementing any provision in the indenture that may be inconsistent with any other provision in the indenture or in this prospectus supplement.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE ISSUING ENTITY

          Neither the indenture trustee nor any director, officer or employee of the indenture trustee will be under any liability to the issuing entity or the related noteholders for any action taken or for refraining from the taking of any action in good faith under the indenture or for errors in judgment. None of the indenture trustee and any director, officer or employee of the indenture trustee will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the indenture. Subject to limitations in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee shall be indemnified by the issuing entity and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from a merger or consolidation shall be the successor of the indenture trustee under the indenture.

CUSTODIAL ARRANGEMENTS

          The owner trustee will appoint Wells Fargo Bank, National Association, to serve as custodian of the home loans. The custodian is not an affiliate of the depositor, the master servicer or the sponsor. No servicer will have custodial responsibility for the mortgage notes. The custodian will maintain home loan files that contain originals of the notes and, with respect to any home loans that are not registered with MERS, the custodian will maintain the assignment of mortgage. The custodian will maintain these home loan files either in vaults located at the sponsor's premises in Minnesota or in vaults located at premises unrelated to the sponsor's premises. Only the custodian has access to these vaults. A shelving and filing system segregates the files relating to the home loans from other assets serviced by the master servicer.

                                LEGAL PROCEEDINGS

          There are no material pending legal or other proceedings involving the home loans or Residential Funding, as sponsor and master servicer, Residential
Funding Mortgage Securities II, Inc., as depositor, Home Loan Trust 2006-HI5, as the issuing entity, Homecomings, as subservicer and originator, GMAC

                                      S-82

Mortgage, LLC, as subservicer and originator, or other parties described in Item
1117 of Regulation AB that, individually or in the aggregate, would have a material adverse impact on investors in these notes.

          Residential Funding, Homecomings and GMAC Mortgage, LLC are currently parties to various legal proceedings arising from time to time in the ordinary course of their businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of Residential Funding,
Homecomings and GMAC Mortgage, LLC that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on their ability to perform their obligations in relation to the home loans. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Residential Funding,
Homecomings or GMAC Mortgage, LLC. Any such unfavorable outcome could adversely affects the ability of Residential Funding, Homecomings or GMAC Mortgage, LLC to
perform its servicing duties with respect to the home loans and potentially lead to the replacement of Residential Funding, Homecomings or GMAC Mortgage, LLC
with a successor servicer.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          In the opinion of Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, for federal income tax purposes, (i) the notes will be characterized as indebtedness to a noteholder other than a noteholder who beneficially owns the certificates and (ii) the issuing entity, as created under the terms and conditions of the trust agreement, will not be classified as an association or publicly traded partnership, within the meaning of Section 7704 of the Internal
Revenue Code of 1986, as amended (the "Code"), taxable as a corporation or as a taxable mortgage pool under Section 7701(i) of the Internal Revenue Code. For federal income tax purposes, any class of the notes may be treated as having been issued with "original issue discount," as described in the prospectus. See
"Material Federal Income Tax Consequences" in the prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the home loans will prepay at a rate equal to 100% of the prepayment assumption. No representation is made that the home loans will prepay at that rate or at any other rate. See "Material Federal Income Tax
Consequences" in the prospectus.

          In some circumstances the U.S. Treasury regulations governing original issue discount permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity.
Accordingly, it is possible that the holder of a note may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the noteholders and the IRS. Some of the classes of notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of notes will be treated as holding a note with amortizable bond premium will depend on the noteholder's purchase price and the payments remaining to be made on the note at the time of its acquisition by the noteholder. Holders of those classes of notes are encouraged to consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax
Consequences" in the prospectus.

          The notes will not be treated as assets described in Section
7701(a)(19)(C) of the Internal Revenue Code and will not be treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. In addition, interest on the notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the
Internal Revenue Code. The notes also will not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Internal Revenue Code.

                                      S-83

          Prospective investors in the notes should see "Material Federal Income
Tax Consequences" and "State and Other Tax Consequences" in the prospectus for a discussion of the application of federal income and state and local tax laws to the issuing entity and purchasers of the notes.

                              ERISA CONSIDERATIONS

          Subject to the following discussion the notes may be acquired by pension, profit-sharing or other employee benefit plans subject to the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), as well as individual retirement accounts, Keogh plans and other plans subject to Section
4975 of the Internal Revenue Code (each, an "ERISA plan"). Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit an ERISA plan from engaging in certain transactions with persons that are "parties in interest"
under ERISA or "disqualified persons" under the Internal Revenue Code with respect to such ERISA plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for such persons or the fiduciaries of an ERISA plan.
In addition, Title I of ERISA also requires fiduciaries of an ERISA plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

          Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to an ERISA plan that purchased notes if assets of the issuing entity were deemed to be assets of the ERISA plan. Under regulations issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the "Plan
Asset Regulations"), the assets of the issuing entity would be treated as plan assets of an ERISA plan for the purposes of ERISA and the Internal Revenue Code only if the ERISA plan acquired an "equity interest" in the issuing entity and none of the exceptions to plan assets contained in the Plan Asset Regulations were applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the issuing entity believes that, at the time of their issuance, the notes should not be treated as an equity interest in the issuing entity for purposes of the Plan Asset Regulations. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuing entity incurs losses.

          However, without regard to whether the notes are treated as an equity interest for purposes of the Plan Asset Regulations, the acquisition or holding of notes by or on behalf of an ERISA plan could be considered to give rise to a prohibited transaction if the issuing entity, the underwriter, the depositor, the master servicer, the subservicers, the sponsor, the seller, the owner trustee, the indenture trustee, the originators, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such ERISA plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by an ERISA plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited
Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by
"in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

          In addition to the prohibited transaction class exemptions listed above, Section 408(b)(17) of ERISA provides a statutory exemption for certain prohibited transactions between an ERISA plan and a

                                      S-84

person or an entity that is a party in interest to such ERISA plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the ERISA plan involved in the transaction) solely by reason of providing services to the ERISA plan, but only if the ERISA plan pays no more, or receives no less, than adequate consideration. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

          Each purchaser and transferee of a note, by its acceptance of the note, shall be deemed to have represented and warranted that either (i) it is not acquiring the note with the assets of an ERISA plan or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the
Internal Revenue Code; or (ii) the acquisition and holding of the note does not give rise to a nonexempt prohibited transaction under Section 406 of ERISA,
Section 4975 of the Internal Revenue Code or any similar applicable law.

          Employee benefit plans that are governmental plans (as defined in
Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of
ERISA) are not subject to ERISA requirements. However, governmental plans may be subject to comparable state law restrictions.

          A fiduciary considering the purchase of notes should consult its legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

          We do not expect that the RFC exemption, as defined in "ERISA
Considerations" in the prospectus, will apply to the purchase of the notes.

                                LEGAL INVESTMENT

          The notes will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the notes. No representation is made in this prospectus supplement as to whether the notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the notes as legal investments for the purchasers prior to investing in notes.

                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions of an underwriting agreement, dated December 18, 2006, Residential Funding Securities, LLC and Deutsche Bank
Securities Inc., as underwriters, have severally agreed to purchase and the depositor has agreed to sell to Residential Funding Securities, LLC and Deutsche
Bank Securities Inc. approximately 70% and 30%, respectively, of the note balance of each class of notes. The distribution of the underwritten notes by the underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the notes, before deducting expenses payable by the depositor, will be approximately 99.69% of the aggregate note balance of the notes, plus accrued interest on the notes, other than the
Class A-1 Notes, from the cut-off date.

          The underwriters may effect these transactions by selling the notes to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or

                                      S-85

commissions from the underwriters for whom they act as agent. In connection with the sale of the notes, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the notes may be deemed to be underwriters under the Securities
Act of 1933, as amended. Any profit on the resale of the notes positioned by an underwriter would be compensation in the form of underwriting discounts and commissions under the Securities Act of 1933, as amended.

          It is expected that delivery of the notes will be made only in book-entry form through DTC, Clearstream and Euroclear on or about December 28,
2006 against payment in immediately available funds.

          In addition, the underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the related notes is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Commission.

          The underwriting agreement provides that the depositor will indemnify the related underwriter and that under limited circumstances the related underwriter will indemnify the depositor against some liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the related underwriter may be required to make for these liabilities.

          There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The notes will not be listed on any securities exchange. The primary source of information available to investors concerning the notes will be the monthly statements discussed in this prospectus supplement under "Description of the Trust Agreement and
Indenture--Reports to Holders" and in the prospectus under "Description of the
Securities--Reports to Securityholders," which will include information as to the outstanding note balance of the notes. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the notes will be generally available on an ongoing basis. The limited nature of this type of information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

          Residential Funding Securities, LLC is an affiliate of the master servicer and the depositor. Residential Funding Securities, LLC is also known as
GMAC RFC Securities.

                                 USE OF PROCEEDS

          The net proceeds from the sale of the notes to the underwriters will be paid to the depositor. The depositor will use the proceeds to purchase home loans or for general corporate purposes.

                                     EXPERTS

          The financial statements of Financial Guaranty Insurance Company as of
December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003, and from
January 1, 2003 through December 17, 2003 appearing in the Form 8-K of the depositor, which are incorporated by reference, have been audited by Ernst &
Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                      S-86

                                 LEGAL OPINIONS

          Legal matters concerning the notes will be passed upon for the depositor and Residential Funding Securities, LLC by Mayer, Brown, Rowe & Maw
LLP, New York, New York and for Deutsche Bank Securities Inc. by Sidley Austin
LLP, New York, New York.

                                     RATINGS

          It is a condition to issuance of the Class A Notes that the Class A
Notes be rated not less than "Aaa" by Moody's Investors Service, Inc. or Moody's and "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or Standard & Poor's. The depositor has not requested a rating on the notes by any rating agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes by Moody's and Standard & Poor's. A securities rating addresses the likelihood of the receipt by holders of notes of payments on the home loans. The rating takes into consideration the structural and legal aspects associated with the notes. The ratings on the notes do not, however, constitute statements regarding the possibility that holders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

          The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as any notes are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the notes.

                                      S-87

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the globally offered
Residential Funding Mortgage Securities II, Inc., Home Loan-Backed Notes, Series
2006-HI5, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of
Clearstream and Euroclear, in that capacity, and other DTC participants.

          Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the depositor, the master servicer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

          Non-U.S. holders of global securities will be subject to U.S.
withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold these positions in accounts as DTC participants.

          Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of note certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold interests in global securities through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                                      I-1

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Transfers between DTC Participants. Secondary market trading between
DTC participants will be settled using the DTC procedures applicable to similar issues of prior mortgage loan-backed notes in same-day funds.

          Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Transfers between DTC seller and Clearstream or Euroclear purchaser.
When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or
Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or
Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

          Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to
Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

          As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

          Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or
Euroclear for the benefit of Clearstream participants or Euroclear participants.
The sale proceeds will be available to the DTC seller on the settlement date.
Thus, to the

                                      I-2

seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

          Finally, intra-day traders that use Clearstream participants or
Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

          o    borrowing interests in global securities through Clearstream or
               Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

          o    borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be
               reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

          o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

          Transfers between Clearstream or Euroclear seller and DTC purchaser.
Due to time zone differences in their favor, Clearstream participants and
Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a
Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date.
The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

          o    each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S.
               entity required to withhold tax complies with applicable
               certification requirements; and

                                      I-3

          o    the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                    o    Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial
                         holders of global securities that are Non-U.S. persons
                         generally can obtain a complete exemption from the
                         withholding tax by filing a signed Form W-8BEN, or
                         Certificate of Foreign Status of Beneficial Owner for
                         United States Tax Withholding. If the information shown
                         on Form W-8BEN changes, a new Form W-8BEN must be filed
                         within 30 days of the change.

                    o    Exemption for Non-U.S. persons with effectively
                         connected income--Form W-8ECI. A Non-U.S. person,
                         including a non-U.S. corporation or bank with a U.S.
                         branch, for which the interest income is effectively
                         connected with its conduct of a trade or business in
                         the United States, can obtain an exemption from the
                         withholding tax by filing Form W-8ECI, or Certificate
                         of Foreign Person's Claim for Exemption from
                         Withholding on Income Effectively Connected with the
                         Conduct of a Trade or Business in the United States.

                    o    Exemption or reduced rate for Non-U.S. persons resident
                         in treaty countries--Form W-8BEN. Non-U.S. persons
                         residing in a country that has a tax treaty with the
                         United States can obtain an exemption or reduced tax
                         rate, depending on the treaty terms, by filing Form
                         W-8BEN. Form W-8BEN may be filed by Bond Holders or
                         their agent.

                    o    Exemption for U.S. Persons--Form W-9. U.S. persons can
                         obtain a complete exemption from the withholding tax by
                         filing Form W-9, or Payer's Request for Taxpayer
                         Identification Number and Certification.

          U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the Form W-8BEN and Form W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person"
means

          o    a citizen or resident of the United States;

          o    a corporation, partnership or other entity treated as a
               corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of
               Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

          o    an estate that is subject to U.S. federal income tax regardless of the source of its income; or

          o    a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

                                      I-4

          Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United
States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of
U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                      I-5

                                    ANNEX II
                        HOME LOAN STATISTICAL INFORMATION

                            CREDIT SCORE DISTRIBUTION

                                                                                      WEIGHTED
                                                          PERCENTAGE OF   AVERAGE     AVERAGE     WEIGHTED   WEIGHTED
                                  NUMBER                    HOME LOANS    CUT-OFF     COMBINED     AVERAGE    AVERAGE
                                 OF HOME   CUT-OFF DATE     BY CUT-OFF      DATE      LOAN-TO-    RESIDUAL    JUNIOR
    RANGE OF CREDIT SCORES        LOANS       BALANCE      DATE BALANCE   BALANCE   VALUE RATIO    INCOME      RATIO
------------------------------   -------   ------------   -------------   -------   -----------   --------   --------

Less than 600.................        1    $     43,749        0.02%      $43,749     100.00%      $4,028     20.00%
600 - 619.....................        3         111,958        0.04        37,319     102.30        4,368     20.23
620 - 639.....................       55       2,181,706        0.87        39,667      89.16        4,186     24.46
640 - 659.....................      478      19,457,969        7.78        40,707     110.68        4,445     22.50
660 - 679.....................    1,051      48,129,789       19.24        45,794     116.25        4,300     25.33
680 - 699.....................    1,249      62,447,400       24.97        49,998     114.82        4,284     28.64
700 - 719.....................      980      52,282,768       20.91        53,350     116.55        4,269     29.62
720 - 739.....................      684      36,834,503       14.73        53,852     116.18        4,178     30.87
740 - 759.....................      349      17,289,061        6.91        49,539     113.35        4,249     28.99
760 - 779.....................      165       8,485,363        3.39        51,426     112.89        4,524     29.20
780 - 799.....................       45       2,197,949        0.88        48,843     106.38        4,348     27.31
Greater than or equal to 800..       11         632,828        0.25        57,530      95.94        3,879     41.78
                                  -----    ------------      ------       -------     ------       ------     -----
   Total......................    5,071    $250,095,045      100.00%      $49,319     114.81%      $4,285     28.08%
                                  =====    ============      ======

          The weighted average Credit Score of the home loans will be approximately 699.

                                   LOAN RATES

                                                                                                 WEIGHTED
                                                          PERCENTAGE OF   AVERAGE   WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                  NUMBER                    HOME LOANS    CUT-OFF    AVERAGE     COMBINED     AVERAGE    AVERAGE
                                 OF HOME   CUT-OFF DATE     BY CUT-OFF      DATE     CREDIT      LOAN-TO-    RESIDUAL    JUNIOR
    RANGE OF LOAN RATES (%)       LOANS       BALANCE      DATE BALANCE   BALANCE     SCORE    VALUE RATIO    INCOME      RATIO
------------------------------   -------   ------------   -------------   -------   --------   -----------   --------   --------

6.501 to 7.000................        1    $     28,000        0.01%      $28,000      774        87.00%      $5,295      7.37%
7.001 to 7.500................        5         296,501        0.12        59,300      732        64.38        4,768     20.80
7.501 to 8.000................       15         766,430        0.31        51,095      753        70.00        4,768     32.89
8.001 to 8.500................       44       2,287,924        0.91        51,998      715        76.51        4,416     29.41
8.501 to 9.000................       84       4,646,617        1.86        55,317      702        79.95        4,185     31.37
9.001 to 9.500................       68       3,273,997        1.31        48,147      707        87.46        3,994     29.00
9.501 to 10.000...............      117       5,596,721        2.24        47,835      707        93.84        4,779     26.08
10.001 to 10.500..............       92       4,762,552        1.90        51,767      712       101.28        4,765     26.28
10.501 to 11.000..............      259      14,253,768        5.70        55,034      721       109.26        4,935     28.73
11.001 to 11.500..............      294      14,997,055        6.00        51,010      720       115.09        4,661     27.42
11.501 to 12.000..............      647      35,673,133       14.26        55,136      713       116.83        4,532     29.79
12.001 to 12.500..............      592      30,794,111       12.31        52,017      706       118.03        4,499     28.94
12.501 to 13.000..............      911      46,056,372       18.42        50,556      699       118.50        4,246     28.21
13.001 to 13.500..............      593      27,964,886       11.18        47,158      690       118.20        3,943     27.72
13.501 to 14.000..............      714      32,161,605       12.86        45,044      681       118.17        3,974     27.00
14.001 to 14.500..............      387      16,562,501        6.62        42,797      675       118.85        3,714     25.95
14.501 to 15.000..............      155       6,381,893        2.55        41,174      675       119.14        3,728     25.67
15.001 to 15.500..............       35       1,417,734        0.57        40,507      666       118.45        4,338     28.76
15.501 to 16.000..............       28       1,074,569        0.43        38,377      661       115.87        4,148     27.27
16.001 to 16.500..............       22         832,970        0.33        37,862      665       116.98        3,982     26.94
16.501 to 17.000..............        7         232,826        0.09        33,261      665       116.94        3,415     33.20
17.001 to 17.500..............        1          32,880        0.01        32,880      644       113.00        8,349     24.53
                                  -----    ------------      ------       -------      ---       ------       ------     -----
   Total:.....................    5,071    $250,095,045      100.00%      $49,319      699       114.81%      $4,285     28.08%
                                  =====    ============      ======

          The weighted average loan rate of the home loans will be approximately
12.5001% per annum.

                                      II-1

                           HOME LOAN PRINCIPAL BALANCE

                                                                                       WEIGHTED
                                                          PERCENTAGE OF   WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                  NUMBER                    HOME LOANS     AVERAGE     COMBINED     AVERAGE    AVERAGE
      RANGE OF HOME LOAN         OF HOME   CUT-OFF DATE     BY CUT-OFF     CREDIT      LOAN-TO-    RESIDUAL    JUNIOR
    PRINCIPAL BALANCES ($)        LOANS       BALANCE      DATE BALANCE     SCORE    VALUE RATIO    INCOME      RATIO
------------------------------   -------   ------------   -------------   --------   -----------   --------   --------

$0.01 to $25,000..............      421    $  8,855,126        3.54%         695       108.84%      $3,230     18.20%
$25,000.01 to $50,000.........    2,801     107,783,072       43.10          693       114.65        3,899     23.60
$50,000.01 to $75,000.........    1,313      81,368,172       32.53          702       116.37        4,382     30.08
$75,000.01 to $100,000........      391      34,407,885       13.76          705       114.54        4,885     35.34
$100,000.01 to $125,000.......      114      13,174,905        5.27          712       115.50        5,452     37.15
$125,000.01 to $150,000.......       28       3,961,370        1.58          723       104.93        5,856     38.15
$150,000.01 to $175,000.......        1         152,842        0.06          689        80.00        5,040     38.96
$175,000.01 to $200,000.......        2         391,673        0.16          655        85.41        6,256     31.87
                                  -----    ------------      ------          ---       ------       ------     -----
   Total......................    5,071    $250,095,045      100.00%         699       114.81%      $4,285     28.08%
                                  =====    ============      ======

          The average cut-off date balance of the home loans will be $49,319.

                          ORIGINAL COMBINED LTV RATIOS

                                                          PERCENTAGE OF   AVERAGE   WEIGHTED   WEIGHTED   WEIGHTED
                                  NUMBER                    HOME LOANS    CUT-OFF    AVERAGE    AVERAGE    AVERAGE
  RANGE OF ORIGINAL COMBINED     OF HOME   CUT-OFF DATE     BY CUT-OFF      DATE     CREDIT    RESIDUAL    JUNIOR
        LTV RATIOS (%)            LOANS       BALANCE      DATE BALANCE   BALANCE     SCORE     INCOME      RATIO
------------------------------   -------   ------------   -------------   -------   --------   --------   --------

20.01 - 30.00.................        2    $     66,868        0.03%      $33,434      775      $4,010     22.22%
30.01 - 40.00.................        3         128,401        0.05        42,800      684       2,146     16.48
40.01 - 50.00.................       12         518,755        0.21        43,230      721       2,915     41.15
50.01 - 60.00.................       22         958,668        0.38        43,576      699       3,278     29.86
60.01 - 70.00.................       29       1,179,063        0.47        40,657      694       4,088     31.47
70.01 - 75.00.................       28       1,444,627        0.58        51,594      688       3,526     35.63
75.01 - 80.00.................       55       2,745,198        1.10        49,913      687       4,294     30.27
80.01 - 85.00.................       37       1,967,103        0.79        53,165      684       4,601     26.56
85.01 - 90.00.................      106       5,405,948        2.16        51,000      696       5,113     26.79
90.01 - 95.00.................      128       6,513,706        2.60        50,888      709       5,817     21.73
95.01 - 100.00................      328      12,724,289        5.09        38,794      704       3,627     26.78
100.01 - 105.00...............      168       7,320,472        2.93        43,574      699       4,297     26.02
105.01 - 110.00...............      457      22,099,116        8.84        48,357      699       4,678     26.31
110.01 - 115.00...............      824      39,886,656       15.95        48,406      692       4,440     25.54
115.01 - 120.00...............      774      39,935,775       15.97        51,597      700       4,271     28.62
120.01 - 125.00...............    2,091     106,789,031       42.70        51,071      702       4,120     29.70
125.01 - 130.00...............        7         411,365        0.16        58,766      704       3,788     31.62
                                  -----    ------------      ------       -------      ---      ------     -----
   Total......................    5,071    $250,095,045      100.00%      $49,319      699      $4,285     28.08%
                                  =====    ============      ======

          The weighted average combined LTV ratio at origination of the home loans will be approximately 114.81%.

                                      II-2

                                  JUNIOR RATIOS

                                                                                                 WEIGHTED
                                                          PERCENTAGE OF   AVERAGE   WEIGHTED     AVERAGE     WEIGHTED
                                  NUMBER                    HOME LOANS    CUT-OFF    AVERAGE     COMBINED     AVERAGE
    RANGE OF JUNIOR RATIOS       OF HOME   CUT-OFF DATE     BY CUT-OFF      DATE     CREDIT      LOAN-TO-    RESIDUAL
              (%)                 LOANS       BALANCE      DATE BALANCE   BALANCE     SCORE    VALUE RATIO    INCOME
------------------------------   -------   ------------   -------------   -------   --------   -----------   --------

0.01 -   5.00.................        4    $     63,555        0.03%      $15,889      683       103.10%      $6,332
5.01 -  10.00.................       96       2,506,834        1.00        26,113      688       104.00        5,470
10.01 -  15.00................      458      16,208,634        6.49        35,390      684       109.12        4,961
15.01 -  20.00................    1,417      59,291,054       23.73        41,843      695       116.07        4,462
20.01 -  25.00................      819      36,160,500       14.48        44,152      696       113.25        4,300
25.01 -  30.00................      745      37,464,948       15.00        50,289      701       115.14        4,145
30.01 -  40.00................    1,039      64,272,099       25.73        61,860      704       116.19        4,129
40.01 -  50.00................      360      24,555,586        9.83        68,210      709       116.78        4,031
50.01 -  60.00................       92       6,526,654        2.61        70,942      711       111.45        3,994
60.01 -  70.00................       24       1,977,156        0.79        82,382      707       112.34        3,889
70.01 -  80.00................        6         321,489        0.13        53,581      694        95.27        2,892
80.01 -  90.00................        7         460,038        0.18        65,720      696       119.34        4,231
                                  -----    ------------      ------       -------      ---       ------       ------
   Total......................    5,067    $249,808,547      100.00%      $49,301      699       114.88%      $4,287
                                  =====    ============      ======

          The preceding table excludes home loans secured by first liens on the related mortgaged property. With respect to each home loan secured by a second lien on the related property, the junior ratio is the ratio of the original amount of a home loan secured by a second lien to the sum of (1) the original amount of the home loan and (2) the unpaid principal balance of any senior lien at the time of the origination of the home loan.

          The weighted average junior ratio of the home loans which are secured by second liens by original loan balance will be approximately 28.08%.

                            ORIGINAL TERM TO MATURITY

                                                                                                 WEIGHTED
                                                          PERCENTAGE OF   AVERAGE   WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
        RANGE OF MONTHS           NUMBER                    HOME LOANS    CUT-OFF    AVERAGE     COMBINED     AVERAGE    AVERAGE
       ORIGINAL TERM TO          OF HOME   CUT-OFF DATE     BY CUT-OFF      DATE     CREDIT      LOAN-TO-    RESIDUAL    JUNIOR
           MATURITY               LOANS       BALANCE      DATE BALANCE   BALANCE     SCORE    VALUE RATIO    INCOME      RATIO
------------------------------   -------   ------------   -------------   -------   --------   -----------   --------   --------

1 - 96........................        5    $    204,250        0.08%      $40,850      697        95.12%      $5,733     28.02%
109 - 120.....................       63       2,790,704        1.12        44,297      704       114.30        4,877     29.34
121 - 144.....................        1          32,683        0.01        32,683      660       115.00        4,178     22.24
145 - 156.....................        1          16,607        0.01        16,607      665       120.00        2,167     32.93
169 - 180.....................    2,112      98,610,057       39.43        46,690      701       112.05        4,391     28.59
181 - 288.....................      585      26,342,955       10.53        45,031      695       111.64        4,246     25.07
289 - 300.....................    2,226     117,021,893       46.79        52,570      700       118.13        4,183     28.23
301 and Over..................       78       5,075,897        2.03        65,076      680       109.74        4,433     29.84
                                  -----    ------------      ------       -------      ---       ------       ------     -----
   Total......................    5,071    $250,095,045      100.00%      $49,319      699       114.81%      $4,285     28.08%
                                  =====    ============      ======

          The weighted average original term to maturity of the home loans will be approximately 245 months.

                                      II-3

                        REMAINING TERM TO STATED MATURITY

                                                                                               WEIGHTED
                                                                                                AVERAGE
                                                          PERCENTAGE OF   AVERAGE   WEIGHTED   COMBINED   WEIGHTED   WEIGHTED
        RANGE OF MONTHS           NUMBER                    HOME LOANS    CUT-OFF    AVERAGE   LOAN-TO-    AVERAGE    AVERAGE
         REMAINING TO            OF HOME   CUT-OFF DATE     BY CUT-OFF      DATE     CREDIT      VALUE    RESIDUAL    JUNIOR
        STATED MATURITY           LOANS       BALANCE      DATE BALANCE   BALANCE     SCORE      RATIO     INCOME      RATIO
------------------------------   -------   ------------   -------------   -------   --------   --------   --------   --------

1 - 96........................       12    $    427,746        0.17%      $35,646      701      103.49%    $4,225     33.55%
97 - 108......................       15         413,862        0.17        27,591      689      115.35      2,875     30.84
109 - 120.....................       62       2,774,844        1.11        44,756      704      114.25      4,896     29.24
121 - 144.....................        1          32,683        0.01        32,683      660      115.00      4,178     22.24
145 - 156.....................        1          31,438        0.01        31,438      702       72.00      1,550     32.71
157 - 168.....................        6         206,484        0.08        34,414      680      119.35      3,724     27.53
169 - 180.....................    2,088      97,844,250       39.12        46,860      701      112.02      4,400     28.55
181 - 288.....................      656      29,520,193       11.80        45,000      694      112.50      4,138     26.89
289 - 300.....................    2,152     113,767,648       45.49        52,866      700      118.10      4,210     27.85
301 and Over..................       78       5,075,897        2.03        65,076      680      109.74      4,433     29.84
                                  -----    ------------      ------       -------      ---      ------     ------     -----
   Total......................    5,071    $250,095,045      100.00%      $49,319      699      114.81%    $4,285     28.08%
                                  =====    ============      ======

          The weighted average remaining term to stated maturity of the home loans will be approximately 243 months.

                               YEAR OF ORIGINATION

                                                                                               WEIGHTED
                                                                                                AVERAGE
                                                          PERCENTAGE OF   AVERAGE   WEIGHTED   COMBINED   WEIGHTED   WEIGHTED
                                  NUMBER                    HOME LOANS    CUT-OFF    AVERAGE   LOAN-TO-    AVERAGE    AVERAGE
           YEAR OF               OF HOME   CUT-OFF DATE     BY CUT-OFF      DATE     CREDIT      VALUE    RESIDUAL    JUNIOR
         ORIGINATION              LOANS       BALANCE      DATE BALANCE   BALANCE     SCORE      RATIO     INCOME      RATIO
------------------------------   -------   ------------   -------------   -------   --------   --------   --------   --------

1998..........................        1    $     91,157        0.04%      $91,157      668      125.00%    $3,900     80.29%
1999..........................       39       1,690,304        0.68        43,341      700      115.49      2,804     41.68
2000..........................       49       1,639,926        0.66        33,468      681      118.59      3,059     34.46
2004..........................        3         102,770        0.04        34,257      672      118.18      4,473     53.99
2005..........................       21       1,256,334        0.50        59,825      682      115.39      4,621     28.17
2006..........................    4,958     245,314,554       98.09        49,479      699      114.78      4,301     27.89
                                  -----    ------------      ------       -------      ---      ------     ------     -----
   Total......................    5,071    $250,095,045      100.00%      $49,319      699      114.81%    $4,285     28.08%
                                  =====    ============      ======

                                      II-4

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                               WEIGHTED
                                                                                                AVERAGE
                                                          PERCENTAGE OF   AVERAGE   WEIGHTED   COMBINED   WEIGHTED   WEIGHTED
                                  NUMBER                    HOME LOANS    CUT-OFF    AVERAGE   LOAN-TO-    AVERAGE    AVERAGE
                                 OF HOME   CUT-OFF DATE     BY CUT-OFF      DATE     CREDIT      VALUE    RESIDUAL    JUNIOR
            STATE                 LOANS       BALANCE      DATE BALANCE   BALANCE     SCORE      RATIO     INCOME      RATIO
------------------------------   -------   ------------   -------------   -------   --------   --------   --------   --------

Alaska........................       11    $    664,647        0.27%      $60,422      697      108.39%    $4,607     27.62%
Alabama.......................      132       6,237,749        2.49        47,256      701      117.14      4,022     30.59
Arkansas......................       18         770,765        0.31        42,820      704      105.68      3,157     31.69
Arizona.......................       56       3,095,049        1.24        55,269      687      100.88      5,497     24.62
California....................      106       7,438,187        2.97        70,172      706       98.24      5,566     22.66
Colorado......................      184       9,620,459        3.85        52,285      702      116.14      4,390     23.85
Connecticut...................       31       1,811,786        0.72        58,445      702      104.35      4,227     25.78
District of Columbia..........        1          44,570        0.02        44,570      683       80.00      8,855      9.66
Delaware......................        8         387,189        0.15        48,399      690      112.82      3,755     21.11
Florida.......................      149       8,076,462        3.23        54,204      695      104.71      4,535     25.89
Georgia.......................      234      11,979,158        4.79        51,193      695      117.65      4,096     28.85
Hawaii........................        2          73,116        0.03        36,558      696      103.10      3,325     20.58
Iowa..........................      156       6,937,101        2.77        44,469      699      118.30      4,256     29.88
Idaho.........................       22       1,127,768        0.45        51,262      704      115.25      3,568     32.70
Illinois......................      189       9,436,736        3.77        49,930      701      114.52      4,345     29.87
Indiana.......................      280      12,638,421        5.05        45,137      702      117.60      4,063     30.52
Kansas........................      138       6,252,549        2.50        45,308      692      119.18      4,580     29.30
Kentucky......................       94       4,179,925        1.67        44,467      702      119.52      4,038     28.30
Louisiana.....................       44       2,097,074        0.84        47,661      708      115.49      4,376     33.01
Massachusetts.................       47       3,078,994        1.23        65,511      693      112.29      4,791     25.39
Maryland......................       66       3,386,715        1.35        51,314      694      107.51      4,355     20.97
Maine.........................       19       1,100,543        0.44        57,923      712      117.22      3,419     30.50
Michigan......................      339      15,707,526        6.28        46,335      696      116.99      4,159     27.99
Minnesota.....................      143       7,307,570        2.92        51,102      698      114.78      4,260     24.23
Missouri......................      258      11,671,074        4.67        45,237      698      118.02      4,290     25.66
Mississippi...................       37       1,706,447        0.68        46,120      698      118.81      4,613     27.34
Montana.......................        6         250,356        0.10        41,726      674       96.38      3,753     29.79
North Carolina................      285      14,029,379        5.61        49,226      697      118.05      4,200     29.41
North Dakota..................       19         972,392        0.39        51,179      712      120.37      3,608     34.93
Nebraska......................      109       4,817,129        1.93        44,194      705      119.79      4,230     29.41
New Hampshire.................       20       1,052,284        0.42        52,614      690      114.11      4,537     24.84
New Jersey....................       37       2,253,382        0.90        60,902      688      106.19      5,660     20.97
New Mexico....................       15         721,296        0.29        48,086      715      107.65      3,187     30.40
Nevada........................       34       1,732,960        0.69        50,969      697       95.39      4,924     22.75
New York......................      131       6,542,539        2.62        49,943      709      114.73      4,247     33.50
Ohio..........................      512      23,374,806        9.35        45,654      697      118.27      4,252     27.35
Oklahoma......................      116       5,067,148        2.03        43,682      699      118.18      4,053     30.25
Oregon........................       38       1,842,251        0.74        48,480      708      106.01      4,421     28.14
Pennsylvania..................      299      15,351,447        6.14        51,343      703      116.62      4,117     32.50
Rhode Island..................        7         394,278        0.16        56,325      686      104.85      3,199     22.17
South Carolina................      101       5,244,094        2.10        51,922      701      117.55      4,272     29.63
South Dakota..................       20         947,040        0.38        47,352      697      118.00      4,028     29.11
Tennessee.....................       39       1,779,294        0.71        45,623      701      115.51      4,068     23.32
Texas.........................        7         300,435        0.12        42,919      752       99.30      3,174     39.21
Utah..........................       50       2,616,345        1.05        52,327      696      108.87      4,310     29.13
Virginia......................      151       8,016,360        3.21        53,088      696      109.40      4,137     27.54
Vermont.......................        4         268,622        0.11        67,155      705      109.28      4,456     29.15
Washington....................       71       3,677,918        1.47        51,802      693      107.90      4,107     23.36
Wisconsin.....................      220      11,377,650        4.55        51,717      705      116.78      4,104     28.98
West Virginia.................        4          96,765        0.04        24,191      687      109.08      3,183     27.59
Wyoming.......................       12         541,296        0.22        45,108      693      116.20      4,200     24.63
                                  -----    ------------      ------       -------      ---      ------     ------     -----
   Total, Average or
      Weighted Average........    5,071    $250,095,045      100.00%      $49,319      699      114.81%    $4,285     28.08%
                                  =====    ============      ======

                                      II-5

                            MORTGAGED PROPERTY TYPES

                                                                                                WEIGHTED
                                                                                                 AVERAGE
                                                          PERCENTAGE OF    AVERAGE   WEIGHTED   COMBINED   WEIGHTED   WEIGHTED
                                  NUMBER                    HOME LOANS     CUT-OFF    AVERAGE   LOAN-TO-    AVERAGE    AVERAGE
                                 OF HOME      CUT-OFF       BY CUT-OFF      DATE      CREDIT      VALUE    RESIDUAL    JUNIOR
         PROPERTY TYPE            LOANS    DATE BALANCE    DATE BALANCE    BALANCE     SCORE      RATIO     INCOME      RATIO
------------------------------   -------   ------------   -------------   --------   --------   --------   --------   --------

Single Family Residence.......    4,543    $222,495,190       88.96%      $ 48,975     700       114.96%    $4,221     28.55%
Planned Unit Development
   (detached)*................      235      13,668,213        5.47         58,163     695       115.13      5,301     22.60
Condominium...................      188       8,581,571        3.43         45,647     696       113.13      4,258     25.41
Townhouse/Rowhouse Attached...       44       2,123,709        0.85         48,266     702       108.32      4,198     26.51
Planned Unit Development
   (attached)*................       33       1,767,580        0.71         53,563     705       111.15      4,787     25.22
Multifamily (2-4 Units).......       26       1,279,995        0.51         49,231     700       113.17      4,124     28.00
Townhouse/Rowhouse Detached...        1         100,000        0.04        100,000     703       115.00      4,723     43.86
Modular.......................        1          78,786        0.03         78,786     694       125.00      5,129     45.86
                                  -----    ------------      ------       --------     ---       ------     ------     -----
   Total:.....................    5,071    $250,095,045      100.00%      $ 49,319     699       114.81%    $4,285     28.08%
                                  =====    ============      ======

*    A Planned Unit Development is a development that has all the following characteristics:

o    The individual unit owners own a parcel of land improved with a dwelling.
     This ownership is not in common with other unit owners.

o    The development is administered by a homeowners' association that owns and is obligated to maintain property and improvements within the development for the common use and benefit of the unit owners.

o    The unit owners have an automatic, non-severable interest in the homeowners' association and pay mandatory assessments.

                                      II-6

                                  LOAN PURPOSE

                                                                                                WEIGHTED
                                 NUMBER                  PERCENTAGE OF   AVERAGE   WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                   OF        CUT-OFF       HOME LOANS    CUT-OFF    AVERAGE     COMBINED     AVERAGE    AVERAGE
                                  HOME        DATE         BY CUT-OFF     DATE      CREDIT      LOAN-TO-    RESIDUAL    JUNIOR
         LOAN PURPOSE             LOANS      BALANCE      DATE BALANCE   BALANCE     SCORE    VALUE RATIO    INCOME      RATIO
------------------------------   ------   ------------   -------------   -------   --------   -----------   --------   --------

Debt Consolidation ...........    3,007   $153,561,923       61.40%      $51,068      698       116.36%      $4,236     29.31%
Cash .........................    1,311     59,902,621       23.95        45,692      701       111.81        4,284     26.72
Rate/Term Refinance ..........      608     29,547,455       11.81        48,598      700       116.17        4,348     25.40
Purchase Money ...............       74      3,679,010        1.47        49,716      731        97.85        5,787     19.96
Home Improvement .............       61      2,841,168        1.14        46,577      699       103.60        4,334     28.02
Medical ......................        8        445,709        0.18        55,714      701       104.67        4,441     30.79
Other ........................        2        117,160        0.05        58,580      696       119.04        4,874     28.08
                                  -----   ------------      ------       -------      ---       ------       ------     -----
   Total .....................    5,071   $250,095,045      100.00%      $49,319      699       114.81%      $4,285     28.08%
                                  =====   ============      ======

                                  LIEN PRIORITY

                                                                                                WEIGHTED
                                 NUMBER                  PERCENTAGE OF   AVERAGE   WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                   OF        CUT-OFF       HOME LOANS    CUT-OFF    AVERAGE     COMBINED     AVERAGE    AVERAGE
                                  HOME        DATE         BY CUT-OFF     DATE      CREDIT      LOAN-TO-    RESIDUAL    JUNIOR
         LIEN PROPERTY            LOANS      BALANCE      DATE BALANCE   BALANCE     SCORE    VALUE RATIO    INCOME      RATIO
------------------------------   ------   ------------   -------------   -------   --------   -----------   --------   --------

First Lien ...................        4   $    286,498        0.11%      $71,625      702        59.39%      $3,036       N/A*
Second Lien ..................    5,067    249,808,547       99.89        49,301      699       114.88        4,287     28.08
                                  -----   ------------      ------       -------      ---       ------       ------     -----
   Total .....................    5,071   $250,095,045      100.00%      $49,319      699       114.81%      $4,285     28.08%
                                  =====   ============      ======

*    As used in the table above, "N/A" means Not Available

               DEBT-TO-INCOME RATIOS AS OF THE DATE OF ORIGINATION

                                                                                                 WEIGHTED
       RANGE OF DEBT-TO-         NUMBER                  PERCENTAGE OF    AVERAGE   WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
      INCOME RATES AS OF           OF        CUT-OFF       HOME LOANS     CUT-OFF    AVERAGE     COMBINED     AVERAGE    AVERAGE
          THE DATE OF             HOME        DATE         BY CUT-OFF      DATE      CREDIT      LOAN-TO-    RESIDUAL    JUNIOR
        ORIGINATION (%)           LOANS      BALANCE      DATE BALANCE    BALANCE     SCORE    VALUE RATIO    INCOME      RATIO
------------------------------   ------   ------------   -------------   --------   --------   -----------   --------   --------

5.01 to 10.00 ................        1   $     47,638        0.02%      $ 47,638      734       105.00%      $8,813     26.94%
10.01 to 15.00 ...............        4        121,725        0.05         30,431      657       117.83        5,410     22.03
15.01 to 20.00 ...............       32      1,347,132        0.54         42,098      714       104.21        7,187     37.60
20.01 to 25.00 ...............      143      5,841,611        2.34         40,850      701       114.00        6,379     30.00
25.01 to 30.00 ...............      398     17,478,788        6.99         43,917      703       113.74        5,532     30.57
30.01 to 35.00 ...............      748     34,167,993       13.66         45,679      700       113.62        4,894     29.31
35.01 to 40.00 ...............    1,070     51,171,617       20.46         47,824      701       114.96        4,396     28.43
40.01 to 45.00 ...............    1,461     73,384,932       29.34         50,229      699       113.80        4,004     27.27
45.01 to 50.00 ...............    1,154     62,562,696       25.02         54,214      697       117.73        3,620     26.98
50.01 to 55.00 ...............       45      2,948,859        1.18         65,530      693       112.79        3,469     30.36
55.01 to 60.00 ...............        2        164,183        0.07         82,091      735        98.72        3,639     37.57
Greater than 60.00 ...........        3        317,931        0.13        105,977      672        84.65        3,927     14.01
Subtotal with DTI ............    5,061    249,555,105       99.78         49,309      699       114.89        4,285     28.09
Not Available ................       10        539,940        0.22         53,994      697        80.89          N/A*    23.77
                                  -----   ------------      ------       --------      ---       ------       ------     -----
   Total .....................    5,071   $250,095,045      100.00%      $ 49,319      699       114.81%      $4,285     28.08%
                                  =====   ============      ======

*    As used in the table above, "N/A" means Not Available

          The weighted average debt-to-income ratio as of the date of origination of the home loans will be approximately 40.55%.

                                      II-7

                            PREPAYMENT PENALTY TERMS

                                                                                                WEIGHTED
                                 NUMBER                  PERCENTAGE OF   AVERAGE   WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                   OF        CUT-OFF       HOME LOANS    CUT-OFF    AVERAGE     COMBINED     AVERAGE    AVERAGE
      PREPAYMENT PENALTY          HOME        DATE         BY CUT-OFF     DATE      CREDIT      LOAN-TO-    RESIDUAL    JUNIOR
             TERMS                LOANS      BALANCE      DATE BALANCE   BALANCE     SCORE    VALUE RATIO    INCOME      RATIO
------------------------------   ------   ------------   -------------   -------   --------   -----------   --------   --------

None .........................    3,240   $159,968,445       63.96%      $49,373      701       114.34%      $4,261     28.79%
12 Months ....................      106      5,197,596        2.08        49,034      699       116.48        4,645     27.99
24 Months ....................       16        842,181        0.34        52,636      718       103.77        6,919     18.69
36 Months ....................    1,545     74,716,875       29.88        48,360      697       115.47        4,280     26.56
60 Months ....................      157      9,063,386        3.62        57,729      692       117.54        4,310     29.23
Other ........................        7        306,562        0.12        43,795      689       123.34        4,152     18.71
                                  -----   ------------      ------       -------      ---       ------       ------     -----
   Total, Average or
      Weighted Average .......    5,071   $250,095,045      100.00%      $49,319      699       114.81%      $4,285     28.08%
                                  =====   ============      ======

          The reference to "Other" in the preceding table means not 0, 12, 24,
36 or 60 months, and not more than 60 months.

                  RESIDUAL INCOME AS OF THE DATE OF ORIGINATION

                                                                                                WEIGHTED
                                 NUMBER                  PERCENTAGE OF   AVERAGE   WEIGHTED     AVERAGE     WEIGHTED
                                   OF        CUT-OFF       HOME LOANS    CUT-OFF    AVERAGE     COMBINED     AVERAGE
  RANGE OF RESIDUAL INCOME AS     HOME        DATE         BY CUT-OFF     DATE      CREDIT      LOAN-TO-     JUNIOR
  OF THE DATE OF ORIGINATION      LOANS      BALANCE      DATE BALANCE   BALANCE     SCORE    VALUE RATIO     RATIO
------------------------------   ------   ------------   -------------   -------   --------   -----------   --------

Less than $1,500 .............       18   $    657,148        0.26%      $36,508      712        92.05%      38.80%
$1,500 - $1,999 ..............      148      4,890,053        1.96        33,041      709       100.09       31.42
$2,000 - $2,999 ..............    1,050     43,126,346       17.24        41,073      704       114.22       29.33
$3,000 - $3,999 ..............    1,612     75,883,709       30.34        47,074      697       116.59       28.58
$4,000 - $4,999 ..............    1,161     60,643,569       24.25        52,234      697       116.07       27.73
$5,000 - $5,999 ..............      562     32,147,620       12.85        57,202      699       114.54       27.62
$6,000 or Greater ............      506     32,026,402       12.81        63,293      701       112.61       25.67
Subtotal with Residual Inc....    5,057    249,374,849       99.71        49,313      699       114.89       28.09
Not Available ................       14        720,196        0.29        51,443      690        88.75       26.19
                                  -----   ------------      ------       -------      ---       ------       -----
   Total .....................    5,071   $250,095,045      100.00%      $49,319      699       114.81%      28.08%
                                  =====   ============      ======

          The weighted average amount of residual income as of the date of origination of the home loans will be approximately $4,285. With respect to any home loan, the amount of residual income is determined by subtracting from the related borrower's after-tax gross monthly income the sum of (1) the amount of the monthly payment on the related home loan, and (2) the amount of any monthly payments on any senior mortgages and any other credit items which appear on the borrower's credit report or through other documentation.

          Home loans indicated as having a residual income that is "Not
Available" includes home loans where the residual income at origination was not provided by the related seller.

                                      II-8

                      DOCUMENTATION TYPES OF THE HOME LOANS

                                                                                                WEIGHTED
                                 NUMBER                  PERCENTAGE OF   AVERAGE   WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                   OF        CUT-OFF       HOME LOANS    CUT-OFF    AVERAGE     COMBINED     AVERAGE    AVERAGE
                                  HOME        DATE         BY CUT-OFF     DATE      CREDIT      LOAN-TO-    RESIDUAL    JUNIOR
      DOCUMENTATION TYPE          LOANS      BALANCE      DATE BALANCE   BALANCE     SCORE    VALUE RATIO    INCOME      RATIO
------------------------------   ------   ------------   -------------   -------   --------   -----------   --------   --------

Fast Doc/Reduced
   Documentation .............      25   $  1,310,716        0.52%      $52,429      697       114.89%      $4,393     27.57%
Full Documentation ...........    4,879    239,514,449       95.77        49,091      699       115.71        4,227     28.31
Lite Doc .....................        6        198,456        0.08        33,076      707       101.91        3,834     19.80
No Documentation .............        3        148,752        0.06        49,584      686        87.72         N/A*     19.86
No Income/No Asset ...........        5        274,533        0.11        54,907      706        71.29         N/A*     24.67
No Ratio .....................        2        116,655        0.05        58,328      688        94.79         N/A*     26.66
Pay Stub .....................        7        418,949        0.17        59,850      721        93.90        4,214     31.70
Stated Income ................      142      8,039,077        3.21        56,613      717        92.21        5,996     21.70
Stated Income/Stated Asset ...        2         73,457        0.03        36,729      750        69.68        6,105     27.80
                                  -----   ------------      ------       -------      ---       ------       ------     -----
   Total .....................    5,071   $250,095,045      100.00%      $49,319      699       114.81%      $4,285     28.08%
                                  =====   ============      ======

*    As used in the table above, "N/A" means Not Available

                        OCCUPANCY TYPES OF THE HOME LOANS

                                                                                                WEIGHTED
                                 NUMBER                  PERCENTAGE OF   AVERAGE   WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                   OF        CUT-OFF       HOME LOANS    CUT-OFF    AVERAGE     COMBINED     AVERAGE    AVERAGE
                                  HOME        DATE         BY CUT-OFF     DATE      CREDIT      LOAN-TO-    RESIDUAL    JUNIOR
      DOCUMENTATION TYPE          LOANS      BALANCE      DATE BALANCE   BALANCE     SCORE    VALUE RATIO    INCOME      RATIO
------------------------------   ------   ------------   -------------   -------   --------   -----------   --------   --------

Primary ......................    5,054   $249,266,554       99.67%      $49,321      699       114.90%      $4,273     28.09%
Non-Owner Occupied ...........       10        511,472        0.20        51,147      688        86.23        8,226     24.78
2nd Vacation .................        7        317,020        0.13        45,289      696        89.73        7,537     21.51
                                  -----   ------------      ------       -------      ---       ------       ------     -----
   Totals ....................    5,071   $250,095,045      100.00%      $49,319      699       114.81%      $4,285     28.08%
                                  =====   ============      ======

                               AMORTIZATION TYPES

                                                                                                WEIGHTED
                                 NUMBER                  PERCENTAGE OF   AVERAGE   WEIGHTED     AVERAGE     WEIGHTED   WEIGHTED
                                   OF        CUT-OFF       HOME LOANS    CUT-OFF    AVERAGE     COMBINED     AVERAGE    AVERAGE
                                  HOME        DATE         BY CUT-OFF     DATE      CREDIT      LOAN-TO-    RESIDUAL    JUNIOR
      AMORTIZATION TYPES          LOANS      BALANCE      DATE BALANCE   BALANCE     SCORE    VALUE RATIO    INCOME      RATIO
------------------------------   ------   ------------   -------------   -------   --------   -----------   --------   --------

30/15 Balloon ................      259   $ 13,506,029       5.40%       $52,147      698        92.32%      $4,604     26.95%
Fully Amortizing .............    4,812    236,589,016      94.60         49,166      699       116.10        4,267     28.14
                                  -----   ------------      -----        -------      ---       ------       ------     -----
   Total, Average or
      Weighted Average .......    5,071   $250,095,045        100%       $49,319      699       114.81%      $4,285     28.08%
                                  =====   ============      =====

                                      II-9

PROSPECTUS
HOME EQUITY LOAN PASS-THROUGH CERTIFICATES AND ASSET-BACKED NOTES

RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
Depositor

RESIDENTIAL FUNDING CORPORATION
Sponsor

The depositor may periodically form separate trusts to issue certificates or notes in series, backed by the assets of that trust.

OFFERED SECURITIES   The securities of any series will consist of certificates
                     or notes representing interests in a trust and will be
                     paid only from the assets of that trust. The securities
                     will not represent interests in or obligations of
                     Residential Funding Mortgage Securities II, Inc.,
                     Residential Funding Corporation or any of their
                     affiliates. Each series may include multiple classes of
                     securities with differing payment terms and priorities.
                     Credit enhancement will be provided for all offered
                     securities.

TRUST ASSETS         Each trust will consist primarily of:

                      o home equity revolving lines of credit secured by first
                        or junior liens on one- to four-family residential
                        properties acquired under the home equity program;

                      o closed end home equity loans secured by first or junior
                        liens on one- to four-family residential properties
                        acquired under the home equity
                        program or under the 125 loan program;

                      o home improvement installment sales contracts and loan
                        agreements, either unsecured or secured;

                      o manufactured housing installment sales contracts and
                        loan agreements;

                      o partial balances of these assets; and

                      o securities and whole or partial interests in these
                        assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

                               December 15, 2006

      IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the securities in two separate documents that provide progressively more detail:

    o this prospectus, which provides general information, some of which may not apply to your series of securities; and

    o the accompanying prospectus supplement, which describes the specific terms of your series of securities.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information," "Reports to Securityholders" and
"Incorporation of Certain Information by Reference" in this prospectus. You can request information incorporated by reference from Residential Funding Mortgage
Securities II, Inc. by calling us at (952) 857-7000 or writing to us at 8400
Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

                              ------------------

                                                         PAGE
                                                         ----

   Certain Insolvency and Bankruptcy
      Issues ......................................        29
   Assignment of Agency or Private
      Securities ..................................        30
   Spread .........................................        30
   Subservicing ...................................        30
   Payments on Trust Assets .......................        30
   Withdrawals from the Custodial
      Account .....................................        33
   Distributions of Principal and Interest

   Servicing and Administration of Trust

   Financial Guaranty Insurance Policies;
      Surety Bonds ................................        47
   Letters of Credit ..............................        47
   Subordination ..................................        47
   Overcollateralization and Excess Cash

                                                         PAGE
                                                         ----
   Reduction or Substitution of Credit
      Enhancement .................................        53
Other Financial Obligations Related To
   The Securities .................................        53
   Swaps and Yield Supplement

   Events of Default; Rights Upon Event

Certain Legal Aspects of the Trust Assets
   and Related Matters ............................        69
   Trust Assets Secured by Mortgages on

   Default Interest and Limitations on
      Prepayments .................................        88
   Forfeitures in Drug and RICO
      Proceedings .................................        89
   Junior Mortgages; Rights of Senior
      Mortgagees ..................................        89
Material Federal Income Tax

                                       i

                                          PAGE
                                          ----
   Considerations for ERISA Plans
      Regarding the Purchase of
      Certificates ....................    111
   Representations From Investing ERISA
      Plans ...........................    116
   Considerations for ERISA Plans
      Regarding the Purchase of Notes
      Where the RFC Exemption Does Not
      Apply ...........................    117
   Tax-Exempt Investors; REMIC Residual
      Securities ......................    118

                                          PAGE
                                          ----

Incorporation of Certain Information by
   Reference ..........................    121
Glossary ..............................    123

                                       ii

                                  INTRODUCTION

     The securities offered may be sold from time to time in series. The securities will consist of certificates or notes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes in the aggregate will represent indebtedness of, a trust consisting primarily of the trust assets described in the following section. The trust assets will have been acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and the master servicer, or a trust agreement between the depositor and the trustee, all as specified in the accompanying prospectus supplement. Each series of notes will be issued under an indenture between the related trust and the indenture trustee specified in the accompanying prospectus supplement.
Unless otherwise specified, references in this prospectus to the trustee refer to the indenture trustee in the case of a series of notes. The trust assets for each series of notes will be held in a trust under a trust agreement and pledged under the indenture to secure a series of notes as described in this prospectus and in the accompanying prospectus supplement. The ownership of the trust fund for each series of notes will be evidenced by certificates issued under the trust agreement, which certificates are not offered by this prospectus.

                                   THE TRUSTS

GENERAL

     As specified in the accompanying prospectus supplement, the trust for a series of securities will consist primarily of a segregated pool of assets. The trust assets will primarily include one of, or any combination of, the following:

     o  revolving credit loans, which are first or junior lien home equity revolving lines of credit acquired under the home equity program;

     o  home equity loans, which are first or junior lien closed end home equity loans acquired under the home equity program;

     o  home loans, which are first or junior lien closed end home loans acquired under the 125 loan program;

     o  home improvement contracts, which are home improvement installment sales contracts and installment loan agreements, that are either unsecured or secured by first or junior liens on one- to four-family residential properties or by purchase money security interests in the home improvements financed by those home improvement contracts;

     o  manufactured housing contracts, which are manufactured housing installment sales contracts and installment loan agreements, secured by security interests in manufactured homes;

     o  partial balances of any of the assets described above;

     o  Agency Securities and private securities, which as used in this prospectus, are mortgage-backed or asset-backed securities issued by entities other than Freddie Mac, Fannie Mae or Ginnie Mae that represent interests in any of the assets described above, including pass-through certificates or other instruments evidencing interests in or that are secured by these assets, or all or a portion of balances of any of these assets;

     o  all payments and collections derived from the trust assets described above after the related cut-off date, other than any uncertificated interest or other interest retained by the depositor or any of its affiliates with respect to any trust asset, as from time to time are identified as deposited in the Custodial Account and in the related
        Payment Account;

     o  property acquired by foreclosure on the mortgaged properties or other security for the trust assets or deed in lieu of foreclosure; and/or

     o  any one or a combination, if applicable and to the extent specified in the accompanying prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, contract pool insurance policy, special hazard insurance policy, bankruptcy bond, financial guaranty insurance policy, derivative products, surety bond or other type of credit enhancement as described under "Description of Credit
        Enhancement" in this prospectus.

     As used in this prospectus:

     o  contracts may include manufactured housing contracts and home improvement contracts;

     o  closed end loans may include home equity loans or home loans; and

     o  loans may include revolving credit loans, closed-end loans and contracts.

In connection with a series of securities backed by revolving credit loans, if the accompanying prospectus supplement indicates that the pool consists of specified balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances. The home equity program and the 125 loan program are described in this prospectus under "Trust
Asset Program--Underwriting Standards."

     The loans and, if applicable, contracts will be evidenced by mortgage notes secured by mortgages or deeds of trust or other similar security instruments creating first or junior liens on one- to four-family residential properties. In addition, if specified in the accompanying prospectus supplement relating to a series of securities, a pool may contain loans evidenced by
Cooperative Notes that are secured by security interests in shares issued by
Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used in this prospectus:

     o  revolving credit loans, home loans, home equity loans and, if applicable, contracts may include Cooperative Loans;

     o  mortgaged properties may include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing
        Cooperative Notes;

     o  mortgage notes may include Cooperative Notes; and

     o  mortgages may include a security agreement relating to a Cooperative
        Note.

     If specified in the accompanying prospectus supplement, the trust securing a series of securities may include Agency Securities or private securities. For any series of securities backed by Agency Securities or private securities, the entity that administers the private securities or Agency Securities may be referred to as the administrator, if stated in the accompanying prospectus supplement. As specified in the related prospectus supplement, the private securities will primarily be similar to securities offered hereunder in their collateral and their cash flows. The primary collateral for both the private securities and the related securities will be the same pool of loans. Payments on the private securities will be passed through to holders of the related securities. The private securities may have been issued previously by the depositor or an affiliate, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing loans into trusts, and selling beneficial interests in trusts. In this case, the accompanying prospectus supplement will include a description of any private securities and any related credit enhancement, and the assets underlying the private securities will be described together with any other trust assets included in the pool relating to the series.

     In addition, as to any series of securities secured by private securities, the private securities may consist of an ownership interest in a structuring entity formed by the depositor for the limited purpose of holding the trust assets relating to the series of securities. This special purpose entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of securities from liabilities of the special purpose entity. The provisions governing the special purpose entity will restrict the special purpose entity from engaging in or conducting any business other than the holding of trust assets and any related assets and the issuance of ownership interests in the trust assets and some incidental activities. Any ownership interest in the special purpose entity will evidence an ownership interest in the related trust assets as well as the right to receive specified cash flows derived from the trust assets, as described in the accompanying prospectus supplement. The obligations of the depositor as to any ownership interest will be limited to some representations and warranties relating to the trust assets, as described in this prospectus. Credit support of any of the types described in this prospectus under "Description of Credit Enhancement" may be provided for the benefit of any ownership interest, if so specified in the accompanying prospectus supplement.

     Each trust asset will be selected by the depositor for inclusion in a pool from among those purchased by the depositor from any of the following sources:

     o  directly or through its affiliates, including Residential Funding
        Corporation;

     o  sellers who are affiliates of the depositor, including Homecomings
        Financial Network, Inc. and GMAC Mortgage Corporation; or

     o  savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the
        United States Department of Housing and Urban Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit
        Insurance Corporation, known as the FDIC, state or local government housing finance agencies and other regulated and unregulated loan originators or sellers, including brokers, not affiliated with the depositor.

     If described in the accompanying prospectus supplement, the depositor may issue one or more classes of securities to a seller as consideration for the purchase of trust assets securing that series of securities. If a pool is composed of trust assets acquired by the depositor directly from sellers other than Residential Funding Corporation, the accompanying prospectus supplement will specify the extent of trust assets so acquired.

     The trust assets may be delivered either directly or indirectly to the depositor under a Designated Seller Transaction. A "Designated Seller
Transaction" is a transaction in which the trust assets are provided to the depositor by an unaffiliated seller, as more fully described in the prospectus supplement. Securities issued in Designated Seller Transactions may be sold in whole or in part to any designated seller identified in the accompanying prospectus supplement in exchange for the related trust assets, or may be offered under any of the other methods described in this prospectus under
"Methods of Distribution." The accompanying prospectus supplement for a
Designated Seller Transaction will include information provided by the related designated seller about the designated seller, the trust assets and the underwriting standards applicable to these trust assets. All representations and warranties with respect to the trust assets sold in a Designated Seller
Transaction will be made only by the applicable unaffiliated seller, referred to herein as the Designated Seller. The depositor will take reasonable steps to ensure that the trust assets in a Designated Seller Transaction satisfy the eligibility criteria for securitization transactions registered on Form S-3 with the Securities and Exchange Commission. The depositor will limit
Designated Seller Transactions to creditworthy unaffiliated sellers. In addition, the depositor will obtain from Designated Sellers representations and warranties regarding specific characteristics of the trust assets, together with an obligation to repurchase any trust assets that do not satisfy such representations and warranties. Furthermore, the depositor will obtain from the
Designated Sellers the obligation to indemnify the depositor against any liabilities resulting from a breach of such representations and warranties.

     Any seller, including any designated seller, or Residential Funding
Corporation may retain or acquire any Excluded Balances with respect to any related revolving credit loans, or any loan secured by a mortgage senior or subordinate to any loan included in any pool of trust assets backing a series of securities.

     The depositor will cause the trust assets constituting each pool to be assigned without recourse to the trustee named in the accompanying prospectus supplement, for the benefit of the holders of all of the securities of a series. See "Description of the Securities--Assignment of the Trust Assets" in
this prospectus. For a series of notes, the trust assets will be assigned to the owner trustee by: the depositor, and then pledged to the indenture trustee by the issuer. The master servicer named in the accompanying prospectus supplement will service the trust assets, either directly or through subservicers under a servicing agreement and will receive a fee for its services. See "Trust Asset Program" and "Description of the Securities" in this prospectus. As to those trust assets serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the trust assets. In addition to or in place of the master servicer for a series of securities, the accompanying prospectus supplement may identify an

Administrator for the trust. The Administrator may be an affiliate of the depositor. All references in this prospectus to the master servicer and any discussions of the servicing and administration functions of the master servicer will also apply to the Administrator to the extent applicable.

     The master servicer's obligations relating to the trust assets will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement, including its obligation to use its best efforts to enforce purchase obligations of
Residential Funding Corporation or any designated seller and other obligations of subservicers, as described in this prospectus under "Description of the
Securities--Representations Relating to Loans," "--Servicing and Administration
of Trust Assets--Subservicing" and "--Assignment of the Trust Assets" or under the terms of any private securities included in the trust.

     Residential Funding Corporation, or another entity specified in the accompanying prospectus supplement, will be obligated to advance funds to borrowers for Draws made after the related cut-off date subject to reimbursement. If the master servicer is obligated to make principal and interest advances on the closed-end loans, that obligation will be limited to amounts which the master-servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the closed-end loans or any applicable form of credit support. See "Description of the Securities--Servicing and
Administration of Trust Assets--Advances" in this prospectus.

     The proceeds of the loans may be used by the borrower to purchase or improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

     A mortgaged property securing a loan and, if applicable, a contract may be subject to the senior liens of one or more conventional loans at the time of origination and may be subject to one or more junior liens at the time of origination or after that origination. It is unlikely that more than one loan secured by a single mortgaged property will be included in the same pool, but the depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in the loan. Loans and contracts that are secured by junior liens will not be required by the depositor to be covered by a primary mortgage guaranty insurance policy insuring against default on the trust assets.

CHARACTERISTICS OF THE LOANS

     The accompanying prospectus supplement for each series of securities will provide information concerning the types and characteristics of the loans that will be included in the related pool. Each prospectus supplement applicable to a series of securities will include information to the extent then available to the depositor, as of the related cut-off date, if appropriate, on an approximate basis. The information may include, if applicable:

     o  the aggregate principal balance of the trust assets;

     o  the type of property securing the trust assets and related lien priority, if any;

     o  the original or modified and/or remaining terms to maturity of the trust assets;

     o  the range of principal balances of the loans at origination or modification;

     o  the range of the years of origination of the trust assets;

     o  the earliest origination or modification date and latest maturity date of the trust assets;

     o  the loan-to-value ratios, known as LTV ratios, or combined LTV ratios of the trust assets, as applicable;

     o  the loan rate or range of loan rates borne by the trust assets;

     o  the applicable index, the range of Gross Margins, the weighted average
        Gross Margin, the frequency of adjustments and maximum loan rate;

     o  the geographical distribution of the mortgaged properties;

     o  the aggregate credit limits and the range of credit limits of the related credit line agreements;

     o  the weighted average junior ratio and credit utilization rate;

     o  the range of debt-to-income ratios;

     o  the distribution of loan purposes;

     o  the range of Credit Scores; and

     o  the amount of residual income as described in the accompanying prospectus supplement.

     A Current Report on Form 8-K will be available upon request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement or trust agreement, for each series of certificates, or the related home loan purchase agreement, servicing agreement, trust agreement and indenture, for each series of notes, with the Securities and Exchange Commission, known as the Commission, within fifteen days after the initial issuance of the securities. The composition and characteristics of a pool that contains revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements. If trust assets are added to or deleted from the trust after the date of the accompanying prospectus supplement other than as a result of any Draws relating to the revolving credit loans, the addition or deletion will be noted in the Current Report on Form 8-K. Additions or deletions of this type, if any, will be made prior to the closing date.

  Prepayments on the Loans

     Some closed-end loans may provide for payment of a prepayment charge if the related borrower prepays the loan within a specified time period. In most cases, revolving credit loans may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related Draw Period to make a Draw in the amount of any prepayment made with respect to the loan. The mortgage note or mortgage related to each revolving credit loan will usually contain a customary "due-on-sale" clause. The prospectus supplement will disclose whether a material portion of the loans provide for payment of a prepayment charge if the borrower prepays within a specified time period. This charge may affect the rate of prepayment. If specified in the prospectus supplement, the master servicer will be entitled to all prepayment charges and late payment charges received on the loans or such amounts will be available for payment on certain classes of securities.
However, some states' laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges.

  Amortization Provisions

     The accompanying prospectus supplement will describe the applicable amortization provision of the loans, which will include actuarial loans, simple interest loans and balloon loans.

     Actuarial Loans. Monthly payments made by or on behalf of the borrower for some closed-end loans will be one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal. These types of closed end loans are known as actuarial loans.

     Simple Interest Loans. Some loans may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments except, in the case of a Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. Those variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

     Balloon Loans. As specified in the prospectus supplement, a pool may include Balloon Loans. Balloon Loans generally require a monthly payment of a pre-determined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable. Payment of the
Balloon Amount, which, based on the amortization schedule of those loans, may be a substantial amount, will typically depend on the borrower's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the borrower's financial situation, the level of available loan interest rates, the borrower's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien loan. Neither the depositor, the master servicer, the trustee nor any of their affiliates will be obligated to refinance or repurchase any loan or to sell the mortgaged property.

REVOLVING CREDIT LOANS

     The revolving credit loans will be originated under credit line agreements subject to a credit limit. Interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle and the billing cycle, in most cases, will be the calendar month preceding a due date. Each revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly. As specified in the related mortgage note and described in the accompanying prospectus supplement, the loan rate will be equal to the sum of (a) the index as of that day and (b) the Gross Margin which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and permitted by applicable law. If specified in the accompanying prospectus supplement, some revolving credit loans, known as teaser loans, may have an introductory rate that is lower than the rate that would be in effect if the applicable index and Gross Margin were used to determine the loan rate.
As a result of the introductory rate, interest collections on these loans will initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and
Gross Margin.

     The index for a particular pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

     o  the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year;

     o  the weekly auction average investment yield of U.S. Treasury bills of six months;

     o  the daily bank prime loan rate made available by the Federal Reserve
        Board;

     o  the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco;

     o  the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled note rate adjustment date which will be specified in the accompanying prospectus supplement; or

     o  the weekly average of secondary market note rates on six-month negotiable certificates of deposit.

     Generally, each revolving credit loan will have a term to maturity from the date of origination of not more than 25 years. The borrower under each revolving credit loan may make Draws under the related credit line agreement at any time during the Draw Period. In most cases, the Draw Period will not be more than 15 years. If the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any
Draw during the period from the end of the related Draw Period to the related maturity date, known as the repayment period. The borrower under each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will not be less than the finance charge for the related billing cycle.
The borrower under each revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any Draw is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the master servicer or another entity specified in the accompanying prospectus supplement.

     In most cases:

     o  the finance charge for any billing cycle will be equal to interest accrued on the average daily principal balance of the revolving credit loan for the billing cycle at the related loan rate;

     o  the account balance on any day will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, plus all related Draws funded on that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges that are due on the revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any Draws on that day; and

     o  the principal balance on any day will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the revolving credit loan.

     Payments made by or on behalf of the borrower for each revolving credit loan, in most cases, will be applied, first, to any unpaid finance charges that are due on the revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any principal outstanding.

     As to each revolving credit loan, the borrower's rights to receive Draws during the Draw Period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

     o  a materially adverse change in the borrower's financial circumstances;

     o  a decline in the value of the mortgaged property significantly below its appraised value at origination; or

     o  a payment default by the borrower.

However, as to each revolving credit loan, the suspension or reduction usually will not affect the payment terms for previously drawn balances. The master servicer will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence.
Therefore, there can be no assurance that any borrower's ability to receive
Draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, at the discretion of the master servicer, the revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

     o  the borrower's failure to make any payment as required;

     o  any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property;
        or

     o  any fraud or material misrepresentation by a borrower in connection with the revolving credit loan.

     The master servicer will have the option to allow an increase in the credit limit or an extension of the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement.

     The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of any related Excluded
Balance, whether made on or prior to the related cut-off date or thereafter.
The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the revolving credit loan will be allocated as described in the accompanying prospectus supplement among the revolving credit loan and the Excluded Balance. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a
Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

     Allocation of Revolving Credit Loan Balances

     With respect to any series of securities backed by revolving credit loans, the related trust may include either:

     o  the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date; or

     o  the Trust Balance of each revolving credit loan.

     The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance. Typically, the
provisions:

     o  may provide that principal payments made by the borrower will be allocated between the Trust Balance and any Excluded Balance either:

     o  on a pro rata basis;

     o  first to the Trust Balance until reduced to zero, then to the Excluded
        Balance; or

     o  in accordance with other priorities specified in the accompanying prospectus supplement; and

     o  may provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any Realized Losses, will be allocated between the Trust Balance and any Excluded Balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

     Even where a trust initially includes the entire principal balance of the revolving credit loans, the pooling and servicing agreement may provide that after a specified date or upon the occurrence of specified events, the trust may not include balances attributable to additional Draws made after that time.
The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

THE CONTRACTS

  Home Improvement Contracts

     The trust for a series may include a contract pool evidencing interests in home improvement contracts.

     In most cases, the home improvement contracts will be fully amortizing and may have fixed loan rates or adjustable loan rates and may provide for other payment characteristics as described in the accompanying prospectus supplement.

     As specified in the accompanying prospectus supplement, the home improvement contracts will either be unsecured or secured primarily by:

     o  mortgages on one- to four-family residential properties that are typically subordinate to other mortgages on the same mortgaged property;
        or

     o  purchase money security interests in the home improvements financed by those home improvement contracts.

     The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The proceeds of contracts under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home and/or lot on which to place that home, or cooperative interest in the home and/or lot.

     Home improvements, unlike mortgaged properties, in most cases, depreciate in value. Consequently, at any time after origination it is possible, especially in the case of home improvement contracts with high LTV ratios at origination, that the market value of a home improvement may be lower than the principal amount outstanding under the related contract. In addition, because the home improvement contracts included in the trust are typically subordinate to other mortgages on the same mortgaged property, the rights of the related securityholders, as mortgagee under that junior mortgage, are subordinate to those of the mortgagees under any senior mortgage. See "Certain Legal Aspects of the Trust Assets and Related Matters--Trust Assets Secured by Mortgages on
Mortgaged Property--Junior Mortgages; Rights of Senior Mortgagees".

  Manufactured Housing Contracts

     The trust for a series may include a contract pool evidencing interests in manufactured housing contracts originated by one or more manufactured housing dealers, or the other entity or entities described in the accompanying prospectus supplement. Each manufactured housing contract will be secured by a manufactured home. The manufactured housing contracts will be fully amortizing or, if specified in the accompanying prospectus supplement, Balloon Loans.

     The manufactured homes securing the manufactured housing contracts will consist of "manufactured homes" within the meaning of 42 U.S.C.  Section
5402(6), which are treated as "single family residences" for the purposes of the REMIC provisions of the Internal Revenue Code of 1986, or Internal Revenue
Code. Accordingly, a manufactured home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of 81/z feet, is designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in that manufactured home.

     Manufactured homes, unlike mortgaged properties, in most cases, depreciate in value. Consequently, at any time after origination it is possible, especially in the case of manufactured housing contracts with high LTV ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

THE MORTGAGED PROPERTIES

     The mortgaged properties will consist primarily of attached or detached individual dwellings, Cooperative dwellings, individual or adjacent condominiums, townhouses, duplexes, row houses, modular housing, manufactured homes, individual units or two-to four-unit dwellings in planned unit developments and two- to four-family dwellings. Each mortgaged property, other than a Cooperative dwelling, will be located on land owned by the borrower or, if specified in the accompanying prospectus supplement, land leased by the borrower. Attached dwellings may include structures where each borrower owns the land on which the unit is built with the remaining adjacent land owned in common. Mortgaged properties may also include dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a
Cooperative. The proprietary lease or occupancy agreement securing a
Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the

proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder.
See "Certain Legal Aspects of the Trust Assets and Related Matters" in this prospectus.

     Mortgaged properties consisting of modular housing, also known as pre-assembled, pre-fabricated, sectional or pre-built homes, are factory built and constructed in two or more three dimensional sections, including interior and exterior finish, plumbing, wiring and mechanical systems. On completion, the modular home is transported to the property site to be joined together on a permanent foundation.

     Mortgaged properties consisting of manufactured homes must be legally classified as real estate, have the wheels and axles removed and be attached to a permanent foundation and may not be located in a mobile home park. The manufactured homes will also have other characteristics as specified in the prospectus supplement.

     The mortgaged properties may be located in any of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico.

     The mortgaged properties may be owner occupied or non-owner occupied and may include vacation homes, second homes and investment properties. The percentage of loans secured by mortgaged properties that are owner-occupied will be disclosed in the accompanying prospectus supplement. The basis for any statement that a given percentage of the loans are secured by mortgaged properties that are owner-occupied will be one of the following:

     o  the making of a representation by the borrower at origination of a loan that the borrower intends to use the mortgaged property as a primary residence;

     o  a representation by the originator of the loan, which may be based solely on the above clause; or

     o  the fact that the mailing address for the borrower is the same as the address of the mortgaged property.

     Any representation and warranty regarding owner-occupancy may be based solely on this information. Loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the loans.

     A mortgaged property securing a loan may be subject to the senior liens securing one or more conventional loans at the time of origination and may be subject to one or more junior liens at the time of origination or after that origination. Loans evidencing liens junior or senior to the loans in the trust will likely not be included in the same trust, but the depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in the junior or senior loan.

THE AGENCY SECURITIES

  Government National Mortgage Association

     Ginnie Mae is a wholly-owned corporate instrumentality of the United
States within HUD. Section 306(g) of Title III of the National Housing Act of
1934, as amended, referred to in this prospectus as the Housing Act, authorizes
Ginnie Mae to guarantee the timely payment of the principal of and interest on securities representing interests in a pool of mortgages insured by the Federal
Housing Administration, or the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the
Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title
38, United States Code.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under that guarantee, Ginnie Mae may, under Section 306(d)
of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

                                       10

  Ginnie Mae Securities

     In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I Certificate or a Ginnie Mae II Certificate as referred to by
Ginnie Mae, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except any stripped mortgage backed securities guaranteed by Ginnie Mae or any REMIC Securities issued by Ginnie Mae. The characteristics of any Ginnie Mae securities included in the trust for a series of securities will be described in the accompanying prospectus supplement.

   Federal Home Loan Mortgage Corporation

     Freddie Mac is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the
Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential loans or participation interests in loans and reselling the loans so purchased in the form of guaranteed private securities, primarily Freddie Mac securities. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases loans from sellers with Freddie Mac securities representing interests in the loans so purchased.
All loans purchased by Freddie Mac must meet certain standards set forth in the
Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, loans that it deems to be of the quality and type that generally meets the purchase standards imposed by private institutional mortgage investors. See
"Additional Information" for the availability of further information regarding
Freddie Mac and Freddie Mac securities. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist
Freddie Mac in any other manner.

   Freddie Mac Securities

     In most cases, each Freddie Mac security relating to a series will represent an undivided interest in a pool of loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by
Freddie Mac, except any stripped mortgage backed securities issued by Freddie
Mac. Each of those pools will consist of loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the accompanying prospectus supplement, are secured by multi-family residential properties. The characteristics of any Freddie Mac securities included in the trust for a series of securities will be described in the accompanying prospectus supplement.

   Federal National Mortgage Association

     Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter
Act (12 U.S.C.  Section  1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a
United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home loans from local lenders, thereby replenishing their funds for additional lending. See "Additional
Information" for the availability of further information respecting Fannie Mae and Fannie Mae securities. Although the Secretary of the Treasury of the United
States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance
Fannie Mae's operations or to assist Fannie Mae in any other manner.

   Fannie Mae Securities

     In most cases, each Fannie Mae security relating to a series will represent a fractional undivided interest in a pool of loans formed by Fannie
Mae, except any stripped mortgage backed securities issued by Fannie Mae. Loans underlying Fannie Mae securities will consist of fixed, variable or adjustable rate

                                       11

conventional loans or fixed-rate FHA loans or VA loans. Those loans may be secured by either one- to four-family or multi-family residential properties.
The characteristics of any Fannie Mae securities included in the trust for a series of securities will be described in the accompanying prospectus supplement.

PRIVATE SECURITIES

     As specified in the related prospectus supplement, the private securities will primarily be similar to securities offered hereunder in their collateral and their cash flows. The primary collateral for both the private securities and the related securities will be the same pool of loans. Payments on the private securities will be passed through to holders of the related securities.

     References in this prospectus to Advances to be made and other actions to be taken by the master servicer in connection with the loans may include advances made and other actions taken under the terms of the private securities. Each security offered by this prospectus will evidence an interest in only the related pool and corresponding trust described in the accompanying prospectus supplement for an offered security, and not in any other pool or trust related to securities issued in this prospectus.

     In addition, as to any series of securities secured by private securities, the private securities may consist of an ownership interest in a structuring entity formed by the depositor for the limited purpose of holding the trust assets relating to a series of securities. This special purpose entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of securities from liabilities of the special purpose entity. The provisions governing the special purpose entity will restrict the special purpose entity from engaging in or conducting any business other than the holding of trust assets and the issuance of ownership interests in the trust assets and some incidental activities. Any ownership interest in the special purpose entity will evidence an ownership interest in the related trust assets as well as the right to receive specified cash flows derived from the trust assets, as described in the accompanying prospectus supplement. The obligations of the depositor as to any ownership interest will be limited to some representations and warranties relating to the trust assets, as described in this prospectus.
Credit support of any of the types described in this prospectus under
"Description of Credit Enhancement" may be provided for the benefit of any ownership interest, if stated in the accompanying prospectus supplement.

                              TRUST ASSET PROGRAM

     Except in the case of a Designated Seller Transaction, the trust assets will have been purchased by the depositor, either directly or indirectly through Residential Funding Corporation from sellers. In the case of a
Designated Seller Transaction, the depositor may purchase the trust assets directly from the designated seller. The loans will, in most cases, have been originated in accordance with the depositor's underwriting standards or alternative underwriting criteria as described under "--Underwriting Standards"
in this prospectus or as described in the accompanying prospectus supplement.
The contracts, in most cases, will have been originated in accordance with the underwriting standards described in the accompanying prospectus supplement.

UNDERWRITING STANDARDS

  General Standards

     Residential Funding Corporation's home equity program is designed for borrowers with good credit who may have difficulty obtaining traditional financing due to loan characteristics, such as LTV ratios as high as 100% and second lien status. Residential Funding Corporation's 125 loan program is designed for borrowers with good credit who may have difficulty obtaining traditional financing due to loan characteristics, such as LTV ratios as high as 125% and second lien status. The specific depositor's underwriting standards for the loans will, in most cases, conform to those published in Residential
Funding Corporation's Client Guide, referred to as the Guide, as modified from time to time, including the provisions of the Guide applicable to the depositor's home equity program or the 125 loan program,

                                       12

as applicable. The home equity program may include revolving credit loans and home equity loans. The 125 loan program may include home loans and contracts.
The underwriting standards contained in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market, the consumer lending market and the market for private securities. The loans may be underwritten by Residential Funding Corporation or by a designated third party. In some circumstances, however, the loans may be underwritten only by the seller with little or no review performed by Residential Funding
Corporation. See "Underwriting Standards--Guide Standards" and "Qualifications
of Sellers" in this prospectus. Residential Funding Corporation or a designated third party may perform only sample quality assurance reviews to determine whether the loans in any pool were underwritten in accordance with applicable standards.

     The loans in any pool may be underwritten by Residential Funding
Corporation, a seller or a designated third party through the use of an automated underwriting system. In the case of a Designated Seller Transaction, the loans may be underwritten by the designated seller or a designated third party through the use of an automated underwriting system. For additional information regarding underwriting systems that are used by Residential Funding
Corporation to review many of the loans that it purchases and that may be included in any pool, see "--Automated Underwriting" below.

     The depositor's underwriting standards, as well as any other underwriting standards that may be applicable to any loans, generally include a set of specific criteria under which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied.

     In addition, the depositor purchases loans that do not conform to the underwriting standards contained in the Guide. A portion of the loans may be purchased in negotiated transactions, and those negotiated transactions may be governed by agreements, known as master commitments, relating to ongoing purchases of loans by Residential Funding Corporation or the designated seller, from sellers who will represent that the loans have been originated in accordance with underwriting standards agreed to by Residential Funding
Corporation or the designated seller, as applicable. Residential Funding
Corporation or the designated seller, on behalf of the depositor, will normally review only a limited portion of the loans in any delivery from the related seller for conformity with the applicable underwriting standards. A portion of loans may be purchased from sellers who may represent that the loans were originated under underwriting standards acceptable to Residential Funding
Corporation or the designated seller, as applicable.

     The level of review, if any, by Residential Funding Corporation or the depositor of any loan for conformity with the applicable underwriting standards will vary depending on a number of factors, including factors relating to the experience and status of the seller, and factors relating to the specific loan, including:

     o  the original principal balance or credit limit, as applicable;

     o  the LTV or combined LTV ratio;

     o  the loan type or loan program; and

     o  the applicable Credit Score of the related borrower used in connection with the origination of the loan, as determined based on a credit scoring model acceptable to the depositor.

     Credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the loans may be originated may provide that qualification for the loan, the level of review of the loan's documentation, or the availability of various loan features, including maximum loan amount, maximum LTV ratio, property type and use, and documentation level may depend on the borrower's Credit Score. See "--Guide
Standards" in this prospectus.

                                       13

     The underwriting standards used in negotiated transactions and master commitments and the underwriting standards applicable to loans underlying private securities may vary substantially from the underwriting standards contained in the Guide. Those underwriting standards are, in most cases, intended to provide an underwriter with information to evaluate the borrower's repayment ability and the value of the mortgaged property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the loans included in any pool, the accompanying prospectus supplement, in most cases, will not distinguish among the various underwriting standards applicable to the loans nor describe any review for compliance with applicable underwriting standards performed by the depositor or Residential
Funding Corporation. Moreover, there can be no assurance that every loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of loans underwritten under varying standards as described above will be equivalent under all circumstances. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the designated seller or of the originator of the loans, and will be described in the accompanying prospectus supplement.

     The depositor, either directly or indirectly through Residential Funding
Corporation, will also purchase loans from its affiliates, including
Homecomings Financial Network, Inc. and GMAC Mortgage Corporation, with underwriting standards in accordance with the Guide or as otherwise agreed to by the depositor. However, in some limited circumstances, the loans may be employee or preferred customer loans for which, in accordance with the affiliate's loan programs, income, asset and employment verifications and appraisals may not have been required. As to loans made under any employee loan program maintained by Residential Funding Corporation, or its affiliates, in limited circumstances preferential note rates may be allowed. Neither the depositor nor Residential Funding Corporation will review any affiliate's loans for conformity with the underwriting standards contained in the Guide.

  Automated Underwriting

     In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market. Residential Funding Corporation underwrites many of the mortgage loans that it purchases through the use of one or more automated underwriting systems. In general, these systems are programmed to review most of the information that is set forth in Residential
Funding Corporation's Seller Guide as the underwriting criteria that is necessary to satisfy each underwriting program.

     In some cases, Residential Funding Corporation enters the information into the automated underwriting system using the documentation delivered to
Residential Funding Corporation by the mortgage collateral seller. In other cases, the mortgage collateral seller enters the information directly into the automated underwriting system. If a mortgage collateral seller enters the information, Residential Funding Corporation will, in many cases, verify that the information relating to the underwriting criteria that it considers most important accurately reflects the information contained in the underwriting documentation. However, for some mortgage collateral sellers, it will only verify the information with respect to a sample of those mortgage loans.

     Each automated review will either generate an approval, a rejection or a recommendation for further review. In the case of a recommendation of further review, underwriting personnel will perform a manual review of the mortgage loan documentation before Residential Funding Corporation will purchase the mortgage loan.

     Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, some mortgage loans may be approved by an automated system that would have been rejected through a manual review. In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth in Residential Funding Corporation's Seller Guide, which could in turn be applied to numerous mortgage loans that the system reviews. We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies Residential Funding Corporation's underwriting criteria.

                                       14

GUIDE STANDARDS

  Loan Documentation

     The following is a brief description of the underwriting standards under both the home equity program and the 125 loan program described in the Guide for full documentation loan programs. The prospectus supplement for each series of securities secured by trust assets purchased pursuant to the home equity program or the 125 loan program will describe any material changes to the general standard described in this prospectus. Initially, a prospective borrower, other than a borrower that is a trust, is required to fill out a detailed application providing pertinent credit information. As part of the description of the borrower's financial condition, the borrower will have furnished information, which may or may not be verified, describing the borrower's assets, liabilities, income, credit history and employment history, and furnished an authorization to apply for a credit report that summarizes the borrower's available credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties, only income derived from the mortgaged property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. For mortgaged property consisting of vacation or second homes, no income derived from the property will typically have been considered for underwriting purposes. Under the home equity program, the borrower normally must show, among other things, a minimum of two years' credit history reported on the credit report and under the 125 loan program, the borrower normally must show a minimum of three years' credit history. Under both programs, the borrower normally must show that no mortgage delinquencies, which are thirty days or greater, in the past 12 months existed. Under both programs, borrowers who have less than a 12 month first mortgage payment history may be subject to additional lending restrictions. In addition, borrowers with a previous foreclosure or bankruptcy within the past seven years may not be allowed and a borrower generally must satisfy all judgments, liens and other legal actions with an original amount of $500 or greater prior to closing. In addition, an employment verification is obtained which may report the borrower's current salary and contain the length of employment and an indication as to whether it is expected that the borrower will continue that employment in the future, If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a loan secured by a property owned by a trust, the foregoing procedures may be waived where the mortgage note is executed on behalf of the trust.

     The underwriting standards presented in the Guide also allow for loans to be supported by alternative documentation. For alternatively documented loans, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of copies of the borrower's own records relating to income and employment, rather than by having the originator obtain independent verifications from third parties, such as the borrower's employer or mortgage servicer.

     The underwriting standards contained in the Guide may be varied in appropriate cases, including in "limited" or "reduced loan documentation" loan programs. Limited documentation programs normally permit fewer supporting documents to be obtained or waive income, asset and employment documentation requirements, and normally compensate for increased credit risk by placing greater emphasis on either the review of the property to be financed or the borrower's ability to repay the loan. For example, under Residential Funding
Corporation's stated income limited loan documentation program, some submission requirements regarding income verification and debt-to-income ratios are removed, but the seller is still required to perform a thorough credit underwriting of the loan. Normally, in order to be eligible for a reduced loan documentation program, a borrower must have a good credit history, and other compensating factors, including a relatively low combined LTV ratio or other favorable underwriting factors, must be present. The borrower's eligibility for the program may also be determined by use of a credit scoring model.

  Appraisals

     In most cases, the value of the mortgaged property securing each loan will be determined by an appraisal, the purchase price of the related mortgaged property or if permitted by the Guide, a statistical

                                       15

valuation or the stated value. Appraisals may be performed by appraisers independent from or affiliated with the depositor, Residential Funding
Corporation or their affiliates. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. In some circumstances, the appraiser is only required to perform an exterior inspection of the property. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Under both programs, each appraisal is required to be dated no more than 360 days prior to the date of origination of the loan;
provided that, depending on the original principal balance or the credit limit, as applicable, an earlier appraisal may be used if the appraisal was made not earlier than two years prior to the date of origination of the loan and the related appraiser certifies that the value of the related mortgaged property has not declined since the date of the original appraisal or if a field review or statistical valuation is obtained. However, appraisals, statistical valuations, or stated values will not establish that the mortgaged properties provide assurance of repayment of the loans. See "Risk Factors" in the accompanying prospectus supplement. Title searches are undertaken in most cases, and title insurance is required on all loans with an original principal balance or credit limit in excess of $200,000.

     The appraised value for any loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the loan, which may have been obtained at an earlier time. However, if the loan was originated simultaneously with or not more than 12 months after a senior lien on the related mortgaged property, the appraised value will be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property. The statistical valuation will be the value of the property as determined by a form of appraisal which uses a statistical model to estimate the value of a property. The stated value will be value of the property as stated by the related borrower in his or her application.

  Loan-to-Value, Combined Loan-to-Value and Junior Ratios

     As to each loan, LTV ratio, in most cases, will be the ratio, expressed as a percentage, of (A) the original principal balance or the credit limit, as applicable, to (B) the appraised value of the related mortgaged property loan, or, if permitted by the Guide, a statistical valuation or the stated value.

     As to each loan, the combined LTV ratio, in most cases, will be the ratio, expressed as a percentage, of (A) the sum of (1) the original principal balance or the credit limit, as applicable, and (2) the principal balance of any related senior loan at origination of the loan together with any loan subordinate to it, to (B) the appraised value of the related mortgaged property, or, if permitted by the Guide, a statistical valuation or the stated
value.

     As to each loan, the junior ratio will be the ratio, expressed as a percentage, of the original principal balance or the credit limit, as applicable, of the loan to the sum of (1) the original principal balance or the credit limit, as applicable, of the loan and (2) the principal balance of any related senior loan at origination of the loan. As to each contract, the combined LTV ratio and junior ratio will be computed in the manner described in the accompanying prospectus supplement. The credit utilization rate for any revolving credit loan is determined by dividing the cut-off date principal balance of the revolving credit loan by the credit limit of the related credit line agreement.

  Credit Scores

     The Credit Scores for a portion of the loans underlying each series of securities may be supplied in the accompanying prospectus supplement. Credit
Scores are obtained by many lenders in connection with loan applications to help assess a borrower's creditworthiness. In addition, Credit Scores may be obtained by Residential Funding Corporation after the origination of a loan if the seller does not provide to Residential Funding Corporation a current Credit
Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

     The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization.

                                       16

Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Although each scoring model varies, typically Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which in most cases does not correspond to the life of a loan. Furthermore, many Credit Scores were not developed specifically for use in connection with the types of loans described in this prospectus, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in many cases, a Credit Score may not take into consideration the differences between the types of loans described in this prospectus and consumer loans in general, or the specific characteristics of the related loan, including the LTV ratio or combined LTV ratio, as applicable, the collateral for the loan, or the debt-to-income ratio of the borrower. There can be no assurance that the Credit
Scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related loans or that any borrower's Credit Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

  Application of Underwriting Standards

     Once all applicable employment, credit and property information is received, a determination is made by the original lender as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed loan and other expenses related to the home if applicable, such as property taxes, hazard insurance and maintenance fees or other levies assessed by a Cooperative, if applicable, as well as other financial obligations, including debt service on any loan secured by a senior lien on the related mortgaged property. In most cases, the monthly payment used to qualify borrowers for a revolving credit loan will be assumed to be an amount equal to 1.00% times the applicable credit limit. In many cases, the loan rate in effect from the origination date of a revolving credit loan to the first adjustment date will be lower, and may be significantly lower, than the sum of the then applicable index and Gross Margin. The monthly payment used to qualify borrowers for a closed-end loan is a fully amortized fixed payment which is added to the housing expenses and other monthly debt to calculate the debt-to-income ratio. The loans, in most cases, do not, but may provide for negative amortization. For these loans or Balloon Loans, payment of the full outstanding principal balance, if any, at maturity may depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

     In some circumstances, the loans have been made to employees or preferred customers of the originator for which, in accordance with the originator's loan programs, income, asset and employment verifications and appraisals may not have been required. As to loans made under any employee loan program maintained by Residential Funding Corporation, GMAC Mortgage Corporation or any of their affiliates, in limited circumstances preferential loan rates may be allowed.

     The home equity program provides some limitations on the combined LTV ratio for the loans and restrictions on any related underlying first lien loan.
The underwriting guidelines for the home equity program normally permit combined LTV ratio's as high as 100%; however, the maximum permitted combined
LTV ratio may be reduced due to various underwriting criteria. In areas where property values are considered to be declining, the maximum permitted combined
LTV ratio is 75% on owner occupied, full income documentation loans. Stated income documentation, second vacation homes, and three-to four-unit dwellings are not eligible where property values are declining. The underwriting guidelines for the 125 Loan Program normally permit combined LTV ratios as high as 125%; however, the maximum permitted combined LTV ratio may be reduced due to various underwriting criteria. The underwriting guidelines for both programs also include restrictions based on the borrower's debt-to-income ratio. In addition to the conditions described above, an evaluation of the prospective borrower's credit quality will be made based on a credit scoring model approved by Residential Funding Corporation. Underwriting

                                       17

guidelines for both programs include minimum credit score levels that may apply depending on other factors relating to the loan. The required yields for fixed-rate closed-end loans and required Gross Margins for revolving credit loans purchased under the home equity program, as announced from time to time, vary based on a number of factors including combined LTV ratio, original principal balance or credit limit, documentation level, property type, and borrower debt-to-income ratio and credit score.

     In its evaluation of loans that have twenty-four or more months of payment experience, Residential Funding Corporation generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated loans.

QUALIFICATIONS OF SELLERS

     Except in the case of Designated Seller Transactions or as specified in the accompanying prospectus supplement, each seller, other than the Federal
Deposit Insurance Corporation, or the FDIC, and investment banking firms, will have been approved by Residential Funding Corporation for participation in
Residential Funding Corporation's loan purchase program. In determining whether to approve a seller for participation in the loan purchase program, Residential
Funding Corporation will consider, among other things:

     o  the financial status, including the net worth, of the seller;

     o  the previous experience of the seller in originating home equity, revolving credit, home improvement, manufactured housing or first loans;

     o  the underwriting standards and the quality control procedures employed by the seller; and if applicable, servicing operations established by the seller.

There can be no assurance that any seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of loans sold by it in the trust for a series of securities, or thereafter. If a seller becomes subject to the direct or indirect control of the FDIC, or if a seller's net worth, financial performance or delinquency and foreclosure rates deteriorate, that institution may continue to be treated as a seller.

     As specified in the accompanying prospectus supplement, the qualifications required of sellers for approval by Residential Funding Corporation as participants in its loan purchase programs may not apply to designated sellers.
To the extent the designated seller fails to or is unable to repurchase the trust asset due to a breach of representation and warranty, neither the depositor, Residential Funding Corporation nor any other entity will have assumed the representations and warranties, and any related losses will be borne by the securityholders or by the credit enhancement, if any.

                                       18

                         DESCRIPTION OF THE SECURITIES

     The securities will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or indenture or, in the case of certificates backed by private securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement for these securities. Each series of notes will be issued under an indenture between the related trust and the entity named in the accompanying prospectus supplement as indenture trustee for the series. A form of indenture has been filed as an exhibit to the registration statement for these securities. In the case of each series of notes, the depositor, the related trust and the entity named in the accompanying prospectus supplement as master servicer for the series will enter into a separate servicing agreement. Each pooling and servicing agreement, trust agreement, servicing agreement and indenture will be filed with the
Securities and Exchange Commission as an exhibit to a Form 8-K.

     The following summaries, together with additional summaries under "The
Agreements" in this prospectus, describe all material terms and provisions relating to the securities common to each agreement. All references to an
"agreement" and any discussion of the provisions of any agreement applies to pooling and servicing agreements, trust agreements, servicing agreements and indentures, as applicable. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of related agreement for each trust and the accompanying prospectus supplement.

     Each series of securities may consist of any one or a combination of the following types of securities:

Accretion Directed............   A class that receives principal payments from
                                 the accreted interest from specified accrual
                                 classes. An accretion directed class also may
                                 receive principal payments from principal paid
                                 on the underlying pool of assets.

Accrual.......................   A class that accretes the amount of accrued
                                 interest otherwise distributable on the class,
                                 which amount will be added as principal to the
                                 principal balance of the class on each
                                 applicable distribution date. The accretion may
                                 continue until some specified event has
                                 occurred or until the accrual class is retired.

Companion.....................   A class that receives principal payments on
                                 any distribution date only if scheduled
                                 payments have been made on specified planned
                                 principal classes, targeted principal classes
                                 or scheduled principal classes.

Component.....................   A class consisting of "components." The
                                 components of a class of component securities
                                 may have different principal and interest
                                 payment characteristics but together constitute
                                 a single class. Each component of a class of
                                 component securities may be identified as
                                 falling into one or more of the categories
                                 described in this section.

Fixed Rate....................   A class with an interest rate that is fixed
                                 throughout the life of the class.

Floating Rate.................   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies directly with changes in the index.

                                       19

Interest Only.................   A class having no principal balance and
                                 bearing interest on the related notional
                                 amount. The notional amount is used for
                                 purposes of the determination of interest
                                 distributions.

Inverse Floating Rate.........   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies inversely with changes in the
                                 index.

Lockout.......................   A class that, for the period of time
                                 specified in the related prospectus supplement,
                                 generally will not receive (in other words, is
                                 locked out of) (1) principal prepayments on the
                                 underlying pool of assets that are allocated
                                 disproportionately to the senior securities
                                 because of the shifting interest structure of
                                 the securities in the trust and/or (2)
                                 scheduled principal payments on the underlying
                                 pool of assets, as specified in the related
                                 prospectus supplement. During the lock-out
                                 period, the portion of the principal
                                 distributions on the underlying pool of assets
                                 that the lockout class is locked out of will be
                                 distributed to the other classes of senior
                                 securities.

Partial Accrual...............   A class that accretes a portion of the amount
                                 of accrued interest on it, which amount will be
                                 added to the principal balance of the class on
                                 each applicable distribution date, with the
                                 remainder of the accrued interest to be
                                 distributed currently as interest on the class.
                                 The accretion may continue until a specified
                                 event has occurred or until the partial accrual
                                 class is retired.

Principal Only................   A class that does not bear interest and is
                                 entitled to receive only distributions of
                                 principal.

Planned Principal or PACs.....   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming two
                                 constant prepayment rates for the underlying
                                 pool of assets. These two rates are the
                                 endpoints for the "structuring range" for the
                                 planned principal class. The planned principal
                                 classes in any series of securities may be
                                 subdivided into different categories (e.g.,
                                 primary planned principal classes, secondary
                                 planned principal classes and so forth) having
                                 different effective structuring ranges and
                                 different principal payment priorities. The
                                 structuring range for the secondary planned
                                 principal class of a series of securities will
                                 be narrower than that for the primary planned
                                 principal class of the series.

Scheduled Principal...........   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule but is not designated as a
                                 planned principal class or targeted principal
                                 class. In many cases, the schedule is derived
                                 by assuming two constant prepayment rates for
                                 the underlying pool of assets. These two rates
                                 are the endpoints for the "structuring range"
                                 for the scheduled principal class.

                                       20

Senior Support................   A class that absorbs some or all of the
                                 realized losses that would otherwise be
                                 allocated to a super senior class after the
                                 related classes of subordinated certificates
                                 are no longer outstanding.

Sequential Pay................   Classes that receive principal payments in a
                                 prescribed sequence, that do not have
                                 predetermined principal balance schedules and
                                 that under all circumstances receive payments
                                 of principal continuously from the first
                                 distribution date on which they receive
                                 principal until they are retired. A single
                                 class that receives principal payments before
                                 or after all other classes in the same series
                                 of securities may be identified as a sequential
                                 pay class.

Super Senior..................   A class that will not bear its proportionate
                                 share of some or all realized losses as its
                                 share is directed to another class, referred to
                                 as the "senior support class" until the class
                                 principal balance of the support class is
                                 reduced to zero.

Targeted Principal or TACs....   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming a single
                                 constant prepayment rate for the underlying
                                 pool of assets.

Variable Rate.................   A class with an interest rate that resets
                                 periodically and is calculated by reference to
                                 the rate or rates of interest applicable to
                                 specified assets or instruments (e.g., the
                                 mortgage rates borne by the underlying trust
                                 assets).

     Credit support for each series of securities may be provided by any one or a combination of the following:

     o  subordination of one or more classes of securities;

     o  financial guaranty insurance policies;

     o  any uncertificated interest in the trust assets;

     o  overcollateralization;

     o  surety bonds;

     o  reserve funds;

     o  purchase obligations;

     o  derivative products;

     o  bankruptcy bonds;

     o  special hazard insurance policies;

     o  letters of credit;

     o  mortgage pool insurance policies; or

     o  other credit enhancement as described under "Description of Credit
        Enhancement" in this prospectus.

                                       21

FORM OF SECURITIES

     As specified in the accompanying prospectus supplement, the securities of each series will be issued either as physical certificates or in book entry form. If issued as physical certificates, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the securities registrar who is appointed under the related agreement to register the securities. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term securityholder as used in this prospectus refers to the entity whose name appears on the records of the securities registrar or, if applicable, a transfer agent, as the registered holder of a note.

     If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust
Company, or DTC. No global security representing book-entry securities may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of
DTC to another nominee of DTC. DTC or its nominee will be the only registered holder of the securities and will be considered the sole representative of the beneficial owners of securities for all purposes.

     The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system is also used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form. These laws may impair the ability to own or transfer book-entry securities.

     Purchasers of securities in the United States may hold interests in the global securities through DTC, either directly, if they are participants in that system, or otherwise indirectly through a participant in DTC. Purchasers of securities in Europe may hold interests in the global securities through
Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

     Because DTC will be the only registered owner of the global securities,
Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of
DTC.

     DTC is a limited-purpose trust company organized under the laws of the
State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

     The accompanying prospectus supplement will specify whether a beneficial owner in an interest in any book-entry security will be entitled to receive a security representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that security and a successor depository is not obtained, or (ii) the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from
DTC, the participants holding beneficial interests in the book-entry security agree to initiate a termination. Upon the occurrence of one of the foregoing events, the trustee is required to notify, through DTC, participants who have ownership of DTC registered securities as indicated on the records of DTC of the availability of definitive securities for their DTC registered securities.
Upon surrender by DTC of the definitive securities representing the DTC registered securities and upon receipt of instructions from DTC for re-registration, the trustee will reissue the DTC registered securities as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive securities as securityholders under the pooling and servicing agreement, in the case of certificates or the indenture, in the case of notes.

                                       22

     Prior to any such event, beneficial owners will not be recognized by the trustee, the master servicer, the servicer or the Administrator as holders of the related securities for purposes of the pooling and servicing agreement or indenture, as applicable, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants.

     Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of
DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act for the securities, may be limited because of the lack of physical certificates evidencing the securities and because DTC may act only on behalf of participants.

     Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or
Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear
System, as the case may be, immediately following the DTC settlement date.
Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear
System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules.
Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear
System participants may not deliver instructions directly to the depositaries.

     Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear System was created to hold securities for participants of
Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The
Euroclear System operator is Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian
co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear
System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

                                       23

     The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments with respect to securities in Euroclear System. All securities in
Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the pooling and servicing agreement or indenture, as applicable, only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of securityholders of any class to the extent that participants authorize those actions. None of the master servicer, the servicer, the depositor, the
Administrator, the owner trustee or any of their respective affiliates has undertaken any responsibility or assumed any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

ASSIGNMENT OF THE TRUST ASSETS

     At the time of issuance of a series of securities, the depositor will cause the trust assets and any other assets being included in the related trust to be assigned without recourse to the trustee or its nominee, which may be the custodian on behalf of the related trust. This assignment will include all principal and interest received on the trust assets after the cut-off date, other than principal and interest due on or before the cut-off date and any uncertificated interest in the trust assets retained by the depositor or any of its affiliates. In the case of a series of notes or certificates, the depositor's assignment will be made to the owner trustee and, concurrently with that assignment, the owner trustee will grant a security interest in the related trust to the indenture trustee to secure the notes. Each trust asset will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, among other things, information as of the cut-off date for each loan regarding the principal balance, the loan rate, the amount of the monthly payment of principal and interest, the maturity of the mortgage note and the LTV or combined LTV ratio and junior mortgage ratio, as applicable, at origination or modification.

     If so specified in the accompanying prospectus supplement, and subject to the rules of membership of Merscorp, Inc. and/or Mortgage Electronic
Registration Systems, Inc., referred to together as MERS, assignments of the mortgages for any trust asset in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc. known as the MERS (Registered Trademark)  System. As to trust assets registered through the MERS (Registered Trademark)  System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

     Except as provided below for some securities backed by Trust Balances of revolving credit loans, the depositor will, as to each loan that is a trust asset other than loans underlying any private securities, deliver to the trustee or the custodian, the mortgage note and any modification or amendment made to the mortgage note, endorsed without recourse either in blank or to the order of the trustee or the owner trustee or a nominee, or a lost note affidavit, together with a copy of the related mortgage note. In addition, the depositor will, as to each loan that is a trust asset other than loans underlying any private securities, deliver to the sponsor, the servicer, the master servicer, the trustee or the custodian, as elected by the depositor, a set of the remaining legal documents relating to those trust assets that are in the

                                       24

possession of the depositor, which may include, as applicable, depending upon whether that trust asset is secured by a lien on mortgaged property, the following:

    o the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements;

    o an assignment in recordable form of the mortgage or evidence that the mortgage is held for the related trustee through the MERS (Registered
      Trademark)  System or a copy of such assignment with evidence of recording indicated thereon or, as to a Cooperative Loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements;

    o if applicable, any riders or modifications to the mortgage note and mortgage or a copy of any riders or modifications to the mortgage note and mortgage, together with any other documents at those times described in the related agreement; and

    o if applicable, the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing the contract.

     Assignments of the loans and contracts secured by a lien on mortgaged property will be recorded in the appropriate public recording office, except for mortgages held under the MERS (Registered Trademark)  System or in states where, in the opinion of counsel acceptable to the trustee, the owner trustee or the rating agencies, the recording is not required to protect the trustee's or owner trustee's interests in the loans and contracts against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans or contracts.

     The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. If so specified in the accompanying prospectus supplement, the depositor may not be required to deliver one or more of the documents if those documents are missing from the files of the party from whom the revolving credit loans, home equity loans and contracts were purchased.

     In the case of contracts, the depositor or the master servicer will cause a financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. However, the accompanying prospectus supplement will specify whether the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust and no recordings or filings will be made in the jurisdictions in which the manufactured homes are located. See "Certain Legal Aspects of the
Trust Assets and Related Matters -- Manufactured Housing Contracts" and "--The
Home Improvement Contracts" in this prospectus.

     As to any Puerto Rico trust assets, the mortgages for those trust assets either secure a specific obligation for the benefit of a specified person, referred to as direct Puerto Rico mortgage or secure an instrument transferable by endorsement, referred to as endorsable Puerto Rico mortgage. Endorsable
Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of an assignment of mortgage would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded for any transfer of the related lien and the assignment would be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable.

     If, as to any loan or contract secured by a lien on mortgaged property, the depositor cannot deliver the mortgage or any assignment with evidence of recording on that mortgage or assignment concurrently with the execution and delivery of the related agreement because of a delay caused by the public recording office, the depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee, the custodian or another entity, as applicable, appointed by the trustee a copy of the

                                       25

mortgage or assignment. The depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, the mortgage or assignment with evidence of recording indicated
thereon after receipt thereof from the public recording office or from the master servicer.

REVIEW OF TRUST ASSETS

     The trustee will be authorized to appoint one or more custodians under a custodial agreement to maintain possession of documents relating to the trust assets and review the mortgage notes delivered to it relating to the trust assets as the agent of the trustee or, following payment in full of the securities and discharge of the related agreement, the owner trustee or the master servicer, as applicable. The identity of the custodian, if any, will be described in the accompanying prospectus supplement.

     The sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, will hold the documents delivered to it by the depositor in trust for the benefit of the securityholders. In most cases, the trustee or the custodian, as applicable, will review the mortgage notes delivered to it within 90 days after receipt. The trustee or the custodian shall notify the master servicer or the designated seller, if any, and the depositor of any omissions or defects in respect of its review. If any omission or defect reported materially and adversely affects the interests of the securityholders in the related loan, the master servicer or the depositor shall notify Residential Funding Corporation or the designated seller. If Residential
Funding Corporation or, in a Designated Seller Transaction, the designated seller, cannot cure the defect within the period specified in the accompanying prospectus supplement after notice of the defect is given to Residential
Funding Corporation or, if applicable, the designated seller, Residential
Funding Corporation or, if applicable, the designated seller is required to, within the period specified in the accompanying prospectus supplement, either repurchase the related loan or any property acquired from it from the trustee, or if permitted, substitute for that loan a new loan in accordance with the standards described in this prospectus. The master servicer will be obligated to enforce this obligation of Residential Funding Corporation or the designated seller to the extent described under "Description of the
Securities--Representations Relating to Loans" in this prospectus, but that obligation is subject to the provisions described under "Description of the
Securities--Servicing and Administration of Trust Assets--Realization Upon
Defaulted Loans" in this prospectus. There can be no assurance that the applicable designated seller will fulfill its obligation to purchase any loan as described in the second preceding sentence. In most cases, neither
Residential Funding Corporation, the master servicer nor the depositor will be obligated to purchase or substitute for that loan if the designated seller defaults on its obligation to do so. The obligation to repurchase or substitute for a loan constitutes the sole remedy available to the securityholders or the trustee for a material defect in a constituent document. Any loan not so purchased or substituted for shall remain in the related trust.

     For any series of securities backed by Trust Balances of revolving credit loans, the documents delivered by the depositor in most cases will have been delivered to an entity specified in the accompanying prospectus supplement, which may be the sponsor, the servicer, the master servicer, the trustee, a custodian or another entity, as applicable, appointed by the trustee. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, with respect to the Trust Balances of these loans, and on behalf of any other applicable entity with respect to any
Excluded Balance of these loans, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and that review covered all documentation for the Trust Balance.

     Under some circumstances, as to any series of securities, the depositor may have the option to repurchase trust assets from the trust for cash, or in exchange for other trust assets or Permitted Investments. Alternatively, for any series of securities secured by private securities, the depositor may have the right to repurchase loans and/or contracts from the entity that issued the private securities. All provisions relating to these optional repurchase provisions will be described in the accompanying prospectus supplement.

                                       26

REPRESENTATIONS RELATING TO LOANS

     Except as described in the second paragraph under "Trust Asset
Program--Qualifications of Sellers", each seller will have made representations and warranties to Residential Funding Corporation relating to the loans sold by
it. However, unless provided in the accompanying prospectus supplement, the representations and warranties of the seller will not be assigned to the trustee for the benefit of the holders of the related series of securities, and therefore a breach of the representations and warranties of the seller, in most cases, will not be enforceable on behalf of the trust.

     Except in the case of a Designated Seller Transaction, Residential Funding
Corporation will have made all of the representations and warranties required by the rating agency or agencies rating a specific series of securities. In a
Designated Seller Transaction, the designated seller will have made substantially the same representations and warranties, which are not expected to vary in any material respect. The representations and warranties will, in most cases, include, among other things, that:

     o  as of the cut-off date, the information contained in a listing of the related loans is true and correct in all material respects;

     o  Residential Funding Corporation was the sole holder and owner of the loans free and clear of any and all liens and security interests;

     o  each loan complied in all material respects with all applicable local, state and federal laws at the time of origination;

     o  no loan is one month or more delinquent in payment of principal and interest; and

     o  to the best of Residential Funding Corporation's knowledge, there is no delinquent tax or assessment lien against any mortgaged property.

REPURCHASES OF LOANS

     The depositor will assign to the trustee all of its right, title and interest in each agreement by which it purchased a loan from Residential
Funding Corporation or a designated seller, insofar as the agreement relates to the representations and warranties made by a designated seller or Residential
Funding Corporation, as the case may be, regarding the loan and any remedies provided for any breach of the representations and warranties. If a designated seller or Residential Funding Corporation, as the case may be, cannot cure a breach of any representation or warranty made by it relating to a loan that materially and adversely affects the interests of the securityholders in the loan, within 90 days after notice from the master servicer, the designated seller or Residential Funding Corporation, as the case may be, will be obligated to repurchase the loan at a repurchase price contained in the related agreement, which repurchase price, in most cases, will be equal to the principal balance of that loan as of the date of repurchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the loan rate, less the amount, expressed as a percentage per annum, payable for master servicing compensation or subservicing compensation, as applicable, and if applicable, any uncertificated interest retained by the depositor or any of its affiliates with respect to any trust asset.

     In addition, except in the case of a Designated Seller Transaction,
Residential Funding Corporation will be obligated to repurchase or substitute for any loan secured by a lien on mortgaged property as to which it is discovered that the related mortgage is not a valid lien on the related mortgaged property having at least the priority maintained for the loan, as applicable, in the listing of related loans, subject only to:

     o  liens of real property taxes and assessments not yet due and payable;

     o  covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the mortgage and other permissible title exceptions;

     o  other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property; and

                                       27

    o if applicable, the liens of the related senior loans.

For any loan as to which the depositor delivers to the trustee or the custodian an affidavit certifying that the original mortgage note has been lost or destroyed, if the loan subsequently is in default and the enforcement of that default or of the related mortgage is materially adversely affected by the absence of the original mortgage note, Residential Funding Corporation will be obligated to repurchase or substitute for the loan, in the manner described in the preceding paragraph. Furthermore, because the listing of the related loans, in most cases, contains information about the loans as of the cut-off date, prepayments and, in some limited circumstances, modifications to the note rate and principal and interest payments may have been made on one or more of the related loans between the cut-off date and the closing date. Residential
Funding Corporation will not be required to purchase or substitute for any loan as a result of the prepayment or modification.

LIMITED RIGHT OF SUBSTITUTION

     In the case of a loan required to be repurchased by Residential Funding
Corporation as provided in "Repurchases of Loans" in this prospectus,
Residential Funding Corporation may, at its sole option, rather than purchase the loan, remove the loan from the trust, or from the assets underlying any private securities, if applicable, and cause the depositor to substitute in its place another loan of like kind. The accompanying prospectus supplement will describe the conditions of any eligible substitute loan. Under some circumstances, any substitution must be effected within 120 days of the date of the initial issuance of the securities of a trust. In the case of a trust for which a REMIC election is made, substitution of a defective loan must be effected within two years of the date of the initial issuance of the securities, and may not be made unless an opinion of counsel is delivered to the effect that the substitution would not cause the trust to fail to qualify as a REMIC and either (a) an opinion of counsel is delivered to the effect that such substitution would not result in a prohibited transaction tax under the
Internal Revenue Code or (b) the trust is indemnified for any prohibited transaction tax that may result from the substitution. In most cases, any qualified substitute loan will, on the date of substitution:

     o  have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the deleted loan-the amount of any shortfall to be deposited in the related Custodial Account in the month of substitution for distribution to the securityholders;

     o  have a loan rate and a Net Loan Rate not less than, and not more than one percentage point greater than, the loan rate and Net Loan Rate, respectively, of the deleted loan as of the date of substitution;

     o  have a LTV ratio or a combined LTV ratio at the time of substitution no higher than that of the deleted loan at the time of substitution;

     o  have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted loan; and

     o  comply with all of the applicable representations and warranties contained in the related pooling and servicing agreement or loan purchase agreement as to individual loans as of the date of substitution.

     The related pooling and servicing agreement or loan purchase agreement may include additional requirements relating to revolving credit loans or other specific types of loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. The accompanying prospectus supplement will indicate whether a designated seller will have the option to substitute for a loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

     The master servicer will be required under the related agreement to use its best reasonable efforts to enforce purchase or substitution obligation of the designated seller or Residential Funding Corporation of which it has knowledge due to a breach of a representation or warranty that was made to or assigned

                                       28

to the trustee for the benefit of the trustee and the securityholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. However, this purchase or substitution obligation will not become an obligation of the master servicer if the designated seller, Residential Funding Corporation or the related seller, as the case may be, fails to honor its obligation. The master servicer is not obligated to review, and will not review, every loan that is in foreclosure or is delinquent to determine if a breach of a representation or warranty has occurred. The master servicer will maintain policies and procedures regarding repurchase practices that are consistent with its general servicing activities.

     Furthermore, if applicable, the master servicer may pursue foreclosure, or similar remedies, concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer will not be required to enforce any purchase of a designated seller arising from any misrepresentation by the designated seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related loan.
In most cases, the foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by Residential Funding Corporation in its capacity as a seller of trust assets to the depositor, or for any other event giving rise to the obligations as described in this paragraph.

     Neither the depositor nor the master servicer will be obligated to purchase a loan if a designated seller defaults on its obligation to do so, and no assurance can be given that a designated seller will carry out its obligations relating to loans. The default by a designated seller is not a default by the depositor or by the master servicer. Any loan not so purchased or substituted for shall remain in the related trust and any losses related to that loan shall be allocated to the related credit enhancement, and to the extent not available to the related securities.

CERTAIN INSOLVENCY AND BANKRUPTCY ISSUES

     Each seller, including a designated seller, and the depositor will represent and warrant that its respective transfer of trust assets constitutes a valid sale and assignment of all of its right, title and interest in and to such trust assets, except to the extent that the seller or the depositor retains any security. Nevertheless, if a seller were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of that seller, or the seller as a debtor-in-possession, were to assert that the sale of the trust assets from that seller to the depositor should be recharacterized as a pledge of the trust assets to secure a borrowing by such seller, then delays in payments to the depositor (and therefore to the trust and the securityholders)
could occur and possible reductions in the amount of such payments could result. In addition, if a court were to recharacterize the transfer as a pledge and a subsequent assignee were to take physical possession of any mortgage notes, through negligence, fraud or otherwise, the trustee's interest in such mortgage notes could be defeated.

     If an entity with an interest in a loan of which only a partial balance has been transferred to the trust were to become a debtor under the Bankruptcy
Code and regardless of whether the transfer of the related loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related loan and therefore compel the sale of such loan, including any partial balance included in the trust, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

     The depositor has been structured such that (i) the filing of a voluntary or involuntary petition for relief by or against the depositor under the
Bankruptcy Code and (ii) the substantive consolidation of the assets and liabilities of the depositor with those of an affiliated seller is unlikely.
The certificate of incorporation of the depositor restricts the nature of the depositor's business and the ability of the depositor to commence a voluntary case or proceeding under such laws without the prior unanimous consent of all directors.

                                       29

ASSIGNMENT OF AGENCY OR PRIVATE SECURITIES

     The depositor will transfer, convey and assign to the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the Agency Securities or private securities and other property to be included in the trust for a series. The assignment will include all principal and interest due on or for the Agency Securities or private securities after the cut-off date specified in the accompanying prospectus supplement, except for any uncertificated interest retained by the depositor or any of its affiliates with respect to any trust asset. The depositor will cause the Agency Securities or private securities to be registered in the name of the trustee or its nominee, and the trustee will concurrently authenticate and deliver the securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for an Agency Security or private security. Each Agency Security or private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security or private security information regarding the original principal amount and outstanding principal balance of each Agency
Security or private security as of the cut-off date, as well as the annual pass-through rate or interest rate for each Agency Security or private security conveyed to the trustee.

SPREAD

     The depositor, the master servicer or any of their affiliates, or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due on the related trust assets which will be an uncertificated interest in the trust assets. The payment of any portion of interest in this manner will be disclosed in the accompanying prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that any specified entity is otherwise entitled to receive in connection with the trust assets. Any of these payments generated from the trust assets will represent a specified portion of the interest payable thereon. The interest portion of a Realized Loss or extraordinary loss and any partial recovery of interest on the trust assets will be allocated between the owners of this uncertificated interest and the securityholders entitled to payments of interest as provided in the applicable agreement.

SUBSERVICING

     In most cases, the servicing for each loan will either be retained by the seller, or its designee approved by the master servicer, as subservicer, or will be released by the seller to the master servicer and will be subsequently transferred to a subservicer approved by the master servicer, and in either case will then be serviced by the subservicer under a subservicing agreement between the master servicer and the subservicer. The master servicer may, but is not obligated to, assign the subservicing to designated subservicers which will be qualified sellers and which may include Homecomings Financial Network,
Inc. or its affiliates. While the subservicing agreement will be a contract solely between the master servicer and the subservicer, the servicing agreement applicable to any series of securities will provide that, if for any reason the master servicer for the series of securities is no longer the master servicer of the related trust assets, any successor master servicer must recognize the subservicer's rights and obligations under the subservicing agreement. For further information relating to subservicing see "Description of the
Securities--Servicing and Administration of Trust Assets--Subservicing" in this prospectus.

PAYMENTS ON TRUST ASSETS

  Collection of Payments on Loans

     Each subservicer servicing a trust asset under a subservicing agreement will establish and maintain a Subservicing Account. A subservicer is required to deposit into its Subservicing Account on a daily basis all amounts that are received by it relating to the trust assets, less its servicing or other compensation.

     As specified in the subservicing agreement, the subservicer must remit or cause to be remitted to the master servicer all funds held in the Subservicing
Account for trust assets that are required to be so remitted on a periodic basis not less frequently than monthly. If specified in the accompanying prospectus

                                       30

supplement, the subservicer may also be required to advance on the scheduled date of remittance any monthly installment of principal and interest, or interest only, in the case of simple interest loans, less its servicing or other compensation, on any closed-end loan for which payment was not received from the borrower.

     The master servicer will deposit or will cause to be deposited into a
Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as described in the related agreement, which, in most cases, will include the following:

     o  payments on account of principal on the loans comprising a trust;

     o  payments on account of interest on the loans comprising that trust, net of the portion of each payment of interest retained by the master servicer, subservicer or other specified entity, if any, as servicing or other compensation;

     o  Liquidation Proceeds, net of any unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances, if any, made by any subservicer;

     o  Insurance Proceeds or proceeds from any alternative arrangements established in lieu of that insurance and described in the accompanying prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the borrower in accordance with the master servicer's normal servicing procedures;

     o  subsequent recoveries of amounts related to a trust asset as to which the master servicer had previously determined that no further amounts would be recoverable, resulting in a realized loss, net of unreimbursed liquidation expenses and servicing advances;

     o  proceeds of any loan in the trust purchased, or, in the case of a substitution, amounts representing a principal adjustment, by the master servicer, the depositor, Residential Funding Corporation, any subservicer, seller or designated seller or any other person under the terms of the related agreement. See "Description of the
        Securities--Representations Relating to Loans," and "--Assignment of the
        Trust Assets";

     o  any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the Custodial
        Account, as described in the fifth paragraph below; and

     o  any amounts required to be transferred from the Payment Account to the
        Custodial Account.

     In addition to the Custodial Account, the master servicer will establish and maintain, in the name of the trustee for the benefit of the holders of each series of securities, a Payment Account for the disbursement of payments on the trust assets evidenced by each series of securities. Both the Custodial Account and the Payment Account must be either:

     o  maintained with a depository institution whose debt obligations at the time of any deposit to the account are rated by any rating agency that rated any securities of the related series not less than a specified level comparable to the rating category of the securities;

     o  an account or accounts the deposits in which are fully insured to the limits established by the FDIC. Any deposits not so insured shall be otherwise maintained such that, as evidenced by an opinion of counsel, the securityholders have a claim as to the funds in those accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which those accounts are maintained;

     o  in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet various rating criteria;

     o  in the case of the Payment Account, a trust account or accounts maintained with the trustee; or

     o  any other Eligible Account.

                                       31

The collateral that is eligible to secure amounts in an Eligible Account is limited to Permitted Investments.

     A Payment Account may be maintained as an interest-bearing or non-interest-bearing account. The Custodial Account may contain funds relating to more than one series of securities as well as payment received on other loans and assets master serviced by the master servicer that have been deposited into the Custodial Account.

     On the day described in the accompanying prospectus supplement, the master servicer will withdraw from the Custodial Account and deposit into the applicable Payment Account, in immediately available funds, the amount to be paid from that account to securityholders on the distribution date or any other date specified in the accompanying prospectus supplement. The master servicer or the trustee will also deposit or cause to be deposited into the Payment
Account:

     o  any payments under any letter of credit, financial guaranty insurance policy, derivative product, and any amounts required to be transferred to the Payment Account from a reserve fund, as described under "Credit
        Enhancement" in this prospectus;

     o  any amounts required to be paid by the master servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer to cover hazard losses on the loans as described under "Insurance Policies on Loans--Hazard Insurance and
        Related Claims" in this prospectus;

     o  any payments received on any Agency Securities or private securities included in the trust;

     o  the amount of any Advances on closed-end loans, if applicable, made by the master servicer as described in this prospectus under "Description of the Securities--Servicing and Administration of Trust
        Assets--Advances"; or

     o  any other amounts as described in the related agreement.

     The portion of any payment received by the master servicer for a trust asset that is allocable to an uncertificated interest not retained by the depositor or any of its affiliates with respect to any trust asset, will, in most cases, be deposited into the Custodial Account, but the portion of any such payment allocable to an uncertificated interest in a trust asset retained by the depositor or any of its affiliates will not be deposited in the Payment
Account for the related series of securities and will be paid as provided in the related agreement.

     Funds on deposit in the Custodial Account may be invested in Permitted
Investments maturing in general not later than the business day preceding the next distribution date, and funds on deposit in the related Payment Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. All income and gain realized from any investment will be for the account of the master servicer as additional servicing compensation. The amount of any loss incurred in connection with these investments must be deposited in the Custodial Account or in the Payment Account, as the case may be, by the master servicer out of its own funds upon realization of the loss.

  Collection of Payments on Agency Securities or Private Securities

     The trustee will deposit in the Payment Account all payments on the Agency
Securities or private securities as they are received after the cut-off date.
If the trustee has not received a distribution for any Agency Security or private security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such Agency Security or private security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Payment Account pending distribution thereof to the securityholders of the affected series. If the trustee has reason to believe that the proceeds of the legal action may be insufficient

                                       32

to cover its projected legal fees and expenses, the trustee will notify the related securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the securityholders.

WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

     The master servicer may, from time to time, make withdrawals from the
Custodial Account for various purposes, as specifically described in the related agreement, which in most cases will include the following:

     o  to make deposits to the Payment Account in the amounts and in the manner provided in the related agreement and described above under "--Payments on Trust Assets; Collection of Payments on Loans" or in the accompanying prospectus supplement;

     o  to reimburse itself or any subservicer for any Advances or any Servicing
        Advances as to any mortgaged property, out of late payments, Insurance
        Proceeds, Liquidation Proceeds or collections on the loan for which those Advances or Servicing Advances were made;

     o  to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each loan;

     o  to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest for partial prepayments on the trust assets, and, if so provided in the servicing agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the agreement;

     o  to pay to itself, a subservicer, Residential Funding Corporation, the depositor, the seller or the designated seller all amounts received in connection with each trust asset purchased, repurchased or removed under the terms of the related agreement and not required to be paid as of the date on which the related repurchase price is determined;

     o  to pay the depositor or its assignee, or any other party named in the accompanying prospectus supplement, all amounts allocable to any uncertificated interest in a trust asset, if any, out of collections or payments which represent interest on each trust asset, including any loan as to which title to the underlying mortgaged property was acquired;

     o  to reimburse itself or any subservicer for any Nonrecoverable Advance, limited by the terms of the related agreement as described in the accompanying prospectus supplement;

     o  to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any designated seller, or against which it or the depositor is indemnified under the related agreement;

     o  to reimburse itself or the depositor for payment of FHA insurance premiums, if applicable;

     o  to withdraw any amount deposited in the Custodial Account that was not required to be deposited in that Custodial Account;

     o  to pay to itself or any subservicer for the funding of any Draws made on the revolving credit loans, if applicable;

     o  to make deposits to the funding account in the amounts and in the manner provided in the related agreement, if applicable; and

     o  to clear the Custodial Account of amounts relating to the corresponding trust assets in connection with the termination of the trust, as described in "The Agreements--Termination; Redemption of Securities" in
        this prospectus.

                                       33

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THE SECURITIES

     Beginning on the distribution date in the month after the month in which the cut-off date occurs, or any other date specified in the accompanying prospectus supplement, for a series of securities, distributions of principal and interest, or, where applicable, of principal only or interest only, on each class of securities entitled to such payments will be made either by the trustee or the master servicer acting on behalf of the trustee, or by a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the securities at the close of business on the last business day of the preceding month or on any other day specified in the accompanying prospectus supplement.

     Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder at a bank or other entity having appropriate facilities therefore, if the securityholder has so notified the trustee, the master servicer, or the paying agent, as the case may be, and the applicable agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the securities register. The final distribution in retirement of the securities of any class, other than a subordinate class, will be made only on the presentation and surrender of the securities at the office or agency of the trustee specified in the notice to the securityholders. Distributions will be made to each securityholder in accordance with that holder's percentage interest in a particular class.

     The accompanying prospectus supplement will specify whether, as a result of the provisions described below under "--Servicing and Administration of
Trust Assets--Realization upon Defaulted Loans," under which the principal balance of a subordinate class of securities can be increased in certain circumstances after it was previously reduced to zero, each security of a subordinate class of securities will generally be considered to remain outstanding until the termination of the related trust, even if the principal balance thereof has been reduced to zero.

     The method of determining, and the amount of, payments of principal and interest, or, where applicable, of principal only or interest only, on a particular series of securities will be described in the accompanying prospectus supplement. Distributions of interest on each class of securities will be made prior to distributions of principal. Each class of securities, other than classes of principal only securities, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The accompanying prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates, the interest accrual period and the method for determining the pass-through rate or rates. The accompanying prospectus supplement will describe the manner of interest accruals and payments. In general interest on the securities will accrue during each calendar month and will be payable on the distribution date in the following calendar month. If stated in the accompanying prospectus supplement, interest on any class of securities for any distribution date may be limited to the extent of available funds for that distribution date.
Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months or, if specified in the accompanying prospectus supplement, the actual number of days in the related interest period and a 360 or 365/366-day year.

     On each distribution date for a series of securities, the trustee or the master servicer, on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the record date of a class of securities specified in the accompanying prospectus supplement, an amount equal to the percentage interest represented by the security held by that holder multiplied by that class's Distribution Amount.

     In the case of a series of securities which includes two or more classes of securities, the timing, sequential order, priority of distribution or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior securities or subordinate securities, will be described in the accompanying prospectus supplement. The distributions of principal on any class of securities will be specified in the accompanying prospectus supplement. Generally, distributions of principal on any class of securities will be made on a pro rata basis among all of the securities of that class. In addition, as specified in the accompanying prospectus supplement, payments of principal on the notes will be limited to monthly principal payments

                                       34

on the loans, any excess interest, if applicable, applied as principal payments on the notes and any amount paid as a payment of principal under the related form of credit enhancement. If stated in the accompanying prospectus supplement, a series of notes may provide for a revolving period during which all or a portion of the principal collections on the loans otherwise available for payment to the notes are reinvested in additional balances or additional loans or accumulated in a trust account pending the commencement of an amortization period specified in the accompanying prospectus supplement or the occurrence of events specified in the accompanying prospectus supplement. To the extent the trust contains Balloon Loans that require no monthly payments and non-amortizing mortgage loans that require only small principal payments in proportion to the principal balance of the mortgage loan, the amount of principal distributions on the securities generally will be less than the amount that would otherwise be distributable on a similar pool of conventional loans.

     On the day of the month specified in the accompanying prospectus supplement as the determination date, the master servicer will determine the amounts of principal and interest which will be paid to securityholders on the immediately succeeding distribution date. Prior to the close of business on the business day next succeeding each determination date, the master servicer will furnish a statement to the trustee, setting forth, among other things, the amount to be paid on the next succeeding distribution date.

FUNDING ACCOUNT

     The pooling and servicing agreement, trust agreement or other agreement may provide for the transfer by the sellers of additional trust assets to the related trust after the closing date. Those additional trust assets will be required to conform to the requirements provided in the related agreement providing for the transfer. If specified in the accompanying prospectus supplement, the transfer may be funded by the establishment of a funding account. If a funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the trust assets relating to principal will be deposited in the funding account to be released as additional trust assets are transferred. A funding account will be generally required to be maintained as an Eligible Account. All amounts in the funding account will be required to be invested in Permitted Investments and the amount held in the account shall at no time exceed 25% of the aggregate outstanding principal balance of the securities. The related agreement providing for the transfer of additional trust assets will generally provide that all the transfers must be made within a specified period, and that amounts set aside to fund those transfers, whether in a funding account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the prospectus supplement.

REPORTS TO SECURITYHOLDERS

     On each distribution date, the master servicer will forward or cause to be forwarded to each securityholder of record, or will make available to each securityholder of record in the manner described in the accompanying prospectus supplement, a statement or statements for the related trust listing the information described in the related agreement. That information will in most cases, include the following, as applicable:

     o  the applicable record date, determination date and distribution date;

     o  the aggregate amount of payments received with respect to the trust assets, including prepayment amounts;

     o  the servicing fee payable to the master servicer and the subservicer;

     o  the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;

     o  the amount, if any, of the distribution allocable to principal;

     o  the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

                                       35

     o  the outstanding principal balance or notional amount of each class of securities before and after giving effect to the payment of principal on that distribution date;

     o  updated pool composition information, including weighted average interest rate and weighted average remaining term;

     o  the balance of the reserve fund, if any, at the opening of business and the close of business on that distribution date;

     o  if applicable, the Special Hazard Amount, Fraud Loss Amount and
        Bankruptcy Amount at the opening of business and as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts;

     o  the percentage of the outstanding principal balances of the senior securities, if applicable, after giving effect to the distributions on that distribution date;

     o  in the case of securities benefiting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

     o  the aggregate unpaid principal balance of the trust assets after giving effect to the distribution of principal on that distribution date, and the number of loans at the beginning and end of the reporting period;

     o  based on the most recent reports furnished by subservicers, the number and aggregate principal balances of any loans in the related trust that are delinquent (a) 30-59 days, (b) 60-89 days and (c) 90 or more days, and that are in foreclosure;

     o  the aggregate amount of Draws;

     o  the amount of any losses on the trust assets during the reporting period;

     o  information about the amount, terms and general purpose of any advances made or reimbursed during the reporting period;

     o  any material modifications, extensions or waivers to the terms of the trust assets during the reporting period or that have cumulatively become material over time;

     o  any material breaches of loan representations or warranties or covenants in the related agreement; and

     o  for any series of securities as to which the trust includes Agency
        Securities or private securities, any additional information as required under the related agreement.

Each amount listed under the second and third clauses above will be expressed both as an aggregate amount per each class of securities, and for all classes in aggregate, and as a dollar amount per single security. As to a particular class of securities, a single security, in most cases, will evidence a percentage interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the securities of a class. In addition to the information described above, reports to securityholders will contain other information as is listed in the applicable agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers and the master servicer and losses borne by the related trust.

     In addition, to the extent described in the related agreement, within a reasonable period of time after the end of each calendar year, the master servicer will furnish on request a report to each holder of record of a class of securities at any time during that calendar year. The report will include information describing the aggregate principal and interest distributions for that calendar year or, in the event that person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.

                                       36

SERVICING AND ADMINISTRATION OF TRUST ASSETS

  General

     The master servicer will be required to service and administer the trust assets in a manner consistent with the terms of the related agreement. The master servicer may be an affiliate of the depositor.

     For any series of securities secured by Agency Securities or private securities, the applicable procedures for servicing of the related underlying assets will be described in the accompanying prospectus supplement.

  Subservicing

     In connection with any series of securities the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the master servicer relating to the servicing and administration of the loans included in the trust relating to the subservicing agreement. A subservicer may be an affiliate of the depositor. See "Trust Asset
Program--Subservicing" in this prospectus. Each subservicer typically will be required to perform the customary functions of a servicer, including but not limited to:

     o  collection of payments from borrowers and remittance of those collections to the master servicer;

     o  maintenance of escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by the borrower under the trust asset, if applicable;

     o  processing of assumptions or substitutions, although, as specified in the accompanying prospectus supplement, the master servicer is, in most cases, required to exercise due-on-sale clauses to the extent that exercise is permitted by law and would not adversely affect insurance coverage;

     o  attempting to cure delinquencies;

     o  supervising foreclosures;

     o  inspection and management of mortgaged properties under various circumstances; and

     o  maintaining accounting records relating to the trust assets.

     The subservicer may be required to make Advances as described under
"--Servicing and Administration of Trust Assets--Advances" in this prospectus.
In addition, the subservicer generally shall be responsible for collection activity and default management with respect to any delinquent loan unless undertaken by the master servicer as described in the accompanying prospectus supplement. The master servicer will remain liable for its obligations that are delegated to a subservicer as if the master servicer alone were servicing those loans.

     A subservicer may, in most cases, transfer its servicing obligations to another entity that has been approved for participation in Residential Funding
Corporation's loan purchase programs, but only with the approval of the master servicer.

     Each subservicer will be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the subservicer in its servicing capacity. Each subservicer is required to maintain a fidelity bond and an errors and omissions policy for its employees and other persons acting on its behalf or on behalf of the master servicer.

     Each subservicer will be required to service each trust asset under the terms of the subservicing agreement for the entire term of that trust asset, unless the subservicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer. Subject to applicable law, the master servicer may have the right to terminate a subservicing agreement immediately upon giving notice upon specified events, including the violation of that subservicing agreement by the subservicer, or up to ninety days' notice to the subservicer without cause upon payment of specified amounts described in the subservicing agreement. Upon termination of a subservicing agreement, the master servicer may act as

                                       37

servicer of the related trust assets or enter into one or more new subservicing agreements. The master servicer may agree with a subservicer to amend a subservicing agreement. Any amendments to a subservicing agreement or to a new subservicing agreement may contain provisions different from those described above which are in effect in the original subservicing agreements. However, any pooling and servicing agreement or servicing agreement relating to a trust will provide that any amendment or new agreement may not be inconsistent with or violate the pooling and servicing agreement or servicing agreement in a manner which would materially and adversely affect the interest of the securityholders.

     The master servicer may either assume the primary servicing responsibility from the related subservicer, and may perform all collections, loss mitigation and other servicing functions relating to any delinquent loan or foreclosure proceeding, or may review the loss mitigation procedures conducted for any delinquent loan, as well as the management and liquidation of any delinquent mortgaged properties acquired by foreclosure or deed-in-lieu of foreclosure.

     In the event of a bankruptcy, receivership or conservatorship of the master servicer or any subservicer, the bankruptcy court or the receiver or conservator may have the power to prevent both the appointment of a successor to service the trust assets and the transfer of collections commingled with funds of the master servicer or subservicer at the time of its bankruptcy, receivership or conservatorship. In addition, if the master servicer or any subservicer were to become a debtor in a bankruptcy case, its rights under the related agreement, including the right to service the trust assets, would be property of its bankruptcy estate and therefore, under the Bankruptcy Code, subject to its right to assume or reject such agreement.

  Collection and Other Servicing Procedures

     The master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the trust assets and will, consistent with the related pooling and servicing agreement or servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures which shall be normal and usual in its general loan servicing activities relating to loans comparable to those included in the trust. Consistent with the previous sentence, the master servicer may in its discretion waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for that loan or any coverage provided by any alternative credit enhancement will not be adversely affected by that waiver or extension. The master servicer may also waive or modify any term of a loan so long as the master servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action. The master servicer will have the option to allow a credit limit increase or an extension of the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement. The master servicer may be subject to restrictions under the pooling and servicing agreement or servicing agreement for the refinancing of a lien senior to a loan or a contract secured by a lien on the related mortgaged property. For any series of securities as to which the trust includes private securities, the master servicer's servicing and administration obligations will be governed by the terms of those private securities.

     The master servicer, in its discretion, may, or may allow a subservicer to, extend relief to borrowers whose payments become delinquent. The master servicer or subservicer, without the prior approval of the master servicer, may grant a period of temporary indulgence, in most cases, up to three months, to a borrower or may enter into a liquidating plan providing for repayment by the borrower of delinquent amounts within six months from the date of execution of the plan. Other types of forbearance generally require master servicer approval. Neither indulgence nor forbearance as to a trust asset will affect the interest rate or rates used in calculating payments to securityholders. See
"Description of the Securities --Payments on Trust Assets" in this prospectus.

                                       38

     Under some circumstances, as to any series of securities, the master servicer may have the option to purchase loans from the trust for cash, or in exchange for other loans or Permitted Investments. All provisions relating to these optional purchase provisions will be described in the accompanying prospectus supplement.

     In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may engage in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, lien releases and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. These modifications may have the effect of reducing the loan rate or extending the final maturity date of the loan. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or other amounts on, or may extend the final maturity of, one or more classes of the related securities.

     In connection with any significant partial prepayment of a loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original loan rate, provided that the re-amortization shall not be permitted if it would constitute a significant modification of the loan for federal income tax purposes.

  Advances

     If specified in the accompanying prospectus supplement, the master servicer will agree to make Advances on specified closed-end loans, either out of its own funds, funds advanced to it by subservicers or funds being held in the Custodial Account for future payment, for the benefit of the securityholders, on or before each distribution date, of monthly payments on the loans that were delinquent as of the close of business on the business day preceding the determination date on the loans in the related pool. Advances will be made only to the extent that the Advances would, in the judgment of the master servicer be recoverable out of late payments by the borrowers,
Liquidation Proceeds, Insurance Proceeds or otherwise. Advances generally will not be made in connection with revolving credit loans. As specified in the accompanying prospectus supplement for any series of securities as to which the trust includes private securities, the master servicer's advancing obligations will be under the terms of such private securities, as may be supplemented by the terms of the applicable agreement, and may differ from the provisions relating to Advances described in this prospectus. The master servicer generally will not make any advance with respect to principal on any simple interest loan, or the Balloon Amount in the case of a Balloon Loan.

     The amount of any Advance will be determined based on the amount payable under the loan as adjusted from time to time and as may be modified as described in this prospectus under "Description of the Securities--Servicing and Administration of Trust Assets--Collection and Other Servicing Procedures,"
and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of actions taken by a bankruptcy court.

     Advances are intended to maintain a regular flow of scheduled interest and, if applicable, principal payments to related securityholders. Advances do not represent an obligation of the master servicer to guarantee or insure against losses. If Advances have been made by the master servicer from cash being held for future payment to securityholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Payment Account on that distribution date would be less than payments required to be made to securityholders. Any Advances will be reimbursable to the master servicer out of recoveries on the related loans for which those amounts were advanced, including, for example, late payments made by the related borrower, any related Liquidation Proceeds and Insurance
Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any other loans included in the trust.

                                       39

     Advances will also be reimbursable from cash otherwise distributable to securityholders to the extent that the master servicer determines that any
Advances previously made are not ultimately recoverable as described in the preceding paragraph. For any senior/subordinate series, so long as the related subordinate securities remain outstanding and except for Special Hazard Losses,
Fraud Losses, Bankruptcy Losses and Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate securities, if any.

     No assurance can be given that the subservicers will carry out their
Advance or payment obligations relating to the trust assets. The master servicer will remain liable for its advancing obligations that are delegated to a subservicer as if the master servicer alone were servicing those loans.

     The master servicer's obligation to make Advances may be supported by another entity, the trustee, a financial guaranty insurance policy, a letter of credit or other method as may be described in the related agreement. If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related securities or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the accompanying prospectus supplement, the securities may also be downgraded.

     The master servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, relating to real estate taxes and insurance premiums not paid by borrowers on a timely basis, or for expenses to acquire, preserve, restore or dispose of the related mortgaged property. In addition, the master servicer may be obligated to make
Servicing Advances to the holders of any related first lien loan or cure any delinquencies to the extent that doing so would be prudent and necessary to protect the interests of the securityholders. Servicing Advances will be reimbursable to the master servicer to the extent permitted by the related agreement.

     In the case of revolving credit loans, the master servicer is required to advance funds to cover any Draws made on a revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement during any revolving period associated with the related series of securities, Draws may be covered first from principal collections on the other loans in the pool.

  Enforcement of "Due on Sale" Clauses

     In any case in which property subject to a loan, is being conveyed by the borrower, the master servicer, directly or through a subservicer, shall, in most cases, be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of that loan under any due-on-sale clause applicable to that loan, but only if the exercise of those rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the master servicer or subservicer is prevented from enforcing the due-on-sale clause under applicable law or if the master servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related borrower to avoid enforcement of the due-on-sale clause, the master servicer or subservicer will enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, under which the person will become liable under the mortgage note subject to specified conditions. The original borrower may be released from liability on a loan if the master servicer or subservicer shall have determined in good faith that the release will not adversely affect the likelihood of full and timely collections on the related loan. Any fee collected by the master servicer or subservicer for entering into an assumption or substitution of liability agreement will generally be retained by the master servicer or subservicer as additional servicing compensation. See "Certain
Legal Aspects of Trust Assets and Related Matters-- Trust Assets Secured by
Mortgages on Mortgaged Property--Enforceability of Certain Provisions" in this prospectus. In connection with any assumption, the loan rate borne by the related mortgage note may not be altered.

     Borrowers may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the related subservicer may approve that request if it has determined, exercising its good faith business judgment in

                                       40

the same manner as it would if it were the owner of the related loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related loan. Any fee collected by the master servicer or the subservicer for processing that request will be retained by the master servicer or subservicer as additional servicing compensation.

  Realization upon Defaulted Loans

     If a loan or a contract secured by a lien on a mortgaged property is in default, the master servicer or the related subservicer may take a variety of actions including foreclosing upon the mortgaged property relating to that loan, writing off the principal balance of the loan as a bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, capitalization of arrearages or modification as described above, or taking an unsecured note. Realization on other defaulted contracts may be accomplished through repossession and subsequent resale of the underlying manufactured home or home improvement. In connection with that decision, the master servicer or the related subservicer will, following usual practices in connection with senior and junior mortgage servicing activities or repossession and resale activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with that foreclosure or repossession and resale to determine whether a foreclosure proceeding or a repossession and resale is appropriate.
To the extent that a loan or a contract secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, following any default thereon, unless foreclosure proceeds for that trust asset are expected to at least satisfy the related senior loan in full and to pay foreclosure costs, it is likely that the trust asset will be written off as bad debt with no foreclosure proceeding. If title to any mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders and, if applicable, the holder of any Excluded Balance. Any
REO Loan or REO Contract secured by a lien on a mortgaged property will be considered for most purposes to be an outstanding trust asset held in the trust until such time as the mortgaged property, manufactured home or home improvement is sold and the REO Loan or REO Contract has been converted into a
Liquidated Loan.

     If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related agreement, any income, net of expenses and other than gains described in the second paragraph below, received by the subservicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at that time for making payments to securityholders.

     For a loan or a contract secured by a lien on a mortgaged property in default, the master servicer may pursue foreclosure or similar remedies, subject to any senior lien positions and other restrictions pertaining to junior loans as described under "Certain Legal Aspects of Trust Assets and
Related Matters --Trust Assets Secured by Mortgages on Mortgage
Property--Foreclosure on Loans and Certain Contracts" concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery.

     Upon the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the loan will be removed from the related trust. The master servicer may elect to treat a defaulted loan as having been finally liquidated if substantially all amounts expected to be received in connection with that liquidation have been received, except that the master servicer will treat any loan, other than a revolving credit loan, that is 180 days or more delinquent as having been finally liquidated. Any additional liquidation expenses relating to that trust asset incurred after the initial liquidation will be reimbursable to the master servicer, or any subservicer, from any amounts otherwise distributable to the related securityholders, or may be offset by any subsequent recovery related to that loan. Alternatively, for purposes of determining the amount of related
Liquidation Proceeds to be distributed to securityholders, the amount of any
Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses

                                       41

expected to be incurred in connection with the defaulted loan. Upon foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances and Excluded Balances as described in the prospectus supplement.

     For some series of securities, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted loan or REO Loan will be removed from the trust prior to its final liquidation. In addition, the master servicer or the holder of the most subordinate class of securities in a series may have the option to purchase from the trust any defaulted loan after a specified period of delinquency. If a defaulted loan or REO Loan is not removed from the trust prior to final liquidation, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the securityholders will bear the loss. However, if a gain results from the final liquidation of an REO Loan which is not required by law to be remitted to the related borrower, the master servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise.
For a description of the master servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the trust assets, see "Description of Credit Enhancement" and "Insurance
Policies on Loans --Hazard Insurance and Related Claims" in this prospectus.

     The accompanying prospectus supplement will specify whether a subsequent recovery shall be distributed to the securityholders in the same manner as
Liquidation Proceeds received in the prior calendar month, to the extent that the related Realized Loss was allocated to any class of securities, if a final liquidation of a loan resulted in a Realized Loss and thereafter the master servicer receives a subsequent recovery specifically related to that loan, in connection with a related breach of a representation or warranty or otherwise.
In addition, if so specified in the accompanying prospectus supplement, the principal balance of the class of subordinate securities with the highest payment priority to which Realized Losses have been allocated will be increased to the extent that such subsequent recoveries are distributed as principal to any classes of securities. However, the principal balance of that class of subordinate securities will not be increased by more than the amount of
Realized Losses previously applied to reduce that principal balance of that class of securities. The amount of any remaining subsequent recoveries will be applied to increase the principal balance of the class of securities with the next lower payment priority; however, the principal balance of that class of securities will not be increased by more than the amount of Realized Losses previously applied to reduce the principal balance of that class of securities, and so on. Holders of securities whose principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provision will apply even if the principal balance of a class of subordinate securities was previously reduced to zero. Accordingly, each class of subordinate securities will be considered to remain outstanding until the termination of the related trust.

  Special Servicing and Special Servicing Agreements

     The pooling and servicing agreement or servicing agreement for a series of securities may name a Special Servicer, which will be responsible for the servicing of some delinquent trust assets. The Special Servicer may have discretion to extend relief to some borrowers whose payments become delinquent.
The Special Servicer may be permitted to grant a period of temporary indulgence to a borrower or may enter into a repayment plan providing for repayment of arrearages by that borrower, in each case without the prior approval of the master servicer or the subservicer. Other types of forbearance generally may require the approval of the master servicer or subservicer, as applicable.

     In addition, the master servicer may enter into various agreements with holders of one or more classes of subordinate securities or of a class of securities representing interests in one or more classes of subordinate securities. Under the terms of these agreements, the holder may, as to some delinquent loans:

     o  instruct the master servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer which will be available for distribution to securityholders in the event that liquidation proceeds are less than they otherwise may have been had the master servicer acted under its normal servicing procedures;

                                       42

     o  instruct the master servicer to purchase those loans from the trust prior to the commencement of foreclosure proceedings at the repurchase price and to resell those trust assets to that holder, in which case any subsequent loss on those loans will not be allocated to the securityholders;

     o  become, or designate a third party to become, a subservicer for the trust assets so long as (a) the master servicer has the right to transfer the subservicing rights and obligations of those trust assets to another subservicer at any time or (b) that holder or its servicing designee is required to service the trust assets according to the master servicer's servicing guidelines; or

     o  the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

  Servicing Compensation and Payment of Expenses

     The master servicer will be paid monthly compensation for the performance of its servicing obligations at the percentage per annum of the outstanding principal balance of each loan as described in the accompanying prospectus supplement. Any subservicer will also be entitled to a monthly servicing fee which may vary under some circumstances from amounts as described in the accompanying prospectus supplement. The master servicer will deduct the servicing fee for the loans underlying the securities of a series in the amount specified in the accompanying prospectus supplement. The servicing fees may be fixed or variable. In addition, the master servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted loans and any earnings on investments held in the Payment Account or any Custodial Account. Any uncertificated interest in the trust assets retained by a seller or the master servicer will not constitute part of the servicing fee. However, for a series of securities as to which the trust includes private securities, the compensation payable to the master servicer for servicing and administering such private securities on behalf of the holders of such securities may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of such private securities and may be retained from distributions of interest thereon, if stated in the accompanying prospectus supplement. In addition, some reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to compensation for performance of those duties.

     The master servicer or, if specified in the related agreement, the trustee on behalf of the applicable trust, will pay or cause to be paid various ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the related agreement. This includes, without limitation, payment of any fee or other amount payable for credit enhancement arrangements, payment of any FHA insurance premiums, if applicable, payment of the fees and disbursements of any trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and designated sellers under limited circumstances. In addition, as indicated under "Realization upon Defaulted
Loans," the master servicer will be entitled to reimbursements for expenses incurred by it in connection with Liquidated Loans and in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

  Evidence as to Compliance

     Each pooling and servicing agreement or servicing agreement will require the master servicer to deliver to the trustee, on or before the date in each year specified in the related pooling and servicing agreement or servicing agreement, and, if required, file with the Commission as part of a Report on
Form 10-K filed on behalf of each issuing entity, the following documents:

     o  a report regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant Commission regulations with respect to

                                       43

        asset-backed securities transactions taken as a whole involving the master servicer that are backed by the same types of assets as those backing the securities, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant Commission regulations;

     o  with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Commission regulations; and

     o  a servicer compliance certificate, signed by an authorized officer of the master servicer, to the effect that:

     o  A review of the master servicer's activities during the reporting period and of its performance under the applicable pooling and servicing agreement or servicing agreement has been made under such officer's supervision; and

     o  To the best of such officer's knowledge, based on such review, the master servicer has fulfilled all of its obligations under the related pooling and servicing agreement or servicing agreement in all materials respects throughout the period referenced in such servicer compliance certificate or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

     The master servicer's obligation to deliver to the trustee any assessment or attestation report described above and, if required, to file the same with the Commission, is limited to those reports prepared by the master servicer and, in the case of reports prepared by any other party, those reports actually received by the master servicer on or before March 31 in each year. In addition, each servicer or subservicer participating in the servicing function with respect to more than 5% of the trust assets will provide the foregoing assessment reports with respect to itself and each servicer or subservicer of at least 10% of the trust assets will provide the compliance certificate described above with respect to its servicing activities.

     Furthermore, if any trust includes Agency Securities or private securities, either the related prospectus supplement will specify how to locate
Exchange Act reports relating to such Agency Securities or private securities or the required information will be provided in such trust's Exchange Act reports while it is a reporting entity.

  Certain Matters Regarding the Master Servicer and the Depositor

     The master servicer may not resign from its obligations and duties under the pooling and servicing agreement or servicing agreement for each series of securities except upon a determination that performance of its duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No resignation will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the related pooling and servicing agreement or servicing- agreement.

     Each pooling and servicing agreement or servicing agreement will also provide that, except as described in this paragraph, neither the master servicer, the depositor nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the securityholders for any action taken or for refraining from the taking of any action in good faith under the related agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the related agreement. Each pooling and servicing agreement or servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust, or the special purpose entity, if applicable, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement

                                       44

or the related series of securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under related agreement. Any indemnification provided by the trust as described in the preceding sentence will result in the application of a loss to the offered securities if the amount of indemnification exceeds the amount of available credit enhancement.
In addition, each pooling and servicing agreement or servicing agreement will provide that the master servicer and the depositor will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the related agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable for the related agreement and the rights and duties of the parties to that pooling and servicing agreement or servicing agreement and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of an action and any liability resulting from that action will be expenses, costs and liabilities of the trust, or the special purpose entity, if applicable, and the master servicer or the depositor, as the case may be will be entitled to be reimbursed for that action out of funds otherwise distributable to securityholders.

     The master servicer is required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under the pooling and servicing agreement or servicing agreement.

     Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement or servicing agreement, provided that the person meets the requirements described in the related agreement. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights and delegate its duties and obligations under a pooling and servicing agreement or servicing agreement to any person reasonably satisfactory to the depositor and the trustee and meeting the requirements described in the related agreement. In the case of an assignment, the master servicer will be released from its obligations under the related agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

                                       45

                       DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

     As described in the accompanying prospectus supplement, the credit support provided for each series of securities will include one or any combination of the following:

     o  subordination provided by any class of subordinated securities related to a series of securities;

     o  overcollateralization and excess cash flow;

     o  a reserve fund;

     o  a financial guaranty insurance policy or surety bond;

     o  a letter of credit; or

     o  a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, mortgage repurchase bond or other types of insurance policies, or a secured or unsecured corporate guaranty, as described in the accompanying prospectus supplement.

     The credit support may also be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the accompanying prospectus supplement.

     As to each series of securities, each element of the credit support will cover losses or shortfalls incurred on the trust assets, or losses or shortfalls allocated to or borne by the securities, as and to the extent described in the accompanying prospectus supplement and at the times described in that prospectus supplement. If so provided in the accompanying prospectus supplement, any element of the credit support may be subject to limitations relating to the specific type of loss or shortfall incurred as to any trust asset. Alternatively, if so provided in the accompanying prospectus supplement, the coverage provided by any element of the credit support may be comprised of one or more of the components described in this section. Each component may have a dollar limit and will, in most cases, provide coverage for Realized
Losses that are, as applicable:

     o  Defaulted Loan Losses;

     o  Special Hazard Losses;

     o  Bankruptcy Losses; and

     o  Fraud Losses.

     Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. In particular, if so provided in the accompanying prospectus supplement,
Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of securities is exhausted or unavailable for any reason, the securityholders will bear all further risks of loss not otherwise insured against.

     For any series of securities backed by Trust Balances of revolving credit loans, the credit enhancement provided with respect to the securities will cover any portion of any Realized Losses allocated to the Trust Balances, subject to any limitations described in this prospectus and in the accompanying prospectus supplement. See "The Trust--Characteristics of the Loans--Revolving
Credit Loans--Allocation of Revolving Credit Loan Balances" in this prospectus.

     For any defaulted trust asset that is finally liquidated, the Realized
Loss, if any as described in the related agreement, will equal the portion of the Stated Principal Balance remaining after application of all amounts recovered, net of expenses allocable to the trust, towards interest and principal owing on the trust asset. As to a trust asset the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of that reduction will be treated as a Realized Loss.

     Each prospectus supplement will include a description of:

                                       46

     o  the amount payable under the credit enhancement arrangement, if any, provided for a series;

     o  any conditions to payment thereunder not otherwise described in this prospectus;

     o  the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o  the material provisions of any agreement relating to the credit support.

     Additionally, each prospectus supplement will contain information for the issuer of any third-party credit enhancement, if applicable. The related agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer.
To the extent provided in the applicable agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the loans covered thereby. See "Description of Credit Enhancement--Reduction or
Substitution of Credit Enhancement" in this prospectus.

     The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage they provide do not include all terms of these instruments, but will reflect all relevant terms material to an investment in the securities. Copies of the instruments will be included as exhibits to the Form 8-K to be filed with the
Commission in connection with the issuance of the related series of securities.

FINANCIAL GUARANTY INSURANCE POLICIES; SURETY BONDS

     The depositor may obtain and maintain one or more financial guaranty insurance policies or guarantees, or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the securities offered insuring the holders of one or more classes of securities the payment of specified amounts due in accordance with the terms of that class or those classes of securities. Any financial guaranty insurance policy, surety bond or guaranty will have the characteristics, and will be in accordance with any limitations and expectations, described in the accompanying prospectus supplement. The insurer of the financial guaranty insurance policy will be described in the accompanying prospectus supplement and a copy of the form of financial guaranty insurance policy will be filed with the related Current Report on Form 8-K.

     A financial guaranty insurance policy will generally be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be described in the accompanying prospectus supplement. A financial guaranty insurance policy may have limitations and, in most cases, will not insure the obligation of Residential Funding Corporation, any designated Seller or the master servicer to purchase or substitute for a defective trust asset and will not guarantee any specific rate of Principal Prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

LETTERS OF CREDIT

     If any component of credit enhancement as to any series of securities is to be provided by a letter of credit from a bank, the bank issuing the letter of credit will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage for the trust assets. The bank issuing the letter of credit, the amount available under the letter of credit for each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement. On or before each distribution date, the letter of credit bank after notification from the trustee will be required to make payments, to be deposited in the related
Payment Account relating to the coverage provided by that letter of credit.

SUBORDINATION

     A senior/subordinate series of securities will consist of one or more classes of senior securities and one or more classes of subordinate securities, as described in the accompanying prospectus supplement.

                                       47

Subordination of the subordinate securities of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the accompanying prospectus supplement. In addition, some classes of senior or subordinate securities may be senior to other classes of senior subordinate securities, as specified in the accompanying prospectus supplement.

     For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating the available amount among the various classes of securities included in the series, will be described in the accompanying prospectus supplement. In most cases, for any senior/subordinate series, the amount available for distribution will be allocated first to interest on the senior securities of the series, and then to principal of the senior securities up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate securities of the series.

     In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate securityholders to receive distributions will be subordinate to the rights of the senior securityholders and the owner of any uncertificated interest in the trust assets and, as to certain classes of subordinated securities, may be subordinate to the rights of other subordinate securityholders.

     Except as noted in the following paragraph, Realized Losses will be allocated to the subordinate securities of the related series until their outstanding principal balances have been reduced to zero. Additional Realized
Losses, if any, will be allocated to the senior securities. If the series includes more than one class of senior securities, the accompanying prospectus supplement will describe how Realized Losses are allocated. In general,
Realized Losses will be allocated on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances. If described in the accompanying prospectus supplement, some classes of senior securities may be allocated Realized Losses before other classes of senior securities.

     The accompanying prospectus supplement will describe how Special Hazard
Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of securities. In general, such losses will be allocated among all outstanding classes of securities of the related series on a pro rata basis in proportion to their outstanding principal balances. The respective amounts of other specified types of losses, including Fraud Losses and
Bankruptcy Losses, that may be borne solely by the subordinate securities may be similarly limited to the Fraud Loss Amount and Bankruptcy Amount, and the
subordinate securities may provide no coverage with respect to Extraordinary
Losses or other specified types of losses, which will be described in the accompanying prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of securities in accordance with their respective principal balances as described in the accompanying prospectus supplement. Each of the Special Hazard Amount, Fraud
Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the securityholders, on the written confirmation from each applicable rating agency that the then-current rating of the related series of securities will not be adversely affected.

     In most cases, any allocation of a Realized Loss including a Special
Hazard Loss, Fraud Loss or Bankruptcy Loss to a class of securities in a senior/subordinate series will be made by reducing the outstanding principal balance of that class as of the distribution date following the calendar month in which the Realized Loss was incurred.

     The rights of holders of the various classes of securities of any series to receive distributions of principal and interest are determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any security will be reduced by all amounts previously distributed on that security representing principal, and by any Realized Losses allocated to that security. If there are no Realized Losses or Principal Prepayments on any loan, the respective rights of the holders of securities of any series to future distributions in most cases would not change. However, to the extent described in the accompanying prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage ownership interest evidenced by the

                                       48

subordinate securities in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior securities, thereby preserving the availability of the subordination provided by the subordinate securities. In addition, some Realized Losses will be allocated first to subordinate securities by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust.

     If so provided in the related agreement, the master servicer may be permitted, under some circumstances, to purchase any loan that is two or more months delinquent in payments of principal and interest, at the price set forth in the related prospectus supplement. Any purchase made at a price less than par will result in a Realized Loss, which will be allocated through the available credit enhancement. Any Realized Loss in excess of such credit enhancement may be borne by the then current securityholders of the class or classes that would have borne that Realized Loss. See "Description of the
Securities-- Servicing and Administration of--Trust Assets-Special Servicing
and Special Servicing Agreements" in this prospectus.

     To the extent provided in the accompanying prospectus supplement, amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "Description of Credit Enhancement-- Reserve Funds"
in the accompanying prospectus supplement.

     In lieu of the foregoing provisions, subordination may be effected by limiting the rights of the holders of subordinate securities to receive the
Subordinate Amount to the extent described in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, the
Subordinate Amount may be reduced based on the amount of losses borne by the holders of the subordinate securities as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

     The exact terms and provisions of the subordination of any subordinate certificate will be described in the accompanying prospectus supplement.

OVERCOLLATERALIZATION AND EXCESS CASH FLOW

     If specified in the accompanying prospectus supplement, interest collections on the trust assets may exceed the interest payments required to be made on the securities and other fees and expenses of the trust for the related distribution date. The amount of this excess is referred to as excess interest.
The excess interest may be deposited into a reserve fund or applied as a payment to certain classes of securities as described in the accompanying prospectus supplement. To the extent excess interest is applied as principal payments on the securities, the effect will be a reduction of the principal balance of the securities relative to the outstanding balance of the trust assets, creating overcollateralization and additional protection to the securityholders, as specified in the accompanying prospectus supplement.

RESERVE FUNDS

     If specified in the accompanying prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash or
Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement and related agreement. In the alternative or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from an uncertificated interest in the trust assets or otherwise. A reserve fund for a series of securities which is funded over time by depositing in that reserve fund a portion of the interest payment on each trust asset may be referred to as a spread account in the accompanying prospectus supplement and related agreement. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any uncertificated interest in the trust assets or other cash flows attributable to the related trust assets or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows

                                       49

or reinvestment income on which the funding is dependent are lower than anticipated. For any series of securities as to which credit enhancement includes a letter of credit, under circumstances specified in the accompanying prospectus supplement, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund.

     Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement. A reserve fund may provide coverage to more than one series of securities if described in the accompanying prospectus supplement. If specified in the accompanying prospectus supplement, reserve funds may be established to provide limited protection against only specific types of losses and shortfalls. Following each distribution date amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement and will not be available for further application to the securities.

     The trustee will have a perfected security interest for the benefit of the securityholders in the assets of the reserve fund, unless the assets are owned by the related trust. However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the securityholders. These delays could adversely affect the yield to investors on the related securities.

     Amounts deposited in any reserve fund for a series will be invested in
Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for the series, and any loss resulting from those investments will be charged to that reserve fund. However, the reinvestment income may be payable to the master servicer or another service provider as additional compensation.

MORTGAGE POOL INSURANCE POLICIES

     Any insurance policy covering losses on a loan pool obtained by the depositor for a trust will be issued by the mortgage pool insurer. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted
Mortgage Losses in an amount specified in the prospectus supplement. As described under "--Maintenance of Credit Enhancement," the master servicer will use its best reasonable efforts to maintain the mortgage pool insurance policy and to present claims under that policy to the pool insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under those policies may only be made respecting particular defaulted loans and only on satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason therefor.

     As more specifically provided in the accompanying prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. On satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its outstanding principal balance plus accrued and unpaid interest at the applicable loan rate to the date of purchase and some expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the outstanding principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of some amounts paid or assumed to have been paid under any related primary insurance policy.

     Securityholders may experience a shortfall in the amount of interest payable on the related securities in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer

                                       50

is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the securityholders may also experience losses for the related securities in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts may not be covered by payments under the policy and may be reimbursable to the master servicer from funds otherwise payable to the securityholders. If any mortgaged property securing a defaulted loan is damaged and proceeds, if any (see
"--Special Hazard Insurance Policies" in this prospectus for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that (a)
restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and
(b) the expenses will be recoverable by it through Liquidation Proceeds or
Insurance Proceeds.

     A mortgage pool insurance policy and some primary insurance policies will likely not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the borrower, the seller or other persons involved in the origination thereof, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless, if specified in the accompanying prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss. Depending on the nature of the event, a breach of representation made by a seller may also have occurred. If the representation by a seller has been assigned to the trustee for the benefit of the securityholders and that breach materially and adversely affects the interests of securityholders and cannot be cured, the breach would give rise to a repurchase obligation on the part of the seller, as described under "Description of the Securities--Repurchases of
Loans" in this prospectus. However, such an event would not give rise to a breach of a representation and warranty or a repurchase obligation on the part of the depositor or Residential Funding Corporation.
     The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of securities by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer on disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. See "Certain Legal Aspects of the Trust Assets and Related Matters" in
this prospectus. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related securityholders. In addition, unless the master servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the Securities--Servicing and
Administration of Trust Assets--Advances."

     Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As described under "Insurance Policies on
Loans-- Standard Hazard Insurance on Mortgaged Properties," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of those losses. Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "--Special Hazard Insurance Policies" in this prospectus.
As a result, certain hazard risks will not be insured against and may be borne by securityholders.

     Contract pools may be covered by pool insurance policies that are similar to the mortgage pool insurance policies described above.

                                       51

SPECIAL HAZARD INSURANCE POLICIES

     Any insurance policy covering Special Hazard Losses obtained by the depositor for a trust will be issued by the insurer named in the accompanying prospectus supplement. Each special hazard insurance policy will, subject to limitations described in the accompanying prospectus supplement, if any, protect the related securityholders from Special Hazard Losses.

     A special hazard insurance policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials, except under certain circumstances, nuclear reaction, chemical contamination or waste by the borrower. Aggregate claims under a special hazard insurance policy will be limited to the amount described in the accompanying prospectus supplement and will be subject to reduction as described in the accompanying prospectus supplement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the loan has been kept in force and other protection and preservation expenses have been paid by the master servicer.

     In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) on transfer of the property to the insurer, the unpaid principal balance of the loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the loan rate to the date of claim settlement and certain expenses incurred by the master servicer for the related property.

BANKRUPTCY BONDS

     In the event of a personal bankruptcy of a borrower and a filing under
Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish a Deficient
Valuation. Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged property, but may occur with respect to a loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding without a permanent forgiveness of the principal amount of the loan, including a Debt Service Reduction. See "Certain Legal
Aspects of Trust Assets and Related Matters-- Trust Assets Secured by Mortgages
on Mortgaged Property--Anti-Deficiency Legislation and Other Limitations on
Lenders" in this prospectus. Any bankruptcy bond to provide coverage for
Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained by the depositor for a trust will be issued by an insurer named in the accompanying prospectus supplement. The level of coverage under each bankruptcy bond will be stated in the accompanying prospectus supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

     If credit enhancement has been obtained for a series of securities, the master servicer, as specified in the related agreement, will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable agreements, unless coverage under that credit enhancement has been exhausted through payment of claims or otherwise, or substitution for that credit enhancement is made, as described below under "--Reduction or Substitution of
Credit Enhancement" in this prospectus. The master servicer, on behalf of itself, the trustee and securityholders, will provide the information required for the trustee to draw any applicable credit enhancement.

     The master servicer or any other entity specified in the accompanying prospectus supplement will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, financial guaranty insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. As to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified
Insurer, the master servicer or another entity specified in the accompanying prospectus supplement will use its best reasonable efforts to obtain from another Qualified

                                       52

Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the policy or bond. If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. For all forms of credit enhancement other than a mortgage pool insurance policy, the master servicer will have no obligation to replace or substitute the credit enhancement for any reason, including the non-performance or downgrading of the provider of the credit enhancement. Any losses in market value of the securities associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the securityholders.

     If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, the master servicer is not required to expend its own funds to restore the damaged property unless it determines:

     o  that restoration will increase the proceeds to one or more classes of securityholders on liquidation of that trust asset after reimbursement of the master servicer for its expenses; and

     o  that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

If recovery under any letter of credit or other credit enhancement is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow whatever normal practices and procedures, subject to the preceding sentence, as it deems necessary or advisable to realize upon the defaulted trust asset and in the event this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with that restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     The amount of credit support provided for any series of securities and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the accompanying prospectus supplement.
Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage for
Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable rating agency that the then-current rating of the related series of securities will not be adversely affected thereby and consent of the related credit enhancer, if applicable.

     Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded or the amount of credit enhancement is no longer sufficient to support the rating on the related securities, the credit rating of each class of the related securities may be downgraded to a corresponding level, and the accompanying prospectus supplement will specify whether the master servicer or the depositor will be obligated to obtain replacement credit support in order to restore the rating of the securities.
The master servicer will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of securities is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled to those assets. Any assets so released and any amount by which the credit enhancement is reduced will not be available for payments in future periods.

             OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

     The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars, collectively referred to as swaps, to minimize the risk to securityholders of adverse changes in

                                       53

interest rates, and other yield supplement agreements, similar yield maintenance arrangements or other notional principal contracts, that do not involve swap agreements, collectively referred to as yield supplement agreements. Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series.

     An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank
Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as
U.S. Treasury Bill rates.

     There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

PURCHASE OBLIGATIONS

     Some types of trust assets and some classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the repurchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. The accompanying prospectus supplement will specify whether each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. Each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relates.

                          INSURANCE POLICIES ON LOANS

HAZARD INSURANCE AND RELATED CLAIMS

     The terms of each loan and contract that is secured by a lien on a mortgaged property, other than a Cooperative Loan, require each borrower to maintain a hazard insurance policy covering the related mortgaged property as described in the next paragraph.

     The following summary, as well as other pertinent information included elsewhere in this prospectus, does not describe all terms of a hazard insurance policy but will reflect all material terms of the policy relevant to an investment in the securities. The insurance is subject to underwriting and approval of individual trust assets by the respective insurers.

     In most cases, the servicing agreement will require the master servicer to cause to be maintained for each mortgaged property a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. That coverage, in most cases, will be in an amount equal to the lesser of:

     o  the maximum insurable value of the mortgaged property;

     o  guaranteed replacement value; or

     o  the sum of the outstanding balance of the related loan or contract plus the outstanding balance on any loan senior to that loan or contract.

                                       54

     The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy or upon the extent to which information in this regard is furnished to the master servicer by borrowers or subservicers.

     All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, will be deposited initially in the Custodial
Account and ultimately in the Payment Account. If loans secured by junior liens on the related mortgaged property are included within any trust, investors should consider the application of hazard insurance proceeds discussed in this prospectus under "Certain Legal Aspects of the Trust Assets and Related
Matters-- Trust Assets Secured by Mortgages on Mortgaged Property--Junior
Mortgages; Rights of Senior Mortgagees."

     The master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those trust assets. If that blanket policy contains a deductible clause, the master servicer will deposit in the Custodial Account or the applicable Payment
Account all amounts which would have been deposited in that account but for that clause.

     In most cases, the master servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a loan or contract are located in a federally designated flood area at the time of origination of that loan or contract, the pooling and servicing agreement or servicing agreement typically requires the master servicer to cause to be maintained for each such loan or contract serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

     Since the amount of hazard insurance that borrowers are required to maintain on the improvements securing the loans and contracts may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Subordination" in this prospectus for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the accompanying prospectus supplement, afforded by subordination, and "Description of Credit
Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

                                 THE DEPOSITOR

     The depositor is an indirect wholly-owned subsidiary of GMAC Mortgage
Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance
Corporation. The depositor is a Delaware corporation incorporated in May 5,
1995. The depositor was organized for the limited purpose of acquiring first or junior lien home equity loans, revolving credit loans, home improvement loans, home improvement contracts, home loans, manufactured housing contracts, Agency
Securities and private

                                       55

securities and depositing these loans, contracts Agency Securities and private securities into issuing entities that issue securities backed by such loans, contracts, Agency Securities and private securities. The depositor does not engage in any other activities and does not have, nor is it expected in the future to have, any significant assets. The depositor anticipates that it will in many cases have acquired trust assets indirectly through Residential Funding
Corporation, which is also an indirect wholly-owned subsidiary of GMAC Mortgage
Group, Inc.

     The securities do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of securities will be to repurchase certain items of trust assets upon any breach of limited representations and warranties made by the depositor.

     The depositor maintains its principal office at 8400 Normandale Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is
(952) 857-7000.

                        RESIDENTIAL FUNDING CORPORATION

     Residential Funding Corporation, an affiliate of the depositor, will act as the sponsor and the master servicer or Administrator for a series of securities, except in the case of a Designated Seller Transaction.

                                 THE AGREEMENTS

     As described in this prospectus under "Introduction" and "Description of the Securities," each series of certificates will be issued under a pooling and servicing agreement, indenture or trust agreement, as applicable, and each series of notes will be issued under an indenture, each as described in that section. In the case of each series of notes, the provisions relating to the servicing of the trust assets will be contained in the related servicing agreements. The following summaries describe additional provisions common to each pooling and servicing agreement and trust agreement relating to a series of certificates, and each indenture and servicing agreement relating to a series of notes.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

  Pooling and Servicing Agreement; Servicing Agreement

     Events of default under the related pooling and servicing agreement or servicing agreement for a series of securities will include:

     o  any failure by the master servicer to make a required deposit to the
        Custodial Account or the Payment Account or, if the master servicer is the paying agent, to distribute to the holders of any class of securities of a series any required distribution, and the failure continues unremedied for five business days after the giving of written notice of that failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the aggregate percentage interests constituting that class or the credit enhancer, if applicable;

     o  any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related agreement for that series of securities which continues unremedied for
        45 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the related pooling and servicing agreement or servicing agreement, after the giving of written notice of failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee be, by the holders of securities of that class evidencing not less than
        25%, 33% in the case of a trust including private securities, or a majority in the case of a series of notes, of the aggregate percentage interests constituting that class, or the credit enhancer, if applicable;

     o  specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer and specified actions by the master servicer indicating its insolvency or inability to pay its obligations; and

     o  any other servicing default as described in the pooling and servicing agreement or servicing agreement.

                                       56

A default under the terms of any pooling and servicing agreement or servicing agreement relating to any private securities included in any trust will not constitute an event of default under the related agreement.

     So long as an event of default remains unremedied under a pooling and servicing agreement, either the depositor or the trustee may, at the direction of the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust, the trustee, shall, by written notification to the master servicer and the depositor, terminate all of the rights and obligations of the master servicer under the related agreement, other than any right of the master servicer as securityholder. In the case of an event of default under a servicing agreement, all rights and obligations of the master servicer will be terminated, other than the right to receive servicing compensation, expenses for servicing the trust assets during any period prior to the date of that termination, and other reimbursement of amounts the master servicer is entitled to withdraw from the Custodial Account. The trustee or, on notice to the depositor and with the depositor's consent, its designee, will succeed to all responsibilities, duties and liabilities of the master servicer under the related agreement, other than the obligation to purchase loans under some circumstances, and will be entitled to similar compensation arrangements.
If a series of securities includes credit enhancement provided by a third party credit enhancer, certain of the foregoing rights may be provided to the credit enhancer rather than the securityholders, if so specified in the applicable prospectus supplement. If the trustee would be obligated to succeed the master servicer but is unwilling to act, it may appoint, or if it is unable to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the related agreement unless otherwise described in the agreement. Pending any appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the related agreement. The master servicer is required to reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the related agreement, except any such expense as may arise from the trustee's negligence or bad faith.

     No securityholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless:

     o  such holder previously has given to the trustee written notice of default and the continuance thereof;

     o  the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class:

     o  have made written request upon the trustee to institute the proceeding in its own name as trustee under the agreement; and

     o  have offered to the trustee reasonable indemnity and

     o  the trustee has neglected or refused to institute any proceeding of this sort for 60 days after receipt of the request and indemnity.

However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation under the agreement or in relation to that agreement at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by or in connection with that agreement.

     Indenture

     An event of default under the indenture for each series of securities, in most cases, will include:

     o  a default for five days or more in the distribution of any principal of or interest on any security of the series;

     o  failure to perform any other covenant of the depositor or the trust in the indenture which continues for a period of thirty days after notice of that failure is given in accordance with the procedures described in the accompanying prospectus supplement;

                                       57

     o  any representation or warranty made by the depositor or the trust in the indenture or in any certificate or other writing delivered under or in connection with the indenture relating to or affecting the series, having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice of that error is given in accordance with the procedures described in the accompanying prospectus supplement;

     o  some events of bankruptcy, insolvency, or similar events relating to the depositor or the trust; or

     o  any other event of default provided for securities of that series.

     If an event of default as to any outstanding securities of any series occurs and is continuing, either the trustee, the credit enhancer, if applicable, or the holders of a majority of the then aggregate outstanding amount of the securities of the series, with the written consent of the credit enhancer, may declare the principal amount, or, if the securities of that series are accrual securities, that portion of the principal amount as may be specified in the terms of that series, of all the securities of the series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related securities.

     If, following an event of default for any series of securities, the securities of the series have been declared to be due and payable, the indenture trustee, with the consent of the credit enhancer, if applicable, may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the securities of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the securities of the series as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the securities of a series following an event of default, unless:

     o  the holders of 100% of the then aggregate outstanding amount of the securities of the series consent to that sale;

     o  the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding securities of the series, and to reimburse the credit enhancer, if applicable, at the date of that sale; or

     o  the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those securities as those payments would have become due if those securities had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 662/3% of the then aggregate outstanding amount of the securities of the series and the credit enhancer, if applicable.

     In the event that the indenture trustee liquidates the collateral in connection with an event of default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distributions to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of an event of default.

     If specified in the accompanying prospectus supplement, in the event the principal of the securities of a series is declared due and payable, as described in the second preceding paragraph, the holders of any securities issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those securities less the amount of the discount that is unamortized.

     In most cases, no securityholder will have any right under an indenture to institute any proceeding in connection with the agreement unless:

     o  the holder previously has given to the indenture trustee written notice of default and the continuance of that default;

     o  the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the indenture trustee to institute that proceeding in its own name as indenture trustee and (2) have offered to the indenture trustee reasonable indemnity;

                                       58

     o  the indenture trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity; and

     o  no direction inconsistent with that written request has been given to the indenture trustee during that 60 day period by the holders of a majority of the security balances of that class.

However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation under or in relation to the indenture at the request, order or direction of any of the securityholders covered by the agreement, unless the securityholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in or by exercise of that power.

AMENDMENT

     In most cases, each agreement may be amended by the parties to the agreement without the consent of the related securityholders to:

     o  cure any ambiguity;

     o  correct or supplement any provision in that agreement which may be inconsistent with any other provision in that agreement or to correct any error;

     o  change the timing and/or nature of deposits in the Custodial Account or the Payment Account or to change the name in which the Custodial Account is maintained, except that (a) deposits to the Payment Account may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by a letter from each applicable rating agency;

     o  if an election to treat the related trust as a "real estate mortgage investment conduit" or REMIC has been made, modify, eliminate or add to any of its provisions

     o  to the extent necessary to maintain the qualification of the trust as a
        REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that

        o the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk; and

        o the action will not adversely affect in any material respect the interests of any related securityholder; or

     o  to modify the provisions regarding the transferability of the REMIC
        Residual Securities, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the securities, as evidenced by a letter from each applicable rating agency, and that any amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Securities to a non-permitted transferee;

     o  make any other provisions for matters or questions arising under that agreement which are not materially inconsistent with the provisions of that agreement, so long as that action will not adversely affect in any material respect the interests of any securityholder; or

     o  amend any provision that is not material to holders of any class of related securities.

     In most cases, each agreement may also be amended by the parties to the agreement with the consent of the holders of securities of each class affected thereby evidencing, in each case, not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate percentage interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related agreement or of modifying in any manner the rights of the related securityholders, except that no amendment may:

     o  reduce in any manner the amount of, or delay the timing of, payments received on trust assets which are required to be distributed on a security of any class without the consent of the holder of the security;

                                       59

     o  impair the right of any securityholder to institute suit for the enforcement of the provisions of the agreements (in the case of an indenture);

     o  adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the first clause above, without the consent of the holders of securities of that class evidencing not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate outstanding principal amount of the securities of each class of that series affected by that amendment; or

     o  reduce the percentage of securities of any class the holders of which are required to consent to any amendment unless the holders of all securities of that class have consented to the change in the percentage.

     Regardless of the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC. Furthermore, the applicable prospectus supplement will describe any rights a third party credit enhancer may have with respect to amendments to the agreements.

TERMINATION; REDEMPTION OF SECURITIES

     The primary obligations created by the trust agreement or pooling and servicing agreement for each series of securities, including the securities issued under any related indenture in the case of a series of notes, other than some limited payment and notice obligations of the trustee and the depositor, respectively, will terminate upon the distribution to the related securityholders, of all amounts held in the Payment Account or by the entity specified in the accompanying prospectus supplement and required to be paid to those securityholders following the earlier of:

     o  the final payment or other liquidation or disposition, or any related
        Advance, of the last trust asset subject to the related agreement and all property acquired upon foreclosure or deed in lieu of foreclosure of any loan; and

     o  the purchase by the entity specified in the accompanying prospectus supplement from the trust of all remaining trust assets and all property acquired relating to the trust assets.

     Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining trust assets is less than or equal to ten percent (10%) of the initial aggregate
Stated Principal Balance of the trust assets. If the holder of a class of securities may terminate the trust and cause the outstanding securities to be redeemed when 25% or more of the initial principal balance of the securities is still outstanding, the term "callable" will be included in the title of the related securities. In addition to the foregoing, the entity specified in the accompanying prospectus supplement may have the option to purchase, in whole but not in part, the securities specified in the accompanying prospectus supplement in the manner described in the accompanying prospectus supplement.
Following the purchase of the securities, the entity specified in the accompanying prospectus supplement will effect a retirement of the securities and the termination of the trust. Written notice of termination of the related agreement will be given to each securityholder, and the final distribution will be made only at the time of the surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

     Any purchase of loans and property acquired from the loans evidenced by a series of securities shall be made at the option of the entity specified in the accompanying prospectus supplement at the price specified in the accompanying prospectus supplement. Such entity, if not Residential Funding Corporation or an affiliate, shall be deemed to represent that one of the following will be true and correct: (i) the exercise of such option shall not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal
Revenue Code or (ii) such entity is (A) not a party in interest with respect to any ERISA plan (other than a plan sponsored or maintained by the entity, provided that no assets of such plan

                                       60

are invested or deemed to be invested in the certificates) and (B) not a
"benefit plan investor." The exercise of that right will effect early retirement of the securities of that series, but the right of any entity to purchase the loans and related property will be subject to the criteria, and will be at the price, indicated in the accompanying prospectus supplement. Any early termination may adversely affect the yield to holders of some classes of the securities. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal, income tax regulations and its status as a REMIC.

     In addition to the optional repurchase of the property in the related trust, if stated in the accompanying prospectus supplement, a holder of the
Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the securities of the series, on any distribution date after the distribution date specified in the accompanying prospectus supplement and until the date when the optional termination rights of the entity specified in the accompanying prospectus supplement become exercisable. The Call Class will not be offered by the prospectus supplement. Any such call will be of the entire trust at one time;
multiple calls for any series of securities will not be permitted. In the case of a call, the holders of the securities will be paid a price equal to the Call
Price. To exercise the call, the holder of the Call Security must remit to the related trustee for distribution to the securityholders, funds equal to the
Call Price. If those funds are not deposited with the related trustee, the securities of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the holder of a Call Security, the final payment to the securityholders will be made at the time of surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any further liability to securityholders.

     The indenture will be discharged as to a series of notes, except for some continuing rights specified in the indenture, upon the distribution to noteholders of all amounts required to be distributed under the indenture.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation.

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. After becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

THE OWNER TRUSTEE

     The owner trustee under each trust agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as owner trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation.

     The owner trustee may resign at any time, in which case the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee as described in the agreements. The Administrator or the indenture trustee may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. After becoming aware of those circumstances, the
Administrator or the indenture trustee will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

                                       61

THE INDENTURE TRUSTEE

     The indenture trustee under the indenture will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as indenture trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation.

     The indenture trustee may resign at any time, in which case the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee as described in the indenture. The depositor, the owner trustee or the Administrator as described in the indenture may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. After becoming aware of those circumstances, the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee. If so specified in the indenture, the indenture trustee may also be removed at any time by the holders of a majority by principal balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity of a security will depend on various factors, including:

     o  the price paid by the holder for the security;

     o  the interest rate, referred to as the security rate, on any security entitled to payments of interest, which may vary if specified in the accompanying prospectus supplement; and

     o  the rate and timing of principal payments on the trust assets, including payments in excess of required installments, prepayments or terminations, liquidations and repurchases, the rate and timing of
        Draws, if applicable, and the allocation of principal payments to reduce the principal or notional balance of the security.

     The amount of interest payments on a trust asset made, or accrued in the case of accrual securities, monthly to holders of a class of securities entitled to payments of interest will be calculated on the basis of that class'
specified percentage of each payment of interest, or accrual amounts in the case of accrual securities, and will be expressed as a fixed, adjustable or variable security rate payable on the outstanding principal or notional balance of that security, or any combination of those security rates, calculated as described in this prospectus and in the accompanying prospectus supplement. See
"Description of the Securities--Distributions of Principal and Interest on the
Securities" in this prospectus. A variable security rate may be calculated based on the weighted average of the Net Loan Rates of the related loans or certain balances of the loans, which may be weighted in accordance with the balances for the month preceding the distribution date. An adjustable security rate may be calculated by reference to an index or otherwise. Holders of interest only securities or a class of securities having a security rate that varies based on the weighted average loan rate of the underlying loans will be affected by disproportionate prepayments and repurchases of loans having higher
Net Loan Rates or higher rates applicable to the interest only securities, as applicable.

     The effective yield to maturity to each holder of securities entitled to payments of interest may be below that otherwise produced by the applicable security rate and purchase price of the security because, while interest will accrue on each loan during the calendar month or a specified period preceding a distribution date, the distribution of interest will be made on the distribution date in the month following the month of accrual as specified in the accompanying prospectus supplement.

     The aggregate payments of interest on a class of securities, and the yield to maturity on a class of securities, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only and, in the case of securities evidencing interests in revolving credit loans, by changes in the
Net Loan Rates on the revolving credit loans due to fluctuations in the related index or changes in the Gross Margin. See "The Trust-- Characteristics of the
Loans--Revolving Credit Loans" in this prospectus. The yield on the securities will also be affected by liquidations of loans following borrower defaults, optional repurchases and by

                                       62

repurchases of loans in the event of breaches of representations made for those loans. See "Description of the Securities--Representations Relating to Loans"
and "--Assignment of the Trust Assets" in this prospectus. In addition, if the index used to determine the note rate for the securities is different than the index applicable to the loan rates, the yield on the securities will be sensitive to changes in the index related to the note rate and the yield on the securities may be reduced by application of a cap on the note rate based on the weighted average of the Net Loan Rates or other formulas as may be described in the accompanying prospectus supplement.

     In most cases, if a security is purchased at a premium over its face amount and payments of principal on that security occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed at the time of purchase. Conversely, if a security is purchased at a discount from its face amount and payments of principal on that security occur at a rate slower than that anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed at the time of purchase. If strip securities are issued evidencing a right to payments of interest only or disproportionate payments of interest, Principal
Prepayments on the loans, net of Draws, if applicable, liquidations, purchases and repurchases will negatively affect the total return to investors in any of those securities. In addition, the total return to investors in securities evidencing a right to payments of interest at a rate that is based on the weighted average Net Loan Rate from time to time will be adversely affected by principal payments on loans with loan rates higher than the weighted average loan rate on the loans. In most cases, loans with higher loan rates or Gross
Margins are likely to prepay at a faster rate than loans with lower loan rates or Gross Margins. In some circumstances, rapid principal payments on the trust assets, net of Draws, if applicable, may result in the failure of those holders to recoup their original investment. If strip securities are issued evidencing a right to payments of principal only or disproportionate payments of principal, a slower than expected rate of principal payments on the trust assets, net of Draws, if applicable, could negatively affect the anticipated yield on those strip securities. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a security rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of principal payments on the related trust assets, net of Draws if applicable, than other classes of securities.

     The outstanding principal balances of manufactured housing contracts, home loans, home equity loans, revolving credit loans, home improvement loans and home improvement contracts are, in most cases, much smaller than traditional first lien loan balances, and the original terms to maturity of those loans and contracts are often shorter than those of traditional first lien loans. As a result, changes in interest rates will not affect the monthly payments on those loans or contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans and contracts may not be similar to the effects of those changes on traditional first lien loan prepayment rates, or those effects may be similar to the effects of those changes on loan prepayment rates, but to a smaller degree.

     The timing of changes in the rate of principal payments on a class of securities entitled to principal may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In most cases, the earlier a payment of principal on a class of securities entitled to principal, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction, or increase, in the rate of principal payments.

     The rate and timing of defaults on the trust assets will also affect the rate and timing of principal payments on the trust assets and thus the yield on the related securities. There can be no assurance as to the rate of losses or delinquencies on any of the trust assets, however, those losses and delinquencies may be expected to be higher than those of traditional first lien loans. To the extent that any losses are incurred on any of the trust assets that are not covered by the applicable credit enhancement, holders of securities of the series evidencing interests in the related pool, or other classes of the series, will bear all risk of those losses resulting from default by borrowers. Even where the applicable credit enhancement covers all

                                       63

losses incurred on the trust assets, the effect of losses may be to increase prepayment experience on the trust assets, thus reducing average weighted life and affecting yield to maturity.

     In general, defaults on loans are expected to occur with greater frequency in their early years. A trust may include, if specified in the accompanying prospectus, loans that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent loans or loans with a recent history of delinquency is more likely to be higher than the rate of default on loans that have a current payment status. In addition, the rate and timing of prepayments, defaults and liquidations on the loans will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer or any of its affiliates as described in this prospectus under
"Description of the Securities--Servicing and Administration of Trust Assets,"
in connection with a loan that is in default, or if a default is reasonably foreseeable.

     The risk of loss on loans secured by mortgaged properties located in
Puerto Rico may be greater than on loans that are made to borrowers who are
United States residents and citizens or that are secured by properties located in the United States. See "Certain Legal Aspects of the Trust Assets and
Related Matters" in this prospectus.

     If credit enhancement for a series of securities is provided by a third party as described under "Description of Credit Enhancement" in this prospectus that subsequently suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security. In the event of a default by the third party credit enhancer, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

     The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of such series that will affect the yield on the securities.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan for the number of days in the month actually elapsed up to the date of the prepayment. As a result, prepayments in full or final liquidations of loans may reduce the amount of interest collections available to the trust in the following month to holders of securities entitled to distributions of interest. See "Description of the
Securities--Distributions of Principal and Interest on the Securities" in this prospectus. A partial prepayment of principal is applied so as to reduce the outstanding principal balance on a loan, other than a simple interest loan or a revolving credit loan, as of the first day of the month in which the partial prepayment is received. A partial prepayment on a simple interest loan or a revolving credit loan is applied as of the day the partial prepayment is received. As a result, the effect of a partial prepayment on a loan, other than a simple interest loan, will be to reduce the amount of interest collections available to the trust in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate or Net Loan Rate, as the case may be, on the prepaid amount.
See "Description of the Securities--Payment on Trust Assets" in this prospectus. Neither full or partial Principal Prepayments nor Liquidation
Proceeds will be distributed until the distribution date in the month following receipt.

     For some loans, the loan rate at origination may be below the rate that would result from the sum of the then-applicable index and Gross Margin. Under the applicable underwriting standards, borrowers are, in most cases, qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any trust asset may thus be dependent on the ability of the borrower to make larger interest payments following the adjustment of the loan rate.

     Some of the revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in most cases, be required to pay a substantial principal amount at the maturity

                                       64

of a revolving credit loan. Similarly, a borrower under a Balloon Loan will be required to pay the Balloon Amount at maturity. Each of these types of loans pose a greater risk of default than fully-amortizing revolving credit loans, because the borrower's ability to make such a substantial payment at maturity will generally depend on the borrower's ability to obtain refinancing of those loans or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. Neither the depositor, Residential Funding Corporation, Homecomings Financial Network, Inc.
nor any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

     For any loans and any contracts secured by junior liens on the related mortgaged property, any inability of the borrower to pay off the balance of those junior liens may also affect the ability of the borrower to obtain refinancing of any related senior loan, which may prevent a potential improvement in the borrower's circumstances. Furthermore, as specified in the accompanying prospectus supplement, under the related agreement the master servicer under certain circumstances may be restricted or prohibited from consenting to any refinancing of any related senior loan, which in turn could adversely affect the borrower's circumstances or result in a prepayment or default under the corresponding junior loan or contract, as applicable.

     The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low junior mortgage ratios, foreclosure costs may be substantial relative to the outstanding balance of the loan, and therefore the amount of any Liquidation Proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case in a typical pool of first lien residential loans. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

     As indicated under "The Trusts--Characteristics of the Loans," the original terms to maturity of the loans in a given trust will vary depending on the type of loans included in the trust. The prospectus supplement for a series of securities will contain information for the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the life and yield of the related series of securities.

     Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standard or model and may contain tables describing the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

                                       65

     In addition to the borrower's personal economic circumstances, the following is a list of factors that may affect the rate and timing of principal payments on the trust assets or Draws on the revolving credit loans:

     o  homeowner mobility;

     o  job transfers;

     o  changes in the borrower's housing needs;

     o  the borrower's net equity in the mortgaged property;

     o  changes in the value of the mortgaged property;

     o  national and regional economic conditions;

     o  enforceability of due-on-sale clauses;

     o  prevailing market interest rates;

     o  servicing decisions;

     o  solicitations and the availability of mortgage funds;

     o  seasonal purchasing and payment habits of borrowers; or

     o  changes in the deductibility for federal income tax purposes of interest payments on home equity loans.

     All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of such loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

     Depending on the borrower's use of the revolving credit loan and payment patterns, during the repayment period, a borrower under a revolving credit loan may be obligated to make payments that are higher than that for which the borrower originally qualified.

     There can be no assurance as to the rate of principal payments or Draws on the revolving credit loans. In most cases, the revolving credit loans may be prepaid in full or in part without penalty. The closed-end loans may provide for a prepayment charge. The prospectus supplement will specify whether trust assets may not be prepaid in full or in part without penalty. The depositor has no significant experience regarding the rate of Principal Prepayments on home improvement contracts or manufactured housing contracts, but in most cases expects that Principal Prepayments on home improvement contracts will be higher than other trust assets due to the possibility of increased property value resulting from the home improvement and more refinance options. The depositor generally expects that prepayments on manufactured housing contracts will be lower than on other trust assets because manufactured housing contracts may have fewer refinance options. The rate of principal payments and the rate of
Draws, if applicable, may fluctuate substantially from time to time.

     The yield to maturity of the securities of any series, or the rate and timing of principal payments or Draws, if applicable, on the related loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the loans were originated. For example, the revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former provisions, because of the relative ease of making new Draws.
Furthermore, the loans may provide for interest rate changes on a daily or monthly basis, or may have Gross Margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving

                                       66

credit loans with rates subject to substantially higher maximum rates than typically apply to revolving credit loans may experience rates of default and liquidation substantially higher than those that have been experienced on other revolving credit loan pools.

     The yield to maturity of the securities of any series, or the rate and timing of principal payments on the trust assets or Draws on the related revolving credit loans and corresponding payments on the securities, will also be affected by the specific terms and conditions applicable to the securities.
For example, if the index used to determine the note rates for a series of securities is different from the index applicable to the loan rates of the underlying trust assets, the yield on the securities may be reduced by application of a cap on the note rates based on the weighted average of the loan rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of some principal payments on the securities, or may affect the amount of any overcollateralization, or the amount on deposit in any reserve fund, which could in turn accelerate the payment of principal on the securities if so provided in the prospectus supplement.

     For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the trust assets may also be affected by the risks associated with other trust assets. As a result of the payment terms of the revolving credit loans or of the note provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate
Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period.
If specified in the accompanying prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

     The loans, in most cases, will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of that loan upon sale or various transfers by the borrower of the underlying mortgaged property. The master servicer will usually enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. However, the master servicer will not be permitted to take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. While most manufactured housing contracts will contain "due-on-sale" provisions permitting the holder of the manufactured housing contract to accelerate the maturity of the manufactured housing contract on conveyance by the borrower, the master servicer may permit assumptions of manufactured housing contracts where the proposed buyer of the manufactured home meets the underwriting standards described under "Trust Asset Program--Underwriting Standards" in this prospectus. Such assumption would have the effect of extending the average life of the manufactured housing contract. The extent to which trust assets are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties may affect the weighted average life of the related series of securities. See
"Description of the Securities-- Servicing and Administration of Trust
Assets--Collection and Other Servicing Procedures" and "Certain Legal Aspects
of the Trust Assets and Related Matters--Trust Assets Secured by Mortgages on
Mortgaged Property--Enforceability of Certain Provisions" for a description of provisions of the related agreement and other legal developments that may affect the prepayment experience on the trust assets.

     In addition, some private securities included in a pool may be backed by underlying trust assets having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to an extent, depend on the interest rates on those underlying trust assets.

     A subservicer, the master servicer, or an affiliate of the master servicer, may also, from time to time, implement refinancing or modification programs designed to encourage refinancing. These programs could require little or no cost and decreased documentation from the borrower. In addition, these programs may include, without limitation, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations

                                       67

may be based on a variety of factors, including the credit of the borrower, the location of the mortgaged property, or the subservicer's or master servicer's judgment as to the likelihood of a borrower refinancing. In addition, subservicers or the master servicer may encourage assumptions of loans, including defaulted loans, under which creditworthy borrowers assume the outstanding indebtedness of those loans which may be removed from the related pool. As a result of these programs, as to the pool underlying any trust:

     o  the rate of Principal Prepayments of the loans in the pool may be higher than would otherwise be the case;

     o  the average credit or collateral quality of the loans remaining in the pool may decline; and

     o  the weighted average interest rate on the loans that remain in the trust may be lower, thus reducing the rate of prepayments on the loans in the future.

In addition, the master servicer or a subservicer may allow the refinancing of a trust asset by accepting Principal Prepayments on that trust asset and permitting a new loan or contract secured by a mortgage on the same property, which may be originated by the subservicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of that refinancing, the new loan or contractwould not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related trust assets.

     If the applicable agreement for a series of securities provides for a funding account or other means of funding the transfer of additional trust assets to the related trust, as described under "Description of the
Securities--Funding Account" in this prospectus, and the trust is unable to acquire those additional trust assets within any applicable time limit, the amounts set aside for that purpose may be applied as principal distributions on one or more classes of securities of that series. In addition, if the trust for a series of securities includes additional balances and the rate at which those additional balances are generated decreases, the rate and timing of principal payments on the securities will be affected and the weighted average life of the securities will vary accordingly. The rate at which additional balances are generated may be affected by a variety of factors.

     Although the loan rates on revolving credit loans will and some other trust assets may be subject to periodic adjustments, those adjustments, in most cases:

     o  will not increase those loan rates over a fixed maximum rate during the life of any trust asset; and

     o  will be based on an index, which may not rise and fall consistently with prevailing market interest rates, plus the related Gross Margin, which may vary under some circumstances, and which may be different from margins being used for newly originated revolving credit loans.

As a result, the loan rates on the trust assets in any pool at any time may not equal the prevailing rates for similar, newly originated home equity loans, home loans, lines of credit, home improvement loans, home improvement contracts or manufactured housing contracts and accordingly the rate of principal payments and Draws, if applicable, may be lower or higher than would otherwise be anticipated. In some rate environments, the prevailing rates on fixed-rate loans may be sufficiently low in relation to the then-current loan rates on trust assets that the rate of prepayment may increase as a result of refinancing. There can be no certainty as to the rate of principal payments on the trust assets or Draws on the revolving credit loans during any period or over the life of any series of securities.

     For any index used in determining the note rates for a series of securities or loan rates of the underlying trust assets, a number of factors affect the performance of that index and may cause that index to move in a manner different from other indices. To the extent that the index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than increases which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the trust assets which adjust in accordance with that index, than of loans which adjust in accordance with other indices.

     No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should

                                       68

experience an overall decline in property values such that the outstanding balances of the loans and any subordinate financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.
The value of property securing Cooperative Loans and the delinquency rates for
Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See
"Certain Legal Aspects of the Trust Assets and Related Matters" in this prospectus.

     To the extent that losses resulting from delinquencies, foreclosures or repossession of mortgaged property for loans included in a trust for a series of securities are not covered by the methods of credit enhancement described in this prospectus under "Description of Credit Enhancement" or in the accompanying prospectus supplement, the losses will be borne by holders of the securities of the related series. Even where credit enhancement covers all
Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the loans, thus reducing average weighted life and affecting yield to maturity.

     Under some circumstances, the master servicer may have the option to purchase the trust assets in a trust, thus resulting in the early retirement of the related securities. See "The Agreements-- Termination; Redemption of
Securities" in this prospectus. Any repurchase will shorten the weighted average lives of the related securities. Furthermore, as described under "The
Agreements--Termination; Retirement of Securities" a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the securities of the series, on any distribution date after the 12th distribution date following the date of the initial issuance of the related series of securities and until the date when the optional termination rights of the master servicer or the servicer become exercisable. Any such termination will shorten the weighted average lives of the related securities.

         CERTAIN LEGAL ASPECTS OF THE TRUST ASSETS AND RELATED MATTERS

     The following discussion contains summaries of various legal aspects of the trust assets that are general in nature. Because those legal aspects are governed in part by state law, and laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the trust assets may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the trust assets.

TRUST ASSETS SECURED BY MORTGAGES ON MORTGAGED PROPERTY

  General

     The loans will and, if applicable, contracts, in each case other than
Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located and may have first, second or third priority. Mortgages, deeds of trust and deeds to secure debt are referred to in this prospectus as "mortgages." Manufactured housing contracts evidence both the obligation of the obligor to repay the loan evidenced by those contracts and grant a security interest in the related manufactured homes to secure repayment of the loan. However, as manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under some circumstances become subject to real estate title and recording laws. See "--Manufactured Housing Contracts" in this section. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the real property encumbered by the mortgage, deed of trust or deed to secure debt.
However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, that is, the payment of the indebtedness secured by that mortgage or deed of trust. The lien created by the mortgage, deed of trust or deed to secure debt is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and mostly on the order of recordation of the mortgage in the appropriate recording office.

                                       69

     There are two parties to a mortgage, the borrower, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary. At origination of a loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note and an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties:

     o  the trustor who is the borrower-homeowner;

     o  the beneficiary who is the lender; and

     o  a third-party grantee called the trustee.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, typically, with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage, or deed to secure debt, and, in some deed of trust transactions, the directions of the beneficiary.

     Cooperative Loans

     If specified in the prospectus supplement relating to a series of securities, the loans and contracts may include Cooperative Loans. Each
Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of related financing statements, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges. This type of lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage, or mortgages, on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as borrower or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

     An underlying loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is, in most cases, subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the
Cooperative is unable to meet the payment obligations:

     o  arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

     o  arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

                                       70

In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the
Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the revolving credit loans and the home equity loans, the collateral securing the Cooperative Loans.

     Each Cooperative is owned by shareholders, referred to as
tenant-stockholders, who, through ownership of stock or shares in the
Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most cases, a tenant-stockholder of a Cooperative must make a monthly rental payment to the
Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on
Shares of Cooperatives" in this prospectus.

  Tax Aspects of Cooperative Ownership

     In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the
Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal
Revenue Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of various interest expenses and real estate taxes allowable as a deduction under Section
216(a) of the Internal Revenue Code to the corporation under Sections 163 and
164 of the Internal Revenue Code. In order for a corporation to qualify under
Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis.
Consequently, there can be no assurance that Cooperatives relating to the
Cooperative Loans will qualify under this section for any particular year. If a
Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code as to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under
Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

  Foreclosure on Loans and Certain Contracts

     Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial trustee's

                                       71

or grantee's sale, as applicable, under a specific provision in the deed of trust or a deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, prior to a sale the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale.
In addition, in some states, prior to the sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules and in most cases, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, a court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure.
Under various circumstances a court of equity may relieve the borrower from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

     Foreclosure of a mortgage generally is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming.

     In the case of foreclosure under a mortgage, a deed of trust, or a deed to secure debt the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential third-party buyer at the sale might have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the borrower's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. After that redemption period, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss

                                       72

may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See "Description of Credit
Enhancement" in this prospectus.

  Foreclosure on Junior Loans

     If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien.
To protect against this loss the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the borrower is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees to avoid foreclosure. Accordingly, if the junior lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are in most cases payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.
See "Description of the Securities--Servicing and Administration of Trust
Assets--Realization Upon Defaulted Loans" in this prospectus.

     In addition, if proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior loan having a small remaining principal balance as it would in the case of a defaulted junior loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior loan than would be the case with the defaulted junior loan having a large remaining principal balance.

     The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action.
Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto
  Rico

     Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the
Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held,

                                       73

in the tax collection office and in the public school of the municipality where the borrower resides, if known. If the residence of the borrower is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

     There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of
Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

     Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the borrower as his principal residence, the borrower of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The borrower can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to-satisfy the loan and/or contract and may increase the amount of the loss.

  Foreclosure on Shares of Cooperatives

     The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenantstockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

     In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement, in most cases, permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants under that proprietary lease or occupancy agreement. Typically, the lender and the
Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     In most cases, the recognition agreement provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the
Cooperative by the tenant-stockholder, which the lender, in most cases, cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and its accrued and unpaid interest.

     In most cases, recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a
Cooperative Loan, the lender must obtain the approval or consent of the board of

                                       74

directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease.
This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder, that is, the borrower, or the Cooperative, to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

     Foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or
UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner.
Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases, provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See
"--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

  Rights of Redemption

     In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

  Notice of Sale, Redemption Rights with Respect to Manufactured Housing
  Contracts

     While state laws do not usually require notice to be given to debtors prior to repossession, many states require delivery of a notice of default and notice of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

  Anti-Deficiency Legislation and Other Limitations on Lenders

     Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states,

                                       75

including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a loan and a contract secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

     In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security;
however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies as to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

     Finally, in other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.
Various state laws also place a limitation on the mortgagee for late payment charges.

     In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the
Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions by the secured mortgage lender against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition.
Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the borrower to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property which is not the principal residence of the debtor, which is a Cooperative Loan, or which is secured by additional collateral in addition to the related mortgaged property, may be modified.
These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In general, except as provided below with respect to junior liens, the terms of a loan secured only by a mortgage on a real property that is the debtor's principal residence may not be modified under a plan confirmed under
Chapter 13 except for mortgage payment arrearages, which may be cured within a reasonable time period.

     The United States Supreme Court has recently held that so long as a loan is fully or partially secured by the related mortgaged property, the amount of the loan may not be reduced, or "crammed down," in connection with a bankruptcy petition filed by the mortgagor. However, recent United States Circuit

                                       76

Court of Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor, in the event the value of the related mortgaged property at the time of the filing is less than the amount of any first lien, any unsecured junior liens may be "crammed down" in the bankruptcy court and discharged. As a result, in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing, without any liquidation of the related mortgaged property. Any such reduction would be treated as a Bankruptcy Loss.

     Some tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights as to a defaulted revolving credit loan, home equity loan or a contract. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, Real Estate
Settlement Procedures Act, as implemented by Regulation X, Equal Credit
Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair
Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, an originators' failure to comply with the federal Truth-in-Lending Act could subject the trust fund (and other assignees of the home loans) to monetary penalties and could result in the borrowers rescinding the loans against either the trust fund or subsequent holders of the loans.

  Homeownership Act

     Some loans and contracts may be subject to special rules, disclosure requirements and other provisions that were added to the federal
Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994,
or Homeownership Act, if such trust assets were originated on or after October
1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any loan subject to the Homeownership Act, including any trust fund, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership
Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust fund, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the home loan.

     In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in home loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the home loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust fund, and other assignees of the home loans, to monetary penalties and could result in the borrowers rescinding the home loans against either the trust fund or subsequent holders of the home loans.

     Lawsuits have been brought in various states making claims against assignees of loans subject to the Homeownership Act for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

  Alternative Mortgage Instruments

     Alternative mortgage instruments, including adjustable rate loans and adjustable rate cooperative loans, and early ownership loans, originated by non-federally chartered lenders have historically been

                                       77

subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain
Act, or Title VIII. Title VIII provides that, notwithstanding any state law to the contrary:

     o  state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the
        Currency relating to the origination of alternative mortgage instruments by national banks;

     o  state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National
        Credit Union Administration relating to origination of alternative mortgage instruments by federal credit unions; and

     o  all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, relating to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

  Junior Mortgages; Rights of Senior Mortgagees

     The loans, as well as some contracts or private securities, included in the trust fund for a series will be secured by mortgages or deeds of trust which in most cases will be junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the loan or contract to be sold upon default of the borrower, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.
Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority. Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the borrower to:

     o  pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust;

     o  to provide and maintain fire insurance on the property;

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     o  to maintain and repair the property and not to commit or permit any waste of the property; and

     o  to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

Upon a failure of the borrower to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the borrower. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

     The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a "future advance"
clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

     When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.
Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

MANUFACTURED HOUSING CONTRACTS

     Except as described in the next paragraph, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In the few states in which certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states. Those financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is, in most cases, perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

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     The master servicer will be required under the related agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. In the event the master servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the trustee may not have a first priority perfected security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under some circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a
"fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. The accompanying prospectus supplement will specify whether substantially all of the manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the seller and transferred to the depositor.

     The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In most cases, neither the depositor, the master servicer nor the trustee will amend the certificates of title, or file UCC-3 statements, to identify the trustee, on behalf of the securityholders, as the new secured party if a manufactured home is governed by the applicable motor vehicle laws of the relevant state, and neither the depositor nor the master servicer will deliver the certificates of title to the trustee or note thereon the interest of the trustee. Accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, or the filing of a
UCC-3 statement, the assignment of the security interest in the manufactured home might not be held to be effective or the security interest may not be perfected. In the absence of the notation or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the depositor or seller or a trustee in bankruptcy of the depositor or seller.

     In the absence of fraud, forgery, permanent affixation of the manufactured home to its site, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees would be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the manufactured home. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     In the event that the owner of a manufactured home moves the house to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in that state,

                                       80

and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the depositor must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the master servicer takes steps to effect the re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien.
Under each related agreement, the master servicer will be obligated to take steps, at the master servicer's expense, necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a prior perfected security interest in the manufactured home. The depositor will obtain the representation of the seller that it has no knowledge of any liens on any manufactured home securing a manufactured housing contract.
However, these liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

  Enforcement of Security Interests in Manufactured Homes

     The master servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and sale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to real estate law, a creditor generally can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract generally must give the debtor a number of days' notice prior to commencement of any repossession sale. The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The laws in most states also require that the debtor be given notice of any sales prior to resale of the unit so that the debtor may redeem the manufactured home at or before the resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the related obligor's contract.
However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting debtor would have no assets with which to pay a judgment.

     Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell a manufactured home or enforce a deficiency judgment. For a discussion of deficiency judgments, see
"--Anti-Deficiency Legislation and Other Limitations on Lenders".

  Consumer Protection Laws with Respect to Manufactured Housing Contracts

     Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity
Act, Regulation "B", the Fair Credit Reporting Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce the related contract. In

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addition, some of the contracts may be subject to special rules, disclosure requirements and other provisions that are applicable to loans subject to the
Homeownership Act as discussed under "--Anti-Deficiency Legislation and Other
Limitations on Lenders" in this prospectus.

     Manufactured housing contracts often contain provisions requiring the obligor to pay late charges if payments are not timely made. In some cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided under the related agreement, late charges will be retained by the master servicer as additional servicing compensation and any inability to collect these amounts will not affect payments to securityholders.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United
States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission,
or the FTC Rule has the effect of subjecting a seller, and some related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses that the debtor in the transaction could assert against the seller of the goods. Liability under the
FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due under that contract.

     Most of the manufactured housing contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the manufactured housing contract. If an obligor is successful in asserting any claim or defense, and if the seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the seller to repurchase the manufactured housing contract because of a breach of its seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the manufactured housing contract. The seller would then have the right to require the originating dealer to repurchase the manufactured housing contract from it and might also have the right to recover from the dealer any losses suffered by the seller for which the dealer would have been primarily liable to the obligor.

  Transfer of Manufactured Housing Contracts

     In most cases, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon any sale or transfer to which consent has not been given. The master servicer generally will exercise or cause to be exercised its rights to accelerate the maturity of the related manufactured housing contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding for a manufactured home.

     In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related contract, the master servicer's ability to do so will depend on the enforceability under state law of the related due-on-sale clause. The Garn-St Germain Act preempts, subject to some exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the manufactured homes. Consequently, in some cases the master servicer may be prohibited from enforcing a due-on-sale clause relating to some manufactured homes.

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THE HOME IMPROVEMENT CONTRACTS

  General

     The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate, in most cases, are "chattel paper" or constitute "purchase money security interests"
each as defined in the UCC. Those home improvement contracts are referred to in this section as "contracts". Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in the contracts could be defeated.

  Security Interests in Home Improvements

     The contracts that are secured by the home improvements financed by those contracts grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In most cases, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In most cases, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose this characterization, upon incorporation of these materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

  Enforcement of Security Interest in Home Improvements

     So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, "self-help" repossession that is "peaceful", that is, without breach of the peace, or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from
10 to 30 days or more depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting this type of sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before the resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Some other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

  Consumer Protection Laws

     The FTC Rule is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction, and some related lenders and assignees, to transfer

                                       83

the contract free of notice of claims by the debtor under that contract. The effect of this rule is to subject the assignee of this type of contract to all claims and defenses that the debtor could assert against the seller of goods.
Liability under this rule is limited to amounts paid under a contract. However, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor.
Numerous other federal and state consumer protections laws impose requirements applicable to the origination and lending under the contracts, including the
Truth in Lending Act, as implemented by Regulation Z, the Federal Trade
Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the
Equal Credit Opportunity Act, as implemented by Regulation B, the Fair Debt
Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the ability of the related contract.

  Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, or Title V, provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title
V.

     Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure of the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,
1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V In any state in which application of Title
V was expressly rejected or a provision limiting discount points or other charges has been adopted, no contract that imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

  Installment Contracts

     The trust assets may also consist of installment sales contracts. Under an installment contract the seller, referred to in this section as the "lender", retains legal title to the property and enters into an agreement with the purchaser, referred to in this section as the "borrower", for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is in most cases responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able under state statute, to the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and

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an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

ENFORCEABILITY OF CERTAIN PROVISIONS

     The loans and, as applicable, contracts typically contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the
Garn-St Germain Depository Institutions Act of 1982, or the Garn-St Germain
Act, subject to some exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. The Garn-St
Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also describes nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the related trust assets and the number of trust assets which may be outstanding until maturity.

     In foreclosure actions, courts have imposed general equitable principles.
These equitable principles are, in most cases, designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt, or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or grantee under a deed to secure debt, or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

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APPLICABILITY OF USURY LAWS

     Title V provides that state usury limitations shall not apply to some types of residential first loans, including cooperative loans originated by some lenders after March 31, 1980. A similar federal statute was in effect for loans made during the first three months of 1980. The OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by
Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Usury limits apply to junior loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the trust assets, as described in the accompanying prospectus supplement.

     Residential Funding Corporation or a designated seller specified in the accompany prospectus supplement will have represented that the loan or contract was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold evidence of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of
1996, as amended, or the Conservation Act, amended among other things, the provisions of CERCLA relating to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The
Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities.

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Moreover, some federal statutes and some states by statute impose an
Environmental Lien for any cleanup costs incurred by that state on the property that is the subject of the cleanup costs. All subsequent liens on that property usually are subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make these evaluations prior to the origination of the secured contracts. Neither the depositor nor any replacement servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate loans and adjustable rate cooperative loans, and early ownership loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title
VIII provides that, notwithstanding any state law to the contrary:

     o  state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the
        Currency relating to the origination of alternative mortgage instruments by national banks;

     o  state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National
        Credit Union Administration relating to origination of alternative mortgage instruments by federal credit unions; and

     o  all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, relating to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

LEASEHOLD CONSIDERATIONS

     The loans may contain leasehold mortgages which are each secured by a lien on the related borrower's leasehold interest in the related mortgaged property.
Loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to certain risks not associated with loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated (for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee), the leasehold mortgagee would be left without its security. In the case of each loan secured by a lien on the related borrower's leasehold interest under a ground lease, the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity

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to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and thereafter to be assigned by the leasehold mortgagee or the related purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon any termination of the old ground lease.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, or the
Relief Act, a borrower who enters military service after the origination of the borrower's loan and some contracts, including a borrower who was in reserve status and is called to active duty after origination of the loan and some contracts, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy,
National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health
Service or the National Oceanic and Atmospheric Administration and assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan and related contract, no information can be provided as to the number of loans that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on some of the loans and contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans and contracts, would result in a reduction of the amounts payable to the holders of the related securities, and may not be covered by the applicable form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected loan or contract during the borrower's period of active duty status, and, under some circumstances, during an additional three month period after the period of active duty status. Thus, in the event that the Relief Act or similar legislation or regulations applies to any loan and contract which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans and contracts resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly relating to loans and/or contracts having higher interest rates, may increase the likelihood of refinancing or other early retirements of the revolving credit loans, home equity loans and/or contracts.

     Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. The
Alternative Mortgage Transactions Parity Act of 1982, or the Parity Act,
permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some

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states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS's action does not affect Parity
Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and
Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, or the
Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that:

     o  its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     o  the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     The loans, as well as some contracts or private securities, included in the trust fund for a series will be secured by mortgages or deeds of trust which in most cases will be junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the loan or contract to be sold upon default of the borrower, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.
Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage

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indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority. Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the borrower to:

     o  pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust;

     o  to provide and maintain fire insurance on the property;

     o  to maintain and repair the property and not to commit or permit any waste of the property; and

     o  to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

Upon a failure of the borrower to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the borrower. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

     The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a "future advance"
clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

     When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.
Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does

                                       90

not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar.
Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

     The following discussion addresses (1) REMIC Securities representing interests in a trust, or a portion thereof, which the master servicer will covenant to elect to have treated as a REMIC under Sections 860A through 860G or "REMIC Provisions" of the Internal Revenue Code and (2) Non-REMIC Notes. The
prospectus supplement for each series of securities will indicate whether a
REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related securities will be described in the accompanying prospectus supplement.
For purposes of this tax discussion, references to a "securityholder" or a
"holder" are to the beneficial owner of a security.

     The following discussion is based in part upon the OID regulations and in part upon the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

OPINIONS

     Upon the issuance of each series of REMIC Securities, Mayer, Brown, Rowe &
Maw LLP or Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement or trust agreement, (ii) certain representations set forth in the related pooling and servicing agreement or trust agreement are true, (iii) there is continued
compliance with applicable provisions of the Internal Revenue Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable group of assets held by the related trust as to which an election to be treated as a
REMIC will be made, will qualify as a REMIC and the REMIC Securities will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

     Neither Mayer, Brown, Rowe & Maw LLP nor Orrick, Herrington & Sutcliffe
LLP has been asked to opine on any other material federal income tax matter, and the balance of this summary is a discussion of the United States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests in such pools of assets generally, and does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter. For example, the discussion under "REMICs--Taxation of Owners of REMIC Residual Securities--Excess Inclusions" below is a general summary of federal income tax consequences relating to an investment in a REMIC residual interest that has "excess inclusion income," however, that summary does not set forth any opinion as to whether any particular class of REMIC residual interests will be treated as having excess inclusion income.

     In addition, Mayer, Brown, Rowe & Maw LLP or Orrick, Herrington &
Sutcliffe LLP will render its opinion that the statements made in the following discussion, as supplemented by the discussion under the heading "Federal Income
Tax Consequences", if any, in the prospectus supplement accompanying this prospectus, to the extent that they constitute matters of law or legal conclusions, provide a fair and accurate summary of the United States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests therein, as of the date of such prospectus supplement.

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     Mayer, Brown, Rowe & Maw LLP and Orrick, Herrington & Sutcliffe LLP have not been asked to, and do not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the certificates. See "--State and Local Tax
Consequences."

     Upon the issuance of the Non-REMIC Notes, Mayer, Brown, Rowe & Maw LLP or
Orrick, Herrington & Sutcliffe LLP, as tax counsel to the depositor, will deliver its opinion generally to the effect that, assuming (i) compliance with all provisions of the related indenture, trust agreement and related documents,
(ii) the representations and warranties of the sellers, Master Servicer and
Depositor set forth in the related indenture, trust agreement and related documents are true and (iii) there is continued compliance with applicable provisions of the Internal Revenue Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder, we are of the of the opinion that, for federal income tax purposes (1) the Non-REMIC Notes will be treated as indebtedness and (2) the issuer, as created under the related trust agreement, will not be characterized as an association or publicly traded partnership within the meaning of Section 7704 of the Code taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i)
of the Code.

REMICS

  Classification of REMICs

     Upon the issuance of each series of REMIC Securities, Mayer, Brown, Rowe &
Maw LLP or Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement or trust agreement, (ii) certain representations set forth in the related pooling and servicing agreement or trust agreement are true, (iii) there is continued
compliance with applicable provisions of the Internal Revenue Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable group of assets held by the related trust as to which an election to be treated as a
REMIC will be made, will qualify as a REMIC and the REMIC Securities will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax
Consequences." Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement or trust agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions.
It is not anticipated that the status of any trust as a REMIC will be terminated.

  Characterization of Investments in REMIC Securities

     In general, the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the securities would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC
Securities will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC
Regular Securities and income allocated to the class of REMIC Residual
Securities will be interest

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described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those securities are treated as "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Internal Revenue Code. In addition, the REMIC
Regular Securities will be "qualified mortgages" within the meaning of Section
860G(a)(3)(C) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC.
The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.
The master servicer will report those determinations to securityholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC
Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections. The REMIC regulations do provide, however, that payments on loans held pending distribution are considered part of the loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code.
Furthermore, foreclosure property will qualify as "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code.

  Tiered REMIC Structures

     For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes.

     Solely for purposes of determining whether the REMIC Securities will be
"real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal
Revenue Code, and "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the securities is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

  Taxation of Owners of REMIC Regular Securities

  General

     Except as otherwise stated in this discussion, REMIC Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC
Regular Securities under an accrual method.

  Original Issue Discount

     Some REMIC Regular Securities may be issued with "original issue discount"
within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC Regular Securities issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the
Internal Revenue Code provides special rules applicable to REMIC Regular
Securities and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Internal Revenue Code requires that a prepayment assumption be used with respect to loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Securities issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment

                                       93

assumption is to be determined in a manner prescribed in Treasury regulations;
as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a
REMIC Regular Security must be the same as that used in pricing the initial offering of the REMIC Regular Security. The prepayment assumption used by the master servicer in reporting original issue discount for each series of REMIC
Regular Securities will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, neither the depositor nor the master servicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Security will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Securities will be the first cash price at which a substantial amount of REMIC Regular Securities of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC Regular
Securities is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC Regular Security is equal to the total of all payments to be made on that security other than "qualified stated
interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed-rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed-rate and one or more "qualified floating rates"
or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC Regular Security.

     In the case of REMIC Regular Securities bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC Regular Securities. If the original issue discount rules apply to the securities, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the master servicer with respect to those securities in preparing information returns to the securityholders and the Internal Revenue Service, or IRS.

     Some classes of the REMIC Regular Securities may provide for the first interest payment with respect to their securities to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Security and accounted for as original issue discount. Because interest on REMIC Regular
Securities must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Securities.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular Security will reflect the accrued interest. In these cases, information returns to the securityholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC Regular
Security, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC Regular Security. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a securityholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Security will be considered to be de minimis if it is less than 0.25% of the stated redemption price

                                       94

of the REMIC Regular Security multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Security is computed as the sum of the amounts determined, as to each payment included in the stated
redemption price of the REMIC Regular Security, by multiplying:

     o  the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption; by

     o  a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the
        REMIC Regular Security.

     Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated principal amount of the
REMIC Regular Security. The OID regulations also would permit a securityholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below for a description of that election under the OID regulations.

     If original issue discount on a REMIC Regular Security is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Security, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Security, the daily portions of original issue discount will be determined as follows.

     The accompanying prospectus supplement will describe the applicable accrual period. In general, each "accrual period" that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of

     o  the sum: of

        o the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Security, if any, in future periods and

        o the distributions made on the REMIC Regular Security during the accrual period of amounts included in the stated redemption price, over

     o  the adjusted issue price of the REMIC Regular Security at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the
REMIC Regular Security will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Security at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that
REMIC Regular Security in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement or trust agreement to be transferred together, should be computed on an aggregate method. In the

                                       95

absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the securityholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations, so long as the pooling and servicing agreement or trust agreement requires that the uncertificated regular interests be transferred together.

     A subsequent purchaser of a REMIC Regular Security that purchases the security at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that security. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Security. The adjusted issue price of a REMIC Regular Security on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the security at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day with respect to the security.

  Market Discount

     A securityholder that purchases a REMIC Regular Security at a market discount, that is, in the case of a REMIC Regular Security issued without original issue discount, at a purchase price less than its remaining stated
principal amount, or in the case of a REMIC Regular Security issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated
redemption price. In particular, under Section 1276 of the Internal Revenue
Code such a securityholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

     A securityholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the securityholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC
Regular Security with market discount, the securityholder would be deemed to have made an election to include current market discount in income with respect to all other debt instruments having market discount that the securityholder acquires during the taxable year of the election or thereafter. Similarly, a securityholder that made this election for a security that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See "--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a security on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, market discount with respect to a REMIC Regular Security will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the REMIC Regular Security multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue
Discount" above. This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

                                       96

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury
Department, certain rules described in the Committee Report apply. The
Committee Report indicates that in each accrual period market discount on REMIC
Regular Securities should accrue, at the securityholder's option:

     o  on the basis of a constant yield method,

     o  in the case of a REMIC Regular Security issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC
        Regular Security as of the beginning of the accrual period, or

     o  in the case of a REMIC Regular Security issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC
        Regular Security at the beginning of the accrual period.

     Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC Regular Security purchased at a discount in the secondary market.

     To the extent that REMIC Regular Securities provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC
Regular Security generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     In addition, under Section 1277 of the Internal Revenue Code, a holder of a REMIC Regular Security may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Security purchased with market discount. For these purposes, the de minimis rule referred to above applies.
Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  Premium

     A REMIC Regular Security purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Security may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the security. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC Regular Security, rather than as a separate interest deduction. The OID regulations also permit securityholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the securityholder as having made the election to amortize premium generally. See "--Market Discount" above. The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC Regular Securities without regard to whether those securities have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue
Code. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

                                       97

  Realized Losses

     Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC Regular Securities and noncorporate holders of the REMIC Regular
Securities that acquire those securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their securities become wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Security in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Internal Revenue Code until the holder's security becomes wholly worthless-- until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Security will be required to accrue interest and original issue discount with respect to that security, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying securities until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC
Regular Security could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC Regular Security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

  Taxation of Owners of REMIC Residual Securities

  General

     As residual interests, the REMIC Residual Securities will be subject to tax rules that differ significantly from those that would apply if the REMIC
Residual Securities were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Security generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Security. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention. The daily amounts will then be allocated among the holders of REMIC Residual Securities in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any holders of REMIC Residual Securities by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "--Taxable Income of the REMIC" below and will be taxable to the holders of REMIC Residual Securities without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Securities will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Security that purchased the security from a prior holder of that security also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual
Security. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a holder of a REMIC Residual Security that purchased the REMIC Residual Security from a prior holder of such security at a price greater than, or less than, the adjusted basis (as defined below) that REMIC Residual Security would have had in the hands of an original holder of that security. The REMIC regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Security in connection with the acquisition of that security will be taken into account in determining the income of that holder for federal income tax

                                       98

purposes. On May 11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC
Residual Security over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the
REMIC Residual Security is transferred to the taxpayer. Holders of REMIC
Residual Securities are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

     The amount of income holders of REMIC Residual Securities will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, holders of REMIC Residual Securities should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Securities or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to holders of REMIC
Residual Securities may exceed the cash distributions received by the holders of REMIC Residual Securities for the corresponding period may significantly adversely affect the after-tax rate of return for the holders of REMIC Residual
Securities.

  Taxable Income of the REMIC

     The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Securities, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the
REMIC Regular Securities, and any other class of REMIC Securities constituting
"regular interests" in the REMIC not offered hereby, amortization of any premium on the loans, bad debt deductions with respect to the loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the REMIC Regular Securities and REMIC Residual
Securities. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Securities offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC
Regular Securities--Original Issue Discount." Accordingly, if one or more classes of REMIC Securities are retained initially rather than sold, the master servicer as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

     Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to loans that it holds will be equivalent to the method of accruing original issue discount income for holders of REMIC Regular
Securities--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Securities" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

     A loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price.
Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Securities. It is anticipated that each

                                       99

REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the loans. Premium on any item of loans to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Securities, including any other class of REMIC
Securities constituting "regular interests" in the REMIC not offered hereby, equal to the deductions that would be allowed if the REMIC Regular Securities, including any other class of REMIC Securities constituting "regular interests"
in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under
"--Taxation of Owners of REMIC Regular Securities--Original Issue Discount,"
except that the de minimis rule and the adjustments for subsequent holders of
REMIC Regular Securities, including any other class of securities constituting
"regular interests" in the REMIC not offered hereby, described therein will not apply.

     If a class of REMIC Regular Securities is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Securities of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular
Securities--Original Issue Discount."

     As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC
Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Residual
Securities, subject to the limitation of Section 67 of the Internal Revenue
Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If
the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

  Basis Rules, Net Losses and Distributions

     The adjusted basis of a REMIC Residual Security will be equal to the amount paid for that REMIC Residual Security, increased by amounts included in the income of the related securityholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related securityholder.

     A holder of a REMIC Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds that holder's adjusted basis in its REMIC Residual Security as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC Residual Security.
The ability of holders of REMIC Residual Securities to deduct net losses in accordance with additional limitations under the Internal Revenue Code, as to which the securityholders are encouraged to consult their tax advisors.

     Any distribution on a REMIC Residual Security will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Security. To the extent a distribution on a REMIC Residual Security exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Security. Holders of REMIC Residual
Securities may be entitled to distributions early in the term of the related
REMIC under circumstances in which their bases in the REMIC Residual Securities will not be sufficiently large that distributions will be treated as nontaxable

                                      100

returns of capital. Their bases in the REMIC Residual Securities will initially equal the amount paid for such REMIC Residual Securities and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the holders of REMIC Residual Securities. To the extent the initial bases of the holders of REMIC Residual Securities are less than the distributions to the holders of REMIC Residual Securities, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the holders of REMIC Residual Securities on those distributions and will be treated as gain from the sale of their REMIC Residual Securities.

     The effect of these rules is that a securityholder may not amortize its basis in a REMIC Residual Security, but may only recover its basis through distributions, through the deduction of its share of any net losses of the
REMIC or upon the sale of its REMIC Residual Security. See "--Sales of REMIC
Securities." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Security other than an original holder in order to reflect any difference between the cost of the REMIC Residual Security to its holder and the adjusted basis the REMIC
Residual Security would have had in the hands of the original holder, see
"--General."

  Excess Inclusions

     Any "excess inclusions" with respect to a REMIC Residual Security will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual
Security for any calendar quarter will be the excess, if any, of:

     o  the sum of the daily portions of REMIC taxable income allocable to the
        REMIC Residual Security; over

     o  the sum of the "daily accruals" (as defined below) for each day during that quarter that the REMIC Residual Security was held by the holder of a REMIC Residual Security.

     The daily accruals of a holder of a REMIC Residual Security will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual
Security at the beginning of the calendar quarter and 120% of the "long-term
Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Security, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the
REMIC Residual Security before the beginning of that quarter. The issue price of a REMIC Residual Security is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC Residual Securities were sold. If less than a substantial amount of a particular class of REMIC Residual Securities is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For holders of REMIC Residual Securities, an excess inclusion:

     o  will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o  will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

     o  will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to holders of REMIC Residual Securities that are foreign investors.

     See, however, "--Foreign Investors in REMIC Securities."

                                      101

     Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Securities held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Securities, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal
Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Security as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

     Effective August 1, 2006, temporary regulations issued by the IRS (the
"Temporary regulations") have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a nonresident alien individual or foreign corporation for purposes of the 30%
United States withholding tax until paid or distributed or when the REMIC residual interest is disposed of. The Temporary regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of domestic partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are
United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

     Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a domestic partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership's taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Internal
Revenue Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

     Similarly, in the case of a residual interest held by a foreign person indirectly as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into account for purposes of the 30% United States withholding tax at the same time that other income from the trust, company, fund, or organization would be taken into account.

     Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity)
are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

  Noneconomic REMIC Residual Securities

     Under the REMIC regulations, transfers of "noneconomic" REMIC Residual
Securities will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the

                                      102

transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual
Security. The REMIC regulations provide that a REMIC Residual Security is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the
REMIC's organizational documents,

     o  the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Security, which rate is computed and published monthly by the IRS) on the REMIC Residual
        Security equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o  the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Security at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     Accordingly, all transfers of REMIC Residual Securities that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded.
The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Security, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Security by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

     The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Internal Revenue Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

     The accompanying prospectus supplement will disclose whether offered REMIC
Residual Securities may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC Residual Security will not be considered "noneconomic" will be based upon some assumptions, and the depositor will make no representation that a REMIC Residual Security will not be considered "noneconomic" for purposes of the above-described rules. See
"--Foreign Investors in REMIC Securities" for additional restrictions applicable to transfers of certain REMIC Residual Securities to foreign persons.

  Mark-to-Market Rules

     The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective

                                      103

purchasers of a REMIC Residual Security are encouraged to consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Securities.

  Possible Pass-Through of Miscellaneous Itemized Deductions

     Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Securities. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC Regular Securities. Fees and expenses will be allocated to holders of the related REMIC Residual Securities in their entirety and not to the holders of the related REMIC Regular
Securities.

     With respect to REMIC Residual Securities or REMIC Regular Securities the
holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and
(ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Internal
Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by holders of REMIC Securities that are covered by the limitations of either
Section 67 or Section 68 of the Internal Revenue Code may be substantial.
Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Security that is an individual, estate or trust, or a
Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC Securities may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these securities.

  Tax and Restrictions on Transfers of REMIC Residual Securities to Certain
  Organizations

     If a REMIC Residual Security is transferred to a Disqualified
Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

       (1)   the present value, discounted using the "applicable Federal rate"
             for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the security, which rate is computed and published monthly by the
             IRS, of the total anticipated excess inclusions with respect to the REMIC Residual Security for periods after the transfer; and

       (2)   the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Security is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC Residual Security, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Security would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a
Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o  residual interests in the entity are not held by Disqualified
        Organizations; and

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     o  information necessary for the application of the tax described in this prospectus will be made available.

     Restrictions on the transfer of REMIC Residual Securities and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement or trust agreement, including provisions:

       (1)   requiring any transferee of a REMIC Residual Security to provide an affidavit representing that it is not a Disqualified
             Organization and is not acquiring the REMIC Residual Security on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Security;

       (2)   providing that any transfer of a REMIC Residual Security to a
             Disqualified Organization shall be null and void; and

       (3)   granting to the master servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Security that shall become owned by a
             Disqualified Organization despite (1) and (2) above.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC Residual Security, and a Disqualified Organization is
the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the
REMIC Residual Security that are allocable to the interest in the Pass-Through
Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity (i)
the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a
Disqualified Organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual
Security held by an "electing large partnership," all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

  Sales of REMIC Securities

     If a REMIC Security is sold, the selling securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Security. The adjusted basis of a REMIC
Regular Security generally will equal the cost of that REMIC Regular Security to that securityholder, increased by income reported by the securityholder with respect to that REMIC Regular Security, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC Regular Security received by the securityholder and by any amortized premium. The adjusted basis of a REMIC Residual Security will be determined as described under "--Taxation of Owners of REMIC Residual Securities--Basis
Rules, Net Losses and Distributions." Except as described below, any gain or loss generally will be capital gain or loss.

     Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC Regular Security had income accrued thereon at a rate equal to 110% of the "applicable federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the security, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC Regular Security, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Security by a seller who purchased the REMIC Regular Security at a market discount will be taxable as ordinary income to

                                      105

the extent of any accrued and previously unrecognized market discount that accrued during the period the security was held. See "--Taxation of Owners of
REMIC Regular Securities--Discount."

     A portion of any gain from the sale of a REMIC Regular Security that might otherwise be capital gain may be treated as ordinary income to the extent that the security is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in securities or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate,"
which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     If the seller of a REMIC Residual Security reacquires the security, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Internal Revenue Code)
within six months of the date of the sale, the sale will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the holders of REMIC Residual Securities on the sale will not be deductible, but instead will be added to the adjusted basis of the holders of REMIC Residual Securities in the newly-acquired asset.

     Losses on the sale of a REMIC Residual Security in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such forms.

  Tax Return Disclosure and Investor List Requirements

     Recent Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on
IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the
IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia one or more of which may be present with respect to your investment in the securities. There are significant penalties for failure to comply with these disclosure requirements. Investors in REMIC Residual
Securities are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

  Prohibited Transactions and Other Possible REMIC Taxes

     The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than a loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC Securities. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

                                      106

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the
REMIC will be borne by the related master servicer or the trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC Securities.

  Termination

     A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the loans or upon a sale of the
REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Security will be treated as a payment in retirement of a debt instrument. In the case of a REMIC
Residual Security, if the last distribution on the REMIC Residual Security is less than the securityholder's adjusted basis in the security, the securityholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

  Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Internal
Revenue Code, the REMIC will be treated as a partnership and holders of REMIC
Residual Securities will be treated as partners. The master servicer will file
REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC Residual Securities.

     As the tax matters person, the master servicer will have the authority to act on behalf of the REMIC and the holders of REMIC Residual Securities in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification.
Holders of REMIC Residual Securities will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer, as tax matters person, and the IRS concerning any REMIC item.

     Adjustments made to the REMIC tax return may require a holder of a REMIC
Residual Security to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the securityholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Security as a nominee for another person may be required to furnish to the related
REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Securities is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular Interests and the
IRS; holders of REMIC Regular Securities that are corporations, trusts, securities dealers and other

                                      107

non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.
The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the REMIC Residual Securities, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

     As applicable, the REMIC Regular Security information reports will include a statement of the adjusted issue price of the REMIC Regular Security at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of
REMIC Regular Securities--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by the master servicer. Securityholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer at
Residential Funding Corporation, 8400 Normandale Lake Boulevard, Suite 250,
Minneapolis, Minnesota 55437.

  Backup Withholding with Respect to REMIC Securities

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Securities, may be subject to the "backup withholding tax"
under Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

  Foreign Investors in REMIC Securities

     A holder of a REMIC Regular Security that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular
Security will not be subject to United States federal income or withholding tax on a distribution on a REMIC Regular Security, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the securityholder under penalties of perjury, certifying that the securityholder is not a United States person and providing the name and address of the securityholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.
To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been

                                      108

issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United
States person on August 19, 1996, may elect to continue to be treated as a
United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Security held by a holder of a REMIC Residual
Security that owns directly or indirectly a 10% or greater interest in the
REMIC Residual Securities. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United
States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

     Further, it appears that a REMIC Regular Security would not be included in the estate of a non-resident alien individual and would not be subject to
United States estate taxes. However, securityholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

     Transfers of REMIC Residual Securities to investors that are not United
States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

  Non-REMIC Notes

     Upon the issuance of the Non-REMIC Notes, Mayer, Brown, Rowe & Maw LLP or
Orrick, Herrington & Sutcliffe LLP, as tax counsel to the depositor, will deliver its opinion generally to the effect that, assuming (i) compliance with all provisions of the related indenture, trust agreement and related documents,
(ii) the representations and warranties of the sellers, Master Servicer and
Depositor set forth in the related indenture, trust agreement and related documents are true and (iii) there is continued compliance with applicable provisions of the Internal Revenue Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder, we are of the of the opinion that, for federal income tax purposes (1) the Non-REMIC Notes will be treated as indebtedness and (2) the issuer, as created under the related trust agreement, will not be characterized as an association or publicly traded partnership within the meaning of Section 7704 of the Code taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i)
of the Code.

  Status as Real Property Loans

     Non-REMIC Notes held by a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Internal Revenue Code section 7701(a)(19)(C)(v); and Non-REMIC Notes held by a real estate investment trust will not constitute "real estate assets"
within the meaning of Internal Revenue Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code section
856(c)(3)(B).

  Taxation of Noteholders

     Non-REMIC Notes generally will be subject to the same rules of taxation as
REMIC regular securities, as described above, except that (i) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise used the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC regular security as ordinary income is inapplicable to the notes. See "REMICs and--Taxation of Owners of
REMIC Securities" and "REMICs--Sales of REMIC Securities". See
"REMICs--Taxation of Owners of REMIC Securities--Original Issue Discount".
Also, interest paid on a Non-REMIC Note to noteholder that is not a United
States person will normally qualify for the exception from United States withholding tax described in

                                      109

"REMICs--Foreign Investors in REMIC Securities" except, in addition to the exceptions noted in that section, where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.
Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the securities offered hereby.

                              ERISA CONSIDERATIONS

     Sections 404 and 406 of the Employee Retirement Income Security Act of
1974, as amended ("ERISA"), impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and certain entities in which such plans invest, including bank collective investment funds, insurance company general and separate accounts, and certain other pooled investment funds that are deemed to hold "plan assets" under
Section 3(42) of ERISA and the Plan Asset Regulations described below. Section
4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue
Code.

     Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan's investment be made in accordance with the documents governing the plan.
In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code
prohibit a broad range of transactions involving assets of employee benefit plans and arrangements and tax-favored plans, which are collectively referred to in this prospectus as "ERISA plans," and persons, called "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue
Code, which are collectively referred to in this prospectus as "parties in interest," who have specified relationships to the ERISA plans, unless a statutory or administrative exemption is available. Some parties in interest that participate in a nonexempt prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section
4975 of the Internal Revenue Code.

     Some employee benefit plans, including governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in Section 3(33) of
ERISA, are not subject to the ERISA requirements discussed in this prospectus.
Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue
Code, however, is subject to the prohibited transaction rules in Section 503(b)
of the Internal Revenue Code.

PLAN ASSET REGULATIONS

     Securities acquired by an ERISA plan would be assets of that ERISA plan.
In addition, an investment of assets of an ERISA plan in securities offered under this prospectus may cause the underlying loans or any other assets held in the trust issuing such securities (each an "Issuer") to be deemed ERISA plan assets of the ERISA plan. The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulations"), as
modified by Section 3(42) of ERISA, concerning whether or not an ERISA plan's assets would be deemed to include an interest in the underlying assets of an entity, including an Issuer, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of
ERISA and Section 4975 of the Internal Revenue Code, when an ERISA plan acquires an "equity interest" in that entity.

                                      110

     The Plan Asset Regulations generally provide that ERISA plan assets may be deemed to include an undivided interest in each asset of an entity, such as an
Issuer, in which an ERISA plan holds an "equity interest." The Plan Asset
Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." However, exceptions included in the Plan Asset Regulations provide that an ERISA plan's assets will not include an undivided interest in each asset of an entity in which it makes an equity investment if:

     o  the entity is an operating company;

     o  the equity investment made by the ERISA plan is either a "publicly offered security" that is "widely held" (both as defined in the Plan
        Asset Regulations), or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or

     o  "benefit plan investors" do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, "benefit plan investors" include ERISA plans and any entity whose underlying assets include plan assets by reason of an ERISA plan's investment in the entity.

     ERISA plans and entities deemed to hold plan assets should not acquire or hold certificates or notes deemed to have "substantial equity features" in reliance upon the availability of any exception under the Plan Asset
Regulations. However, as discussed in greater detail below, notes that do not have "substantial equity features" that are issued by an Issuer may not, under certain circumstances, be treated as an "equity interest."

     Under the Plan Asset Regulations, the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to the assets of an Issuer and cause the depositor, the master servicer, the administrator, any servicer, any subservicer, any trustee with respect to the
Issuer, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest with respect to an ERISA plan holding an equity interest in an Issuer. If so, the acquisition or holding of securities by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and Section 4975 of the
Internal Revenue Code, unless one or more statutory or administrative exemption is available. Under the Plan Asset Regulations, an Issuer, including the loans, private securities or any other assets held in the Issuer, may also be deemed to be assets of each ERISA plan that acquires certificates or notes deemed to have substantial equity features. Special caution should be exercised before
ERISA plan assets are used to acquire a security in those circumstances, especially if, for the ERISA plan assets, the depositor, the master servicer, any servicer, any subservicer, the trustee with respect to the Issuer, the obligor under any credit enhancement mechanism or an affiliate thereof either
(i) has investment discretion with respect to the investment of the ERISA plan assets; or (ii) has authority or responsibility to give, or regularly gives, investment advice (direct or indirect) with respect to the ERISA plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

     Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee, is a fiduciary of the investing ERISA plan. If the loans, private securities or any other assets held in an Issuer were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those
ERISA plan assets may be deemed to be a "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, for any
investing ERISA plan. In addition, if the loans or any other assets held in an
Issuer were to constitute ERISA plan assets, then the acquisition or holding of securities by or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the Issuer, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

                                      111

CONSIDERATIONS FOR ERISA PLANS REGARDING THE PURCHASE OF CERTIFICATES

  PROHIBITED TRANSACTION EXEMPTIONS

     The DOL has issued an individual prohibited transaction exemption, or PTE
94-29, 59 Fed. Reg. 14674 (March 29, 1994), as most recently amended by PTE
2002-41, 67 Fed. Reg. 54487 (August 22, 2002), referred to in this prospectus as the "RFC exemption," to Residential Funding Corporation and certain of its affiliates. The RFC exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code various transactions relating to the operation of
Issuers holding pools of certain secured obligations, including, without limitation, private securities and guaranteed governmental mortgage pool certificates representing fractional undivided interests in such secured obligations, and the purchase, sale and holding of pass-through certificates or other securities issued by an Issuer as to which:

     o  the depositor or any of its affiliates is the sponsor, if any entity which has received from the DOL an individual prohibited transaction exemption that is substantially similar to the RFC exemption is the sole underwriter, a manager or co-manager of the underwriting syndicate or a selling or placement agent; or

     o  the depositor or an affiliate is the underwriter or placement agent,

provided that the conditions of the RFC exemption are satisfied. For purposes of this section, the term "underwriter" includes:

     o  the depositor and certain of its affiliates;

     o  any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the depositor and certain of its affiliates;

     o  any member of the underwriting syndicate or selling group of which a person described in the two preceding clauses is a manager or co-manager for a class of securities; or

     o  any entity which has received an administrative exemption from the DOL relating to securities which is substantially similar to the RFC exemption.

     The RFC exemption sets forth several general conditions (certain of which are described below) which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief thereunder.

     o  The securities issued by an Issuer must represent a beneficial ownership interest in the assets of an Issuer that is a trust and which interest entitles the holder of the securities to certain payments with respect to the assets of the Issuer.

     o  The assets of the Issuer must consist solely of certain types of obligations, property, cash accounts or certain permitted contractual rights. There are six permitted types of obligations including certain consumer receivables, credit instruments, obligations secured by residential or commercial real property, obligations secured by motor vehicles or equipment, guaranteed governmental mortgage pool securities and fractional undivided interests in any of the above. Permitted contractual rights include rights of the trustee under the relevant pooling and servicing agreement, rights under any insurance policies, and rights under eligible yield supplement agreements, eligible swap agreements or other credit support arrangements. The RFC exemption also requires that each Issuer meet the following requirements:

        o the Issuer must consist solely of assets of the type that have been included in other investment pools;

        o securities evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of securities by or on behalf of an ERISA plan or with
          ERISA plan assets in reliance on an asset-backed exemption; and

        o securities in the other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any acquisition of securities by or on behalf of an ERISA plan or with
          ERISA plan assets in reliance on an asset-backed exemption.

                                      112

     o  The acquisition of securities by an ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm's length transaction with an unrelated party.

     o  Securities must evidence rights and interests that are not subordinated to the rights and interests evidenced by the other securities of the same Issuer, unless none of the mortgage loans or other assets has an
        LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the securities.

     o  At the time of acquisition by an ERISA plan or with ERISA plan assets, the securities must be rated in one of the four highest generic rating categories by Standard & Poor's, a division of The McGraw Hill
        Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings,
        called the exemption rating agencies, if none of the mortgage loans or other assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the securities.

     o  If the LTV ratio or CLTV ratio of any one- to four-family residential mortgage loan or home equity loan held in the Issuer exceeds 100% but does not exceed 125% (based on fair market value at the date of issuance of the securities), the securities must (a) be rated in one of the two highest generic categories by the exemption rating agencies and (b) not be subordinate to other securities issued by the Issuer.

     o  The RFC exemption will not apply to any of the securities if:

        o any mortgage loan or other asset held in the Issuer (other than a one-
          to four family residential mortgage loan or closed-end home equity loan) has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the securities; or

        o any one- to four-family residential mortgage loan or closed-end home equity loan has an LTV ratio or CLTV ratio that exceeds 125% at the date of issuance of the securities.

     o  The trustee cannot be an affiliate of any other member of the restricted group (which consists of any underwriter, the depositor, the master servicer, any servicer, any subservicer, the trustee, the swap counterparty in any eligible swap arrangement and any mortgagor with respect to assets of an Issuer constituting more than 5% of the aggregate unamortized principal balance of the assets in the related
        Issuer as of the date of initial issuance of the securities) other than an underwriter.

     o  The sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related Issuer must represent not more than the fair market value of those obligations;
        and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related pooling and servicing agreement or trust agreement and reimbursement of that person's reasonable expenses in connection therewith.

     o  The investing ERISA plan or ERISA plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
        Securities and Exchange Commission under the Securities Act of 1933, as amended.

     o  For Issuers other than common law trusts, the documents establishing the
        Issuer and governing the transaction must contain provisions as described in the RFC exemption that are intended to protect the assets of the Issuer from creditors of the depositor.

     If a particular class of securities held by an ERISA plan involves a
"ratings dependent swap" or a "non-ratings dependent swap" (collectively, a
"swap" or "swap agreement") entered into by the Issuer that issued such securities, then each particular swap transaction relating to such securities must be (a) an "eligible swap," (b) with an "eligible counterparty," (c) meet certain additional conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (d) permit the Issuer to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Securities to which one or more swap agreements apply may be acquired or held only by "qualified plan investors."

                                      113

     An "eligible swap" is one which: (a) is denominated in U.S. dollars; (b)
pursuant to which the Issuer pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the Issuer receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii)
the portion of the principal balance of such class represented solely by obligations held by the Issuer ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("not leveraged"); (e) has a final termination date that is either the earlier of the date on which the Issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above without the consent of the trustee.

     An "eligible counterparty" means a bank or other financial institution which has a rating, at the date of issuance of the securities which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility under the RFC exemption, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

     A "qualified plan investor" is a plan for which the decision to buy such class of securities is made by an independent fiduciary qualified to understand the terms and conditions of the swap transaction used by the Issuer and the effect such swap would have on the credit rating of the securities, which fiduciary must be (a) a "qualified professional asset manager" ("QPAM") under
PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) a plan fiduciary with total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

     In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap and the rating of the counterparty), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are ERISA plans must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the RFC exemption will prospectively cease to be applicable to any class of securities held by an ERISA plan which involves such ratings dependent swap.

     "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap or the rating of the counterparty) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer must, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trustee in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance

                                      114

with its terms. With respect to a non-ratings dependent swap, each exemption rating agency must confirm, as of the date of issuance of securities by the
Issuer, that entering into the swap will not affect the rating of the securities.

     The RFC exemption also permits yield supplement agreements to be assets of an Issuer if certain conditions are satisfied.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar yield maintenance arrangement or (if purchased by or on behalf of the Issuer) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Issuer ("EYS Agreement"). If the
EYS Agreement has a notional principal amount, the EYS Agreement may only be held as an asset of the Issuer if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Issuer and an eligible counterparty and (f) it has an allowable notional amount.

     An ERISA plan fiduciary contemplating purchasing a security must make its own determination that the general conditions described above will be satisfied with respect to that security. In the case of notes, additional conditions to the exemptive relief available under the RFC exemption require that customary bankruptcy law opinions be provided to the trustee and that the trust agreement include specified bankruptcy law related protections for the noteholders.
Unless otherwise specified in the prospectus supplement related to an issuance of notes, the depositor expects that those additional conditions will be satisfied where the RFC exemption applies to the purchase of such notes.

     If the general conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections
4975(c)(1)(A) through (D) of the Internal Revenue Code in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of securities by an ERISA plan or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the
acquisition or holding of a security by an excluded ERISA plan or with ERISA plan assets of an excluded ERISA plan by any person who has discretionary authority or renders investment advice with respect to ERISA plan assets of the excluded ERISA plan. For this purpose, an "excluded ERISA plan" is an ERISA plan sponsored by any member of the restricted group, which consists of any underwriter, the depositor, the master servicer, any servicer, any subservicer, the trustee, the swap counterparty in any eligible swap arrangement, any yield maintenance provider and any borrower with respect to assets of an Issuer constituting more than 5% of the aggregate unamortized principal balance of the assets in the related Issuer as of the date of initial issuance of the securities.

     If certain additional conditions of the RFC exemption are satisfied, the
RFC exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section
4975(c)(1)(E) of the Internal Revenue Code in connection with the following:

     o  the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant
        ERISA plan assets in the securities is:

        o a borrower with respect to 5% or less of the fair market value of the assets of an Issuer; or

        o an affiliate of such a person;

        provided that, if the securities are acquired in connection with their initial issuance, the quantitative restrictions described in the RFC exemption are met;

     o  the direct or indirect acquisition or disposition in the secondary market of securities by an ERISA plan or by an entity that holds ERISA plan assets; and

     o  the holding of securities by an ERISA plan or with ERISA plan assets.

                                      115

Additionally, if specific conditions of the RFC exemption are satisfied, the
RFC exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975(c) of the Internal Revenue Code for transactions in connection with the servicing, management and operation of the assets held by the Issuer.
The accompanying prospectus supplement will specify whether the depositor expects that the specific conditions of the RFC exemption required for this purpose should be satisfied with respect to the securities so that the RFC exemption should provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) ERISA and Section
4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets held by the Issuer, provided that the general conditions of the RFC exemption are satisfied.

     The RFC exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding ERISA plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan's ownership of securities.

     The Issuer may include certain residential financing transactions that are structured so as to be permissible under Islamic law utilizing declining balance co-ownership structures ("Sharia Mortgage Loans"). The DOL has not specifically considered the eligibility or treatment of Sharia Mortgage Loans under the RFC exemption, including whether they would be treated in the same manner as other single family residential mortgages. Since the remedies in the event of default and certain other provisions of the Sharia Mortgage Loans held by the Issuer are similar to the remedial and other provisions in the residential mortgage loans contemplated by the DOL at the time the RFC exemption was granted, the depositor believes that the Sharia Mortgage Loans should be treated as other single family residential mortgages under the RFC exemption.

     Unless otherwise specified in the prospectus supplement related to the issuance of notes, the RFC exemption will not apply to the purchase of notes.
For additional information on the application of the prohibited transaction provisions of Sections 406 of ERISA and Section 4975 of the Internal Revenue
Code to the purchase of notes, see "Considerations for ERISA Plans Regarding the Purchase of Notes Where the RFC Exemption Does Not Apply" herein.

     Before purchasing a security, a fiduciary or other investor of ERISA plan assets should itself confirm that the securities constitute "securities" for purposes of the RFC exemption and that the specific and general conditions and the other requirements described in the RFC exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption, the fiduciary or other ERISA plan asset investor should consider its general fiduciary obligations under
ERISA in determining whether to purchase any securities with ERISA plan assets.

     Any fiduciary or other ERISA plan asset investor that proposes to purchase securities on behalf of an ERISA plan or with ERISA plan assets is encouraged to consult with its counsel on the potential applicability of ERISA and the
Internal Revenue Code to that investment and the availability of the RFC exemption or any other DOL prohibited transaction class exemption, or PTCE, in connection therewith. In particular, in connection with a contemplated purchase of securities representing a beneficial ownership interest in a pool of single-family residential first and second mortgage loans or Agency Securities, the fiduciary or other ERISA plan asset investor should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. In addition, the fiduciary or other ERISA plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The accompanying prospectus supplement may contain additional information regarding the application of the RFC exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions for the securities offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan's or other ERISA plan

                                      116

asset investor's investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

REPRESENTATIONS FROM INVESTING ERISA PLANS

     If the criteria specified in the RFC exemption as described above are not satisfied by (a) one or more classes of securities, or (b) an Issuer or the mortgage loans, contracts, mortgage securities and other assets held by an
Issuer, then the accompanying prospectus supplement will specify whether or not transfers of those certificates to (i) an ERISA plan, (ii) a trustee or other person acting on behalf of any ERISA plan, or (iii) any other person using
ERISA plan assets to effect the acquisition, will be registered by the trustee, and whether or not such registration shall be subject to the condition that the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the securities by or on behalf of the ERISA plan or with ERISA plan assets:

      o is permissible under applicable law;

     o  will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

     o  will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing or trust agreement.

     The accompanying prospectus supplement will specify whether or not each beneficial owner of a subordinate security offered by this prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such security (or any interest therein), that either:

     o  it is not an ERISA plan, a trustee or other person acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding;

     o  it has acquired and is holding such subordinate security in reliance on the RFC exemption and it understands that there are certain conditions to the availability of the RFC exemption, including the requirement for an Issuer where none of the assets has an LTV that exceeds 100% (based on fair market value at the date of issuance of the securities) that the subordinate securities must be rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the exemption rating agencies; or

     o  (1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold such security (or any interest therein) is an "insurance company general account" (as defined in PTCE 95-60), and
        (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     If any subordinate security (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinate security, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any subordinate security (or any interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

CONSIDERATIONS FOR ERISA PLANS REGARDING THE PURCHASE OF NOTES WHERE THE RFC
EXEMPTION DOES NOT APPLY

     If the RFC exemption does not apply to the purchase of notes, certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to an ERISA plan that purchased notes if assets of the Issuer were deemed to be assets

                                      117

of the ERISA plan. As discussed above, under the Plan Asset Regulations, the assets of the Issuer would be treated as plan assets of an ERISA plan for the purposes of ERISA and the Internal Revenue Code only if the ERISA plan acquired an "equity interest" in the Issuer and none of the exceptions to plan assets contained in the Plan Asset Regulations were applicable. For information regarding the equity or debt treatment of the notes, see "ERISA Considerations"
in the accompanying prospectus supplement. Purchasers and transferees of notes will be required to make certain representations and warranties as described under "ERISA Considerations" in the accompanying prospectus supplement.

     Without regard to whether the notes are treated as an equity interest for purposes of the Plan Asset Regulation, the acquisition, holding and disposition of notes by or on behalf of a ERISA plan could be considered to give rise to a prohibited transaction if the Issuer or the underwriter, placement agent or other seller, or any of their affiliates is or becomes a party in interest with respect to such ERISA plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase, holding and disposition of notes by an ERISA plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are:
PTCE 96-23, regarding transactions effected by "in-house asset managers"; PTCE
95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

     In addition to the prohibited transaction class exemptions, Section
408(b)(17) of ERISA provides a statutory exemption for certain prohibited transactions between an ERISA plan and a person or an entity that is a party in interest to such ERISA plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the ERISA plan involved in the transaction) solely by reason of providing services to the
ERISA plan, but only if the ERISA plan pays no more, or receives no less, than adequate consideration.

     A fiduciary considering the purchase of notes on behalf of an ERISA plan should consult its legal advisors regarding whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

TAX-EXEMPT INVESTORS; REMIC RESIDUAL SECURITIES

     An ERISA plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of Section 512 of the Internal
Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual
Security held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax
Consequences--Taxation of Owners of REMIC Residual Securities--Excess
Inclusions." In addition, the exemptive relief afforded by the RFC exemption does not apply to the purchase, sale or holding of any class of REMIC Residual
Securities.

CONSULTATION WITH COUNSEL

     There can be no assurance that the RFC exemption or any other DOL exemption will apply with respect to any particular ERISA plan that acquires the securities or, even if all of the specified conditions were satisfied, that the exemption would apply to all transactions involving an Issuer. Prospective
ERISA plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

     Before purchasing a security, a fiduciary of an ERISA plan should itself confirm that all of the specific and general conditions described in the RFC exemption or one or more of the other DOL exemptions would be satisfied. Before purchasing a security in reliance on the RFC exemption, an ERISA plan fiduciary should itself confirm that the security constitutes a "security" for purposes of the RFC exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption or any other
DOL exemption, an ERISA plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a security on behalf of an ERISA plan.

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                            LEGAL INVESTMENT MATTERS

     Each class of securities offered by this prospectus and by the accompanying prospectus supplements will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. As specified in the accompanying prospectus supplement, each class of securities will evidence an interest in trust assets primarily secured by second or more junior liens, and therefore will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended, or SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions are encouraged to consult their legal advisors to determine whether and to what extent the securities constitute legal investments for them.

     The OTS has issued Thrift Bulletin 73a, entitled "Investing in Complex
Securities" or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled
"Management of Interest Rate Risk, Investment Securities, and Derivatives
Activities", or TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.

     One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any
"complex securities," that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security"
includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla"
mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered securities would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns:

     o  that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice

     o  that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

     o  that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

     One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

     o  conduct a pre-purchase portfolio sensitivity analysis for any
        "significant transaction" involving securities or financial derivatives,
        and

     o  conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

     The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift

                                      119

institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

     All depository institutions considering an investment in the securities should review the Federal Financial Institutions Examination Council's
Supervisory Policy Statement on the Selection of Securities Dealers and
Unsuitable Investment Practices, to the extent adopted by their respective regulators, setting forth, in relevant part, a number of investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in various types of mortgage related securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received by the depositor from the sale of securities will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the trust assets underlying the securities or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of loans purchased by the depositor, prevailing note rates, availability of funds and general market conditions.

                            METHODS OF DISTRIBUTION

     The securities offered by this prospectus and by the accompanying prospectus supplements will be offered in series through one or more of the methods described in the following paragraph. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

     The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of the following methods:

     o  by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     o  by placements by the depositor with institutional investors through dealers; and

     o  by direct placements by the depositor with institutional investors.

     In addition, if specified in the accompanying prospectus supplement, a series of securities may be offered in whole or in part to the seller of the related trust assets and other assets, if applicable, that would comprise the pool securing the securities.

     If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be

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resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement. The managing underwriter or underwriters for the offer and sale of a particular series of securities will be described on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

     In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities are underwriters as defined under the Securities Act in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them would be underwriting discounts and commissions under the
Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against a number of civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made for these liabilities.

     The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

     The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of securities. Holders of securities are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

     Securities offered hereby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

                                 LEGAL MATTERS

     Specific legal matters, including a number of federal income tax matters, will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, New
York, New York, or Orrick, Herrington & Sutcliffe LLP, New York, New York, as
specified in the prospectus supplement.

                             ADDITIONAL INFORMATION

     The depositor has filed the registration statement, file number
333-131196, with the Securities and Exchange Commission, or Commission. The
depositor and each issuing entity are also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange
Act, and, accordingly, each issuing entity will file reports thereunder with the Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor and each issuing entity pursuant to the Exchange Act can be read and copied at the Commission's Public
Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the
Commission at 1-800-SEC-0330. In addition, the Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at
http://www.sec.gov. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is

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an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Commission allows the depositor to "incorporate by reference" the information filed with the Commission by the depositor, under Section 13(a),
13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the Commission that relates to the trust fund for the securities will automatically update and supersede this information.

     The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the series of securities, upon written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Residential Funding Mortgage Securities II, Inc., 8400
Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, or by
telephone at (952) 857-7000.

     The depositor may provide static pool information, in response to Item
1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide information through such means, the accompanying prospectus supplement accompanying this prospectus will disclose the specific internet address where such information is posted.

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                                    GLOSSARY

     1998 POLICY STATEMENT -- The revised supervisory statement listing the guidelines for investments in "high risk private securities", and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the
FDIC, the National Credit Union Administration and the OTS with an effective date of May 26, 1998.

     ADMINISTRATOR -- In addition to or in lieu of the master servicer for a series of securities, the related prospectus supplement may identify an administrator for the trust. The administrator may be an affiliate of the depositor or the master servicer.

     ADVANCE -- As to any closed-end loan and any distribution date, an amount equal to the scheduled payment of interest and, if specified in the accompanying prospectus supplement, principal, other than any Balloon Amount in the case of a Balloon Loan, on the related mortgage loan due during the related
Due Period which was not received as of the close of business on the business day preceding the related determination date.

     AGENCY SECURITY -- Any security issued by Freddie Mac, Fannie Mae or
Ginnie Mae. Such Agency Securities may represent whole or partial interests in pools of (1) loans or (2) Agency Securities. The accompanying prospectus supplement will specify whether the Ginnie Mae securities will be backed by the full faith and credit of the United States. None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States. Agency Securities may be backed by fixed or adjustable rate mortgage loans or other types of loans specified in the accompanying prospectus supplement.

     BALLOON AMOUNT -- The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

     BALLOON LOANS -- Fixed rate loans having original or modified terms to maturity of 5, 7 or 15 years in most cases as described in the accompanying prospectus supplement, with equal monthly payments of principal and interest based on a 30 year amortization schedule. The amount of the monthly payment will remain constant until the maturity date, when the Balloon Amount will be due and payable.

     BANKRUPTCY AMOUNT -- The amount of Bankruptcy Losses that may be borne solely by the credit enhancement of the related series.

     BANKRUPTCY LOSSES -- A Realized Loss attributable to actions which may be taken by a bankruptcy court in connection with a loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a loan or an extension of its maturity.

     CALL CLASS -- A class of securities under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the securities of the series.

     CALL PRICE -- In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related securities as of the day of that purchase plus accrued interest at the applicable pass-through rate.

     CALL SECURITY -- Any security evidencing an interest in a Call Class.

     COOPERATIVE -- As to a Cooperative Loan, the corporation that owns the related apartment building.

     COOPERATIVE LOANS -- Cooperative apartment loans evidenced by Cooperative
Securities secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

     COOPERATIVE NOTES -- A promissory note relating to a Cooperative Loan.

     CREDIT SCORES -- A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

     CUSTODIAL ACCOUNT -- The custodial account or accounts created and maintained by the master servicer in the name of a depository institution, as custodian for the holders of the securities, for the

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holders of other interests in loans serviced or sold by the master servicer and for the master servicer, into which the amounts shall be deposited directly.
That account or accounts shall be an Eligible Account.

     DEBT SERVICE REDUCTION -- Modifications of the terms of a loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related loan, but not any permanent forgiveness of principal.

     DEFAULTED MORTGAGE LOSSES -- A Realized Loss attributable to the borrower's failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard Losses, Extraordinary
Losses or other losses resulting from damage to a mortgaged property,
Bankruptcy Losses or Fraud Losses.

     DEFICIENT VALUATION -- In connection with the personal bankruptcy of a borrower, the difference between the then outstanding principal balance of the first and junior loans secured by the mortgaged property and a lower value as established by the bankruptcy court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

     DESIGNATED SELLER TRANSACTION -- A transaction in which the loans are provided directly to the depositor by an unaffiliated seller described in the accompanying prospectus supplement.

     DIRECT PUERTO RICO MORTGAGE -- As to any Puerto Rico loan, a mortgage to secure a specific obligation for the benefit of a specified person.

     DISTRIBUTION AMOUNT -- As to a class of securities for any distribution date, the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable security rate on the principal balance or notional amount of that class specified in the accompanying prospectus supplement, less certain interest shortfalls if specified in the accompanying prospectus supplement, which will include:

     o  any deferred interest added to the principal balance of the loans and/or the outstanding balance of one or more classes of securities on the related due date;

     o  any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to securityholders which are not covered by advances or the applicable credit enhancement;
        and

     o  prepayment interest shortfalls in collections of interest on closed-end loans resulting from Principal Prepayments made by the borrower during the month preceding the month in which the distribution date occurs and are not covered by Advances, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

     DRAW -- Money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on a revolving credit loan under the related credit line agreement at any time during the Draw Period.

     DRAW PERIOD -- The period specified in the related credit line agreement when a borrower on a revolving credit loan may make a Draw.

     ELIGIBLE ACCOUNT -- An account acceptable to the applicable rating agency.

     ENDORSABLE PUERTO RICO MORTGAGE -- As to any Puerto Rico loan, a mortgage to secure an instrument transferable by endorsement.

     ENVIRONMENTAL LIEN -- A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

     EXCLUDED BALANCE -- That portion of the principal balance of any revolving credit loan not included in the Trust Balance at any time, which may include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date.

     EXTRAORDINARY LOSSES -- Realized Losses resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, various governmental actions, nuclear reaction and other similar risks.

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     FRAUD LOSS AMOUNT -- The amount of Fraud Losses that may be borne solely by the credit enhancement of the related series.

     FRAUD LOSSES -- A Realized Loss incurred on defaulted loans as to which there was fraud in the origination of the loans.

     GROSS MARGIN -- For a revolving credit loan, a fixed or variable percentage described in the related mortgage note, which when added to the related index, provides the loan rate for the revolving credit loan.

     INSURANCE PROCEEDS -- Proceeds of any special hazard insurance policy, bankruptcy policy, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any loan in the pool together with any payments under any letter of credit.

     ISSUE PREMIUM -- As to a class of REMIC Regular Securities, the issue price in excess of the stated redemption price of that class.

     LIQUIDATED LOAN -- A defaulted loan or contract for which the related mortgaged property has been sold by the related trust and all recoverable
Liquidation Proceeds and Insurance Proceeds have been received.

     LIQUIDATION PROCEEDS -- Amounts collected by the subservicer in connection with the liquidation of a loan, by foreclosure or otherwise.

     NET LOAN RATE -- As to a loan, the mortgage rate net of servicing fees, other administrative fees and any uncertificated interest in the trust assets.

     NONRECOVERABLE ADVANCE -- Any Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation
Proceeds, Insurance Proceeds or otherwise.

     NON-REMIC NOTE -- A note that is not a REMIC Security.

     OID -- Original issue discount, as determined in accordance with the
Internal Revenue Code.

     PARTIES IN INTEREST -- As to an ERISA plan, persons who have specified relationships to the ERISA plan, either "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Internal Revenue Code.

     PAYMENT ACCOUNT -- An account established and maintained by the master servicer in the name of the related trustee for the benefit of the holders of each series of securities, for the disbursement of payments on the loans evidenced by each series of securities.

     PERMITTED INVESTMENTS -- United States government securities and other investments that at the time of acquisition are rated in one of the categories specified in the related agreement.

     PRINCIPAL PREPAYMENTS -- Any principal payments received for a loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

     QUALIFIED INSURER -- As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

     REALIZED LOSS -- As to any defaulted loan that is finally liquidated, the amount of loss realized, if any, as described in the related pooling and servicing agreement, will equal the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related
Advances and expenses, towards interest and principal owing on the loan. As to a loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a
Realized Loss. As to any loan that has been the subject of a Debt Service
Reduction, the amount of the reduction will be treated as a Realized Loss as incurred.

     REMIC -- A real estate mortgage investment conduit as described in section
860D of the Internal Revenue Code.

                                      125

     REMIC PROVISIONS -- Sections 860A through 850G of the Internal Revenue
Code.

     REMIC REGULAR SECURITY -- A certificate or note representing ownership of one or more regular interests in a REMIC.

     REMIC RESIDUAL SECURITY -- A security representing an ownership interest in a residual interest in a REMIC within the meaning of section 860D of the
Internal Revenue Code.

     REMIC SECURITY -- A REMIC Regular Security or a REMIC Residual Security.

     REO CONTRACT -- A manufactured housing contract or home improvement contract where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

     REO LOAN -- A loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

     SERVICING ADVANCES -- Amounts advanced on any loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services, if the master servicer and any affiliate of the master servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of loans.

     SPECIAL HAZARD AMOUNT -- The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

     SPECIAL HAZARD LOSSES -- A Realized Loss incurred, to the extent that the loss was attributable to:

     o  direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and

     o  any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special
Hazard Losses does not include losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials except under some circumstances, nuclear reaction, chemical contamination or waste by the borrower.

     SPECIAL SERVICER -- A special servicer named pursuant to the servicing agreement for a series of securities, which will be responsible for the servicing of delinquent loans.

     STATED PRINCIPAL BALANCE -- As to any loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any Realized Loss has been allocated to any securities on or before that date.

     SUBORDINATE AMOUNT -- A specified portion of subordinated distributions with respect to the loans, allocated to the holders of the subordinate securities as set forth in the accompanying prospectus supplement.

     SUBSEQUENT RECOVERIES -- Subsequent recoveries, net of reimbursable expenses, with respect to trust assets that have been previously liquidated and that resulted in a Realized Loss.

     SUBSERVICING ACCOUNT -- An account established and maintained by a subservicer which meets the requirements described in the Guide and is otherwise acceptable to the master servicer.

     TAX-EXEMPT INVESTOR -- Tax-qualified retirement plans described in Section
401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

     TAX-FAVORED PLANS -- A plan described in Section 4975 of the Internal
Revenue Code.

     TIERED REMICS -- Two or more REMICs created pursuant to Treasury
Regulation Section 1.860F-2(a)(2).

                                      126

     TRUST BALANCE -- As described in the accompanying prospectus supplement, a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance and minus the portion of the principal balance that has been transferred to another trust fund prior to the cut-off date, and will not include any portion of the principal balance attributable to
Draws made after the cut-off date.

                                      127

                RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

                                  $247,469,000

                            HOME LOAN-BACKED NOTES,

                                SERIES 2006-HI5

                             PROSPECTUS SUPPLEMENT

GMAC RFC SECURITIES                                   DEUTSCHE BANK SECURITIES

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE NOTES OFFERED IN THIS PROSPECTUS SUPPLEMENT IN ANY
STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriter of the notes offered hereby and with respect to its unsold allotment or subscription. In addition, for ninety days following the date of this prospectus supplement, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus, and such delivery requirement generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.